As filed with the Securities and Exchange Commission on January 23, 2004
Registration No. 333-109640

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2

to
Form S-11
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

G REIT, Inc.

(Exact name of registrant as specified in governing instruments)

1551 N. Tustin Avenue

Suite 200
Santa Ana, California 92705
(Address of principal executive offices)

Anthony W. Thompson

1551 N. Tustin Avenue
Suite 200
Santa Ana, California 92705
(877) 888-7348
(Name and address of agent for service)

With a Copy to:

Louis J. Rogers, Esquire

Hirschler Fleischer
The Federal Reserve Bank Building
701 E. Byrd Street, 15th Floor
Richmond, Virginia 23219
(804) 771-9567

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.     ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.     ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount being	Offering Price Per	Aggregate Offering	Amount of
Title of Securities being Registered	Registered(1)	Share(2)	Price(2)	Registration Fee(3)

Common Stock, par value $.01 per share	27,000,000 shares	$10.00	$270,000,000	$21,843.00

Common Stock, par value $.01 per share	1,500,000 shares	$ 9.50	$ 14,250,000	$ 1,152.83

(1)	Includes 27,000,000 shares offered to the public and 1,500,000 shares offered to shareholders pursuant to our dividend reinvestment plan, all of which are being offered pursuant to the prospectus contained in this registration statement.

(2)	Estimated solely for the purpose of determining the registration fee.

(3)	Previously paid in connection with the Registrant’s initial filing on October 10, 2003.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Subject to Completion, Dated January 23, 2004.

Common Stock

Up to

28,500,000 Shares

      G REIT, Inc. is a real estate investment trust or REIT. We are offering and selling to the public up to 27,000,000 shares for $10.00 per share and up to 1,500,000 shares to be issued pursuant to our dividend reinvestment plan under which our shareholders may elect to have dividends reinvested in additional shares at $9.50 per share.

      This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 15 for a discussion of material risk factors relevant to an investment in our common stock, including but not limited to the following:

•	there is no market for our common stock and you may not be able to resell your common stock at the offering price or at all;

•	we are totally reliant on our advisor, which is an affiliate of several of our officers and directors, to select our properties and to manage our business and assets;

•	we pay substantial fees to our advisor and its affiliates;

•	our officers and directors are subject to substantial conflicts of interest; and

•	we may incur substantial debt, which could hinder our ability to pay dividends to our shareholders.

This Offering	Per Share	Total Maximum

Public Price	$10.00	$270,000,000
Selling Commissions	$.70	$18,900,000
Marketing and Due Diligence Expenses(1)	$.30	$8,100,000
Proceeds to G REIT, Inc.	$9.00	$243,000,000

(1)	2.5% marketing allowance and .5% due diligence expense allowance.

      After payment of offering and acquisition expenses, we estimate that 87.5% of the offering proceeds will be available for investments.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

      The use of forecasts in this offering is prohibited. Any representation to the contrary and any prediction, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from your investment in our shares is prohibited.

      The securities dealers in this offering are required only to use their best efforts to sell the maximum number of securities offered, 27,000,000 shares. A securities dealer may not complete a sale of our shares to you until at least five business days after the date you receive a copy of the final prospectus. That securities dealer must also send you a confirmation of your purchase. NNN Capital Corp., the dealer manager, is an affiliate of our company and Triple Net Properties, LLC, our advisor. The dealer manager is owned by Anthony W. Thompson who is President and CEO of our company and our advisor.

•	We will sell shares until the earlier of January 23, 2006, or the date on which the maximum offering has been sold.

•	We have established an escrow account in which we will place all subscriber funds received pending their use for the specific purposes described in our registration statement. All monies in the escrow account shall be held in trust for the benefit of the subscribers, and shall not be commingled with the funds of, or become an asset of, our company until such time as they are released from the escrow account for the purposes stated in the prospectus. Funds in the escrow account shall not be subject to attachment, levy or other encumbrance in any legal action by a third party against our company. In the event any funds are not released from the escrow account in consummation of the transactions and purposes stated in the prospectus, such monies shall be returned to subscribers pro rata. The escrow account will be maintained at PriVest Bank in South Coast Metro, California. Funds in the escrow will be invested in money market accounts prior to their use.

The date of this Prospectus is January 23, 2004

INSIDE FRONT COVER

G REIT, Inc. Logo
[Picture of One World Trade Center, Long Beach, California]
United States Customs Service
Federal Bureau of Investigation
Properties pictured are representative of those in G REIT’s portfolio. Tenants named represent government tenants at each property.

INSIDE BACK COVER

[Picture of Centerpoint Corporate Park, Kent Washington]
General Services Administration
State of Washington Dept. of Revenue
[Picture of Two Corporate Plaza, Houston, Texas]
Federal Aviation Administration
Lockheed Martin (Government Contractor)
[Picture of Gemini Plaza, Houston, Texas]
United Space Alliance (Government Contractor]
[Picture of North Pointe Corporate Center, Sacramento, California]
Internal Revenue Service

OUTSIDE BACK COVER

G REIT, Inc. Logo
High-Quality Properties— Government-Anchored Tenants— Diverse Geographic Portfolio
[Picture of Congress Center, Chicago, Illinois]
United States Secret Service
Bureau of Alcohol, Tobacco, Firearms and Explosives

QUESTIONS AND ANSWERS ABOUT THIS OFFERING
PROSPECTUS SUMMARY
About Our Company
About Our Business
Our Advisor and the Dealer Manager
Summary Risk Factors
Prior Offering
This Offering
Use of Proceeds
Distributions
Recent Developments
Selected Financial Data
Compensation to Our Advisor and the Dealer Manager
RISK FACTORS
Selection of Properties
Limited Experience in Managing a Public REIT
No Market for Our Common Stock
Restrictions on Share Repurchase Plan
Federal Income Tax Requirements
Total Reliance on Our Advisor
Advisor’s Broad Discretion in Allocating Proceeds
Limited Operating History
Distributions in Excess of Earnings
Conflicts of Interest
Acquisition Risks
Joint Venture Arrangements
Insufficient Reserves
Borrowings May Increase Our Business Risks
Our Ability to Change Policies Without a Shareholder Vote; Limitation on Debt
Possible Adverse Consequences of Limits on Ownership and Transfer of Our Shares
Potential Anti-Takeover Effects
Dilution
Dilution and the Operating Partnership
Negative Characteristics of Certain Governmental Leases
Seller Financing by Our Company May Delay Liquidation or Reinvestment
Negative Characteristics of Real Estate Investments
Effects of ERISA Regulations
INVESTOR SUITABILITY STANDARDS
Ensuring Our Suitability Standards Are Adhered To
Escrow Account
ESTIMATED USE OF PROCEEDS OF THIS OFFERING
OUR COMPANY
Overview
INVESTMENT OBJECTIVES AND POLICIES
General
Investing in Government Oriented Property
Types of Investments
Our Acquisition Standards
Property Acquisition
Joint Ventures
Description of Our Leases
Our Operating Partnership
Our Policies With Respect to Borrowing
Sale or Disposition of Properties
Our Long Term Investment Objective
Changes in Our Investment Objectives
Investment Limitations
Making Loans and Investments in Mortgages
Investment in Securities
Appraisals
Other Policies
Dividend Policy
DESCRIPTION OF REAL ESTATE INVESTMENTS
Physical Occupancy Table
Average Effective Annual Rent Per Square Foot
Lease Expiration Table
Concentration of Tenants
Geographic Diversification Table
Indebtedness
Description of Real Estate Investments
SUBSEQUENT EVENTS
POTENTIAL PROPERTY ACQUISITIONS
MANAGEMENT OF OUR COMPANY
General
The Directors and Executive Officers
Committees of Our Board of Directors
Director Compensation
Independent Director Stock Option Plan
Officer and Employee Stock Option Plan
Characteristics of Both Stock Option Plans
EXECUTIVE COMPENSATION
Compensation of Executive Officers
Option/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table
Compensation Committee Interlocks and Insider Participation
Board Compensation Committee Report on Executive Compensation
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OUR ADVISOR
Management
The Advisory Agreement
COMPENSATION TABLE
Offering Stage
Acquisition Stage
Operating Stage
Liquidation Stage
Subordinated Payments
Additional Payments for Additional Services
Limitations on Reimbursements
Limitation on Acquisition-Related Compensation
Limitation on Operating Expenses
Additional Important Information on Compensation to Our Affiliates
PRIOR PERFORMANCE SUMMARY
Public Programs
G REIT, Inc.
T REIT, Inc.
Private Programs
Western Real Estate Investment Trust, Inc.
Other Private Placements
CONFLICTS OF INTEREST
Competition for the Time and Service of Our Advisor and Affiliates
Process for Resolution of Conflicting Opportunities
Acquisitions From Our Advisor and Its Affiliates
We May Purchase Properties From Persons With Whom Affiliates of Our Advisor Have Prior Business Relationships
Our Advisor May Have Conflicting Fiduciary Obligations in the Event Our Company Acquires Properties with Our Advisor or Affiliates
Property Management Services will be Rendered by Our Advisor
Receipt of Commissions, Fees and Other Compensation by Our Advisor
Non-Arm’s-Length Agreements; Conflicts; Competition
Legal Counsel for Our Company and Our Advisor is the Same Law Firm
NNN Capital Corp. is Participating as Dealer Manager in the Sale of Our Shares
SUMMARY OF AMENDED AND RESTATED DIVIDEND REINVESTMENT PLAN
General
Investment of Dividends
Participant Accounts, Fee, and Allocation of Shares
Administration
Reports to Participants
Election to Participate or Terminate Participation
Federal Income Tax Considerations
Amendments and Termination
SUMMARY OF AMENDED AND RESTATED REPURCHASE PLAN
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Forward-Looking Statements
Overview and Background
Public Offering of Equity Securities/Use of Proceeds
Critical Accounting Policies
Description of Real Estate Investments
Results of Operations
Years Ended December 31, 2002 and December 31, 2001
Liquidity and Capital Resources -- September 30, 2003
Subsequent Events
Commitments and Contingencies
Funds From Operations
Liquidity and Capital Resources -- December 31, 2002
Capital Resources
Contractual Obligations and Commercial Commitments as of December 31, 2002
Inflation
Impact of Recently Issued Accounting Pronouncements
MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS
Market Information
Shareholders
Dividends
Equity Compensation Plan Information
PRINCIPAL SHAREHOLDERS
DESCRIPTION OF CAPITAL STOCK
General
Common Stock
Shareholder Voting
Preferred Stock
Issuance of Additional Securities and Debt Instruments
Restrictions on Ownership and Transfer
IMPORTANT PROVISIONS OF VIRGINIA CORPORATE LAW AND OUR ARTICLES OF INCORPORATION AND BYLAWS
Our Articles of Incorporation and Bylaws
Shareholders’ Meetings
Our Board of Directors
Fiduciary Duties
Limitation of Liability and Indemnification
Defenses Available
Inspection of Books and Records
Restrictions on Roll-Up Transactions
Anti-Takeover Provisions of the Virginia Stock Corporation Act
Dissolution or Termination of Our Company
Transactions with Affiliates
SHARES AVAILABLE FOR FUTURE SALE
AGREEMENT OF LIMITED PARTNERSHIP
Management
Transferability of Interests
Capital Contribution
Redemption Rights
Incentive Units
Operations
Distributions
Allocations
Term
Tax Matters
FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT
Taxation of Our Company
Requirements for Qualification
Income Tests
Rents and Interest
Failure to Satisfy Income Tests
Prohibited Transaction Rules
Asset Tests
Distribution Requirements
Record Keeping Requirements
Failure to Qualify
Taxation of Taxable U.S. Shareholders
Taxation of U.S. Shareholders on the Disposition of the Common Stock
Capital Gains and Losses
Information Reporting Requirements and Backup Withholding
Taxation of Tax-Exempt Shareholders
Taxation of Non-U.S. Shareholders
Other Tax Consequences
ERISA CONSIDERATIONS
PLAN OF DISTRIBUTION
Shares Issued Publicly to Residents of Our Sales States
Shares Issued Under Dividend Reinvestment Plan
SALES LITERATURE
EXPERTS
REPORTS TO SHAREHOLDERS
LEGAL MATTERS
LEGAL PROCEEDINGS
ADDITIONAL INFORMATION
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED FINANCIAL STATEMENTS — SEPTEMBER 30, 2003
CONSOLIDATED BALANCE SHEETS
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY For the Nine Months Ended September 30, 2003
CONSOLIDATED STATEMENTS OF CASH FLOWS
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS SEPTEMBER 30, 2003
AUDITED FINANCIAL STATEMENTS —YEAR ENDED DECEMBER 31, 2002
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
CONSOLIDATED BALANCE SHEETS December 31, 2002 and 2001
CONSOLIDATED STATEMENTS OF OPERATIONS For The Year Ended December 31, 2002 and the Period From December 18, 2001 (inception) Through December 31, 2001
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY For the Year Ended December 31, 2002 and the Period From December 18, 2001 (inception) Through December 31, 2001
CONSOLIDATED STATEMENTS OF CASH FLOWS For the Year Ended December 31, 2002 and the Period From December 18, 2001 (inception) Through December 31, 2001
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2002 and 2001
SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
FINANCIAL STATEMENTS OF AUDITED PROPERTIES
5508 HIGHWAY 290 WEST OFFICE BUILDING (acquisition completed September 13, 2002)
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
HISTORICAL STATEMENT OF REVENUES AND CERTAIN EXPENSES
NOTES TO HISTORICAL STATEMENT OF REVENUES AND CERTAIN EXPENSES For the Year Ended December 31, 2001
TWO CORPORATE PLAZA (acquisition completed November 27, 2002)
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
HISTORICAL STATEMENT OF REVENUES AND CERTAIN EXPENSES For the Year Ended December 31, 2001
NOTES TO HISTORICAL STATEMENT OF REVENUES AND CERTAIN EXPENSES For the Year Ended December 31, 2001
CONGRESS CENTER (acquisition completed January 9, 2003)
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
HISTORICAL STATEMENT OF REVENUES AND CERTAIN EXPENSES For the Year Ended December 31, 2002
NOTES TO HISTORICAL STATEMENT OF REVENUES AND CERTAIN EXPENSES For the Year Ended December 31, 2002
ATRIUM BUILDING (acquisition completed January 31, 2003)
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
HISTORICAL STATEMENT OF REVENUES AND CERTAIN EXPENSES For the Year Ended December 31, 2002
NOTES TO HISTORICAL STATEMENT OF REVENUES AND CERTAIN EXPENSES For the Year Ended December 31, 2002
DEPARTMENT OF CHILDREN AND FAMILIES CAMPUS (acquisition completed April 25, 2003)
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
HISTORICAL STATEMENT OF REVENUES AND CERTAIN EXPENSES For the Year Ended December 31, 2002
NOTES TO HISTORICAL STATEMENT OF REVENUES AND CERTAIN EXPENSES For the Year Ended December 31, 2002
GEMINI PLAZA (acquisition completed May 2, 2003)
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
HISTORICAL STATEMENT OF REVENUES AND CERTAIN EXPENSES For the Year Ended December 31, 2002
NOTES TO HISTORICAL STATEMENT OF REVENUES AND CERTAIN EXPENSES For the Year Ended December 31, 2002
BAY VIEW PLAZA (acquisition completed July 31, 2003)
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
HISTORICAL STATEMENT OF REVENUES AND CERTAIN EXPENSES For the Year Ended December 31, 2002
NOTES TO HISTORICAL STATEMENT OF REVENUES AND CERTAIN EXPENSES For the Year Ended December 31, 2002
NORTH POINTE CORPORATE CENTER (acquisition completed August 11, 2003)
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
HISTORICAL STATEMENT OF REVENUES AND CERTAIN EXPENSES For the Year Ended December 31, 2002
NOTES TO HISTORICAL STATEMENT OF REVENUES AND CERTAIN EXPENSES For the Year Ended December 31, 2002
824 MARKET STREET (acquisition completed October 10, 2003)
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
HISTORICAL STATEMENT OF REVENUES AND CERTAIN EXPENSES For the Year Ended December 31, 2002
NOTES TO HISTORICAL STATEMENT OF REVENUES AND CERTAIN EXPENSES For The Year Ended December 31, 2002
SUTTER SQUARE GALLERIA (acquisition completed October 28, 2003)
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
HISTORICAL STATEMENT OF REVENUES AND CERTAIN EXPENSES For the Year Ended December 31, 2002
NOTES TO HISTORICAL STATEMENT OF REVENUES AND CERTAIN EXPENSES For The Year Ended December 31, 2002
ONE WORLD TRADE CENTER (acquisition completed December 5, 2003)
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
HISTORICAL STATEMENT OF REVENUES AND CERTAIN EXPENSES For the Year Ended December 31, 2002
NOTES TO HISTORICAL STATEMENT OF REVENUES AND CERTAIN EXPENSES For The Year Ended December 31, 2002
CENTERPOINT CORPORATE PARK (acquisition completed December 30, 2003)
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
HISTORICAL STATEMENT OF REVENUES AND CERTAIN EXPENSES For the Year Ended December 31, 2002
NOTES TO HISTORICAL STATEMENT OF REVENUES AND CERTAIN EXPENSES For the Year Ended December 31, 2002
AMBEROAKS CORPORATE CENTER (acquisition to be completed approximately January 20, 2004)
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
HISTORICAL STATEMENT OF REVENUES AND CERTAIN EXPENSES For the Year Ended December 31, 2002
NOTES TO HISTORICAL STATEMENT OF REVENUES AND CERTAIN EXPENSES For the Year Ended December 31, 2002
EXHIBIT A
EXHIBIT B
EXHIBIT C
EXHIBIT D
SIGNATURE PAGE
EXHIBIT 1.1
EXHIBIT 1.2
EXHIBIT 5.1
EXHIBIT 8.1
EXHIBIT 23.2

      Dealer Prospectus Delivery Requirements

      All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

v

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

      Below are some of the more frequently asked questions and answers related to REIT offerings of this type. Please see the Prospectus Summary and the remainder of this prospectus for more comprehensive information about our offering.

Q:	What is a REIT?

A:	A REIT is a real estate investment trust. In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate properties;

•	allows individual investors to invest in a diversified real estate portfolio managed by a professional management team;

•	is required to pay dividends to investors of at least 90% of its taxable income each year; and

•	avoids the federal “double taxation” treatment of income that results from investments in a corporation because a REIT is not generally subject to federal corporate incomes taxes on its taxable income, if it complies with certain income tax requirements.

Q:	What is G REIT, Inc.?

A:	G REIT, Inc. is a real estate investment trust that was formed in December 2001 as a Virginia corporation to acquire and operate high quality commercial real estate properties, primarily consisting of multi-tenant office, service and industrial buildings anchored by government-oriented tenants comprised of federal, state and local government tenants, government contractors and/or government service providers.

Q:	Who will choose and manage your real estate investments?

A:	Triple Net Properties, LLC, our advisor, makes recommendations on all property acquisitions to our board of directors. Our board of directors, including a majority of our independent directors, must approve all of our property acquisitions. In addition, an affiliate of our advisor will manage and operate properties that we acquire on our behalf.

Q:	Who is Triple Net Properties?

A:	Triple Net Properties, LLC, a Virginia limited liability company formed in 1998, manages a growing portfolio of over 13 million square feet of commercial properties with a market value of more than $1.3 billion. Triple Net Properties currently manages one other public REIT program, one private REIT program, and as of December 31, 2003, has sponsored and advised more than 70 other private real estate programs.

Q:	What criteria will your advisor use to select potential properties for acquisition?

A:	Our advisor will generally seek to acquire high quality office, industrial and service properties that have a government orientation. Our advisor’s acquisition team will try to acquire properties in those states we have designated as our focus states: California, Colorado, the District of Columbia, Florida, Illinois, Maryland, Nevada, Oklahoma, Texas, Virginia and Washington. Our advisor will generally look for properties that are at least 80% leased on the acquisition date.

Q:	How many real estate properties do you currently own?

A:	As of December 31, 2003, we own interests in 13 office properties with an aggregate gross leaseable area of approximately 2.8 million square feet.

Q:	Where are your properties located?

A:	We have 4 properties in California, 3 properties in Texas, and 1 property each in Delaware, Florida, Illinois, Nebraska, Nevada and Washington.

Q:	Who are some of your major tenants at these properties?

A: •	General Services Administration (Secret Service/Bureau of ATF): 10.4%

•	General Services Administration (Internal Revenue Service): 5.6%

Q:	Why do you intend to focus your acquisitions on government-oriented properties?

A:	Our strategy is to focus on properties with government tenants because:

•	government services are essential to the country;

•	government-oriented tenants provide for stable income; and

•	the federal government leases over 300 million square feet of property in the United States.

Q:	What percentage of your properties are occupied by government tenants.

A:	As of December 31, 2003, approximately 35% of our aggregate leaseable space is leased to government-oriented tenants.

Q:	What steps will you take to make sure you purchase environmentally compliant properties?

A:	We obtain a Phase I environmental assessment of each property prior to purchase. In addition, we obtain a contractual representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials.

Q:	What will be the terms of your leases?

A:	We will seek to enter into leases with creditworthy tenants prior to or at the time of the acquisition of a property. These leases may be either “net” or “gross” leases. We expect that most of our non-governmental leases will be net leases with terms of 10 to 15 years, but generally not less than 5 years. Net leases typically require that tenants pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, insurance and building repairs related to the property, in addition to the lease payments. We anticipate that our governmental leases are likely to be gross leases and may have a shorter term generally ranging from 5 to 10 years. Gross leases typically require that the landlord pay all or a majority of the operating expenses, including real estate taxes, special assessments, and sales and use taxes, utilities, insurance and building repairs related to the property.

Q:	How will you own your real estate properties?

A:	We expect to own all of our real estate properties through our operating partnership, G REIT, L.P., or subsidiaries of our operating partnership in what is known as an UPREIT structure. We organized G REIT, L.P. to own, operate and manage real estate properties on our behalf. G REIT, Inc. is the sole general partner of G REIT, L.P.

Q:	What is an UPREIT?

A:	UPREIT stands for Umbrella Partnership Real Estate Investment Trust. An UPREIT is a REIT that holds all or substantially all of its properties through a partnership in which the REIT holds an interest. Using an UPREIT structure may give us an advantage in acquiring properties from persons who may not otherwise sell their properties because of unfavorable tax results. Generally, a sale of property directly to a REIT is a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to an UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later exchanges his UPREIT units on a one-for-one basis for REIT shares.

Q:	If I buy shares of G REIT common stock, will I receive dividends and how often?

A:	To maintain our qualification as a REIT, we are required to make aggregate annual distributions to our shareholders of at least 90% of our taxable income. We currently declare and make dividend payments to our shareholders on a monthly basis and intend to continue to make monthly dividend payments.

Q:	What is your current dividend rate?

A:	We currently pay dividends at an annual rate of $0.750 per share (7.50% based on a $10.00 purchase price).

Q:	Has your dividend rate increased?

A:	Yes. On September 1, 2002, we began paying monthly dividends to shareholders at an annual rate of $0.700 per share (7.00% based on a $10.00 purchase price). Effective with the January 1, 2003 dividend payment, the annual rate was increased to $0.725 per share (7.25% based on a $10.00 purchase price) and effective with the June 1, 2003 dividend payment, the annual rate was increased to $0.750 per share (7.50% based on a $10.00 purchase price).

Q:	How do you calculate the payment of dividends to shareholders?

A:	We calculate our monthly dividends on a daily basis to shareholders of record so your dividend benefits will begin to accrue immediately upon becoming a shareholder.

Q:	Can I reinvest my dividends in shares of G REIT?

A:	Yes, you may elect to participate in our dividend reinvestment plan by checking the appropriate box on the Subscription Agreement, included as Exhibit B, or by filling out an enrollment form we will provide to you at your request. The purchase price for shares purchased under our dividend reinvestment plan is $9.50.

Q:	Will the dividends I receive be taxable as ordinary income?

A:	Generally, dividends that you receive, including dividends reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent that they are from current or accumulated earnings and profits. We expect that some portion of your dividends may not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution which is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or G REIT is liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor as well as review the section of the prospectus entitled “Federal Income Tax Considerations.”

Q:	What will you do with the money raised in this offering?

A:	We intend to use substantially all of the proceeds from this offering to acquire and operate commercial real estate primarily consisting of high quality income-generating multi-tenant office, industrial and service properties with a government orientation and to repay debt that we may assume when acquiring such properties. We intend to invest a minimum of 87.5% of the gross offering proceeds to acquire such properties. The remainder of the gross offering proceeds will be used to pay fees and expenses of this offering and acquisition-related expenses.

Q:	How will the payment of fees and expenses affect my invested capital?

A:	The payment of fees and expenses will not reduce your invested capital. Your initial invested capital amount will remain $10.00 per share and your dividend yield will be based on your $10.00 per share investment.

Q:	What kind of offering is this?

A:	We are offering the public up to 27,000,000 shares of our common stock on a “best efforts” basis.

Q:	How does a “best efforts” offering work?

A:	When common stock is offered to the public on a “best efforts” basis, the securities dealers participating in the offering are only required to use their best efforts to sell the common stock and have no firm commitment or obligation to purchase any common stock. Therefore, no specified dollar amount is guaranteed to be raised.

Q:	How long will this offering last?

A:	The offering will not last beyond January 23, 2006, two years from the date of this prospectus.

Q:	Have you had other offerings of your common stock?

A:	Yes. We had one prior “best efforts” public offering of 20,000,000 shares of our common stock at a purchase price of $10.00 per share and up to 1,000,000 additional shares under our dividend reinvestment plan. These shares were offered pursuant to our registration statement on Form S-11/A, which was declared effective by the Securities and Exchange Commission on July 22, 2002. As of December 31, 2003, we have sold 17,339,249 shares of our common stock and issued an additional 251,540 shares to shareholders participating in our dividend reinvestment plan, resulting in gross offering proceeds of approximately $175,000,000. We intend to terminate this prior offering at or about the same time this offering goes effective with the SEC.

Q:	Who can buy shares of your common stock?

A:	You can buy shares of our common stock pursuant to this prospectus provided that you have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings or personal automobiles. Please note that these minimum levels may be higher in certain states, so you should read the more detailed description in the “Suitability Standards” section of this prospectus.

Q:	Is there any minimum investment required?

A:	Yes. Generally, the minimum purchase is 100 shares of our common stock, or $1,000, except in Minnesota, which requires a minimum investment of 250 shares, or $2,500, and North Carolina, which requires a minimum investment of 500 shares, or $5,000.

Q:	How do I subscribe for shares of G REIT common stock?

A:	In order to purchase shares of our common stock in this offering, you must complete a Subscription Agreement in the form contained in this prospectus as Exhibit B for a specific number of shares. You will need to pay for the shares at the time you subscribe.

Q:	If I buy shares of common stock in the offering, how can I sell them?

A:	At the time you purchase the shares of common stock, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, there will not be any public market for the shares when you purchase them and we cannot be sure if one will ever develop. As a result, it may be difficult to find a buyer for your shares and realize a return on your investment. You may sell your shares to any buyer unless such sale would cause any person or entity to directly or indirectly own more than 9.9% of our outstanding stock.

Q:	Does G REIT have a share repurchase plan?

A:	Yes, after you have held your shares for at least one year, you may be able to have your shares repurchased by us in accordance with our share repurchase plan. Under the plan, purchases are made at our sole discretion. However, shares repurchased under the plan will be purchased at prices lower than the $10.00 offering price: $9.05 during the offering period, between $9.25 and $9.75 for the three years following the offering period and $10.00 thereafter.

Q:	Does the company intend to list its shares of common stock? If not, is there any other planned liquidity event?

A:	We anticipate that by July 1, 2008, our board of directors will determine when, and if, to apply to have our shares of common stock traded on a national securities exchange or quoted on a national market system. If we do not list our shares on a national securities exchange or include them on a national market system before July 22, 2012, we intend to submit a proposal to our shareholders at the next annual meeting to liquidate all of our properties in an orderly fashion and distribute the proceeds to our shareholders.

Q:	What is the experience of your officers and directors?

A:	Our management team has extensive experience in the acquisition, financing and management of commercial real estate. Below is a short description of some of the key members of our management team. See the “Management-Executive Officers and Directors” section for a more detailed description of each of our executive officers and directors.

•	Anthony W. “Tony” Thompson, our Chairman of the Board of Directors, Chief Executive Officer and President, also is the President of our advisor and our dealer manager, NNN Capital Corp. He has organized and managed various real estate investment and brokerage firms for over 30 years.

•	Diana M. Laing, CPA, our Chief Financial Officer, and Chief Financial Officer of our advisor, has 18 years experience as Chief Financial Officer and Executive Vice President of two publicly traded REITs, Arden Realty, Inc. and Southwest Property Trust, Inc., and has extensive experience in capital raising and investment in the real estate industry.

•	Talle A. Voorhies, our Vice President and Secretary, also is the Executive Vice President of our advisor and Executive Vice President and Secretary of our dealer manager. She is responsible for communications with the broker dealer network and is a registered financial principal with the NASD.

•	Jack R. Maurer, our Executive Vice President, has over 29 years of real estate financial management experience and is a registered financial principal with the NASD.

Q:	Will I receive notification as to how my investment is doing?

A:	You will receive periodic reports on the performance of your investment with us, including:

•	an annual report that updates and details your investment holding;

•	an annual report, including audited financial statements, as filed with the SEC;

•	an annual IRS Form 1099-DIV; and

•	supplements to the prospectus.

In addition, you may go to our advisor’s website at www.1031nnn.com at any time and access your current investment information.

Q:	When will I get my tax information?

A:	We intend to mail your Form 1099-DIV tax information by January 31 of each year.

Q:	Who can I contact to answer my questions?

A:	If you have any questions regarding the offering or if you would like additional copies of this prospectus, you should contact your registered representative or:

Investor Services Department
Triple Net Properties, LLC
1551 N. Tustin Avenue — Suite 200
Santa Ana, CA 92705
Telephone: 877-477-1031 or 714-667-8252
Facsimile: 714-667-6843

PROSPECTUS SUMMARY

      This summary highlights selected information from this prospectus and does not contain all the information that is important to you. You should carefully read this entire prospectus, including the “Risk Factors” section beginning on page 15.

About Our Company

      We are a Virginia corporation that has qualified as and elected to be treated as a REIT for federal income tax purposes. We invest in properties with a government orientation. As of December 31, 2003, we owned interests in 13 real estate properties located in six states with an aggregate gross leaseable area of approximately 2.8 million square feet.

      We operate in an umbrella partnership REIT structure, in which our subsidiary operating partnership (or entities wholly owned by our operating partnership) own substantially all of the properties that we acquire. Our operating partnership is G REIT, L.P., a Virginia limited partnership, and we are its sole general partner. We own 100% of the ownership interests in our operating partnership, other than the incentive limited partnership interest owned by our advisor, Triple Net Properties, LLC. Our advisor’s incentive limited partnership interest entitles our advisor to receive an incentive distribution equal to 15% of the partnership’s cash flow from operations after our company receives and pays to our shareholders a threshold annual return of 8% on their investments in our company. In addition, the incentive limited partnership interest entitles our advisor to receive an additional incentive distribution equal to 15% of the net proceeds from the sale of properties after our company receives and pays to our shareholders their invested capital plus the annual return of 8% on their investments in our company. However, there is no assurance we will be able to pay an annual 8% return to our shareholders. References in this prospectus to “us,” “we” or “our company” mean G REIT, Inc. and our operating partnership combined, unless the context otherwise requires.

      The benefits of our umbrella partnership REIT structure include the following:

•	We believe our structure provides us with access to capital for refinancing and growth. Sources of capital include the common stock sold in this offering and possible future issuances of debt or equity through public offerings or private placements.

•	Our structure allows shareholders through their ownership of common stock, and the limited partners through their ownership of limited partnership units, an opportunity to participate in the growth of the real estate market through an ongoing business enterprise.

•	The umbrella partnership REIT structure provides property owners who transfer their real properties to us in exchange for limited partnership units the opportunity to defer the tax consequences that otherwise would arise from a sale of their real properties and other assets to us or to a third party. This allows us to acquire assets without using as much of our cash and may allow us to acquire assets that the owner would otherwise be unwilling to sell because of tax considerations.

      Our principal executive offices are located at 1551 N. Tustin Avenue, Suite 200, Santa Ana, California 92705.

About Our Business

      We generally intend to acquire existing multi-tenant office, industrial and service properties which have a government orientation as a result of substantial space being leased to government tenants. As of December 31, 2003, we own interests in 13 properties. See the “Description of Real Estate Investments” section of this prospectus for a description of the properties we have purchased to date. We intend to acquire additional properties with the net proceeds of this offering.

      As we acquire new properties, we will provide supplements to this prospectus to describe those properties.

      We generally intend to acquire properties in California, Colorado, the District of Columbia, Florida, Illinois, Maryland, Nevada, Oklahoma, Texas, Virginia and Washington, which we refer to as our focus states. Some of our properties will be located in state capitals. A majority of our properties will be at least 80% leased on the acquisition date.

      The purchase price of properties will vary widely depending on a number of factors, including size, class and location. In addition, the cost to our company will vary based on the amount of debt we incur in connection with financing the acquisition.

Our Advisor and the Dealer Manager

      Triple Net Properties, LLC is our advisor and will generally manage our business and assets. Our advisor is affiliated with our company in that several of our officers and directors serve as officers and directors of our advisor and own interests in our advisor. The President of our company and our advisor, Anthony W. Thompson, beneficially owns approximately 35% of our advisor, and officers and directors as a group beneficially own approximately 40% of our advisor. Our advisor and its affiliated real estate brokerage and management company were formed in 1998 to serve as an asset and property manager for syndicated real estate investment trusts, real estate limited partnerships, limited liability companies and similar real estate entities. As of December 31, 2003, in addition to our company, our advisor has advised more than 70 other entities that invest in various types of real estate with respect to the acquisition, management and disposition of their properties. These entities may compete with us for acquisition opportunities. Our advisor’s principal offices are located at 1551 N. Tustin Avenue, Suite 200, Santa Ana, California 92705.

      An affiliate of our advisor, NNN Capital Corp., will assist us in selling our common stock under this prospectus by serving as the dealer manager of this offering. Since August of 1986, the dealer manager has helped various syndicated real estate investment trusts, limited partnerships, limited liability companies and other real estate entities raise money to invest in real estate. Mr. Thompson currently owns 100% of the outstanding capital stock of the dealer manager.

Summary Risk Factors

      An investment in our common stock involves a number of risks. We urge you to carefully consider the matters discussed under “Risk Factors” beginning on page 15 before investing in our company. Such risks include, among several others, those described below. However, not all important risks are listed in this Summary, and you should consider carefully all of the other information included in this prospectus before you decide to purchase any shares of our common stock.

•	There is no public market for our common stock and it will not be listed on a national exchange or market system. It is not likely that there will be an active trading market for our common stock. You may not be able to easily resell your shares or to resell your shares at a price that is equal to or greater than the price you paid for them.

•	We rely on our advisor to select our properties and to manage our business and properties and the success of our business depends on the ability of our advisor to manage our day-to-day operations. Any adversity experienced by our advisor or in our relationship with our advisor could disrupt the operation of our properties and materially decrease our earnings.

•	Our officers and directors may experience conflicts between the interests of our company and the interests of our advisor, the dealer manager and their affiliates. Many of the same persons who serve as our officers, directors and employees are also officers, directors, employees or owners of our advisor, the dealer manager and their affiliates. Any existing or future agreements between us and our advisor, the dealer manager and their affiliates, including agreements relating to their compensation, were not and will not be reached through arm’s-length negotiations. Such agreements may not solely reflect your interests as a shareholder of our company.

•	Our advisor also serves as an advisor to T REIT, Inc., a public REIT which is engaged in businesses substantially similar to ours. Our advisor does and will serve in similar capacities for a number of entities and properties. These relationships result in further conflicts of interest between our company and our officers and directors who work for our advisor. These and other conflicts may result in such officers and directors taking actions and making decisions that do not solely reflect your interests as a shareholder of our company.

•	Because the dealer manager is an affiliate of our company and our advisor, you cannot consider the dealer manager’s due diligence investigation of our company to be an independent review of our company. That due diligence review may not be as meaningful as a review conducted by an unaffiliated broker-dealer.

•	Our board of directors’ ability to issue and set the terms of up to 10 million shares of preferred stock, without your approval, may deter or prevent a sale of our company in which you could profit.

      If we are unable to effectively manage the impact of these and other risks, our ability to meet our investment objectives will be substantially impaired. In turn, the value of your common stock and our distributions to you will be materially reduced.

Prior Offering

      We had one prior public offering of shares of our common stock. Pursuant to our registration statement on Form S-11/A, which was declared effective by the Securities and Exchange Commission on July 22, 2002, we offered for sale to the public on a “best efforts” basis 20,000,000 shares of our common stock at a purchase price of $10.00 per share and up to an additional 1,000,000 additional shares pursuant to our dividend reinvestment plan. As of December 31, 2003, we have sold 17,339,249 shares of our common stock under the prior offering and issued an additional 251,540 shares to shareholders participating in our dividend reinvestment plan, resulting in gross proceeds of approximately $175,000,000. We intend to terminate this prior offering at or about the same time this offering goes effective with the SEC.

This Offering

      We are offering for sale to the residents of the states listed in this prospectus a maximum of 27,000,000 shares of our common stock. The minimum number of shares you may purchase is 100, except in states which require a higher minimum purchase. This offering is being conducted on a “best efforts” basis, which means that the securities dealers participating in this offering are under no obligation to purchase any of the shares and, therefore, no specified dollar amount is guaranteed to be raised. In addition, we expect to issue up to 1,500,000 shares to shareholders who elect to participate in our dividend reinvestment plan.

Use of Proceeds

      We will contribute the net proceeds of the sale of any common stock under this prospectus to our operating partnership in return for 100% of the general partnership interests in our operating partnership. No proceeds are allocated to the incentive limited partnership interest owned by our advisor; however, our advisor is entitled to certain incentive distributions which are described under “Agreement of Limited Partnership — Incentive Units.” Our operating partnership will use the net proceeds to purchase suitable properties, to repay debt that we may assume when acquiring properties in exchange for units of limited partnership interest in our operating partnership and to pay the amounts due to our advisor and the dealer manager.

Distributions

      In order to remain qualified as a REIT, we must distribute at least 90% of our annual taxable income to our shareholders. We have paid dividends to our shareholders monthly beginning September 2002 the month we made our first property acquisition and commenced our planned principal operations. We intend to pay regular monthly dividends to our shareholders out of our cash available for distribution, in an amount determined by our board of directors. The continuation and amount of dividend payments depend upon a variety of factors, including:

•	our cash available for distribution;

•	our overall financial condition;

•	our capital requirements;

•	the annual distribution requirements applicable to REITs under the federal income tax laws; and

•	such other considerations as our board of directors may deem relevant.

      Our company provides the following programs to facilitate investment in our shares and to provide limited liquidity for shareholders:

•	the dividend reinvestment plan; and

•	the share repurchase plan.

Recent Developments

      We are currently considering the possibility of pursuing an additional public offering of shares of our common stock, after the completion of this offering, and the listing of our common stock on a national securities exchange. If we pursue such a transaction we anticipate that it:

•	will require substantial management and financial resources to complete;

•	will likely require changes to our capitalization;

•	will involve the acquisition of a significant number of additional properties; and

•	will include acquisitions of companies owned or controlled by affiliates, including Anthony W. Thompson, our Chief Executive Officer.

If the transaction is pursued and completed:

•	the company will be substantially larger, which will provide challenges to our executives to manage such a company;

•	the properties and businesses we acquire may have risks and liabilities greater than or different from our existing portfolio or may otherwise perform less well than we anticipate; and

•	we will become publicly listed.

We are only in the early stages of assessing this type of transaction and cannot guarantee that we will enter into such a transaction in the near future or at all.

SELECTED FINANCIAL DATA

G REIT, INC.

(a Virginia corporation)

	September 30,	December 31,
Selected Financial Data(1)	2003	2002

	(Unaudited)
BALANCE SHEET DATA:
Total assets	$119,354,883	$36,461,309
Mortgage loans payable	10,072,474	16,860,000
Line of credit	1,135,000	—
Shareholders’ equity	103,252,958	18,350,358

	Nine Months	Year Ended
	Ended	December 31,
	September 30, 2003	2002

	(Unaudited)
OPERATING DATA:
Total revenues	$6,961,976	$750,501
Net income	1,099,051	25,650
Net income per common share, basic and diluted(2)	0.18	0.06
Dividends declared	3,411,586	279,462
Dividends per common share(2)	0.52	0.70
Funds from operations(2)(3)	2,580,095	127,799
Funds available for distribution(3)	2,412,023	96,675
Cash flow provided by (used in) operating activities	4,489,306	(608,907)
Cash flows used in investing activities	(80,825,748)	(26,101,496)
Cash flows provided by financing activities	77,207,846	35,089,194
Weighted average number of shares outstanding(2):
Basic	6,067,049	405,481
Diluted	6,110,859	—

(1)	The above selected financial data should be read in conjunction with the consolidated financial statements and related notes appearing elsewhere in this prospectus.

(2)	Net income and dividends per share are based upon the weighted average number of common shares outstanding. See Footnote (3) below for information regarding our calculation of FFO. Dividends by the company of our current and accumulated earnings and profits for federal income tax purposes are taxable to shareholders as ordinary income. Dividends in excess of these earnings and profits generally are treated as a non-taxable reduction of the shareholder’s basis in the shares to the extent thereof (a return of capital for tax purposes), and thereafter as taxable gain. These dividends in excess of earnings and profits will have the effect of deferring taxation of the dividends until the sale of the shareholder’s shares. For the year ended December 31, 2002, approximately 71% represented a return of capital for tax purposes. In order to maintain our qualification as a REIT, we must make annual distributions to shareholders of at least 90% of our REIT taxable income. REIT taxable income does not include net capital gains. Under certain circumstances, we may be required to make distributions in excess of cash available for distribution in order to meet the REIT distribution requirements. Dividends are determined by our board of directors and are dependent on a number of factors, including the amount of funds available for distribution, our financial condition, any decision by the board of directors to reinvest funds rather than to distribute the funds, our capital expenditures, the annual distribution required to maintain REIT status under the Internal Revenue Code and other factors the board of directors may deem relevant.

(3)	One of our objectives is to provide cash dividends to our shareholders from cash generated by our operations. Cash generated from operations is not equivalent to our net operating income or loss as determined under accounting principles generally accepted in the United States, or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a standard known as “Funds from Operations” or “FFO,” which it believes more accurately reflects the operating performance of a REIT such as our company. As defined by NAREIT, FFO means net income or loss computed in accordance with GAAP, less extraordinary, unusual and non-recurring items, excluding gains (or losses) from debt restructuring and sales of property plus depreciation on real property and amortization and after adjustments for unconsolidated partnerships and joint ventures in which the REIT holds an interest. We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing the performance and operations of our company to those of other REITs. The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity. Items which are capitalized do not impact FFO, whereas items that are expensed reduce FFO. Consequently, the presentation of FFO by our company may not be comparable to other similarly titled measures presented by other REITs. FFO is not intended to be an alternative to “Net Income” as an indicator of our performance nor to “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to pay dividends.

      FFO and funds available for distribution are calculated as follows:

	Nine Months	Year
	Ended	Ended
	September 30, 2003	December 31, 2002

	(Unaudited)
Net income	$1,099,051	$25,650
Add:
Depreciation — Wholly-owned operating properties	821,848	102,149
Depreciation — Unconsolidated real estate operating properties	659,196	—

Funds from operations	2,580,095	127,799
Principal amortization of debt	(77,256)	(10,270)
Straight lining of rents(a)	(90,816)	(20,854)

Funds available for distribution(b)	$2,412,023	$96,675

(a)	Certain tenant leases contain provisions providing for stepped rent increases. GAAP requires us to record rental income for the period of occupancy using the straight line method, which is the average monthly rent for the entire period of occupancy during the term of the lease.

(b)	Approximately 71% of dividends distributed during 2002 are deemed a return of capital for federal income tax purposes as our dividends exceeded taxable income.

Compensation to Our Advisor and the Dealer Manager

      We will pay our advisor, the dealer manager and their affiliates substantial amounts for assisting us in this offering and sale of our common stock and for managing our business and assets.

      In connection with the sale of our common stock in this offering, the dealer manager will receive the following fees:

Description of Fee	Calculation of Fee	Amount if Maximum Sold

• Selling Commission	7.0% of gross offering proceeds	$18,900,000
• Marketing Support and Due Diligence Expense Reimbursement	3.0% of gross offering proceeds as follows: 2.5% for marketing and 0.5% for due diligence expense reimbursement	$8,100,000

      In connection with the management of our business and properties, we will pay our advisor or an affiliate the following fees:

Description of Fee	Calculation of Fee	Amount if Maximum Sold

• Reimbursement of acquisition expenses	Not to exceed 0.5% of gross offering proceeds	$1,350,000
• Real estate commission or acquisition fee	Triple Net Properties Realty, Inc., an affiliate of our advisor, will serve as our broker in property acquisitions and may receive a real estate commission or acquisition fee from the seller of a property or our company equal to up to 3% of the purchase price of the property. The reimbursement of acquisition expenses, real estate commissions and acquisition fees for one property cannot exceed 6% of the purchase price for that property.	Actual amounts depend on the purchase price of properties acquired and, therefore, cannot be determined at the present time.
• Return on incentive units of limited partnership interest in our operating partnership	Equal to 15% of the cash flow of our operating partnership after we have received, and paid to our shareholders, the sum of:	Actual amounts depend upon results of operations and the actual amounts that we invest in properties and, therefore, cannot be determined at the present time.
• an 8% annual cumulative non- compounded return on the capital we invested in the operating partnership; and
• any shortfall in the recovery of the capital we invested in the operating partnership allocable to sold properties.
• Property management fee	5% of gross income generated by our properties, some of which may be re-allowed to third-party property manager.	Actual amounts depend upon the gross income of the properties and, therefore, cannot be determined at the present time.

      Upon the disposition of any property, we will pay our advisor the following fees:

Description of Fee	Calculation of Fee	Amount if Minimum Sold

• Property disposition fee	Equal to the lesser of 3% of sale price or 50% of sales commission that would have been paid to third-party sales broker.	Actual amounts depend upon the sale price of properties and, therefore, cannot be determined at the present time.
• Incentive distribution on the advisor’s incentive limited partnership interest	Equal to 15% of the net proceeds of the sale of the property after we have received, and paid to our shareholders, the sum of:	Actual amounts depend upon the sale price of properties and, therefore, cannot be determined at the present time.
• the amount of capital we invested in our operating partnership allocable to such property;
• any shortfall in the recovery of our invested capital with respect to prior sales of properties; and
• any shortfall in our 8% annual cumulative, non-compounded return on the capital we invested in our operating partnership.

      All of this compensation is more fully described under “Compensation Table.”

RISK FACTORS

      Before you invest in our common stock, you should be aware that your investment is subject to various risks, including those described below. You should carefully consider these risks together with all of the other information included in this prospectus before you decide to purchase any of our common stock.

Selection of Properties

You must rely on Triple Net Properties, our advisor, for selection of properties; you will have no opportunity to evaluate these transactions.

      Our ability to achieve our investment objectives and to pay dividends is dependent upon the performance of our advisor, including the quality and timeliness of our acquisitions of properties and the determination of financing arrangements. Except for the investments described in this prospectus, you will have no opportunity to evaluate the terms of transactions or other financial or economic data concerning our investments. We cannot give you any information as to the identification, location, operating histories, lease terms or other relevant economic and financial data regarding the properties that we will purchase with the net proceeds of this offering.

      Our success is totally dependent on our ability to acquire properties. Thus, your investment is subject to the risks attendant to real estate acquisitions, such as:

•	the risk that properties may not perform in accordance with expectations, including projected occupancy and rental rates;

•	the risk that we may have overpaid for properties; and

•	the risk that we may have underestimated the cost of improvements required to bring an acquired property up to standards established for its intended use or its intended market position.

Limited Experience in Managing a Public REIT

Your investment in our company may not perform as well as an investment in a company with a management team that has more experience in managing a public REIT.

      Our officers and directors, and the officers and directors of our advisor, have limited experience in managing the affairs of a public REIT, which include complicated operations and tax issues. Our advisor has managed only two other REITs over the last five years, only one of which was a public REIT. Your investment in our company may not perform as well as an investment in similar companies with management teams that have greater experience in operating public REITs.

No Market for Our Common Stock

The absence of a public market for our common stock will make it difficult for you to sell your shares.

      There is no public market for our common stock and we have no plans to list our common stock on a stock exchange or market. You may not be able to resell your shares promptly or at a price that is at or above the price at which you purchased them. It is likely that there will not be an active trading market for our common stock. It may be difficult for you to find a buyer for your shares if you decide to sell them. The purchase price you pay for your shares may not be indicative of either the price at which the shares may trade if they were publicly traded on an exchange or the proceeds that you would receive if our company were liquidated or dissolved.

Restrictions on Share Repurchase Plan

You are limited in your ability to sell your shares pursuant to the share repurchase plan and repurchases are made at our sole discretion.

      You will not be able to sell your shares at the price you paid for at least three years under our share repurchase plan. Even though our share repurchase plan provides you with the opportunity to redeem your shares (at per share prices of $9.05 during this offering, between $9.25 and $9.75 during the three years immediately after this offering and at least $10.00 thereafter) after you have held them for a period of one year, and provided you are presenting for redemption at least 25% of the total number of shares you own, you should be fully aware that our share repurchase plan contains certain restrictions and limitations. Shares will be redeemed quarterly, on a first-come, first-served basis, and will be limited to the lesser of (1) during any calendar year, five percent (5%) of the weighted average number of shares outstanding during the prior calendar year, and (2) the proceeds we receive from the sale of shares under our dividend reinvestment plan and such other operating funds, if any, that our board of directors, in its sole discretion, may reserve. In addition, our board of directors reserves the right to amend or terminate our share repurchase plan or to disapprove repurchase requests, at its sole discretion, at any time. Therefore, in making a decision to purchase shares of our company, you should not assume that you will be able to sell any of your shares back to us pursuant to our share repurchase plan, and you also should understand that the repurchase prices during the first three years following this offering will not correlate to the value of our real estate holdings or other assets. If our board of directors terminates our share repurchase plan, you may not be able to sell your shares if you deem it necessary or desirable to do so.

Federal Income Tax Requirements

Generally

      There are various federal income tax risks associated with an investment in our company. In order to maintain our qualification as a REIT, we must satisfy certain requirements set forth in the Internal Revenue Code and Treasury Regulations and various factual tests regarding the nature of our assets and income on an ongoing basis which are not entirely within our control. Failure to qualify as a REIT would subject our company to specific risks described in the section of this prospectus entitled “Federal Income Tax Consequences of Our Status as a REIT,” including two levels of income taxation. The provisions of the federal income tax laws relevant to an investment in our company are described generally in the above-mentioned section. You are urged to consult your tax advisor concerning the impact on your tax situation of an investment in our company.

      In order to qualify as a REIT, we must distribute each calendar year to our shareholders at least 90% of our taxable income, other than any net capital gain. To the extent that we distribute at least the required amount, but less than 100%, of our taxable income in a calendar year, we will incur federal corporate income tax on our undistributed taxable income. In addition, we will incur a 4% nondeductible exercise tax if the actual amount we distribute to our shareholders in a calendar year is less than a minimum amount specified under federal income tax law. We intend to distribute at least 90% of our taxable income to our shareholders each year so that we will satisfy the distribution requirement and avoid corporate income tax and the 4% excise tax. However, we could be required to include earnings in our taxable income before we actually receive the related cash. That timing difference could require us to borrow funds to meet the distribution requirement and avoid corporate income tax and the 4% excise tax in a particular year.

Our failure to qualify as a REIT would subject us to corporate income tax and would materially impact our earnings.

      If we fail to qualify as a REIT in any year, we would pay federal income tax on our taxable income. We might need to borrow money or sell assets to pay that tax. Our payment of income tax would decrease the amount of our income available to be distributed to our shareholders. In addition, we no longer would be required to distribute substantially all of our taxable income to our shareholders. Under current law, unless our failure to qualify as a REIT is excused under relief provisions of the federal income tax laws, we could not re-elect REIT status until the fifth calendar year following the year in which we fail to qualify.

Total Reliance on Our Advisor

Our ability to operate profitably will depend upon the ability of our advisor and its management team.

      We rely on our advisor to manage our business and assets. Our advisor makes all decisions with respect to the management of our company. Thus, the success of our business depends in large part on the ability of our advisor to manage our day-to-day operations. Any adversity experienced by our advisor or problems in our relationship with our advisor could adversely impact the operation of our properties and, consequently, our cash flow and ability to make distributions to our shareholders.

      Either we or our advisor can terminate the advisory agreement upon 60 days written notice to the other party, in which case no termination or other fee will be payable to our advisor. However, if the advisory agreement is terminated as a result of the advisor’s merger into our company in connection with the listing of our shares on a national securities market or exchange, we may redeem the advisor’s incentive units in our operating partnership for cash or, if agreed by both parties, shares of common stock of our company. Our cost to redeem the incentive units will be the amount that would be payable to the advisor pursuant to the “incentive distribution” and “incentive distribution upon dispositions” described under the heading “Compensation Table” if we liquidated all of our assets for their fair market value.

If our advisor cannot retain the services of its current key employees, their replacements may not manage our company as effectively as we anticipate the current key employees will.

      We depend on our advisor to retain its key officers and employees, but most of such individuals do not have an employment agreement with our advisor or its affiliates. Our advisor’s key employees are Mr. Thompson, Ms. Laing, Mr. Maurer, Ms. Voorhies, Mr. Hutton, Ms. Biller and Mr. Burnett. The loss of any of these individuals and our inability to find, or any delay in finding, replacements with equivalent skill and experience could adversely impact our ability to acquire properties and the operation of our properties.

Advisor’s Broad Discretion in Allocating Proceeds

Shareholders will have little, if any, control over how the proceeds from this offering are spent.

      Our advisor is responsible for the day-to-day operations of our company and has broad discretion over the use of proceeds from this offering. Accordingly, you should not purchase shares unless you are willing to entrust all aspects of the day-to-day management to our advisor, who will manage our company in accordance with the advisory agreement. You should carefully evaluate the professional experience and business performance of our advisor and its principals as described in this prospectus. In addition, our advisor may retain independent contractors to provide various services for our company, and you should note that such contractors will have no fiduciary duty to you or the other shareholders and may not perform as expected or desired.

Limited Operating History

Our company was recently formed and has a limited operating history to evaluate its performance.

      Our company was incorporated in December 2001 and commenced principal operations in September 2002 following the acquisition of our first property. Our business is subject to the risks inherent in the establishment of a new business enterprise. Because our company was only recently formed and has only recently engaged in operations, we have a limited history of operations, and, accordingly, cannot provide you with the type of information that would be available from an institution with a history of operations. There is no assurance that we will continue to operate profitably.

Distributions in Excess of Earnings

If we continue to pay distributions in excess of earnings, we may need to reduce or discontinue the amount of dividends we pay our shareholders.

      To date, we have paid distributions to our shareholders in an amount significantly greater than our earnings. We will not be able to continue to pay dividends greater than our earnings indefinitely. Unless we can increase our revenues from operations, we will be required to reduce or discontinue the amount of the dividends that we pay to our shareholders.

Conflicts of Interest

      Throughout this section and other sections of this prospectus, references to affiliates of a person generally mean:

•	any person directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of such other person;

•	any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other person;

•	any person directly or indirectly controlling, controlled by or under common control with such other person;

•	any executive officer, director, trustee or general partner of such other person; and

•	any legal entity for which such person acts as an executive officer, director, manager, trustee or general partner.

The conflicts of interest described below may mean our company will not be managed solely in your best interests as a shareholder.

      Many of our officers and directors and our advisor’s officers have conflicts of interest in managing our business and properties. Thus, they may make decisions or take actions that do not solely reflect your interests as a shareholder.

      Our advisor also advises T REIT, Inc., a public REIT, and other entities that may compete with our company or otherwise have similar business interests. Some of our officers are also officers of our advisor and T REIT. Our Chairman, Chief Executive Officer and President, Mr. Thompson, also serves as an officer of our advisor and T REIT. In addition, several of our officers and directors own an interest in our advisor, the dealer manager or T REIT. Mr. Thompson currently owns 100% of our dealer manager, and Mr. Thompson, our officers and key members of management collectively own approximately 40% of our advisor.

      As officers, directors and partial owners of entities with which we do business or with interests in competition with our own interests, our officers and directors experience conflicts between their fiduciary obligations to our company and their fiduciary obligations to, and pecuniary interests in, our advisor, the dealer manager and their affiliated entities. These conflicts of interest could:

•	limit the time and services that our officers and our advisor devote to our company, because they will be providing similar services to T REIT and other real estate entities, and

•	impair our ability to compete for acquisition of properties with other real estate entities that are also advised by our advisor and its affiliates, including T REIT.

      If our advisor or its affiliates breach their fiduciary obligations to our company, or do not resolve conflicts of interest in the manner described in the section of this prospectus entitled “Conflicts of Interest — Process for Resolution of Conflicting Opportunities,” we may not meet our investment objectives, which could reduce our expected cash available for distribution to our shareholders.

The absence of arm’s-length bargaining may mean that our agreements are not as favorable to you as a shareholder as they otherwise would have been.

      Any existing or future agreements between us and our advisor, the dealer manager or their affiliates were not and will not be reached through arm’s-length negotiations. Thus, such agreements may not solely reflect your interests as a shareholder. For example, the advisory agreement, our agreement with the dealer manager and the terms of the compensation to our advisor and the dealer manager were not arrived at through arm’s-length negotiations. The terms of such agreements and compensation may not solely reflect your interests as a shareholder and may be overly favorable to the other party to such agreements.

The business and financial due diligence investigation of our company was conducted by an affiliate. That investigation might not have been as thorough as an investigation conducted by an unaffiliated third party and might not have uncovered facts that would be important to a potential investor.

      Because the dealer manager is an affiliate of our advisor and several of our officers and directors are officers, directors or owners of the dealer manager, you cannot consider the dealer manager’s due diligence investigation of our company to be an independent review. The dealer manager’s due diligence review may not be as meaningful as a review conducted by an unaffiliated broker-dealer.

Acquisition Risks

Our potential ownership of properties with special modifications could cause us to incur substantial costs in remodeling, remarketing and re-leasing such properties.

      We may acquire properties that are designed or built primarily for a particular tenant or a specific type of use. If we are holding such a property on the termination of the lease and the tenant fails to renew or if the tenant defaults on its lease obligations, the property may not be readily marketable to a new tenant at all or without substantial capital improvements or remodeling. Such improvements may require us to sell such property at a below-market price or spend funds that would otherwise be available for distribution to you as a shareholder. Competing for the acquisition of properties with others with superior financial resources could make it more difficult for us to acquire attractive properties and achieve our investment objectives.

Competition with entities that have greater financial resources may limit our investment opportunities.

      We compete for investment opportunities with entities with substantially greater financial resources. These entities may be able to accept more risk than we can manage wisely. This competition may limit the number of suitable investment opportunities offered to us. This competition also may increase the bargaining power of property owners seeking to sell to us, making it more difficult for us to acquire properties. In addition, we believe that competition from entities organized for purposes similar to ours has increased and is likely to increase in the future.

Joint Venture Arrangements

Any joint venture arrangements may not reflect solely our shareholders’ best interests.

      The terms of any joint venture arrangements in which we acquire or hold properties or other investments may not solely reflect your interests as a shareholder. We may acquire an interest in a property through a joint venture or co-ownership arrangement with our advisor, one or more of our advisor’s affiliates or unaffiliated third parties. In joint venture arrangements with our advisor or its affiliates, our advisor will have fiduciary duties to both our company and its affiliate participating in the joint venture. The terms of such joint venture or co-ownership arrangement may be more favorable to the co-owner than to you as a shareholder of our company.

Investing in properties through joint ventures subjects that investment to increased risk.

      Joint venture investments may involve risks not otherwise present. For example, we purchased a 30% undivided tenant in common interest in the Congress Center property. Affiliates of our company simultaneously purchased undivided tenant in common interests totaling 70% ownership of the property. While our proportionate share of the mortgage debt is $28,785,000, we are jointly and severally liable with our affiliates for the total debt of $95,950,000 and any subsequent increases in the total debt. If either of our affiliates defaults on their debt payments, we would be liable for their debt payment; such liability would negatively impact our revenues and results of operations.

      Other risks related to joint venture investments include:

•	the risk that our co-venturer, co-tenant or partner in an investment might become bankrupt;

•	the risk that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are inconsistent with our business interests or goals; or

•	the risk that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

      Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the applicable property to liabilities in excess of those otherwise contemplated and may have the effect of reducing our cash available for distribution. It also may be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in such property.

Insufficient Reserves

Insufficient reserves may adversely impact our ability to fund our working capital needs.

      We may not be able to fund our working capital needs. As a REIT, we are required to distribute at least 90% of our capital taxable income to our shareholders in each taxable year. However, depending on the size of our operations, we will require a minimum amount of capital to fund our daily operations. We have not established any reserves to fund our working capital needs. We may have to obtain financing from either affiliated or unaffiliated sources to meet such cash needs. There is no assurance that this financing will be available or, if available, that the terms will be acceptable to us.

Borrowings May Increase Our Business Risks

As we incur indebtedness, the risk associated with your investment in our company will increase.

      The risk associated with your investment in our company depends on, among other factors, the amount of debt we incur. We intend to incur indebtedness in connection with our acquisition of properties. We may also borrow for the purpose of maintaining our operations or funding our working capital needs. Lenders may require restrictions on future borrowings, distributions and operating policies. We also may incur indebtedness if necessary to satisfy the federal income tax requirement that we distribute at least 90% of our taxable income to our shareholders in each taxable year. Borrowing increases our business risks.

      Debt service increases the expense of operations since we will be responsible for retiring the debt and paying the attendant interest, which may result in decreased cash available for distribution to you as a shareholder. In the event the fair market value of our properties were to increase, we could incur more debt without a commensurate increase in cash flow to service the debt. In addition, our directors can change our debt policy at any time without shareholder approval.

We may incur indebtedness secured by our properties, which may subject our properties to foreclosure.

      Incurring mortgage indebtedness increases the risk of possible loss. Most of our borrowings to acquire properties will be secured by mortgages on or collateralized by our properties. If we default on our secured indebtedness, the lender may foreclose and we could lose our entire investment in the properties securing such loan. For federal tax purposes, any such foreclosure would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage and, if the outstanding balance of the debt secured by the mortgage exceeds the basis of the property to our company, there could be taxable income upon a foreclosure. To the extent lenders require our company to cross-

collateralize its properties, or its loan agreements contain cross-default provisions, a default under a single loan agreement could subject multiple properties to foreclosures.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make cash distributions to our shareholders.

      Adverse economic conditions could result in higher interest rates which could increase debt service requirements on variable rate debt and could reduce the amounts available for distribution to you as a shareholder. Adverse economic conditions could cause the terms on which borrowings become available to be unfavorable. In such circumstances, if we are in need of capital to repay indebtedness in accordance with its terms or otherwise, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

Our Ability to Change Policies Without a Shareholder Vote; Limitation on Debt

Most of our policies described in this prospectus, including the limits on debt, may be changed or removed by our board of directors at any time without a vote of the shareholders.

      Most of our major policies, including policies intended to protect you as a shareholder and the policies described in this prospectus with respect to acquisitions, financing, limitations on debt and investment limitations, have been determined by our board of directors and can be changed at any time without a vote of our shareholders or notice to you as a shareholder. Therefore, these policies and limitations may not be meaningful to protect your interests as a shareholder.

Possible Adverse Consequences of Limits on Ownership and Transfer of Our Shares

The limitation on ownership of our common stock will prevent you from acquiring more than 9.9% of our stock and may force you to sell stock back to us.

      As a REIT, our articles of incorporation limit direct and indirect ownership of our capital stock by any single shareholder to 9.9% of the number of outstanding shares of our common stock and 9.9% of the number of outstanding shares of our preferred stock of any class or series. We refer to this limitation as the ownership limit. This ownership limit does not apply to our advisor. Our articles of incorporation also prohibit transfers of our stock that would result in (1) our capital stock being beneficially owned by fewer than 100 persons, (2) five or fewer individuals, including natural persons, private foundations, specified employee benefit plans and trusts, and charitable trusts, owning more than 50% of our capital stock, applying broad attribution rules imposed by the federal income tax laws, or (3) our company owning 10% or more of one of our tenants. If you acquire shares in excess of the ownership limit or the restrictions on transfer, we:

•	will consider the transfer to be null and void;

•	will not reflect the transaction on our books;

•	may institute legal action to enjoin the transaction;

•	will not pay dividends or other distributions to you with respect to those excess shares;

•	will not recognize your voting rights for those excess shares; and

•	will consider the excess shares held in trust for the benefit of a charitable beneficiary.

      You will be paid for such excess shares a price per share equal to the lesser of the price you paid or the “market price” of our stock. Unless our shares are then traded on a national securities exchange or trading system, the market price of such shares will be a price determined by our board of directors in good faith. If our shares are traded on a national securities exchange or trading system, the market price will be the average of the last sales prices or the average of the last bid and ask prices for the five trading days immediately preceding the date of determination.

      If you acquire our stock in violation of the ownership limit or the restrictions on transfer described above:

•	you may lose your power to dispose of the stock;

•	you may not recognize profit from the sale of such stock if the “market price” of the stock increases; and

•	you may incur a loss from the sale of such stock if the “market price” decreases.

Potential Anti-Takeover Effects

Limitations on share ownership and transfer may deter a sale of our company in which you could profit.

      The limits on ownership and transfer of our equity securities in our articles of incorporation may have the effect of delaying, deferring or preventing a transaction or a change in control of our company that might involve a premium price for your common stock or otherwise be in your best interest as a shareholder. The ownership limit and restrictions on transferability will continue to apply until our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT and there is an affirmative vote of a majority of the votes entitled to be cast on such matter at a regular or special meeting of our shareholders to terminate our qualification as a REIT.

Our ability to issue preferred stock also may deter or prevent a sale of our company in which you could profit.

      Our ability to issue preferred stock and other securities without your approval also could deter or prevent someone from acquiring our company, even if a change in control were in your best interests as a shareholder. Our articles of incorporation authorize our board of directors to issue up to 10 million shares of preferred stock. Our board of directors may establish the preferences and rights of any issued preferred shares designed to prevent, or with the effect of preventing, someone from acquiring control of our company.

Virginia anti-takeover statutes may deter others from seeking to acquire our company and prevent you from making a profit in such transaction.

      Virginia law contains many provisions that are designed to prevent, or with the effect of preventing, someone from acquiring control of our company. These laws may delay or prevent offers to acquire our company and increase the difficulty of consummating any such offers, even if such a transaction would be in our shareholders’ best interests.

Dilution

Your investment in our company will be diluted immediately by $0.95 per share.

      The offering price is $10.00 per share. After the payment of selling commission and marketing and due diligence expenses, we will receive $9.05 per share. As a result of these expenses, you will experience immediate dilution of $0.95 in book value per share or 9.5% of the offering price not including other organizational and offering expenses. To the extent that you do not participate in any future issuance of our securities, you also will experience dilution of your ownership percentage in our company.

Several potential events could cause the fair market and book value of your investment in our company to decline.

      Your investment in our company could be diluted by a number of factors, including:

•	future offerings of our securities, including issuances under our dividend reinvestment plan and up to 10 million shares of any preferred stock that our board may authorize;

•	private issuances of our securities to other investors, including institutional investors;

•	issuances of our securities upon the exercise of options issued by our company, including the officer, employee and director stock options; or

•	redemptions of units of limited partnership interest in our operating partnership in exchange for shares of common stock.

Dilution and the Operating Partnership

Our advisor may receive economic benefits from the incentive limited partnership interest without bearing any of the investment risk.

      Our operating partnership will issue incentive limited partnership interests to our advisor. The incentive units will entitle our advisor to receive an incentive distribution of operating cash flow after we have received and paid to our shareholders the threshold return. We will bear all of the risk associated with the properties but, as a result of the incentive distributions to our advisor, we will not be entitled to all of the operating partnership’s operating cash flow or proceeds from a property sale. Further, our advisor’s officers and key members of management, own approximately 40% of our advisor.

Negative Characteristics of Certain Governmental Leases

Our governmental tenants may have the right to terminate their leases under certain circumstances.

      Leases with certain governmental authorities may contain a so-called “appropriations clause,” which means that under certain circumstances the governmental tenant may have the right to terminate their lease if funds are not appropriated by the governmental authority. In addition, certain other governmental tenants, for example, government contractors, may have the right to terminate their lease if material contracts are terminated or not renewed.

      Termination rights of our tenants include, for example:

•	Lockheed Martin has the right to terminate its lease in Two Corporate Plaza from December 31, 2003 through December 31, 2004 if certain government contracts have been terminated without replacement contracts or there is a 40% or larger reduction in the combined personnel requirements of such contracts.

•	The FAA has the right to cancel its lease in Two Corporate Plaza at any time with 120 days written notice and payment of a termination fee if it does not have funding appropriated to pay for this lease.

•	The Florida Department of Children and Families has a termination clause in its lease at the Department of Children and Families Campus that allows it to terminate with six months notice if another state-owned building becomes available.

      Termination of any of these leases or leases of our other governmental tenants would result in the loss of rental income and an increase in our operating expenses no longer paid for by the tenant. In addition, the presence of such appropriations or material contract provisions in leases may make it more difficult to obtain satisfactory financing. If any of these events were to occur, our revenues and our ability to make expected distributions to you could be materially and adversely affected.

      In addition, a number of our leases, particularly leases with government tenants, may have strict default provisions permitting the tenants to terminate upon certain defaults by our company. In some cases, our government tenants may have the right to terminate their leases without giving us written notice of defaults and an opportunity to cure.

Our government tenants generally have “gross” leases which require us to pay certain operating costs; if these costs increase in excess of projected amounts, our revenues and profits may be adversely impacted.

      Leases with certain governmental authorities (and others) are likely to be made on a “gross” basis. This means that our company will be required to pay some or all of the operating costs associated with the property. Typically, such costs are built into the amount of the rent on “gross” leases. However, if the future amount of such costs, for example, utilities and insurance, increase, our company may not have sufficient funds from the rent with which to pay these costs. In fact, the cost of utilities and insurance has been increasing rapidly recently in many of the focus states and may be greater in certain cases than was projected when the rent for certain leases was originally negotiated. If operating expenses were to increase in excess of the amount provided in the leases, our revenues, and our ability to make expected distributions to you, could be materially and adversely affected. This may adversely impact our company’s ability to profit from certain of the properties.

Seller Financing by Our Company May Delay Liquidation or Reinvestment

You may not receive any profits resulting from the sale of one of our properties, or receive such profits in a timely manner, because we may provide financing for the purchaser of such property.

      If we liquidate our company, you may experience a delay before receiving your share of the proceeds of such liquidation. In a forced or voluntary liquidation, we may sell our properties either subject to or upon the assumption of any then outstanding mortgage debt or, alternatively, may provide financing to purchasers. We may take a purchase money obligation secured by a mortgage as part payment. We do not have any limitations or restrictions on our taking such purchase money obligations. To the extent we receive promissory notes or other property in lieu of cash from sales, such proceeds, other than any interest payable on those proceeds, will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In many cases, we will receive initial down payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. Therefore, you may experience a delay in the distribution of the proceeds of a sale until such time.

Negative Characteristics of Real Estate Investments

We depend on our tenants to pay rent, and their inability to pay rent may substantially reduce our revenues and cash available for distribution to our shareholders.

      Our investments in office, industrial and service properties will be subject to varying degrees of risk that generally arise from the ownership of real estate. The underlying value of our properties and the income and ability to make distributions to you depend on the ability of the tenants of our properties to generate enough income in excess of their operating expenses to make their lease payments to us. Changes beyond our control may adversely affect our tenants’ ability to make lease payments and consequently would substantially reduce both our income from operations and our ability to make distributions to you. These changes include, among others, the following:

•	changes in national, regional or local economic conditions;

•	changes in local market conditions; and

•	changes in federal, state or local regulations and controls affecting rents, prices of goods, interest rates, fuel and energy consumption.

      Due to these changes or others, tenants and lease guarantors, if any, may be unable to make their lease payments. A default by a tenant, the failure of a tenant’s guarantor to fulfill its obligations or other premature termination of a lease could, depending on the size of the leased premises and our advisor’s ability to successfully find a substitute tenant, have a materially adverse effect on our revenues and the value of our common stock or our cash available for distribution to our shareholders.

      If we are unable to find tenants for our properties, or find replacement tenants when leases expire and are not renewed by the tenants, our revenues and cash available for distribution to our shareholders will be substantially reduced.

Increased construction of similar properties that compete with our properties in any particular location could adversely affect the operating results of our properties and our cash available for distribution to our shareholders.

      We may acquire properties in locations which experience increases in construction of properties that compete with our properties. This increased competition and construction could:

•	make it more difficult for us to find tenants to lease our space;

•	force us to lower our rental prices in order to lease space; and

•	substantially reduce our revenues and cash available for distribution to our shareholders.

Lack of liquidity of real estate may make it difficult for us to sell underperforming properties or recover our investment in one or more properties.

      Our business is subject to risks associated with investment solely in real estate. Real estate investments are relatively illiquid. Our ability to vary our portfolio in response to changes in economic and other conditions will be limited. We cannot assure you that we will be able to dispose of a property when we want or need to. Consequently, the sale price for any property may not recoup or exceed the amount of our investment.

Lack of geographic diversity exposes us to regional economic downturns that could adversely impact our operations or our ability to recover our investment in one or more properties.

      As of December 31, 2003, we owned properties in 8 states. The percentage of our total GLA in each of these states is: California, 29.5%; Delaware, 7.2%; Florida, 4.4%; Illinois, 18.8%; Nebraska, 6.0%; Nevada, 4.4%; Texas, 14.1%; and Washington, 15.6%. The percentage of our aggregate annual rent in each of these states is: California, 36.9%; Delaware, 9.0%; Florida, 4.6%; Illinois, 21.3%; Nebraska, 3.2%; Nevada, 3.1%; Texas, 11.5%; and Washington, 10.4%. This geographic concentration of properties exposes us to economic downturns in these areas. A regional recession in any of these areas could adversely affect our ability to maintain or increase operating revenues, attract new tenants or dispose of unproductive properties. In addition, delays in the approval of state or federal budgets could result in delays in rental payments by related state and federal government tenants.

Dependence on certain tenants may have a negative impact on our financial condition if these tenants are unable to meet their rental obligations to our company.

      As of December 31, 2003, one tenant accounted for 10% or more of the aggregate annual rental income of all our properties, the General Services Administration located in Congress Center (10.4%). In addition, a number of tenants account for 10% or more of the aggregate annual rental income of a single property. The revenues generated by the properties these tenants occupy are substantially dependent on the financial condition of these tenants and, accordingly, any event of bankruptcy, insolvency or a general downturn in the business of any of these tenants may result in the failure or delay of such tenant’s rental payments which may have an adverse impact on our financial performance. For example, our Gemini Plaza property is occupied by a single tenant, the United Space Alliance, a joint venture between Lockheed Martin and Boeing Corporation. Termination of this lease or the tenant’s inability to timely pay rental obligations could adversely affect our operating revenues and our ability to pay dividends.

We may have increased exposure to liabilities from litigation as a result of our advisor’s participation in Section 1031 exchange transactions in properties where we hold a tenant in common interest.

      We have purchased tenant in common interests in the Bay View, Congress Center and Park Sahara properties and may purchase tenant in common interests in other properties where our advisor engages in the formation of single member limited liability companies to be owned as tenant in common interests for the purpose of facilitating like-kind exchange treatment under Section 1031 of the Internal Revenue Code. There may be significant tax and securities disclosure risks associated with the offerings of tenant in common interests by our advisor to 1031 participants. For example, in the event the Internal Revenue Service conducts an audit of the purchasers of tenant in common interests and successfully challenges the qualification of the transaction of a like-kind exchange under Section 1031, purchasers of tenant in common interests may file a lawsuit against our advisor. In such event, even though we are not acting as a sponsor of such 1031 exchanges and are not recommending that 1031 participants buy tenant in common interests from our advisor, since the purchase of tenant in common interests involving 1031 exchanges occurs in properties where we own a tenant in common interest, we may be named in or otherwise required to defend against lawsuits brought by 1031 participants. Any amounts we are required to expend for any such litigation claims may reduce the amount of funds available for distribution to our shareholders. In addition, disclosure of any such litigation may adversely affect our ability to raise additional capital in the future through the sale of our stock.

Environmental laws governing properties we acquire may cause us to incur additional costs to comply with such laws.

      We may acquire properties that have unknown environmental problems or develop environmental problems after acquisition that could require substantial expenditures to remedy. Often, federal and state laws impose liability on property owners or operators for the clean-up or removal of hazardous substances on their properties even if the present owner did not know of, or was not responsible for, the contamination caused by the substances. In addition to the costs of clean-up, contamination can affect the value of a property, our ability to lease and sell the property, and our ability to borrow funds using the property as collateral. Environmental laws typically allow the government to place liens for such liabilities against affected properties, which liens would be senior in priority to other liens. Costs that we incur to remedy environmental problems would reduce our cash available for distribution to you as a shareholder.

Compliance with the Americans with Disabilities Act at our properties may cause us to incur additional costs.

      We may acquire properties that are not in compliance with the Americans with Disabilities Act of 1990. We would be required to pay for improvement to the properties to effect compliance with the ADA. Under the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. The ADA requirements could require removal of access barriers and could result in the imposition of fines by the federal government or an award of damages to private litigants. We could be liable for violations of such laws and regulations by us or our tenants. State and federal laws in this area are constantly evolving, and could evolve to place a greater cost or burden on us as landlord of the properties we acquire.

Losses for which we either could not or did not obtain insurance will adversely affect our earnings.

      We could suffer a loss due to the cost to repair any damage to properties that are not insured or are underinsured. There are types of losses, generally of a catastrophic nature, such as losses due to terrorism, wars, earthquakes or acts of God, that are either uninsurable or not economically insurable. We may acquire properties that are located in areas where there exists a risk of earthquakes, floods or other acts of God. Generally, we will not obtain insurance for earthquakes, floods or other acts of God unless required by a lender or our advisor determines that such insurance is necessary and may be obtained on a cost-effective basis. If such a catastrophic event were to occur, or cause the destruction of one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

The recharacterization of any sale and leaseback transactions could cause us to lose properties without full compensation.

      If a seller/ lessee in a sale and leaseback transaction in which we are the buyer/ lessor declares bankruptcy, we could suffer a material loss due to recharacterization of our ownership of that property as financing. We intend to enter into sale and leaseback transactions, in which we will purchase a property from an entity and lease such property back to that same entity. In the event of the bankruptcy of a lessee in a sale leaseback transaction, the trustee in bankruptcy may seek to recharacterize the transaction as either a financing or as a joint venture. To the extent the sale and leaseback is treated as a financing, the lessee may be deemed the owner of the property and we would have the status of a creditor with respect to the property. We may not be able to reacquire the property and may not be adequately compensated for our loss of the property. Sale and leaseback transactions also may be recharacterized as financings for tax purposes, in which case we would not be allowed depreciation and other deductions with respect to the property.

Softness in the regional and national economies.

      Softness in the regional and national economies could materially and adversely impact the non-governmental tenants in our properties and their business operations. If a substantial number of our tenants were unable to pay the rent, our revenue and our ability to make expected distributions to you could be materially and adversely affected.

Economic impact of the war with Iraq, September 11, 2001 terrorist attack and other world and political events.

      The war with Iraq, the terrorist attacks committed in the United States on September 11, 2001 and other world and political events may have an adverse affect on both the regional and national economies and may adversely impact both the governmental and non-governmental tenants in our properties.

Our investments in unimproved real property will take longer to produce returns and will be riskier than investments in developed property.

      Our board of directors has the discretion to invest up to 10% of our total assets in other types of property, including land, apartments or other residential property. In addition to the risks of real estate investments in general, an investment in unimproved real property is subject to additional risks, including the expense and delay which may be associated with rezoning the land for a higher use and the development and environmental concerns of governmental entities and/or community groups.

Effects of ERISA Regulations

Our common stock may not be a suitable investment for qualified pension and profit-sharing trusts.

      When considering an investment in our company with a portion of the assets of a qualified pension or profit-sharing trust, you should consider:

•	whether the investment satisfies the diversification requirements of the Employee Retirement Income Security Act of 1974;

•	or other applicable restrictions imposed by ERISA; and

•	whether the investment is prudent and suitable, since we anticipate that initially there will be no market in which you can sell or otherwise dispose of our shares.

      We have not evaluated, and will not evaluate, whether an investment in our company is suitable for any particular employee benefit plan, but, subject to restrictions described in “ERISA Considerations,” we will accept such entities as shareholders if an entity otherwise meets the suitability standards.

      If we are considered a “pension-held REIT,” an investment in our company may produce unrelated business taxable income for a qualified pension or profit sharing trust, which may cause a qualified pension or profit sharing trust holding 10% or more of our stock to pay federal income tax on a portion of the distributions it receives from us.

      In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the federal tax laws, advisors to employee benefit plans also should consider the effect of the “plan asset” regulations issued by the Department of Labor. To avoid being subject to those regulations, our articles of incorporation prohibit ERISA investors from owning 25% or more of our common stock prior to the time that the common stock qualifies as a class of “publicly-offered securities.” However, we cannot assure you that those provisions in our articles will be effective.

INVESTOR SUITABILITY STANDARDS

      An investment in our company involves significant risk. An investment in our common stock is suitable only for persons who have adequate financial means and desire a relatively long-term investment with respect to which they do not anticipate any need for immediate liquidity.

      We intend to offer our shares for sale to the residents of the District of Columbia and all 50 states except for Alaska. We refer to these states as the sales states.

      Some of our sales states may have established suitability standards that are less rigorous than those described in this prospectus. We reserve the right to sell to investors in those states that meet such state’s suitability standards but may not necessarily meet our suitability standards described in this prospectus. On the other hand, some of our sales states have established suitability standards for individual investors and subsequent transferees that are more rigorous than those set by our company. We must adhere to those state standards when selling to investors in such states.

      If you are an individual, including an individual beneficiary of a purchasing Individual Retirement Account, or if you are a fiduciary, such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act, you must represent that you meet our investor suitability standards, as set forth in the Subscription Agreement attached as Exhibit B to this prospectus, including the following:

•	that you or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase our common stock, have a minimum annual gross income of $45,000 and a net worth of not less than $45,000; or

•	that you or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase our common stock, have a net worth of not less than $150,000.

      Net worth in all cases excludes home, home furnishings and automobiles.

      Several states have established suitability standards different from those we have established. In these states, shares will be sold only to investors who meet the special suitability standards set forth below:

California: Investors must have either (1) a minimum net worth of at least $60,000 and a gross income of at least $60,000 or (2) a minimum net worth of at least $250,000.

Indiana, Iowa, Massachusetts, Michigan, North Carolina and Oregon: Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000.

Maine: Investors must have either (1) a minimum net worth of at least $50,000 and gross annual income of at least $50,000 or (2) a minimum net worth of at least $200,000.

Missouri, Ohio and Pennsylvania: An investor’s investment in our common stock cannot exceed 10% of that investor’s net worth.

Tennessee: Investors must have (1) a minimum net worth of at least $250,000 and to have had during the last tax year and be expected to have during the current tax year a gross income of at least $65,000 or (2) a minimum net worth of at least $500,000.

      The minimum purchase is 100 shares of our common stock, or $1,000, except in Minnesota, which requires a minimum investment of 250 shares, or $2,500, and North Carolina, which requires a minimum investment of 500 shares, or $5,000. We will not permit transfers of less than the minimum required purchase. Only in very limited circumstances may you transfer, fractionalize or subdivide such shares so as to retain less than the minimum number of our shares. For purposes of satisfying the minimum investment requirement for our retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs provided that each such contribution is made in increments of at least $100. However, please note that your investment in our company will not, in itself, create a retirement plan for you and that, in order to create a retirement plan, you must comply with all applicable provisions of the federal income tax laws. After you have purchased the minimum investment, any additional investments must be made in increments of at least $100, except for purchases of shares under our dividend reinvestment plan, which may be in lesser amounts.

Ensuring Our Suitability Standards Are Adhered To

      In order to assure adherence to the suitability standards described above, requisite suitability standards must be met as set forth in the Subscription Agreement, including the Subscription Agreement Signature Page, which is attached as Exhibit B to this prospectus. We and each person selling common stock on our behalf are required to (1) make reasonable efforts to assure that each person purchasing our common stock is suitable in light of such person’s age, educational level, knowledge of investments, financial means and other pertinent factors and (2) maintain records for at least six years of the information used to determine that an investment in our common stock is suitable and appropriate for each investor. Our agreements with the selling broker-dealers require such broker-dealers to (1) make inquiries diligently as required by law of all prospective investors in order to ascertain whether an investment in our company is suitable for the investor and (2) transmit promptly to us all fully completed and duly executed Subscription Agreements.

      In addition, by signing the Subscription Agreement Signature Page, you are representing and warranting to us that you have received a copy of this prospectus not less than five business days prior to signing the Subscription Agreement, that you agree to be bound by our articles of incorporation, that you meet the net worth and annual gross income requirements described above and, if applicable, that you will comply with requirements of California law summarized in that Exhibit with respect to resale of shares of common stock. These representations and warranties help us to ensure that you are fully informed about an investment in our company and that we adhere to our suitability standards. In the event you or another shareholder or a regulatory authority attempted to hold our company liable because shareholders did not receive copies of this prospectus, were not adequately informed of the requirements of our articles of incorporation or because we failed to adhere to each state’s investor suitability requirements, we will assert these representations and warranties made by you in any proceeding in which such potential liability is disputed in an attempt to avoid any such liability. By making these representations, you will not waive any rights that you may have under federal or state securities laws.

Escrow Account

      We have established an escrow account in which we will place all subscriber funds received pending their use for the specific purposes described in our registration statement (for example, acquisition of interests in real estate and repayment of debt). All monies in the escrow account shall be held in trust for the benefit of the subscribers, and shall not be commingled with the funds of, or become an asset of, our company until such time as they are released from the escrow account for the purposes stated in the prospectus. Funds in the escrow account shall not be subject to attachment, levy or other encumbrance in any legal action by a third party against our company. In the event any funds are not released from the escrow account in consummation of the transactions and purposes stated in the prospectus, such monies shall be returned to subscribers pro rata. The escrow account will be maintained at PriVest Bank in South Coast Metro, California. Funds in the escrow will be invested in money market accounts prior to their use.

ESTIMATED USE OF PROCEEDS OF THIS OFFERING

      We will contribute the net proceeds of the sale of any common stock we offer under this prospectus to our operating partnership in return for 100% of the initial interests in our operating partnership, other than our advisor’s incentive limited partnership interest. Our operating partnership will use the net proceeds to purchase suitable properties and to repay debt that we may assume when acquiring properties in exchange for units of limited partnership interest in our operating partnership and to pay the amounts due to our advisor and the dealer manager.

      The following table sets forth information concerning the estimated use of the gross proceeds of this offering. Many of the figures set forth below represent our best estimate since they cannot be precisely calculated at this time. Please note that in this table, the Maximum Offering column does not include up to 1,500,000 shares that may be issued under our dividend reinvestment plan. The amounts shown for Gross Offering Proceeds do not reflect the possible discounts in commissions and other fees in connection with volume purchases.

	Maximum Offering

	Amount	Percent

Gross Offering Proceeds	$270,000,000	100%
Less Organizational and Public Offering Expenses:
Selling Commissions	18,900,000	7.0%
Marketing Support and Due Diligence Reimbursement Fee(1)	8,100,000	3.0%
Other Organizational and Offering Expenses(2)	5,400,000	2.0%

Total Organizational and Offering Expenses	32,400,000	12%

Net Proceeds to Company	$237,600,000	88%

Miscellaneous Acquisition Expenses(3)	1,350,000	0.5%

Amount Available for Investment in Properties	$236,250,000	87.5%

(1)	We will pay the dealer manager an amount equal to 3.0% of the gross offering proceeds for reimbursement of marketing and due diligence expenses as follows: an amount equal to (a) 2.5% of the gross offering proceeds for reimbursement of expenses associated with marketing fees, wholesaling fees, expense reimbursements and volume discounts and (b) 0.5% of the gross offering proceeds for reimbursement of due diligence expenses. The dealer manager may reallow up to 1.0% of the total 3.0% fee to broker-dealers participating in the offering.

(2)	This is an estimate of the costs and expenses expected to be incurred over the life of the offering, including fees for legal counsel, accountants, printers and subsequent state registration renewal fees, etc. The total amount is variable depending upon the term of the offering.

(3)	This does not include real estate commissions or acquisitions fees of up to 3% of the purchase price of the properties we acquire which may be paid by the seller or our company to independent third-party real estate brokers or to Triple Net Properties Realty, Inc., an affiliate of our advisor, who may serve as our real estate broker in some or all of our acquisitions.

      The dealer manager may seek the assistance of other broker-dealers in selling our common stock and may reallow the selling commissions it receives to such broker-dealers.

      The total organizational and offering expenses that we will pay in connection with our company’s formation and the offering and sale of shares of our common stock will be reasonable and will not exceed an amount equal to 14% of the proceeds raised in this offering.

OUR COMPANY

Overview

      G REIT, Inc. was formed as a Virginia corporation in December of 2001 and has qualified and elected to be taxed as a real estate investment trust for federal income tax purposes. As of December 31, 2003, we owned interests in 13 properties aggregating to a total gross leasable area, or GLA, of approximately 2.8 million square feet. Tenants with a government orientation occupied approximately 35% of the total GLA of these properties. As of December 31, 2003, approximately 88% of the total GLA in these properties was leased. We anticipate acquiring additional properties with the net proceeds of this offering. We intend to invest in office, industrial and service properties throughout the United States, including properties that have a government orientation. We may lease our properties to tenants under net or gross leases. We may acquire office properties in sale and leaseback transactions in which creditworthy tenants enter into net leases with our company.

      We conduct business and own properties through our operating partnership, G REIT, L.P., which was formed as a Virginia limited partnership in December of 2001. We are the sole general partner of our operating partnership and have control over the affairs of our operating partnership. We will contribute the net proceeds of this offering to our operating partnership in exchange for 100% of the initial capital and profits interests in our operating partnership, other than the incentive limited partnership interest owned by our advisor. In the future, our operating partnership may issue units of limited partnership interest in exchange for suitable properties. Our operating partnership will use the net proceeds of this offering to purchase suitable properties and to repay debt secured by properties contributed to it in exchange for units of limited partnership interest.

      Our day to day operations are managed by our advisor, Triple Net Properties, LLC, under an advisory agreement. Our advisor engages affiliated entities, including Triple Net Properties Realty, Inc., or Realty, a real estate brokerage and management company, to provide various services for the properties. Our advisor and its affiliated property manager were formed in 1998 to serve as an asset and property manager for real estate investment trusts, syndicated real estate limited partnerships, limited liability companies and similar real estate entities.

INVESTMENT OBJECTIVES AND POLICIES

General

      Our company’s primary investment objective is to obtain current income through the purchase of real estate, including real estate that has a government orientation. Additionally, we intend to:

•	invest in income producing real property generally through equity investments in a manner which permits us to continue to qualify as a REIT for federal income tax purposes;

•	generate cash available for distribution to our shareholders;

•	preserve and protect your capital; and

•	realize capital appreciation upon the ultimate sale of our properties.

      We cannot assure you that we will attain these objectives or that our capital will not decrease. Our investment objectives will not be altered if less than the maximum offering amount is raised.

      Decisions relating to the purchase or sale of properties will be made by our advisor subject to approval by our board of directors. Our board of directors has established written policies on investment objectives and borrowing. Our board is responsible for monitoring the administrative procedures, investment operations and performance of our company and our advisor to assure such policies are carried out. Our board generally may change our policies or investment objectives at any time without a vote of our shareholders. The independent directors will review our investment policies at least annually to determine that our policies are in the best interests of our shareholders and will set forth their determinations in the minutes of the board meetings. You will have no voting rights with respect to implementing our investment objectives and policies, all of which are the responsibility of our board of directors and may be changed at any time.

      The sheltering from tax of income from other sources is not an objective of our company.

Investing in Government Oriented Property

      Government Orientation. Our company will invest in real estate, including real estate that has a government orientation. By government orientation, we mean that a portion of our properties will include one or more of the following types of government tenants:

•	United States federal government and governmental authorities;

•	state, local and other governments and governmental authorities;

•	quasi-governmental authorities;

•	government contractors and service providers;

•	governmental licensees; and

•	health care, medical insurance, grant research and similar companies.

      These categories of government tenants are described below:

United States Federal Government and Governmental Authorities include the United States federal government, federal governmental agencies, for example, defense agencies and civil agencies (for example, the General Services Administration, Departments of Defense, Interior, Transportation, Agriculture, United States Postal Service, Energy, National Science Foundation, Labor, Health and Human Services, Treasury, Environmental Protection Agency, General Accounting Office, Central Intelligence Agency, Federal Bureau of Investigation, National Aeronautics and Space Administration, Secret Service and Customs) and other federal governmental authorities.

State, Local and Other Governments and Governmental Authorities include the 50 states and the District of Columbia, the various departments of government, state and local colleges and universities, governmental authorities, boards and commissions (for example, water and sewer districts, industrial bond authorities, school boards, parks and recreation authorities).

Quasi-Governmental Authorities include Ginnie Mae (a wholly owned corporation within the Department of Housing and Urban Development), Fannie Mae (the nation’s largest private nonprofit foundation devoted to affordable housing) and certain tax-exempt entities.

Government Contractors and Service Providers are parties who provide services to the government and governmental authorities.

Government Licensees are parties who operate under the authority of licenses issued by a government, governmental authority or quasi-governmental authority, for example, banks, credit unions and insurance companies.

Health Care, Medical Insurance, Grant Research and Similar Companies, including tax-exempt and for-profit firms that are recipients, directly or indirectly, of government funding, grants, reimbursements or subsidies.

      Focus States. We intend that a significant portion of our properties will be in the following focus states: California, Colorado, District of Columbia, Florida, Illinois, Maryland, Nevada, Oklahoma, Texas, Virginia and Washington. Some of our properties will be located in state capitals. Our board of directors has the right to modify our focus states from time-to-time based on their determination of what is in the best interest of our company.

Types of Investments

      Our company, through entities that we own or control directly or indirectly, acquires office, industrial and service properties, including properties that have a government orientation as a result of space being leased to government tenants.

      We will seek to invest in properties that will satisfy the primary objective of providing cash dividends to our shareholders. However, because a significant factor in the valuation of income-producing real estate is their potential for future income, we anticipate that the majority of properties we acquire will have both the potential for growth in value and providing cash dividends to shareholders. To the extent feasible, we will strive to invest in a diversified portfolio of properties, in terms of geography, type of property and types of tenants (governmental and non-governmental), that will satisfy our investment objectives of maximizing cash available for payment of dividends, preserving our capital and realizing growth in value upon the ultimate sale of our properties.

      We anticipate that 87.5% of the offering proceeds will be used to acquire real estate and the balance will be used to pay various fees and expenses described in “Estimated Use of Proceeds.”

      We may enter into sale and leaseback transactions, under which we will purchase a property from an entity and lease the property back to such entity under a net lease.

      Our properties are leased by generally creditworthy tenants. We consider a tenant to be creditworthy when it has:

•	a minimum tangible net worth equal to ten times one year’s rental payments required under the terms of the lease;

•	a guaranty for its payments under the lease by a guarantor with a minimum tangible net worth of $10 million; or

•	a corporate debt rating by Moody’s of Baa (or better) or by Standard & Poor’s of BBB (or better).

      Debt obligations of companies rated by Moody’s as Baa are considered medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but are more unreliable over any great length of time. Debt obligations of companies rated by Standard & Poor’s as BBB are considered to have adequate protection parameters, but susceptible to adverse economic conditions or changing circumstances. Standard & Poor’s ratings of less than BBB are regarded as having significant speculative characteristics.

      A majority of properties acquired will be at least 80% leased on the acquisition date. We typically acquire properties with cash and mortgage or other debt, but we may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price for such property in cash or in units of limited partnership interest in our operating partnership. On properties purchased on an all-cash basis we may later incur mortgage indebtedness by obtaining loans secured by selected properties, if favorable financing terms are available. The proceeds from such loans would be used to acquire additional properties and increase our cash flow. We do not intend to incur indebtedness in excess of 60% of the aggregate fair market value of all our properties as determined at the end of each calendar year beginning with our first full year of operations. Fair market value will be determined each year by an internal or independent certified appraiser and in a similar manner as the fair market determination at the time of purchase.

      Our advisor and its affiliates may purchase properties in their own name, assume loans in connection with the purchase of properties and temporarily hold title to such properties for the purpose of facilitating the acquisition of such property, borrowing money or obtaining financing, completing construction of the property or for any other purpose related to our business. We may also acquire properties from our advisor, affiliates of our advisor and entities advised or managed by our advisor. Such acquisitions must be approved by a majority of our directors, including a majority of our independent directors, and supported by an independent appraisal prepared by an appraiser who is a member in good standing of the American Institute of Real Estate Appraisers or similar national organization selected by the independent directors.

We currently do not have any plans to acquire a property or properties from our advisor, its affiliates or entities advised or managed by our advisor.

Our Acquisition Standards

      We believe, based on our advisor’s prior real estate experience, that we have the ability to identify quality properties capable of meeting our investment objectives. In evaluating potential acquisitions, the primary factor we will consider is the property’s current and projected cash flow. We will also consider a number of other factors, including a property’s:

•	geographic location and type;

•	construction quality and condition;

•	potential for capital appreciation;

•	ability of tenants to pay scheduled rent;

•	lease terms and rent roll, including the potential for rent increases;

•	potential for economic growth in the tax and regulatory environment of the community in which the property is located;

•	potential for expanding the physical layout of the property;

•	occupancy and demand by tenants for properties of a similar type in the same geographic vicinity;

•	prospects for liquidity through sale, financing or refinancing of the property;

•	competition from existing properties and the potential for the construction of new properties in the area; and

•	treatment under applicable federal, state and local tax and other laws and regulations.

Our advisor will have substantial discretion with respect to the selection of specific properties.

      We will not close the purchase of any property unless and until we obtain an environmental assessment, a minimum of Phase I review, for each property purchased and are generally satisfied with the environmental status of the property.

      We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if, during a stated period, the property does not generate a specified cash flow, the seller or developer will pay in cash to our company a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

      In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased, and is normally credited against the purchase price if the property is purchased.

      In purchasing properties, we will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws;

•	periods of high interest rates and tight money supply which may make the sale of properties more difficult;

•	tenant turnover; and

•	general overbuilding or excess supply in the market area.

Property Acquisition

      We anticipate acquiring fee simple and tenant in common interests in real property and real property subject to long-term ground leases, although other methods of acquiring a property may be used when we consider it to be advantageous. For example, we may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity which in turn owns the real property. We may also use wholly-owned subsidiaries of our operating partnership to acquire properties. Such wholly-owned subsidiaries will be formed solely for the purpose of acquiring and/or financing a property or properties.

      We may commit to purchase properties subject to completion of construction in accordance with terms and conditions specified by our advisor. In such cases, we will be obligated to purchase the property at the completion of construction, provided that (1) the construction conforms to definitive plans, specifications and costs approved by us in advance and embodied in the construction contract and (2) agreed upon percentages of the property are leased. We will receive a certificate of an architect, engineer or other appropriate party stating that the property complies with all plans and specifications. We currently do not intend to construct or develop properties, or render any services in connection with such development or construction.

      If remodeling is required prior to the purchase of a property, we will pay a negotiated maximum amount either upon completion or in installments commencing prior to completion. Such amount will be based on the estimated cost of such remodeling. In such instances, we will also have the right to review the lessee’s books during and following completion of the remodeling to verify actual costs. In the event of substantial disparity between estimated and actual costs, an adjustment in purchase price may be negotiated. If remodeling is required after the purchase of a property, our advisor or an affiliate may serve as construction manager for a fee no greater than the fee a third party would charge for such services.

      Although we are not limited as to the geographic area where we may conduct our operations, we intend to emphasize properties located in our focus states.

      We are not specifically limited in the number or size of properties we may acquire or on the percentage of net proceeds of this offering which we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.

Joint Ventures

      We may invest in general partnership, co-ownership and joint venture arrangements with other real estate programs formed by, sponsored by or affiliated with our advisor or an affiliate of our advisor if a majority of our independent directors who are not otherwise interested in the transaction approve the transaction as being fair and reasonable to our company and our shareholders and on substantially the same terms and conditions as those received by the other joint venturers. We may so invest with nonaffiliated third parties by following the general procedures to obtain approval of an acquisition.

      We will invest in general partnerships, co-ownership or joint venture arrangements with our advisor and its affiliates only when:

•	there are no duplicate property management or other fees;

•	the investment of each entity is on substantially the same terms and conditions; and

•	we have a right of first refusal if our advisor or its affiliates wish to sell its interest in the property held in such arrangement.

      We may invest in general partnerships or joint venture arrangements with our advisor and its affiliates as co-owners of a property to allow us to increase our equity participation in such venture as additional proceeds of this offering are received, with the result that we will end up owning a larger equity percentage of the property. In addition, we will have the right to enter into co-ownership and joint venture arrangements with entities unaffiliated with our advisor and its affiliates.

      You should note that there is a potential risk that our company and the co-owner or its joint venture partner will be unable to agree on a matter material to the joint venture on joint venture decisions and we may not control the decision. Furthermore, we cannot assure you that we will have sufficient financial resources to exercise any right of first refusal.

Description of Our Leases

      We enter into either “net” or “gross” leases with our tenants. “Net” leases typically require that tenants pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, insurance and building repairs related to the property, in addition to the lease payments. We generally will require that each net lease tenant pay its share of the cost of the liability insurance covering the properties owned by our operating partnership or provide such coverage. The third party liability coverage will insure, among others, our operating partnership and our advisor. We will also require that each tenant obtain, at its own expense, property insurance naming our operating partnership as the insured party for fire and other casualty losses in an amount equal to the full value of such property. All such insurance must be approved by our advisor.

      We expect that most of our non-governmental leases will be net leases with terms of 10 to 15 years, but generally not less than 5 years, usually providing for a base minimum annual rent with periodic increases during the lease term.

      “Gross” leases typically require that the landlord pay all or a majority of the operating expenses, including real estate taxes, special assessments, and sales and use taxes, utilities, insurance and building repairs related to the property.

      We anticipate that our governmental leases are likely to be gross leases and may have a shorter term ranging from 5 to 10 years. In addition, our governmental leases may permit the tenants to terminate under certain circumstances, including failure to obtain appropriations or termination or non-renewal of a material government contract.

      In general, our leases may be assigned or subleased with our operating partnership’s prior written consent, but the original tenant generally will remain fully liable under the lease unless the assignee meets our income and net worth tests.

      Our board of directors controls our policies with respect to the terms of leases into which we may enter and may change those policies at any time without shareholder approval.

Our Operating Partnership

      We will conduct our business and own properties through our operating partnership and its wholly owned subsidiaries. Our operating partnership will be governed by its Agreement of Limited Partnership, a copy of which may be obtained from us. As the sole general partner of our operating partnership, we will have control over the affairs of our operating partnership. We will delegate to our advisor the management of the day-to-day affairs of our operating partnership. We will contribute the net proceeds of this offering to our operating partnership in return for 100% of the initial capital and profits interest in our operating partnership, other than our advisor’s incentive limited partnership interest that entitles it to share in operating cash flow and property sale proceeds above a threshold return to our company. Our advisor has no voting rights by virtue of its incentive limited partnership interest. Our operating partnership may issue additional units of limited partnership interest in the future in exchange for properties. The holders of these units may have the right to redeem their units for cash or shares of common stock on terms set forth in the Agreement of Limited Partnership. Under certain circumstances, holders of these units may exercise their redemption rights by delivering a written notice of redemption to both the operating partnership and our company, as general partner of the operating partnership. Upon receipt of the redemption notice, our company may elect to purchase those units of limited partnership interest for either cash or shares in amounts determined in accordance with certain definitions and formulae set forth in the Agreement of Limited Partnership. If we decline to purchase those units, then the operating partnership must purchase the units of limited partnership, subject to certain limitations designed to protect our status as a REIT. Our operating partnership will use the net proceeds to purchase suitable properties and may use a portion of the net proceeds to repay debt secured by properties contributed to our operating partnership in exchange for units of limited partnership interest.

Our Policies With Respect to Borrowing

      When we think it is appropriate, we will borrow funds to acquire or finance properties. We may later refinance or increase mortgage indebtedness by obtaining additional loans secured by selected properties, if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties for the purpose of increasing our cash flow and providing further diversification. We anticipate that aggregate borrowings, both secured and unsecured, will not exceed 60% of all of our properties’ combined fair market values, as determined at the end of each calendar year beginning with the first full year of operation. In addition, we anticipate that no property will be encumbered by secured indebtedness or financed by unsecured indebtedness in excess of 80% of its fair market value. Our board of directors will review our aggregate borrowings at least quarterly to ensure that such borrowings are reasonable in relation to our net assets. The maximum amount of such borrowings in relation to our net assets will not exceed 300%. We may also incur indebtedness to finance improvements to properties and, if necessary, for working capital needs or to meet the distribution requirements applicable to REITs under the federal income tax laws.

      When incurring secured debt, we generally intend to incur only nonrecourse indebtedness, which means that the lenders’ rights on our default generally will be limited to foreclosure on the property that secured the obligation. If we incur mortgage indebtedness, we will endeavor to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year, although some mortgages are likely to provide for one large payment and we may incur floating or adjustable rate financing when our board of directors determines it to be in our best interest.

      Our board of directors controls our policies with respect to borrowing and may change such policies at any time without a vote of the shareholders.

Sale or Disposition of Properties

      Our advisor and our board of directors will determine whether a particular property should be sold or otherwise disposed of after consideration of relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving our principal investment objectives.

      In general, we intend to hold properties, prior to sale, for a minimum of four years. When appropriate to minimize our tax liabilities, we may structure the sale of a property as a “like-kind exchange” under the federal income tax laws so that we may acquire qualifying like-kind replacement property meeting our investment objectives without recognizing taxable gain on the sale. Furthermore, our general policy will be to reinvest into additional properties proceeds from the sale, financing, refinancing or other disposition of our properties that represent our initial investment in such property or, secondarily, to use such proceeds for the maintenance or repair of existing properties or to increase our reserves for such purposes. The objective of reinvesting such portion of the sale, financing and refinancing proceeds is to increase the total value of real estate assets that we own and the cash flow derived from such assets.

      Despite this policy, our board of directors, in its discretion, may distribute to our shareholders all or a portion of the proceeds from the sale, financing, refinancing or other disposition of properties. In determining whether any of such proceeds should be distributed to our shareholders, our board of directors will consider, among other factors, the desirability of properties available for purchase, real estate market conditions and compliance with the REIT distribution requirements. Because we may reinvest such portion of the proceeds from the sale, financing or refinancing of our properties, we could hold our shareholders’ capital indefinitely. However, the affirmative vote of shareholders controlling a majority of our outstanding shares of common stock may force us to liquidate our assets and dissolve.

      In connection with a sale of a property, our general preference will be to obtain an all-cash sale price. However, we may take a purchase money obligation secured by a mortgage on the property as partial payment. There are no limitations or restrictions on our taking such purchase money obligations. The terms of payment upon sale will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. To the extent we receive notes, securities or other property instead of cash from sales, such proceeds, other than any interest payable on such proceeds, will not be included in net sale proceeds available for distribution until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed of. Thus, the distribution of the proceeds of a sale to you as a shareholder, to the extent contemplated by our board of directors, may be delayed until such time. In such cases, we will receive payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.

      We are not a mortgage bank or portfolio lender. We do not intend to engage in the business of originating, warehousing or servicing mortgages. If we engage in such activities, it will be only as an ancillary result of our main business of investing in real estate properties. We may provide seller financing on certain properties if, in our judgment, it is prudent to do so. However, our main business is not investment in mortgages or mortgage-backed securities. If we do invest directly in mortgages, they will be mortgages on office buildings or other commercial properties. We may, however, when and if we deem it prudent to do so, invest in mortgage-backed securities with a minimum rating of BBB by Standard & Poor’s or Baa by Moody’s, which may be collateralized by 1-4 family mortgages, apartments, or other properties.

      While it is our intention to hold each property we acquire for a minimum of four years, circumstances might arise which could result in the early sale of some properties. A property may be sold before the end of the expected holding period if:

•	the tenant has involuntarily liquidated;

•	in the judgment of our advisor, the value of a property might decline substantially;

•	an opportunity has arisen to improve other properties;

•	we can increase cash flow through the disposition of the property;

•	the tenant is in default under the lease; or

•	in our judgment, the sale of the property is in our best interests.

      The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price or if operating expenses increase without a commensurate increase in rent under our gross leases, we may be limited in realizing any appreciation. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

Our Long Term Investment Objective

      Our long term investment objective is to invest in properties that satisfy the primary objectives of providing (1) cash dividends to shareholders and (2) capital appreciation. Since a significant factor in the valuation of income-producing real estate is cash flow, management anticipates that the majority of properties purchased will meet both investment objectives by generating sufficient cash flow to pay current and future dividends while exhibiting the potential to increase in value at a rate greater than the general inflation rate of the U.S. economy. To the extent feasible, we strive to invest in a diversified portfolio of properties, in terms of geography, type of property and types of tenants that will satisfy our investment objectives.

      We anticipate that by July 1, 2008, our board of directors will determine when, and if, to apply to have our shares of common stock listed for trading on a national stock exchange or included for quotation on a national market system, if we meet the then applicable listing requirements. We believe that an exchange listing or inclusion of our shares in a national market system may allow us to increase our size, portfolio diversity, shareholder liquidity, access to capital and stability, and to decrease our operating costs. However, there is no assurance that such listing or inclusion will ever occur. If it is not feasible or desirable to list our shares or include them on a national market system by July 1, 2008, our board of directors may decide to sell our assets individually, list our shares at a future date or liquidate us within four years of such date.

Changes in Our Investment Objectives

      Our principal investment objectives are generally to invest, through our operating partnership, in office, industrial, and service properties with a government orientation. Our shareholders have no voting rights with respect to implementing our investment objectives and policies, all of which are the responsibility of our board of directors and may be changed at any time.

Investment Limitations

      We do not intend to:

•	invest more than 10% of our total assets in unimproved real property, apartments, other residential property and real estate investments not contemplated herein;

•	invest in commodities or commodity future contracts, except for interest rate futures contracts used solely for purposes of hedging against changes in interest rates; or

•	operate in such a manner as to be classified as an “investment company” for purposes of the Investment Company Act of 1940.

      As used above, “unimproved real property” means any investment with the following characteristics:

•	an equity interest in real property which was not acquired for the purpose of producing rental or other operating income;

•	has no development or construction in process on such land; and

•	no development or construction on such land is planned in good faith to commence within one year.

In addition, we have adopted the following investment policies:

We will not issue redeemable equity securities.

We will not issue our shares on a deferred payment basis or other similar arrangement.

We will not issue debt securities unless the historical debt service coverage in the most recently completed fiscal year as adjusted for known charges is sufficient to properly service that higher level of debt.

We will not engage in trading, as opposed to investment, activities.

We will not engage in underwriting or the agency distribution of securities issued by others.

Making Loans and Investments in Mortgages

      We will not make loans to other entities or persons unless secured by mortgages, and we will not make any mortgage loans to our advisor or any of its affiliates. We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser. We will maintain their appraisal in our records for at least five years, and will make it available during normal business hours for inspection and duplication by any shareholder at such shareholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

      We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of our company, would exceed an amount equal to 85% of the appraised value of the property as determined by an appraisal from a certified independent appraiser, unless we find substantial justification due to the presence of other underwriting criteria. In no event will we invest in mortgage loans that exceed the appraised value of the property as of the date of the loans.

      All of our mortgage loans must provide for at least one of the following:

•	except for differences attributable to adjustable rate loans, equal periodic payments on a schedule that would be sufficient to fully amortize the loan over a 20 to 40 year period;

•	payments of interest only for a period of not greater than ten years with the remaining balance payable in equal periodic payments on a schedule that would fully amortize the loan over a 20 to 30 year period; or

•	payment of a portion of the stated interest currently and deferral of the remaining interest for a period not greater than five years, with the remaining principal and interest payable in equal periodic payments on a schedule that would fully amortize the loan over a 20 to 35 year period.

      We will not invest in real estate contracts of sale otherwise known as land sale contracts.

      We will not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, any director, officer or any of their affiliates.

      We will not invest in subordinated secured indebtedness except where the amount of total indebtedness secured by that property does not exceed 85% of the appraised value of such property. In addition, the value of all such investments, as shown on their books in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation, will not exceed 5% of our total assets.

Investment in Securities

      We will not invest in equity securities of another entity, other than our operating partnership or a wholly owned subsidiary, unless a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction approves the investment as being fair, competitive and commercially reasonable. Investments in entities affiliated with our advisor, any officer, director or affiliates must be approved by a majority of the independent directors. We may purchase our own securities, when traded on a secondary market or on a national securities exchange or market, if a majority of the directors determine such purchase to be in our best interests. We will not invest in the securities of other entities for the purpose of exercising control over that entity.

Appraisals

      The purchase price for each property that we acquire must be approved by a majority of our independent directors and be based on the fair market value of the property. We will support the determination of the purchase price with an appraisal from an appraiser who is a member-in-good-standing of the American Institute of Real Estate Appraisers or similar national or regional organization. In cases in which a majority of the independent directors require, and in all cases in which we acquire property from our officers, directors, advisor or any affiliate of our officers, director or advisor, we will obtain an appraisal from an independent appraiser who is a member-in-good-standing of the American Institute of Real Estate Appraisers or similar national or regional organization and who will be selected by the independent directors.

Other Policies

      In determining whether to purchase a particular property, we may first obtain an option to purchase such property. We may forfeit the amount paid for the option, if any, if the property is not purchased.

      Assuming the maximum offering is sold, we generally do not intend to invest more than 20% of the gross proceeds of this offering in any one property, although we may do so with the approval of a majority of our board of directors.

      We will hold all funds, other than funds raised in the offering that are held in the escrow account at PriVest Bank, pending investment in properties, in readily marketable, interest-bearing securities which will allow us to continue to qualify as a REIT. Such investments will be highly liquid and provide for appropriate safety of principal and may include, but will not be limited to, investments such as Government National Mortgage Association certificates, U.S. government bonds, CDs, time deposits and other government securities.

      We do not intend to make distributions-in-kind, except for:

•	distributions of beneficial interest in a liquidating trust established for the dissolution of our company and the liquidation of our assets in accordance with the terms of the Virginia Stock Corporation Act; or

•	distributions of property which meet all of the following conditions:

•	our board of directors advises each shareholder of the risks associated with direct ownership of the property;

•	our board of directors offers each shareholder the election of receiving in-kind property distributions; and

•	our board of directors distributes in-kind property only to those shareholders who accept the directors’ offer.

Dividend Policy

      In order to continue to qualify as a REIT for federal income tax purposes, among other things, we must distribute each taxable year at least 90% of our taxable income, other than net capital gain.

      We have a policy of avoiding, to the extent possible, the fluctuations in dividends that might result if dividends were based on actual cash received during the distribution period. To implement this policy, we may use cash received during prior periods or cash received subsequent to the distribution period and prior to the payment date for such dividend to pay annualized dividends consistent with the dividend level established from time to time by our board of directors. Our ability to maintain this policy will depend upon the availability of cash flow and applicable requirements for qualification as a REIT under the federal income tax laws. Therefore, we cannot assure you that there will be cash flow available to pay dividends or that dividends will not fluctuate. If cash available for distribution is insufficient to pay dividends to you as a shareholder, we may obtain the necessary funds by borrowing, issuing new securities or selling assets. These methods of obtaining funds could affect future dividends by increasing operating costs.

      To the extent that dividends paid to our shareholders are made out of our current or accumulated earnings and profits, such dividends will be taxable as ordinary dividend income. To the extent that our dividends exceed our current and accumulated earnings and profits, such amounts will constitute a return of capital to our shareholders for federal income tax purposes, to the extent of their basis in their stock, and thereafter will constitute capital gain.

      Beginning September 1, 2002, the Company began paying monthly dividends to shareholders of record as of the end of the preceding month at an annul rate of $0.700 per share (7.00% based on a $10.00 purchase price). On November 25, 2003, our board of directors approved an increase in the annual dividend to $0.725 per share (7.25% based on $10.00 purchase price) effective January 1, 2003. On March 22, 2003, our board of directors approved an increase in the annual dividend to $0.750 per share (7.50% based on a $10.00 purchase price) effective June 1, 2003. We cannot assure you that we will continue to pay dividends at the current rate or at all.

      Monthly dividends will be calculated with daily record and dividend declaration dates. However, our board of directors could, at any time, elect to pay dividends quarterly to reduce administrative costs. It will be our general policy, subject to applicable REIT rules, to reinvest proceeds from the sale, financing, refinancing or other disposition of our properties through the purchase of additional properties, although we cannot assure you that we will be able to do so.

DESCRIPTION OF REAL ESTATE INVESTMENTS

      As of December 31, 2003, we owned interests in 13 properties located in 8 states with an aggregate GLA of approximately 2.8 million square feet. In addition, at that date, approximately 35% of our aggregate GLA was leased to government-oriented tenants.

      The following table presents certain additional information about our properties.

					Purchase Price

			%	Date		Our
Property	Property Location	GLA (Sq Ft)	Owned	Acquired	Total	Investment	Annual Rent(1)

5508 Highway 290 West Building	Austin, TX	74,089	100.0%	9/13/02	$10,225,000	$10,225,000	$1,034,000
Two Corporate Plaza	Clear Lake, TX	161,331	100.0%	11/27/02	13,580,000	13,580,000	2,623,000
Congress Center	Chicago, IL	524,730	30.0%	1/09/03	136,108,000	40,832,000	9,479,000
Atrium Building	Lincoln, NE	166,902	100.0%	1/31/03	4,532,000	4,532,000	1,429,000
Park Sahara	Las Vegas, NV	123,343	4.75%	3/18/03	12,200,000	579,500	1,369,000
Department of Children and Families Campus	Plantation, FL	124,037	100.0%	4/25/03	11,580,000	11,580,000	2,043,000
Gemini Plaza	Houston, TX	158,627	100.0%	5/02/03	15,000,000	15,000,000	1,467,000
Bay View Plaza	Alameda, CA	60,434	97.68%	7/31/03	11,655,000	11,329,000	1,216,000
North Pointe Corporate Center	Sacramento, CA	130,805	100%	8/11/03	24,205,000	24,205,000	2,884,000
824 Market Street	Wilmington, DE	200,020	100%	10/10/03	31,900,000	31,900,000	3,983,000
Sutter Square Galleria	Sacramento, CA	61,036	100%	10/28/03	8,240,000	8,240,000	1,140,000
One World Trade Center	Long Beach, CA	573,300	100%	12/05/03	113,648,000	113,648,000	11,154,000
Centerpoint Corporate Park	Kent, WA	435,784	100%	12/30/03	54,220,000	54,220,000	4,600,000

Total		2,794,438			$447,093,000	$339,870,500	$44,421,000

(1)	Annualized rental income based on rent due from tenants at December 31, 2003.

      The following information generally applies to our properties:

•	We believe all of the properties are adequately covered by insurance and are suitable for their intended purposes.

•	We have no plans for any material renovations, improvements or development of the properties.

•	Our properties are located in urban markets where we are subject to competition for attracting new and retaining current tenants.

•	Depreciation is provided on a straight-line basis over the estimated useful lives of the buildings and improvements, ranging primarily from 39 to 15 years, respectively.

Physical Occupancy Table

      The following schedule lists the approximate physical occupancy levels for our properties as of the end of each quarter (we commenced operations in the third quarter 2002 upon our first property acquisition).

Property	9/30/02	12/31/02	3/31/03	6/30/03	9/30/03	12/31/03

5508 Highway 290 West Building	99%	99%	99%	100%	92%	92%
Two Corporate Plaza	—	94%	94%	96%	91%	96%
Congress Center	—	—	86%	86%	89%	90%
Atrium Building	—	—	84%	84%	84%	83%
Park Sahara	—	—	92%	88%	89%	86%
Department of Children and Families Campus	—	—	—	92%	94%	94%
Gemini Plaza	—	—	—	100%	100%	100%
Bay View Plaza	—	—	—	—	93%	93%
North Pointe Corporate Center	—	—	—	—	82%	92%
824 Market Street	—	—	—	—	—	92%
Sutter Square Galleria	—	—	—	—	—	96%
One World Trade Center	—	—	—	—	—	94%
Centerpoint Corporate Park	—	—	—	—	—	67%

      As of December 31, 2003, approximately 88% of the total GLA in our properties was leased.

Average Effective Annual Rent Per Square Foot

      The following table presents the average effective annual rent per square foot for our properties as of the end of each quarter (we commenced our principal operations in the third quarter of 2002 upon our first property acquisition).

Property	9/30/02	12/31/02	3/31/03	6/30/03	9/30/03	12/31/03

5508 Highway 290 West Building	$14.76	$14.88	$15.12	$15.36	$15.36	$15.10
Two Corporate Plaza	—	$16.44	$17.04	$17.04	$16.92	$17.03
Congress Center	—	—	$17.88	$21.24	$20.40	$20.02
Atrium Building	—	—	$10.20	$10.20	$10.20	$10.26
Park Sahara	—	—	$17.76	$17.64	$17.64	$17.64
Department of Children and Families Campus	—	—	—	$16.92	$17.52	$17.58
Gemini Plaza	—	—	—	$9.24	$9.24	$9.25
Bay View Plaza	—	—	—	—	$21.12	$21.66
North Pointe Corporate Center	—	—	—	—	$26.76	$26.81
824 Market Street	—	—	—	—	—	$21.65
Sutter Square Galleria	—	—	—	—	—	$19.43
One World Trade Center	—	—	—	—	—	$22.87
Centerpoint Corporate Park	—	—	—	—	—	$15.67

Lease Expiration Table

      The following schedule presents the sensitivity of our annual base rent due to lease expirations for the next 10 years at our properties as of December 31, 2003, by number, percentage of total aggregate GLA and annual base rent.

		Total Sq.	% of Total	Annual Base
	Number	Ft. of	GLA	Rent Under
	of Leases	Expiring	Represented by	Expiring
Year Ending December 31	Expiring	Leases	Expiring Leases	Leases

2004	66	268,455	9.61%	$4,211,090
2005	51	229,923	8.23	4,225,337
2006	54	341,386	12.22	6,349,078
2007	32	298,052	10.67	5,708,475
2008	13	137,179	4.91	2,731,428
2009	14	116,041	4.15	2,237,319
2010	9	46,986	1.68	559,620
2011	8	302,578	10.83	4,172,338
2012	16	402,667	14.41	9,910,982
2013	10	232,411	8.32	3,744,417
Thereafter	11	82,468	2.95	571,999

Total	284	2,458,145	87.97%	$44,422,084

Concentration of Tenants

      As of December 31, 2003, the following tenant accounted for 10% or more of our aggregate annual rental income:

		Current
		Base Annual	% of Total
Tenant	Property	Rent	Rental Income

General Services Administration (Secret Service/Bureau of ATF)	Congress Center	$4,636,300	10.4%

      The following table provides certain information with respect to the leases of those tenants that occupy 10% or more of the rentable square footage in each of our material properties as of December 31, 2003. We consider a property to be material if its book value amounts to 10% or more of our total assets or if its gross revenues for the last fiscal year amounted to 10% or more of our aggregate gross revenues for that fiscal year.

	Rentable		Percentage of	Current
	Square	Lease	Property	Base Annual	Renewal
Property and Lessee	Feet	Ends	Leased	Rent	Options

5508 Highway 290 West Building
Air Products and Chemicals, Inc.	12,647	09/30/06	17.1%	$199,800	One 5-year
SAM, Inc.(1)	12,406	02/14/07	16.7	147,000	One 2-year
Epic Edge	11,146	12/31/05	15.0	163,000	One 5-year
Two Corporate Plaza
Lockheed Engineering(1)	55,021	06/30/06	34.1	957,900	Two 3-year
FAA(1)	17,958	09/30/07	11.1	323,200	Two 5-year
Akzo Chemical	16,390	12/31/05	10.2	299,900	None
Congress Center
GSA (Secret Service/ATF)(1)	113,458	04/25/12	21.6	4,636,300	None
North American Life & Health Insurance Co.	100,890	02/28/12	19.2	1,834,200	Two 5-year
AKZO Nobel(2)	90,138	12/31/13	17.1	—	Two 5-year
GE Employers Reinsurance Corp.	66,520	12/31/12	12.7	1,347,000	Two 5-year
Atrium Building
Nebraska Dept of Environmental Quality(1)	62,357	07/15/04	37.4	616,100	One 5-year
Nebraska Library Commission(1)	42,353	08/31/07	25.1	437,800	None
Dept. of Children & Families Campus
Dept. of Children & Families(1)	69,571	02/28/05	56.1	1,417,700	Two 5-year
Sheriff of Broward County(1)	23,514	07/31/06	19.0	401,800	Three 5-year
Gemini Plaza
United Space Alliance(1)	158,627	05/31/11	100.0	1,467,300	Two 5-year
Bay View Plaza
Good Guys	31,579	03/02/11	51.4	663,300	One 5-year
National Medical Services	11,146	10/15/11	18.4	227,100	One 5-year
State of CA (Employment Development Dept.)(1)	11,100	12/31/10	18.4	289,600	None
North Pointe Corporate Center
GSA (IRS)(1)	89,179	08/17/07	68.2	2,498,000	None
Quest Educational Corp.	18,381	11/30/06	14.1	386,000	None
824 Market Street
GSA (US Bankruptcy Court)(1)	69,467	08/05/13	34.7	1,919,600	None
Sutter Square Galleria
University of California-Davis Extension(1)	18,288	01/01/12	30.0	344,100	Three 5-year
John Robert Powers	10,000	06/14/08	16.4	168,000	None
Blockbuster	7,960	10/31/04	13.0	148,200	One 5-year
One World Trade Center
GSA (US Customs/DOD/Exim Bank)(1)	55,837	09/30/12	10.5	1,558,100	None
Centerpoint Corporate Park
PASC (Patient Accounting Service Center)	59,056	12/31/08	13.6	996,300	None

(1)	Government entity or government contractor.

(2)	Rental payments begin January 1, 2004; base annual rent as of such date will be $1,892,900.

Geographic Diversification Table

      The following table shows a list of properties we owned as of December 31, 2003, grouped by the state where each of our investments is located.

				Current	Approximate %
	No. of	Aggregate	Approximate %	Base Annual	of Aggregate
State	Properties	Square Feet	of Square Feet	Rent	Annual Rent

California	4	825,575	29.5	$16,394,000	36.9
Delaware	1	200,020	7.2	3,983,000	9.0
Florida	1	124,037	4.4	2,043,000	4.6
Illinois	1	524,730	18.8	9,479,000	21.3
Nebraska	1	166,902	6.0	1,429,000	3.2
Nevada	1	123,343	4.4	1,369,000	3.1
Texas	3	394,047	14.1	5,124,000	11.5
Washington	1	435,784	15.6	4,600,000	10.4

Total	13	2,794,438	100.0%	$44,421,000	100.0%

Indebtedness

Mortgage Debt

      The following table presents information on indebtedness encumbering our properties, excluding advances under our credit facility through LaSalle Bank National Association.

Property	Principal Amount	Interest Rate		Maturity Date

Two Corporate Plaza	$10,160,000	5.92%		12/31/07
Congress Center(1):
Senior First Mortgage Bridge Loan	24,285,000	30-day LIBOR +1.75%	(2)	01/09/06
Mezzanine Loan	5,000,000	30-day LIBOR plus 6.75%	(3)	01/09/06
Park Sahara(4)	239,400	8.00%		09/01/07
	107,350	6.92%		09/01/07
	52,250	7.00%		09/01/07
Bay View Plaza	6,200,000	6-month LIBOR		12/19/08
		+2.00%
Sutter Square Galleria	4,024,126	6.89%		11/01/08
One World Trade Center	77,000,000	3-month LIBOR		12/04/06
		+1.90%

Total:	$127,068,126

(1)	We are jointly and severally liable with the other tenants in common for the total debt of $95,950,000 ($80,950,000 senior first mortgage bridge loan and $15,000,000 mezzanine loan) and any subsequent increases in debt.

(2)	Declines to LIBOR plus 1.50% upon certain conditions.

(3)	Rate may be reduced to the greater of (a) 30-day LIBOR plus 2.00% or (b) the excess of property cash flow remaining after payment of all approved operating expenses, reserves and debt service related to the bridge loan.

(4)	The purchase was financed through three different loans. The total principal amount of our loan is $399,000.

LaSalle Bank National Association Credit Facility

      In January 2003, we obtained a credit facility through LaSalle Bank National Association. Advances under this credit facility are made for the purchase of properties by us and collateralized by certain properties in our portfolio. Under the terms of the credit facility, we are required to make interest-only payments until the due date of January 30, 2006, at which time the loan must be paid in full or refinanced. Detailed information regarding the terms of the LaSalle Credit Facility is included in “Management’s Discussion and Analysis of Financial Condition.”

      As of December 31, 2003, funds advanced by LaSalle were collateralized by the following properties:

Property	Collateral Amount

5508 Highway 290 West	$6,695,000
Atrium Building	2,990,000
Department of Children and Families Campus	7,605,000
Gemini Plaza	9,815,000
North Pointe Corporate Center	15,600,000
824 Market Street	13,799,789
Centerpoint Corporate Park	25,028,814

Total:	$81,533,603

Description of Real Estate Investments

5508 Highway 290 West — Austin, Texas

      On September 13, 2002, through our wholly-owned subsidiary, GREIT — 5508 Highway 290 West, LP, a Texas limited partnership, we purchased the 5508 Highway 290 West Building, a 74,089 square foot property located in Austin, Texas. The property was built in 2001 and consists of two three-story office buildings, a main building and a back building of approximately 61,089 and 13,000 square feet, respectively, on 6.5 acres. The property was purchased from an unaffiliated third party for a purchase price of $10,225,000. The seller of the property paid a sales commission to Realty of $300,000, or 3.0% of the purchase price. As of December 31, 2003, the amount drawn on the LaSalle credit facility collateralized by this property was $6,695,000.

Two Corporate Plaza — Clear Lake, Texas

      On November 27, 2002, through our wholly-owned subsidiary, GREIT — Two Corporate Plaza, LP, a Texas limited partnership, we purchased Two Corporate Plaza, a 161,331 square foot property located in Clear Lake, Texas. The property was built in 1989 and consists of an eight-story office building and a three-story parking garage. The property includes approximately 137,731 and 23,600 square feet of office and retail space, respectively, on 5.1 acres. The property was purchased from an unaffiliated third party for a purchase price of $13,580,000. The seller of the property paid a sales commission to Realty of $380,000, or 2.8% of the purchase price. The purchase was financed with a $10,160,000 loan from Nomura Credit & Capital, Inc., bearing interest at a fixed rate of 5.92% per annum. We are required to make monthly principal and interest payments on a 30-year amortization schedule until the due date of December 31, 2007, at which time the loan must be paid in full or refinanced.

Congress Center — Chicago, Illinois

      On January 9, 2003, through our wholly owned subsidiary, GREIT — Congress Center, LLC, a Delaware limited liability company, we purchased an approximately 30% undivided tenant in common interest in Congress Center, a 16-story Class A office building of approximately 524,730 square feet built in 2001 and located in Chicago, Illinois. Our affiliates, NNN Congress Center, LLC and WREIT — Congress Center, LLC, simultaneously purchased undivided tenant in common interests totaling approximately 70% ownership of the property. The property was purchased from an unaffiliated third-party for a purchase price of $136,108,000. The seller of the property paid a sales commission to Realty of $2,000,000, or approximately 1.5% of the sales price. Our total investment consisted of our proportionate share of the purchase price (approximately $40,832,000 including $12,047,000 in cash and $28,785,000 in debt), plus $2,294,000 for our proportionate share of closing costs, loan fees and reserves. We are jointly and severally liable with the other tenants in common for the total debt of $95,950,000 and any subsequent increases in the total debt.

      The purchase of Congress Center was financed by Fleet National Bank which provided an $80,950,000, 36-month senior first mortgage bridge loan bearing interest at a stated rate equal to the 30-day London Interbank Offered Rate, or LIBOR, plus 1.75% per annum (3.09% at date of acquisition), declining to LIBOR plus 1.50% per annum upon certain conditions. The bridge loan requires interest-only payments until the property is 95% leased, and then amortizes on a 30-year schedule. The bridge loan can be extended pursuant to two one-year extensions, at the borrowers’ election, upon satisfaction of certain minimum loan to value, debt coverage, and other conditions and payment of a 0.25% fee upon each extension. The purchase was additionally funded with financing provided by Fleet Real Estate, Inc., an affiliate of Fleet National Bank, under a $15,000,000, 36-month mezzanine loan. The mezzanine loan accrues interest at the 30-day LIBOR plus 6.75% (8.09% at the date of acquisition), or the accrual rate. During the first year, interest on the mezzanine loan will be payable at an amount which may be less than or equal to the accrual rate and as a result, interest on this loan which may be deferred and accrued during this period will be added to the mezzanine loan’s principal balance, as applicable. Specifically, interest on the mezzanine loan will be payable at the greater of (i) the 30-day LIBOR plus 2.00% or (ii) the excess of property cash flow remaining after payment of all approved operating expenses, reserves and debt service related to the bridge loan, but not to exceed unpaid interest accrued based on the accrual rate. The mezzanine loan features interest-only payments until extended, then amortizes on a 30-year schedule. The mezzanine loan can be extended pursuant to two one-year extensions, at the borrowers’ election, upon satisfaction of certain minimum loan to value, debt coverage, and other conditions and payment of a 0.25% fee upon each extension. The bridge loan and mezzanine loan contain cross-default provisions. We have entered into an interest rate hedge agreement covering the principal amount of the bridge loan and mezzanine loan to limit our exposure to fluctuations in LIBOR.

Atrium Building — Lincoln, Nebraska

      On January 31, 2003, through our wholly owned subsidiary, GREIT — Atrium Building, LLC, a Delaware limited liability company, we purchased the Atrium Building in Lincoln, Nebraska. The property, which was originally built in 1917 and extensively renovated with the most recent renovations completed in 1995, consists of a 6-story Class B office building containing 166,902 square feet. The property was purchased from an unaffiliated third party for a purchase price of approximately $4,532,000. The property is encumbered by two ground leases under parts of the office building, which expire in 2054 and 2055, respectively, including renewal options. As of December 31, 2003, the amount drawn on the LaSalle credit facility collateralized by this property was $2,990,000.

Park Sahara — Las Vegas, Nevada

      On March 18, 2003, through our wholly owned subsidiary, GREIT — Park Sahara, LLC, a Delaware limited liability company, we purchased an approximately 4.75% undivided tenant in common interest in Park Sahara, a five-building Class B office park containing a total of approximately 123,343 square feet on an approximately 6.95 acre site located in Las Vegas, Nevada. The remaining undivided tenant in common interest was purchased by NNN Park Sahara, LLC, an affiliate of our company. The property was purchased from an unaffiliated third party for a purchase price of $12,200,000. The purchase was financed through (1) the assumption of a $5,040,000, 8.00% fixed rate loan on a 25-year amortization schedule due September, 2007 from IDS American Express, (2) a new approximately $2,260,000, 6.92% fixed rate loan on a 25-year amortization schedule due September 2007 from IDS American Express and (3) a $1,100,000, 7.00% fixed rate interest-only loan also due September 2007 from the seller. Our proportionate share of the total purchase price was approximately $579,500 consisting of $180,500 in cash and $399,000 in debt, plus approximately $30,695 for our proportionate share of loan fees, closing and carrying costs and reserves. Our liability for the property’s debt is limited to the amount of our investment in the property. The seller of the property paid a sales commission to Realty of $320,000, or approximately 2.6% of the purchase price.

Department of Children and Families Campus — Plantation, Florida

      On April 25, 2003, through our wholly owned subsidiary, GREIT — Department of DCF, LLC, a Delaware limited liability company, we purchased the Department of Children and Families Campus. The property, which was built in 1973 and remodeled in the early to mid-1990s, consists of one one-story and two three-story Class B buildings with a total of approximately 124,037 square feet located on a 9.4 acre site in Plantation, Florida. The property was purchased from an unaffiliated third party for a purchase price of $11,580,000. At closing, we received credits from the seller in the amount of $346,206. As of December 31, 2003, the amount drawn on the LaSalle credit facility collateralized by this property was $7,605,000.

Gemini Plaza — Houston, Texas

      On April 25, 2003, through our wholly-owned subsidiary, GREIT — Gemini Plaza, LLC, a Delaware limited liability company, we purchased Gemini Plaza in Houston. The property was built in 1983 and consists of a six-story Class A office building with approximately 158,627 square feet on an approximately 7.02 acre site in Houston, Texas. The property was purchased from an unaffiliated third party for a purchase price of $15,000,000. As of December 31, 2003, the amount drawn on the LaSalle credit facility collateralized by this property was $9,815,000.

Bay View Plaza — Alameda, California

      On July 31, 2003, through our wholly-owned subsidiary, GREIT — Bay View, LP, a California limited partnership, we purchased an approximately 97.68% majority tenant in common interest in Bay View Plaza in Alameda, California. The property was built in 2001 and consists of a two-story Class A office building with approximately 60,434 square feet on a 3.01 acre site in the master-planned Harbor Bay Office Park. The remaining minority tenant-in-common interest was purchased by an unaffiliated third party, NNN Bay View 1, LLC. The property was purchased from an unaffiliated third party for a purchase price of $11,655,000 in cash. Our proportionate share of the total purchase price was approximately $11,329,000. The seller of the property paid a sales commission to Realty of $380,000, or approximately 3.0% of the purchase price. On December 19, 2003 we financed the property with a $6,200,000 loan from American Express Certificate Company, bearing interest at a rate of 6-month LIBOR plus 2.00% per annum. We are required to make monthly principal and interest payments on a 25-year amortization schedule until the due date of December 19, 2008, at which time the loan must be paid in full or refinanced.

North Pointe Corporate Center — Sacramento, California

      On August 11, 2003, through our wholly-owned subsidiary, GREIT — North Pointe, LP, a California limited partnership, we purchased North Pointe Corporate Center in Sacramento, California. North Pointe is a 130,805 square foot four-story Class A office building on 5.6 acres built in 1988. The property was purchased from an unaffiliated third party for a purchase price of $24,205,000 in cash. The seller of the property paid a sales commission to Realty of $705,000, or approximately 2.9% of the purchase price. As of December 31, 2003, the amount drawn on the LaSalle credit facility collateralized by this property was $15,600,000.

824 Market Street — Wilmington, Delaware

      On October 10, 2003, through our wholly owned subsidiary, GREIT — 824 Market Street, LLC, a Delaware limited liability company, we purchased 824 Market Street in Wilmington, Delaware. 824 Market Street is a 200,020 square foot, ten-story, Class B+ multi-tenant office tower built in 1982 which occupies one city block in downtown Wilmington, Delaware. The property was purchased from an unaffiliated third party for a purchase price of $31,900,000 in cash. We paid an acquisition fee to Realty of $970,000, or approximately 3.0% of the purchase price. As of December 31, 2003, the amount drawn on the LaSalle credit facility collateralized by this property was $13,799,789.

Sutter Square Galleria — Sacramento, California

      On October 28, 2003, through our wholly owned subsidiary, GREIT — Sutter Square, LP, a California limited partnership, we purchased Sutter Square Galleria in Sacramento, California. Sutter Square is a two-building, mixed-use property containing approximately 61,036 square feet built in 1988 and located on 2.48 acres in midtown Sacramento. The property is subject to a ground lease expiring in 2030 with one ten-year option period thereafter. The property was purchased from an unaffiliated third party for a purchase price of $8,240,000. In connection with the purchase, we assumed the existing loan from GE Capital Loan Services in the amount of $4,024,126. The loan bears interest at a fixed rate of 6.89% per annum. We are required to make monthly principal and interest payments on a 30-year amortization schedule until the due date of November 1, 2008. The seller paid a sales commission to Realty of $240,000, or approximately 2.9% of the purchase price.

One World Trade Center — Long Beach, California

      On December 5, 2003, through our wholly owned subsidiary, GREIT — One World Trade Center, LP, a California limited partnership, we purchased One World Trade Center in Long Beach, California. One World Trade Center is a 27-story, Class A multi-tenant office building completed in 1989 with approximately 573,300 square feet, including a retail component of approximately 120,000 square feet. We purchased the property from an unaffiliated third party for a purchase price of $113,648,000. We funded the purchase price with a first mortgage loan from HSH NordBank in the amount of $77,000,000 with an interest rate of 1.90% per annum over 3 month LIBOR. The company may make a second draw in the amount of $2,500,000 upon meeting certain earn out requirements. We are required to make monthly principal and interest payments through December 4, 2006. The loan is subject to two 12-month extensions providing we meet certain criteria. We also entered into an interest rate collar agreement with HSH NordBank in the amount of $77,000,000 with a LIBOR floor and ceiling of 1.50% and 4.05%, respectively. The seller paid a sales commission to Realty of $2,400,000, or approximately 2.1% of the purchase price.

Centerpoint Corporate Center — Kent, Washington

      On December 30, 2003, through our wholly owned subsidiary, GREIT — Centerpoint Corporate Park, LLC, a Washington limited liability company, we purchased Centerpoint Corporate Park in Kent, Washington. Centerpoint consists of a four-building portfolio totaling approximately 435,784 square feet which is part of an eight building, 735,000 square-foot Class A suburban master-planned corporate campus built on 40.29 acres in Kent, Washington, a suburb of Seattle. We purchased the property from an unaffiliated third party for a purchase price of $54,220,000. We financed the purchase with approximately $25,028,814 in borrowings under our credit facility with LaSalle Bank. We paid an acquisition fee to Realty of $1,626,600, or approximately 3.0% of the purchase price.

SUBSEQUENT EVENTS

      On January 21, 2004, our company, through its wholly-owned subsidiary, GREIT — AmberOaks GP, LLC, a Texas limited liability company, purchased AmberOaks Corporate Center in Austin, Texas from an unaffiliated third party for a purchase price of approximately $35,525,000. AmberOaks is a Class A five-building office portfolio with approximately 281,885 square feet that is part of an eight-building complex. An affiliate of the advisor purchased the remaining three buildings. The property is approximately 74% leased, with approximately 64% of the property leased to URS Corporation (aka Radian International). We financed the purchase price with approximately $14,700,000 in borrowings under a three-year secured revolving line of credit with LaSalle. We are required to make interest only payments until the due date at our option of (1) LaSalle’s prime rate plus 0.50% or (2) up to 3 months LIBOR plus 3.00%. The rate will be subject to a floor of 4.25%. We paid an acquisition fee to Realty of $908,900, or approximately 2.6% of the purchase price.

POTENTIAL PROPERTY ACQUISITIONS

      On December 19, 2003, our advisor entered into a contract on behalf of our company with an unaffiliated third-party seller for the acquisition of the Public Ledger Building, a 12-story multi-tenant Class B+ office building with approximately 471,712 square feet in Philadelphia, Pennsylvania. The property is approximately 88% leased, with approximately 24% of the property leased to the General Services Administration (Department of Health and Human Services). The purchase price for the property is approximately $33,950,000. We will pay our advisor an acquisition fee of $950,600, or approximately 2.8% of the purchase price, for arranging the transaction. Closing of this acquisition is anticipated in the first quarter of 2004. We have a deposit of $1,000,000 related to this potential acquisition. Under certain circumstances, such deposit may be nonrefundable.

      We are currently considering several potential property acquisitions. Our decision to acquire one or more of these properties will generally depend upon:

•	our receipt of a satisfactory environmental survey and property appraisal for each property;

•	no material adverse change occurring in the properties, the tenants or in the local economic conditions; and

•	our receipt of sufficient financing, either through the net proceeds from this offering or satisfactory debt financing.

      There can be no assurance that any or all of the conditions will be satisfied.

MANAGEMENT OF OUR COMPANY

General

      We operate under the direction of our board of directors, which is responsible for the overall management and control of our affairs. However, our board of directors has retained our advisor to manage our day-to-day affairs, subject to our board of directors’ supervision.

      Under the Virginia Stock Corporation Act, each director is required to discharge his duties in accordance with his good faith business judgment of our best interest. Our board of directors currently is comprised of five individuals, three of whom are independent directors. We consider a director to be independent if in the last two years he or she is not associated, directly or indirectly, with our company or our advisor. All of the directors serve one-year terms or until the next annual meeting of the shareholders, whichever occurs first.

      Our independent directors determine, from time to time but at least quarterly, that the total fees and expenses of our company are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. This determination is reflected in the minutes of the meetings of our board of directors. For purposes of this determination, net assets are our company’s total assets, other than intangibles, calculated at cost before depreciation or other non-cash reserves, less total liabilities and computed at least quarterly on a constantly-applied basis. In addition, the independent directors determine from time to time, but at least annually, that the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of the services performed and that such compensation is within the limits prescribed by any applicable state regulatory authorities. The independent directors also supervise the performance of our advisor and the compensation paid to it to determine that the provisions of the advisory agreement are being carried out. The independent directors base each determination on the factors set forth below and other factors that they deem relevant. Such factors include:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio of properties;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the rates charged to similar REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor and any affiliate through their relationship with us, including real estate commissions, servicing, and other fees, whether paid by us or by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor;

•	the performance of our portfolio of properties, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio of properties in relationship to the investments generated by our advisor for its own account or for the account of other entities it advises.

The Directors and Executive Officers

      The following table and biographical descriptions set forth information with respect to our officers and directors.

Name	Age	Position	Term of Office

Anthony W. Thompson	57	Chairman of the Board of Directors, Chief Executive Officer, President and Director	Since 2001
Gary T. Wescombe	60	Director	Since 2001
Edward A. Johnson	50	Independent Director	Since 2001
D. Fleet Wallace	35	Independent Director	Since 2002
W. Brand Inlow	47	Independent Director	Since 2002
Diana M. Laing	49	Chief Financial Officer	Since 2004
Talle A. Voorhies	56	Vice President and Secretary	Since 2001
Jack R. Maurer	60	Executive Vice President	Since 2001

      Anthony W. (“Tony”) Thompson has served as Chairman of our Board of Directors, Chief Executive Officer, President and a director of our company since December 2001. He is a co-founder of our advisor, Triple Net Properties, LLC, and has been its President since inception in April of 1998. He is also President and 100% owner of Triple Net Properties Realty, Inc., an affiliated real estate brokerage and management company that will provide certain real estate brokerage and management services to our company. Prior to April of 1998, Mr. Thompson was co-founder, co-owner, director and officer of a number of real estate investment entities trading under the name The TMP Companies, including the TMP Group, Inc., a full-service real estate investment firm founded in 1978. Mr. Thompson has been the President and 100% owner of our dealer manager, NNN Capital Corp., since 1986 and is a registered securities principal with the NASD. He is a 1969 graduate of Sterling College with a BS in Economics. He is a member of the Sterling College Board of Trustees and various other charitable and civic organizations.

      Gary T. Wescombe has served as a director of our company since December 2001. Mr. Wescombe is a partner in Wescombe & Johnson in Newport Beach, California. From October 1999 to December 2001 he was a partner in Warmingon Wescombe Realty Partners in Costa Mesa, California. At both companies his focus was on real estate investments and financing strategies. Prior to retiring in 1999, Mr. Wescombe was a Partner with Ernst & Young, LLP (previously Kenneth Leventhal & Company) from 1970 to 1999. As an Audit Partner in a national accounting firm, Mr. Wescombe has developed extensive SEC expertise and is recognized as an authority on many aspects of real estate. Mr. Wescombe received a BS in Accounting and Finance from San Jose State University in 1965 and is a member of the American Institute of Certified Public Accountants and California Society of Certified Public Accountants.

      Edward A. Johnson has served as an independent director of our company since December 2001. Dr. Johnson has served as President of Arizona International University since September 2003. Dr. Johnson served as President of Sterling College, a small liberal arts college affiliated with the Presbyterian Church (USA), in Sterling, Kansas, from 1997 to August 2003 where his major accomplishments include development of strategic and business plans, initiation of the nation’s first undergraduate program in social entrepreneurship and selection as the first leadership college by Habitat for Humanity. Dr. Johnson received a BS in History and Political Science from Morningside College, Sioux City, Iowa in 1973, a JD from Creighton University School of Law, Omaha, Nebraska in 1976, and a Ph.D. in Higher Education Administration — Law and Education Specialization from Arizona State University, Tempe, Arizona in 1984.

      D. Fleet Wallace has served as an independent director of our company since April 2002. He is a principal and co-founder of Greystone Fund, L.P. and Greystone Capital Management, LLC, Greystone Fund’s general partner. Greystone Fund, L.P. is a professionally managed opportunity fund formed in September 2001 that invests primarily in promising venture capital opportunities and distressed assets in the form of real estate, notes and accounts receivable, inventory and other assets. Prior to founding Greystone Fund and Greystone Capital Management, from April 1998 to August 2001, Mr. Wallace served as corporate counsel and Assistant Secretary of United Dominion Realty Trust, Inc., a publicly-traded real estate investment trust. At United Dominion, he managed general corporate matters for over 150 affiliated entities, negotiated and executed numerous real estate acquisitions and dispositions, and provided legal support on over $1 billion in financing transactions. From September 1994 to April 1998, Mr. Wallace was in the private practice of law with the firm of McGuire Woods in Richmond, Virginia.

      W. Brand Inlow has served as an independent director of our company since April 2002. Mr. Inlow currently provides professional consulting services to the multifamily industry on matters related to acquisitions, dispositions, asset management and property management operations. Mr. Inlow also is President of Jessie’s Wish, Inc., a Virginia non-profit corporation dedicated to awareness, education and financial assistance for patients and families dealing with eating disorders. Mr. Inlow served as President of Summit Realty Group, Inc. in Richmond, Virginia, from September 2001 through October 2003. Prior to joining Summit Realty, from November 1999 to September 2001 he was Vice President of Acquisitions for EEA Realty, LLC in Alexandria, Virginia where he was responsible for acquisition, disposition, and financing of company assets, which were primarily garden apartment properties. Prior to joining EEA Realty, from November 1991 to November 1999, Mr. Inlow worked for United Dominion Realty Trust, Inc. a publicly-traded real estate investment trust, as Assistant Vice President and Senior Acquisition Analyst, where he was responsible for the acquisition of garden apartment communities.

      Diana M. Laing has served as our Chief Financial Officer since January 2004 and is responsible for all areas of finance, including accounting and financial reporting, as well as a liaison for institutional investors, lenders and investment banks. Ms. Laing served as a Principal and Chief Financial Officer of New Pacific Realty Corporation, a private real estate investment company from December 2001 to December 2003 and as Executive Vice President and Chief Financial Officer of Firstsource Corp., a private technology company, from July 2000 to May 2001. From August 1996 to July 2000, she was the Executive Vice President and Chief Financial Officer of Arden Realty, Inc., a NYSE publicly traded real estate investment trust and the largest owner and operator of commercial office properties in the Southern California region. Ms. Laing currently serves as the Chairman of the Audit Committee of the Board of Directors of The Macerich Company, a publicly traded real estate investment trust which owns and operates regional malls. Ms. Laing received a BS in accounting from Oklahoma State University and is a Texas Certified Public Accountant.

      Talle A. Voorhies has served as Vice President and Secretary of our company since December 2001. She has served as Executive Vice President of our advisor from April 1998 to December 2001, when she became Chief Operating Officer of our advisor. Ms. Voorhies is President and Financial Principal of NNN Capital Corp., our dealer manager. From December 1987 to January 1999, Ms. Voorhies worked with the TMP Group, Inc., where she served as Chief Administrative Officer and Vice President of Broker/Dealer Relations. She is responsible for communications with the broker dealer network, due diligence activities, marketing and compliance, and investor services. Ms. Voorhies is a registered financial principal with the NASD.

      Jack R. Maurer has served as Executive Vice President of our company since December 2001. He has served as Chief Financial Officer of our advisor from April 1998 to December 2001, when he became Financial Principal of NNN Capital Corp., our dealer manager. Mr. Maurer has over 29 years of real estate financial management experience, including Chief Financial Officer and Controller positions in residential and commercial development and the banking industry. From 1986 to April 1998, he was a General Partner and CEO of Wescon Properties, where he was involved in finance, accounting and forecasting. His previous experience also includes the national accounting firm of Kenneth Leventhal & Company. Mr. Maurer received a BS from California University at Northridge in 1973 and is a Registered Operations and Financial Principal with the NASD.

Committees of Our Board of Directors

Acquisition Committee

      Each of our acquisitions must be approved by the acquisition committee, a majority of whom are independent directors, or a majority of our board of directors, including a majority of the independent directors, as being fair and reasonable to our company and consistent with our investment objectives. Currently our acquisition committee is comprised of all members of our board of directors. Our board of directors may establish additional acquisition committees from time to time based on property type or other relevant factors. Our advisor will recommend suitable properties for consideration by the appropriate acquisition committee or our board of directors from time to time. If the members of the acquisition committee unanimously approve a given acquisition, then our advisor will be directed to acquire the property on our behalf, if such acquisition can be completed on terms approved by the committee. In the event we appoint an acquisition committee in the future, and if the acquisition committee does not approve a proposed acquisition, then the property may be presented to our full board of directors for consideration, who, by majority vote, may elect to acquire or reject the property. Properties may be acquired from our advisor or its affiliates or our officers and directors, provided that any interested or affiliated directors shall not vote on such an acquisition.

Audit Committee

      Our audit committee, consisting of a majority of independent directors, is comprised of Messrs. Inlow, Wallace and Wescombe. The audit committee:

•	makes recommendations to our board of directors concerning the engagement of independent public accountants;

•	reviews the plans and results of the audit engagement with the independent public accountants;

•	approves professional services provided by, and the independence of, the independent public accountants;

•	considers the range of audit and non-audit fees; and

•	consults with the independent public accountants regarding the adequacy of our internal accounting controls.

Executive Compensation Committee

      Our board of directors has established an executive compensation committee consisting of up to three directors, including at least two independent directors, to establish compensation policies and programs for our directors and executive officers. The members of our executive compensation committee are Messrs. Thompson, Wallace and Inlow. At present, our executive compensation committee serves only to determine the stock option grants under our two stock option plans. However, at a later date, the executive compensation committee may exercise all powers of our board of directors in connection with establishing and implementing compensation matters, including incentive compensation and benefit plans, except for those which require actions by all of the directors under our articles of incorporation, bylaws or applicable law. Stock-based compensation plans will be administered by the board of directors if the members of the executive compensation committee do not qualify as “non-employee directors” within the meaning of the Exchange Act.

Director Compensation

      We pay each independent director a fee of $1,000 for attending, in person or by telephone, each meeting of the board or committee thereof; however, such compensation, including fees for attending meetings, may not exceed $12,000 annually. Our independent and outside directors also qualify for the independent director stock option plan.

Independent Director Stock Option Plan

      On July 22, 2002, we adopted the independent director stock option plan. Only outside and independent directors are eligible to participate in the independent director stock option plan. We have authorized and reserved a total of 100,000 shares of common stock for issuance under the independent director stock option plan.

      The independent director stock option plan provides for the grant of initial and subsequent options. Initial options are non-qualified stock options to purchase 5,000 shares of common stock at the applicable option exercise price described below granted to each independent director and each outside director as of the date such individual becomes an independent or outside director. Subsequent options to purchase 5,000 shares of common stock at the applicable option exercise price may be granted on the date of each annual shareholders’ meeting to each independent and outside director so long as the individual is still in office. To date we have granted options to purchase 40,000 shares at $9.05 per share to the independent and outside directors. The plan was approved at our annual shareholder meeting on June 28, 2003.

Officer and Employee Stock Option Plan

      On July 22, 2002, we adopted the officer and employee stock option plan. All of our officers and employees are eligible to participate in the officer and employee stock option plan.

      We have authorized and reserved a total of 400,000 shares of common stock for issuance under the officer and employee stock option plan. Our board of directors, acting on the recommendation of the compensation committee, has discretion to grant options to officers and employees effective as of each annual meeting of our shareholders. To date we have granted options to purchase 65,000 shares at $9.05 per share to officers of our company. The plan was approved at our annual shareholder meeting on June 28, 2003.

Characteristics of Both Stock Option Plans

      Exercise Price: We will determine the option price, meaning the purchase price of our common stock under the options, as follows:

•	The option price under each option granted on or before the commencement of our initial public offering was the price per share in that offering less the dealer manager’s selling commission and marketing support and due diligence reimbursement fee.

•	The option price under each option granted during this offering will be the greater of the price per share in this offering less the dealer manager’s selling commission and marketing support and due diligence reimbursement fee and the fair market value of our common stock as of the date of grant.

•	The option price under each option granted after the completion of this offering will be the fair market value of our common stock as of the date of grant.

      We will not grant options under either plan with exercise prices less than the fair market value for such options as of the date of the grant or in consideration for services rendered to our company that in the judgment of the independent directors has a fair market value less than the value of such option as of the date of the grant.

      Unless our shares are then traded on a national securities exchange or trading system, the fair market value of shares of our common stock will be a price determined by our board of directors in good faith. In determining the fair market value of our stock, the directors will consider several factors, including the price per share at which our shares are then being sold to the public, the price per share of common stock of comparable companies, our company’s earnings and the value of our assets. If our common stock is traded on a national securities exchange or quotation system, the fair market value will be the average of the last sales price or the average of the last bid and ask prices for the five trading days immediately preceding the date of determination.

      Vesting: Both of our stock option plans provide that persons holding options can exercise them as follows:

•	Options granted on or before the commencement of our initial public offering are exercisable for one-third of the shares subject to the option on the date of grant, and will become exercisable for an additional one-third of such shares on each of the first and second anniversaries of the date of grant.

•	Options granted after the commencement of our initial public offering will become exercisable in whole or in part on the second anniversary of the date of grant.

•	If an option holder dies or becomes disabled while an officer, director or member of the board, his options will be exercisable for one year after death or the disabling event.

•	Both of our stock option plans provide that if the vesting of any stock option would cause the aggregate of all vested stock options owned by our advisor, our dealer manager, their affiliates and our officers and directors to exceed ten percent of the total outstanding shares of our common stock, then such vesting will be delayed until the first date on which the vesting will not cause us to exceed this ten percent limit.

•	If options under more than one grant will vest on the same day, and the vesting of all of such options would cause us to exceed our ten percent limit, then such options will vest pro rata according to the total number of options scheduled to vest.

•	If an option holder ceases to serve the company in his or her capacity for any reason except death or disability, his or her options will be exercisable only for three months after the last date of service to our company.

•	No option granted under either stock option plan may be exercised after the tenth anniversary of the date of grant.

•	The option price for the options can be paid in cash or the surrender of common stock.

Notwithstanding any other provisions of either stock option plan to the contrary, we will not permit an option holder to exercise any option or options if the exercise thereof would jeopardize our status as a REIT under the federal income tax laws.

      Approval of Plans: Each of the stock option plans provides that options granted under the plan are not excerciseable unless the plan is approved by a majority of our shareholders. Each plan was approved at our annual shareholder meeting on June 28, 2003.

      Transferability: An option holder may not sell, pledge, assign or transfer any option in any manner otherwise than by will or the laws of descent or distribution.

      Change of Control or Dissolution: If a transaction, such as a reorganization or merger in which our company is the surviving entity, or a combination, recapitalization, reclassification, stock split, stock dividend or stock consolidation, occurs causing the outstanding shares of our common stock to be increased, decreased or changed into, or exchanged for, a different number or kind of our shares or securities, then we will make an appropriate adjustment in the number and kind of shares that may be issued in connection with the options. We also will make a corresponding adjustment to the option exercise price with respect to options granted prior to any such change.

      Upon the dissolution or liquidation of our company, or upon a reorganization, merger or consolidation of our company with one or more corporations as a result of which we are not the surviving corporation or upon sale of all or substantially all of our property, both stock option plans will terminate and any outstanding options will terminate and be forfeited. Notwithstanding the foregoing, our board of directors may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives, separately or in combinations:

•	the assumption by the successor corporation of the options already granted or the substitution by such corporation for such options of options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and option prices;

•	the continuation of either stock option plan by such successor corporation in which event such stock option plan and the options will continue in the manner and under the terms so provided; or

•	the payment in cash or shares in lieu of and in complete satisfaction of such options.

      Taxation: All options granted under both stock option plans are intended to be “non-qualified options,” meaning that they are options not intended to qualify as incentive stock options under the federal income tax laws. For federal income tax purposes, an option recipient will not recognize ordinary income at the time an initial option or subsequent option is granted. The exercise of an option is a taxable event that will require an option holder to recognize, as ordinary income, the difference between the common stock’s fair market value and the option price.

      We will be entitled to a federal income tax deduction on account of the exercise of an option equal to the ordinary income recognized by an option holder.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

      We have no employees and our company’s executive officers are all employees of our advisor and/or its affiliates. Our executive officers are compensated by our advisor and/or its affiliates and will not receive any compensation from us for their services.

Option/SAR Grants in Last Fiscal Year

      No option grants were made to officers and directors in the last fiscal year ended December 31, 2003.

Aggregated Option/SAR Exercises and Fiscal Year-End Option/ SAR Value Table

			(d)	(e)
			Number of Securities	Value of Unexercised In-
	(b)	(c)	Underlying Unexercised	the-Money Options/SARs
(a)	Shares Acquired on	Value Realized	Options/SARs at FY-End	at FY-End ($)
Name	Exercise ($)	($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Anthony Thompson	-0-	-0-	0/45,000	0/$	43,989

Compensation Committee Interlocks and Insider Participation

      During 2003, the following directors served on our Compensation Committee: Messrs. Thompson, Wallace and Inlow. Mr. Thompson also served as Chief Executive Officer and President.

Board Compensation Committee Report on Executive Compensation

      The Compensation Committee may recommend awards of stock options to officers and other employees under our officer and employee stock option plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Triple Net Properties, LLC, our advisor, is primarily responsible for managing our day-to-day business affairs and assets and carrying out the directives of our board of directors. Several of our company’s officers and directors serve in that same capacity for our advisor, and own approximately 40% of the equity interest in our advisor.

      Before the commencement of our initial public offering, our advisor purchased 22,100 shares of our common stock at a price of $9.05 per share for approximately $200,005 in cash. Our advisor intends to retain such shares while serving as the advisor to our company.

      Our advisor bears the expenses incurred in connection with supervising, monitoring and inspecting real property or other assets owned by our company (excluding proposed acquisitions) or otherwise relating to its duties under the Advisory Agreement. Such expenses include employing its personnel, rent, telephone, equipment and other administrative expenses. We reimburse our advisor for certain expenses incurred, including those related to proposed acquisitions and travel expenses. However, we will not reimburse our advisor for any operating expenses that, in any four consecutive fiscal quarters, exceed the greater of 2% of Average Invested Assets or 25% of net income for such year. If our advisor receives an incentive distribution, net income (for purposes of calculating operating expenses) excludes any gain from the sale of assets. Any amount exceeding the greater of 2% of Average Invested Assets or 25% of net income paid to our advisor during a fiscal quarter will be repaid to our company within 60 days after the end of the fiscal year. We bear our own expenses for functions not required to be performed by our advisor under the Advisory Agreement, which generally include capital raising and financing activities, corporate governance matters, and other activities not directly related to real estate properties and other assets. To date, no reimbursements have been made to our advisor pursuant to the provisions of the Advisory Agreement.

      Our advisor is compensated by us for its services through a series of fees pursuant to the Advisory Agreement with our company. In addition to fee compensation, our advisor is reimbursed for organizational and offering costs and expenses it incurs on behalf of our company. For the year ended December 31, 2003, reimbursements of offering expenses of approximately $1,528,000 have been paid by us to our advisor from offering proceeds and no amounts are currently due our advisor. These reimbursements do not exceed the limitation disclosed in our initial public offering prospectus (2.5% of gross offering proceeds).

      For the year ended December 31, 2003, approximately $6,067,000 has been earned by our advisor and affiliates of our advisor in connection with our acquisition of properties.

      For the year ended December 31, 2003, we paid approximately $11,515,000 of selling commissions, due diligence and certain fees paid to NNN Capital Corp., the dealer manager of the offering, which is wholly owned by Anthony W. Thompson, the CEO of our company.

      We pay Realty a property management fee equal to 5% of the gross income from our properties; however, a portion of this fee may be re-allowed to a third-party property manager. These fees are paid monthly. For the year ended December 31, 2003, we have incurred approximately $473,000 in property management fees for our properties payable to Realty.

OUR ADVISOR

      Our advisor, Triple Net Properties, LLC, is primarily responsible for managing our day-to-day business affairs and assets and carrying out our board of directors’ directives. Our advisor is a Virginia limited liability company that was formed in April 1998 to advise syndicated real estate investment trusts, real estate limited partnerships, limited liability companies and other entities with respect to the acquisition, management and disposition of real estate assets. As of December 31, 2003, our advisor advised more than 70 entities that invest or have invested in properties located in California, Colorado, Delaware, Florida, Hawaii, Illinois, Kansas, Nebraska, Nevada, North Dakota, South Dakota, Tennessee, Texas and Washington. The advisor is affiliated with our company in that several of our officers and directors also serve as officers and directors of the advisor and own interests in the advisor. Our advisor has engaged Realty to provide a number of services in connection with our properties.

      Before the commencement of our initial public offering, our advisor purchased 22,100 shares of our common stock at a price of $9.05 per share, which equals a total of $200,005. The advisor purchased those shares for cash and may not sell such shares for as long as it serves as the advisor to our company; however, the advisor may transfer all or a portion of such shares to affiliates.

Management

      The following table sets forth information with respect to our advisor’s executive officers, senior management and key employees:

Name	Position

Anthony W. Thompson	President, Chief Executive Officer and Chairman, Board of Managers
Talle A. Voorhies	Chief Operating Officer and Board of Managers
Jack R. Maurer	Executive Vice President and Board of Managers
Daniel R. Baker	Board of Managers
Robert W. MacDonald	Board of Managers
Diana M. Laing	Chief Financial Officer
Richard T. Hutton, Jr.	Chief Investment Officer
Richard G. Burnett	Executive Vice President (Triple Net Properties Realty, Inc.)
Andrea R. Biller	General Counsel
Shannon Alter	Senior Vice President — Director of Operations
H. Michael Schwartz	Managing Director — Private Structured Offerings
Alexander Vellandi	Associate General Counsel

      Anthony W. (“Tony”) Thompson. Mr. Thompson’s background is described under “Management of Our Company — The Directors and Executive Officers.”

      Talle A. Voorhies. Ms. Voorhies’ background is described under “Management of Our Company — The Directors and Executive Officers.”

      Jack R. Maurer. Mr. Maurer’s background is described under “Management of Our Company — The Directors and Executive Officers.”

      Daniel R. (“Dan”) Baker is President and sole stockholder of Sugar Oak Corporation, a 23-employee firm which provides asset management, construction management, property management, real estate development, and through its subsidiary Sugar Oak Realty, commercial real estate brokerage, leasing, and consulting services. Mr. Baker is also Director, President and CEO of Union Land and Management Company and Director and Vice President of Coastal American Corporation. As principal, Mr. Baker has developed office buildings, retail centers, and residential subdivisions with a total market value in excess of $100 million. In addition, Mr. Baker is a Founding Director of the Bank of the Potomac and a Director of

F&M Bank of Northern Virginia and a graduate cum laude of Harvard College with a degree in Government.

      Robert W. MacDonald has had a 35-year career in the financial services industry, beginning as a life insurance agent in 1965 for New England Mutual Life. Mr. MacDonald built a successful sales agency for Jefferson-Pilot, served as head of marketing support for State Mutual of America, and president and CEO of ITT Life. Mr. MacDonald later formed his own life insurance company, LifeUSA, which was acquired by Allianz AG in 1999 in a transaction valued at $540 million, Mr. MacDonald became the CEO and led the merger of the two companies. Mr. MacDonald has been profiled in many publications including The Wall Street Journal, USAToday, Forbes, Business Week, American Banker and Institutional Investor and was the first person to be twice recognized as “Entrepreneur of the Year” in Minnesota.

      Diana M. Laing. Ms. Laing’s background is described under “Management of Our Company — The Directors and Executive Officers.”

      Richard T. Hutton, Jr. has served as our advisor’s Chief Investment Officer since August 2003, overseeing all financial operations of our advisor. From April 1999 to August 2003, Mr. Hutton served as Senior Vice President — Real Estate Acquisitions and Vice President Property Management for our advisor. In that position, Mr. Hutton oversees the management of the real estate portfolios and property management staff of our advisor and its affiliates. Mr. Hutton has over 15 years experience in real estate accounting, finance and property operations, including construction, development, acquisitions, dispositions, and management of shopping centers, industrial parks, office buildings and apartment complexes. Mr. Hutton’s previous experience includes serving as Controller for the TMP Group, a predecessor to our advisor, from November 1997 to April 1999, and as Controller for Summit Commercial, a Highbridge Company that owned and acquired retail real estate from May 1996 to November 1997. Mr. Hutton has a BA in psychology from Claremont McKenna College and has been licensed as a Certified Public Accountant in California since 1984.

      Richard G. Burnett has served as our advisor’s Vice President of Asset Management since December 1999 to November 2001, and since November 2001 has served as the Executive Vice President-Chief Operating Officer of Triple Net Properties Realty, Inc., our advisor’s affiliated real estate brokerage and management company. Mr. Burnett has 23 years of real estate experience. His prior positions include Manager at PM Real Estate Group from December 1998 to December 1999; Western Region Executive Director at USAA Realty Company from 1996 to 1998, where he was responsible for operations and leasing for that company’s commercial real estate assets; and Vice President, Corporate Properties Division, at Great Western Bank, where he was in charge of acquiring branch bank sites from 1992 to 1996. Mr. Burnett received a BSBA from the University of Phoenix, possesses both a California and an Arizona Real Estate Broker’s license, holds four real estate professional designations, and served as the 1998 President of the Institute of Real Estate Management’s (IREM) Greater Los Angeles Chapter

      Andrea R. Biller has served as our advisor’s General Counsel since March 2003. Ms. Biller oversees all legal functions for our advisor and coordinates with outside counsel. Ms. Biller practiced as a private attorney specializing in securities and corporate law from 1990 to 1995 and 2000 to 2002. She served as Special Counsel at the Securities and Exchange Commission from 1995 to 2000. Ms. Biller earned a JD from George Mason University School of Law in 1990, where she graduated 1st in her class “With Distinction.” She has a BA in Psychology from Washington University and an MA in Psychology from Glassboro State University. Ms. Biller is a member of the California, Virginia and District of Columbia bar associations.

      Shannon Alter has served as our advisor’s Senior Vice President — Director of Operations since June 2002. Ms. Alter oversees our advisor’s portfolio, manages the property management staff and is in charge of third party property managers. Ms. Alter’s experience includes working as Manager of Property Management for The Vons Companies, Inc. A Certified Property Manager since 1990, Ms. Alter also was Director of Property Management for Diversified Shopping Centers. As a national instructor for IREM, Ms. Alter teaches IREM courses on a national and local basis and was named as the Orange County chapter’s President for 2004. Ms. Alter is widely published and was awarded the Journal of Property

Management Article of the Year award for 1998 and 1999. She holds a BA from the University of Southern California.

      H. Michael Schwartz has served as our advisor’s Managing Director — Private Structured Offerings since May 2002 and has over twelve years of securities and corporate financial management experience. Mr. Schwartz was the Chief Financial Officer of Futurist Entertainment, Inc., a diversified entertainment company, from 2000 to 2002. He also was President and Chief Financial Officer of Spider Securities, an online NASD registered broker/ dealer that developed one of the first online distribution outlets for fixed and variable annuity products, from 1995 to 2000. Mr. Schwartz also held the position of Vice President and Chief Financial Officer of Western Capital Financial from 1990 to 1995. He is NASD Series 7, 24, 27 and 63 licensed. He graduated from the University of Southern California School of Business with a BS in Business Administration and a specialized emphasis in Finance.

      Alexander Vellandi has served as our advisor’s Associate General Counsel since August 2003. Mr. Vellandi oversees all real estate related legal transactions and coordinating with outside counsel. Mr. Vellandi practiced as a private attorney from August 1999 to August 2003, specializing in real estate related transactions. He received his BA from the University of California at Irvine and obtained his JD from UCLA School of Law in May 1999. He is a California licensed real estate broker and member of the State Bar of California, American Bar Association and Orange County Bar Association.

The Advisory Agreement

      The advisory agreement was initially approved by the board of directors on July 22, 2002 for a one-year period effective that date and is subject to successive one-year renewals. On July 28, 2003, the board of directors approved the renewal of the advisory agreement for a one-year period effective July 22, 2003.

      Under the terms of the advisory agreement, our advisor generally:

•	has responsibility for day-to-day operations of our company;

•	administers our bookkeeping and accounting functions;

•	serves as our consultant in connection with policy decisions to be made by our board of directors;

•	manages or causes to be managed our properties and other assets; and

•	renders other services as our board of directors deems appropriate.

      Our advisor is subject to the supervision of our board of directors and, except as expressly provided in the advisory agreement, has only such additional functions as are delegated to it. In addition, our advisor will have a fiduciary duty to our company’s shareholders. A copy of the advisory agreement has been filed as an exhibit to the registration statement of which this prospectus is a part and you may obtain a copy from us.

      Expenses. Our advisor bears the expenses incurred by it in connection with performance of its duties under the advisory agreement, including employment expenses of its personnel, rent, telephone and equipment expenses and miscellaneous administrative expenses incurred in supervising, monitoring and inspecting real property or other assets owned by us, excluding proposed acquisitions, or relating to its performance under the advisory agreement. We will reimburse our advisor for some expenses it incurs, including expenses related to proposed acquisitions and travel expenses. We will not reimburse our advisor at the end of any fiscal quarter for operating expenses that, in the four consecutive fiscal quarters then ended exceed the greater of 2% of average invested assets or 25% of net income for such year. If our advisor receives an incentive distribution, net income, for purposes of calculating operating expenses, will exclude any gain from the sale of our assets. Any amount exceeding the greater of 2% of average invested assets or 25% of net income paid to our advisor during a fiscal quarter will be repaid to us within 60 days after the end of the fiscal year. We bear our own expenses for functions not required to be performed by our advisor under the advisory agreement, which generally include capital raising and financing activities, corporate governance matters and other activities not directly related to our properties and assets.

      Term. The advisory agreement was entered into by our company on July 22, 2002, concurrent with the commencement of our initial public offering. The term of the advisory agreement was one year subject to successive one-year renewals upon the mutual consent of the parties. In determining whether to renew the advisory agreement, our board of directors reevaluates the performance of our advisor. The criteria used in such evaluation will be reflected in the minutes of our board of director’s meetings. On July 28, 2003, after our board of directors reviewed and evaluated the performance of our advisor and with the approval of a majority of independent directors, the board of directors approved a one-year renewal of the advisory agreement effective July 22, 2003.

      The advisory agreement may be terminated by our advisor or a majority of the independent directors upon 60 days’ prior written notice without cause or penalty, in which case we will not be required to pay any termination fee.

      If the advisory agreement is terminated, the advisory agreement requires our advisor to cooperate with us and take all reasonable steps requested to assist the directors in making an orderly transition of all advisory functions. If the advisory agreement is terminated, our board of directors, including a majority of the independent directors, will determine that any successor advisor possesses sufficient qualifications to:

•	perform the advisory function for our company; and

•	justify the compensation provided for in the contract with our company.

      If the advisory agreement is terminated as a result of the merger of our advisor into our company in connection with the listing of our shares on a national exchange or market, our advisor’s incentive limited partnership interest will be redeemed for cash, or if agreed by both parties, shares of common stock of our company. Our cost to redeem the incentive units will be the amount that would be payable to the advisor pursuant to the “incentive distribution” and “incentive distribution upon dispositions” described under the heading “Compensation Table” if we liquidated all of our assets for their fair market value.

      Our Right of First Opportunity. The advisory agreement gives us the first opportunity to purchase any income-producing governmental properties located in our focus states placed under contract by our advisor, provided that:

•	we have funds available to make the purchase;

•	our acquisition committee or board of directors votes to make the purchase within seven days of being offered such property by our advisor; and

•	the property meets our acquisition criteria.

      Possible Merger. Many REITs that are listed on a national stock exchange or included for quotation on a national market system are considered “self-administered” because the employees of the REIT perform all significant management functions. In contrast, REITs that are not self-administered, like our company, typically engage a third party to perform management functions on its behalf. Accordingly, if we apply to have our shares listed for trading on a national stock exchange or included for quotation on a national market system, it may be in our best interest to become self-administered. If the independent directors determine that we should become self-administered, the advisory agreement contemplates the merger of our advisor and our company and the termination of the advisory agreement, with the consideration in such merger and for such termination to be determined by our company and our advisor. In the event our advisor is merged into our company, many of our advisor’s key employees will become employees of our company. While we would then be relieved of paying fees to our advisor under the advisory agreement, we would be required to pay the salaries of our advisor’s employees, the rent and “overhead” associated with our advisor’s office and related costs and expenses formerly absorbed by our advisor under the advisory agreement.

      Indemnification. We have agreed to indemnify our advisor, its managers, members and employees and pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to acts or omissions of our advisor, provided that:

•	the indemnified person determined, in good faith, that the course of conduct which caused a loss or liability was in our best interest;

•	the indemnified person was acting on behalf of, or performing services for, our company;

•	such liability or loss was not the result of negligence or misconduct; and

•	such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders.

      Other Services. In addition to the services described above to be provided by our advisor and its affiliates, affiliates of our advisor may provide other property-level services to our company and may receive compensation for such services, including leasing, development, construction management, loan origination and servicing, property tax reduction and risk managing fees. However, under no circumstances will such compensation exceed an amount that would be paid to non-affiliated third parties for similar services. A majority of the independent directors must approve all compensation for such other services paid to our advisor or any of its affiliates.

COMPENSATION TABLE

      The Compensation Table below outlines all the compensation that we will pay to our advisor, the dealer manager and the broker-dealers participating in this offering during the stages in the life of our company and other payments that are subordinated to achieving the returns listed in the table. For ease of presentation and understanding, we have used defined terms in the table. Those terms have the following meanings:

      Average Invested Assets means, for any period, the average of the aggregate book value of our assets that are invested, directly or indirectly, in equity interests and in loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of the values at the end of each month during such period.

      Invested Capital means the product of (1) the sum of (A) the total number of outstanding shares of our common stock and (B) the number of partnership units issued by our operating partnership to limited partners, other than our advisor, and (2) a dollar amount that initially will be $10.00 and that will be adjusted appropriately to reflect stock dividends, stock splits, or other changes in the capital structure of our company or our operating partnership, and, at our discretion, changes in the average price per share paid for our common stock and partnership units in our operating partnership after this offering. When a property is sold, Invested Capital will be reduced by the lesser of (1) the net sale proceeds available for distribution from such sale or (2) the sum of (A) the portion of Invested Capital that initially was allocated to that property and (B) any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties.

      Competitive Real Estate Commission means the real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

      Our advisor and its affiliates will not be compensated for any services other than those which have been fully disclosed in this Compensation Table. In those instances in which there are maximum amounts or ceilings on the compensation which may be received by our advisor or the dealer manager for services rendered, our advisor and the dealer manager may not recover any amounts in excess of such ceilings or maximum amounts for those services by reclassifying such services under a different compensation or fee category. Except as expressly provided in the table, we shall not pay, directly or indirectly, a commission or fee to our advisor or its affiliates in connection with the reinvestment of the proceeds of any resale, exchange, financing or refinancing of a company property.

Offering Stage

Type of Compensation	Method of Compensation	Estimated Amount

Selling Commissions	The dealer manager will receive 7.0% of the gross proceeds of this offering, or $0.70 for each share sold. The dealer manager may reallow a portion of the Selling Commissions to broker-dealers for each share they sell. Shares purchased under the dividend reinvestment plan will be purchased without Selling Commissions.	Actual amount depends upon the number of shares sold. The dealer manager will receive a total of $18,900,000 if the maximum offering is sold.

Type of Compensation	Method of Compensation	Estimated Amount

Marketing Support Due Diligence Reimbursement Fee	We will pay the dealer manager an amount up to 2.5% of the gross proceeds of this offering to pay expenses associated with marketing fees, wholesaling fees, expense reimbursements and volume discounts. We will pay the dealer manager an amount equal to 0.5% of the gross offering proceeds for reimbursement of due diligence expenses. We will not require the dealer manager to account for spending of amounts comprising this fee. The dealer manager may reallow up to 1% of the total 3.0% fee to broker-dealers participating in this offering. We will not pay this fee with respect to shares purchased under the dividend reinvestment plan.	Actual amount depends upon the number of shares sold. A total of $8,100,000 will be paid if the maximum offering is sold.
Other Organizational and Offering Expenses	Our advisor may advance, and we will reimburse it for, organization and offering expenses incurred on our behalf in connection with this offering, including legal and accounting fees, filing fees, printing costs and selling expenses. We estimate such expenses will be approximately 2.0% of the net proceeds of this offering.	Actual amounts will be based on actual funds advanced. We estimate that a total of $5,400,000 will be reimbursed if the maximum offering is sold.

Acquisition Stage

Type of Compensation	Method of Compensation	Estimated Amount

Real Estate Commission or Acquisition Fee	In property acquisitions in which our advisor or an affiliate of our advisor serves as our real estate broker, our advisor or such affiliate may receive from the seller or our company in such acquisitions a real estate commission or acquisition fee of up to 3% of the purchase price of the property. Since any seller will attempt to set the selling price at an amount to cover the cost of real estate commissions or acquisition fees, we, as purchaser, may be deemed to be indirectly paying such cost in the form of a higher price.	Actual amounts depend on the purchase price of properties acquired.

Acquisition Expenses	Our advisor may advance, and we will reimburse it for costs and expenses of selecting, evaluating and acquiring properties, whether or not actually acquired, including surveys, appraisals, title insurance and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses, non-refundable option payments on properties not acquired and other related expenses payable to our advisor and its affiliates. Interest shall be paid on funds advanced at our advisor’s actual cost of funds or as otherwise established by our board of directors.	Actual amounts to be reimbursed could be up to 0.5% of gross offering proceeds; however, the amount that we will reimburse our advisor for Acquisition Expenses when added to Real Estate Commissions and Acquisition Fees could be up to 6% of the contract price of the property. If the maximum offering is sold, acquisition expenses are estimated to be $1,350,000.

Operating Stage

Type of Compensation	Method of Compensation	Estimated Amount

Property Management Fee	We will pay our advisor’s affiliated property management company a Property Management Fee equal to 5% of the gross income from the properties. This fee will be paid monthly.	Actual amounts to be paid depend upon the gross income of the properties and, therefore, cannot be determined at the present time.

Compensation for Services	We will pay our advisor for other property-level services including leasing fees, construction management fees, loan origination and servicing fees, property tax reduction fees and risk management fees. Such compensation will not exceed the amount which would be paid to unaffiliated third parties providing such services. All such compensation must be approved by a majority of our independent directors.	Actual amounts to be received depend upon the services provided and, therefore, cannot be determined at the present time.

Reimbursable Expenses	We will reimburse our advisor for:

• the cost to our advisor or its affiliates of goods and services used for and by us and obtained from unaffiliated parties (e.g., maintenance and repair services, marketing, advertising and printing services, etc.) and

	• administrative services related to such goods and services limited to ministerial services such as typing, record keeping, preparing and disseminating company reports, preparing and maintaining records regarding shareholders, record keeping and administration of our dividend reinvestment program, preparing and disseminating responses to shareholder inquiries and other communications with shareholders and any other record keeping required.	Actual amounts are dependent upon results of operations.

Liquidation Stage

Type of Compensation	Method of Compensation	Estimated Amount

Property Disposition Fee	We will pay our advisor, or one of its affiliates, a Property Disposition Fee out of net profits upon the sale of each of the properties, in an amount equal to the lesser of 3% of the property’s contract sales price or 50% of a customary Competitive Real Estate Commission given the circumstances surrounding the sale. The amount paid, when added to the sums paid to unaffiliated parties, shall not exceed the lesser of the customary Competitive Real Estate Commission or an amount equal to 6% of the contracted for sales price. Payment of such fees shall be made only if our advisor provides a substantial amount of services in connection with the sale of the property. We will pay the Property Disposition Fee on all dispositions of properties, whether made in the ordinary course of business, upon liquidation or otherwise.	Actual amounts to be received depend upon the sale price of properties and, therefore, cannot be determined at the present time.

Subordinated Payments

Type of Compensation	Method of Compensation	Estimated Amount

Incentive Distribution	Our operating partnership will pay an incentive distribution to our advisor equal to 15% of our operating partnership’s operating cash flow after our company has received, and paid to our shareholders, the sum of:

• an 8% cumulative, non- compounded return on our Invested Capital, and

• any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties.

	If there is a shortfall in that 8% return at the end of any calendar year and our advisor previously has received incentive distributions, other than those that have previously been repaid, our advisor will be required to repay to our operating partnership an amount of those distributions sufficient to cause the cumulative 8% return threshold to be met. In no event will the cumulative amount repaid by our advisor to our operating partnership exceed the cumulative amount of incentive distributions that our advisor previously has received.	Actual amounts to be received depend upon results of operations and the actual amounts that we invest in properties and, therefore, cannot be determined at the present time.

Type of Compensation	Method of Compensation	Estimated Amount

Incentive Distribution Upon Dispositions	Our operating partnership will pay an incentive distribution upon the sale of a property equal to 15% of the net proceeds from the sale after our company has received, and paid to our shareholders, the sum of

• our Invested Capital that initially was allocated to that property,

• any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties, and

• any remaining shortfall in the 8% return on Invested Capital.

	If we and, in turn, our shareholders have not received a return of our Invested Capital or if there is a shortfall in the 8% return after the sale of the last property and our advisor previously has received incentive distributions, other than those that have previously been repaid, our advisor will be required to repay to our operating partnership an amount of those distributions sufficient to cause us and, in turn, our shareholders to receive a full return of the Invested Capital and a full distribution of the 8% return. In no event will the cumulative amount repaid by our advisor to our operating partnership exceed the cumulative amount of incentive distributions that our advisor previously has received.	Actual amounts to be received depend upon the sale price of properties and, therefore, cannot be determined at the present time.

Additional Payments for Additional Services

      As specified in our advisory agreement, in extraordinary circumstances fully justified to the official or agency administering the state securities laws, our advisor and its affiliates may provide other goods and services to our company if all of the following criteria are met:

•	the goods or services must be necessary to our prudent operation; and

•	the compensation, price or fee must be equal to the lesser of 90% of the compensation, price or fee we would be required to pay to independent parties rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location, or 90% of the compensation, price or fee charged by our advisor or its affiliates for rendering comparable services or selling or leasing comparable goods on competitive terms.

      Extraordinary circumstances shall be presumed only when there is an emergency situation requiring immediate action by our advisor or its affiliates and the goods or services are not immediately available from unaffiliated parties. Services which may be performed in such extraordinary circumstances include emergency maintenance of our properties, janitorial and other related services due to strikes or lock-outs, emergency tenant evictions and repair services which require immediate action, as well as operating and re-leasing properties with respect to which the leases are in default or have been terminated.

Limitations on Reimbursements

      No reimbursement to our advisor or its affiliates is permitted for items such as rent, depreciation, utilities, capital equipment, salaries, fringe benefits and other administrative items of any controlling persons of our advisor, its affiliates or any other supervisory personnel except in those instances in which our board of directors believes it to be in our best interest that our advisor or its affiliates operate or otherwise deal with, for an interim period, a property with respect to which the lease is in default. Permitted reimbursements, except as set forth above, include salaries and related salary expenses for non-supervisory services which could be performed directly for our company by independent parties such as legal, accounting, transfer agent, data processing and duplication. Controlling persons include, but are not limited to, any person, irrespective of his or her title, who performs functions for our advisor similar to those of chairman or member of the board of directors, president or executive vice president, or those entities or individuals holding 5% or more of the stock of our advisor or a person having the power to direct or cause the direction of our advisor, whether through ownership of voting securities, by contract or otherwise. Despite the foregoing, and subject to the approval of our board of directors, including a majority of the independent directors, we may reimburse our advisor for expenses related to the activities of controlling persons undertaken in capacities other than those which cause them to be controlling persons. Our advisor has informed us that it believes that its employees and the employees of its affiliates and controlling persons who perform services for which reimbursement is allowed as described above, have the experience and educational background, in their respective fields of expertise, appropriate for the performance of such services.

Limitation on Acquisition-Related Compensation

      The total of all real estate commissions and acquisition fees and expenses paid to our advisor or affiliates of our advisor in connection with our purchase of a property may not exceed an amount equal to 6% of the contract purchase price for the property.

Limitation on Operating Expenses

      In the absence of a satisfactory showing to the contrary, our total operating expenses will be deemed to be excessive if, in any fiscal year, they exceed the greater of:

•	2% of our Average Invested Assets or

•	25% of our net income for such year.

      The independent directors have a fiduciary responsibility to limit such expenses to amounts that do not exceed these limitations.

      Within 60 days after the end of any fiscal quarter for which our total operating expenses for the 12 months then ended exceeded the greater of 2% of our Average Invested Assets or 25% of net income, we will send to our shareholders a written disclosure of such fact.

      Our advisor will reimburse our company at the end of the calendar year the amount by which the aggregate annual expenses paid or incurred by our company exceed the limitations provided above.

      Total operating expenses include aggregate expenses of every character paid or incurred by us as determined under generally accepted accounting principles, including the fees we pay to our advisor, such as the Incentive Distribution referred to in the Compensation Table. However, total operating expenses do not include:

•	the expenses we incur in raising capital such as organizational and offering expenses, legal, audit, accounting, registration and other fees, printing and other expenses, and tax incurring in connection with the issuance, distribution, transfer and registration of our shares;

•	interest payment;

•	taxes;

•	non-cash expenditures such as depreciation, amortization and bad debt reserves; and

•	acquisition and disposition fees, acquisition expenses, real estate commissions on resale of properties and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property, including the Incentive Distribution Upon Disposition referred to in the Compensation Table.

Additional Important Information on Compensation to Our Affiliates

      Our advisor and its affiliates will be involved in determining the types and structure of the transactions in which we participate. Our advisor may benefit from our acquiring properties, retaining ownership of our properties or leveraging our properties, while it may be in your best interest as a shareholder for us to buy, sell or hold such property on an unleveraged basis. Furthermore, our advisor’s receipt and retention of many of the fees it receives and reimbursements depends upon our company making investments in properties. Therefore, the interest of our advisor in receiving such fees may conflict with the interest of our shareholders to earn income on their investment in shares and may result in our entering into transactions that do not solely reflect your interest as a shareholder. A majority of our independent directors must approve all transactions between our company and our advisor or its affiliates, including property acquisitions and dispositions. Property acquisitions and dispositions not involving our advisor or its affiliates do not require the approval of a majority of our independent directors, although a majority of our independent directors must approve the consideration paid for all property acquisitions.

PRIOR PERFORMANCE SUMMARY

      The information presented in this section represents the historical experience of real estate programs managed by our advisor through June 30, 2003. Investors in our company should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

      As of June 30, 2003, our advisor served as advisor or sponsor of a total of approximately 60 real estate investment entities, consisting of 2 public programs and 58 non-public programs.

      In the tables below, ownership interests of 100% are held in fee simple; ownership interests of less than 100% are held as undivided tenant in common interests.

Public Programs

      Triple Net Properties, LLC, our advisor, has sponsored one prior public offering of our shares of common stock and a public offering of shares of common stock of T REIT, Inc., a public real estate investment trust.

G REIT, Inc.

      Our initial public offering began on July 22, 2002 and will be terminated on the date this offering is declared effective by the SEC. As of June 30, 2003, we raised aggregate gross offering proceeds of $71,777,833 from the issuance of 7,251,864 shares of our common stock to 3,232 investors in our initial public offering. Of these shares, 66,532 shares totaling approximately $620,510 have been issued under our dividend reinvestment plan through June 30, 2003. After payment of $7,799,892 in selling commission and organization and offering expenses, we raised net offering proceeds available for investment in properties of $63,977,941 as of the same date. As of June 30, 2003, we had purchased interests in 7 properties amounting to an investment of approximately $96 million (purchase price, including debt financing). See the “Description of Real Estate Investments” section of this prospectus for a description of the properties we have purchased as of December 31, 2003.

T REIT, Inc.

      T REIT, Inc., a Virginia corporation, was formed in December, 1998 and is qualified as a REIT for federal income tax purposes. T REIT was formed to acquire interests in office, industrial and retail properties. Triple Net Properties, LLC, our advisor, has served as the advisor of T REIT since February 2000. The public offering of T REIT’s common stock commenced on February 22, 2000. As of May 31, 2002, when the offering was terminated, T REIT had issued approximately 4,720,176 shares of common stock and raised more than $46 million in aggregate gross proceeds. As of June 30, 2003, T REIT had approximately 2,060 investors and had purchased interests in 15 real estate properties amounting to an investment of approximately $104 million (purchase price, including debt financing). As of June 30, 2003, five of these properties had been sold. Of the 15 properties purchased by T REIT, Inc., three (20%) were in Nevada, three (20%) were in California, seven (46%) were in Texas and one was in North Dakota (7%). The properties, which are described below, are all commercial properties consisting of 6 shopping centers and 9 office buildings, or 42% shopping centers and 58% office buildings when weighted by purchase price. Weighted by purchase price, 3.9% of the property interests acquired by T REIT had tenants associated with governmental entities, the primary focus of our company.

      As of June 30, 2003, T REIT owned interests in the following properties:

	Ownership		Purchase			Mortgage Debt
Property Name	Interest	Type of Property	Date	Purchase Price		at Purchase		GLA (Sq Ft)	Location

Thousand Oaks Center	100.0%	shopping center	12/06/00	13,000,000		10,837,500		162,864	San Antonio, TX
Pahrump Valley Junction Shopping Center	100.0%	shopping center	05/11/01	17,150,000		12,435,000		105,721	Pahrump, NV
Trademark Building	40.0%	industrial building	09/04/01	2,852,000	(1)	1,080,000	(2)	75,257	Reno, NV
County Center Building	16.0%	office/distribution building	01/11/02	1,014,000	(1)	514,000	(2)	77,582	Temecula, CA
City Center West “A” Building	89.1%	office building	03/15/02	19,313,000	(1)	11,586,250	(2)	105,964	Las Vegas, NV
Pacific Corporate Park	22.8%	6-building office park & single story bldg	03/25/02	14,237,000	(1)	9,300,000	(2)	167,486	Lake Forest, CA
Titan Building and Titan Plaza	48.5%	6-story office building	04/17/02	4,446,000	(1)	2,910,000	(2)	103,762	San Antonio, TX
University Heights Business Park	100.0%	2-building flex/service center	08/22/02	6,750,000		4,400,000		68,400	San Antonio, TX
Saddleback Financial Center	25.0%	four-story office building	09/25/02	2,687,500	(1)	1,912,500	(2)	72,711	Laguna Hills, CA
Congress Center	23.6%	16-story office building	01/08/03	13,906,200	(1)	4,110,606	(2)	525,000	Chicago, IL
Gateway Mall	100.0%	regional mall	01/29/03	9,000,000		5,000,000		332,210	Bismarck, ND

(1)	Represents T REIT’s proportionate share of the purchase price.

(2)	Represents T REIT’s proportionate share of the mortgage debt at the time of purchase.

      As of June 30, 2003, T REIT had sold its interests in the following properties:

				Taxable Gain
	Date of		Ownership	(Loss) on
Property Name	Purchase	Date of Sale	Interest	Sale

Christie Street Office Building(a)	09/26/00	11/13/01	100.0%	$(177,949)
Seguin Corners Shopping Center	11/22/00	08/12/02	26.0%	1,191,661
Plaza del Rey Shopping Center	11/17/00	09/23/02	16.5%	669,911
Titan Land	04/17/02	10/17/02	100.0%	34,753
Northstar Crossing Shopping Center	10/26/00	01/13/03	100.0%	23,617

(a)	As part of the sale of Christie Street Office Building, T REIT guaranteed lease payments in the amount of $20,000 per month for a period of five years under a Master Lease Agreement obligating the company to make lease payments to the lessor in the event the sub-lessee failed to make the lease payments. Furthermore, the company would be obligated to pay a pro rata share of lease commissions and tenant improvements in the event the premises are re-leased prior to November 13, 2006. The former tenant’s lease expired on August 31, 2002 and T REIT assumed its obligations under the Master Lease Agreement beginning with rent for the month of October 2002. The advisor has agreed to indemnify T REIT against any current and future losses under the Master Lease Agreement with the indemnification evidenced by an indemnity agreement dated November 13, 2001.

      Certain financial information for T REIT is summarized below:

	01/01/03 – 06/30/03	2002	2001	2000

Gross Revenues	$4,261,509	$6,799,384	$4,142,782	$298,621
Net Income (Loss)	$1,692,671	$2,293,758	$(463,632)	$(100,783)

Private Programs

      Beginning in April, 1998 through June 30, 2003, our advisor has advised a private real estate investment trust, Western Real Estate Investment Trust, Inc., which has purchased interests in 7 properties, 2 hedge funds, 51 private placement limited liability companies, 1 private placement Delaware statutory trust and 3 private placement limited liability notes programs which have raised more than $350 million from approximately 2,160 investors in properties with an aggregate price of more than $563 million. Of the 68 properties purchased for private programs, 21 (30.9%) were in California, 10 (14.7%) were in Colorado, 12 (17.6%) were in Nevada, 11 (16.2%) were in Texas, 5 (7.4%) were in Kansas, 2 (2.9%) were in South Dakota, 2 (2.9%) were in Hawaii, 2 (2.9%) were in Florida, 1 (1.5%) was in Illinois, 1 (1.5%) was in Washington and 1 (1.5%) was in Tennessee. The 68 properties are all commercial properties consisting of approximately 42% shopping centers and 58% office buildings weighted by purchase price.

      Each of the prior advisor programs and the properties acquired and sold through June 30, 2003 are described below.

Western Real Estate Investment Trust, Inc.

      Western Real Estate Investment Trust, Inc., a Virginia corporation, was formed by our advisor in July, 1998 and is qualified as a REIT for federal income tax purposes. In April, 2000, Western Real Estate Investment Trust, Inc. closed a best efforts private placement of its common stock. Western Real Estate Investment Trust, Inc. was formed to acquire office and industrial properties and retail shopping centers with the proceeds of its private placement. Our advisor manages the properties owned by Western Real Estate Investment Trust, Inc. and serves as the general partner of WREIT Operating Partnership, LP, a wholly owned subsidiary.

      As of June 30, 2003, Western Real Estate Investment Trust owned interests in the following properties:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Kress Energy Center	100%	office building	07/13/98	$1,850,000	$925,000	53,895	Wichita, KS
Century Plaza East Shopping Center	100%	shopping center	11/03/98	9,100,000	6,937,000	121,192	East Lancaster, CA
Brookings Mall	68.5%	shopping center	05/01/00	4,150,000	962,330	142,826	Brookings, SD

      As of June 30, 2003, Western Real Estate Investment Trust had sold its interests in the following properties:

	Date of		Ownership	Taxable Gain
Property Name	Purchase	Date of Sale	Interest	(Loss) on Sale

Phelan Village Shopping Center	10/16/98	12/20/02	100%	$90,815
Bryant Ranch Shopping Center	12/01/98	09/05/02	100%	988,804
Huron Mall Shopping Center	03/31/99	04/14/00	100%	1,559,293
Crossroads Shopping Center	07/29/99	08/29/00	100%	571,862

      Certain financial information for Western Real Estate Investment Trust is summarized below:

	01/01/03 – 06/30/03	2002	2001	2000	1999	1998

Gross Revenues	$962,955	$2,656,537	$4,260,466	$5,273,301	$4,726,712	$594,158
Net Income (Loss)	$(2,079)	$139,409	$454,121	$2,092,103	$(191,892)	$49,863

Other Private Placements

      Our advisor is the manager for each of the limited liability companies listed below.

      Telluride Barstow, LLC: The offering period began June 1, 1998 and ended December 16, 1998. The offering raised $1,620,000,or 100% of the offering amount, from 14 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Barstow Road Shopping Center	87%	shopping center	05/01/98	$4,742,207	$3,450,000	77,950	Barstow, CA

      In February 2003, our advisor sold the Barstow Road Shopping Center with a resultant net loss on sale of $265,043.

      Truckee River Office Tower, LLC: The offering period began August 21, 2998 and ended July 15, 1999. The offering raised $5,550,000, or 100% of the offering amount, from 68 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Truckee River Office Tower	100%	15-story office building	12/01/98	$16,030,000	$12,000,000	138,729	Reno, NV

      Yerington Shopping Center, LLC: The offering period for began December 15, 1998 and ended August 31, 1999. The offering raised $1,625,000, or 100% of the offering amount, from 11 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Yerington Plaza Shopping Center	100%	shopping center	03/08/99	$4,422,000	$3,316,200	55,531	Yerington, NV

      NNN Fund VIII, LLC: The offering period began on February 22, 1999 and ended March 7, 2000. The offering raised $8,000,000, or 100% of the offering amount, from 125 investors and purchased the following properties:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Belmont Shopping Center	100%	shopping center	06/11/99	$3,504,879	$2,840,000	81,289	Pueblo, CO
Village Fashion Center	100%	shopping center	06/18/99	$8,800,000	$6,600,000	129,973	Wichita, KS
Palm Court Shopping Center	100%	shopping center	08/03/99	$8,988,000	$4,500,000	266,641	Fontana, CA

      In November 2001, our advisor sold the Village Fashion Center with a resultant net gain on sale of $1,161,575.

      In May 2003, our advisor LLC sold Palm Court Shopping Center with a resultant net gain on sale of $3,970,123.

      NNN Town & Country Shopping Center, LLC: The offering period for began on May 10, 1999 and ended on March 29, 2000. The offering raised $7,200,000, or 100% of the offering amount, from 63 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Town & Country Shopping Center	100%	shopping center	07/01/99	$32,000,000	$25,775,000	234,738	Sacramento, CA

      NNN Town & Country Shopping Center, LLC reduced distributions to its investors during 2000 from 8% to 5% due to reduced available operating cash flow. The company experienced reduced operating cash flow due to the costs of a partial redevelopment which included the relocation of certain tenants within the shopping center and a higher than projected interest rate on the mortgage loan. Our advisor refinanced the property with a $34,000,000 loan at a lower interest rate. With redevelopment largely complete, cash flow improved and distributions were subsequently increased to 9% retroactively.

      NNN “A” Credit TIC, LLC: The offering period began on August 10, 1999 and ended July 12, 2000. The offering raised $2,500,000, or 100% of the offering amount, from 29 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Pueblo Shopping Center	100%	shopping center	11/03/99	$7,075,000	$5,306,300	106,264	Pueblo, CO

      NNN Redevelopment Fund VIII, LLC: The offering began on August 27, 1999 and ended June 5, 2000. The offering raised $$7,579,528, or 94.7% of the offering amount, from 153 investors and purchased the following properties:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Bank One Building	100%	office building	11/23/99	$8,730,000	$6,000,000	127,427	Colorado Springs, CO
White Lakes Shopping Center	100%	shopping center	03/31/00	$15,000,000	$12,200,000	436,500	Topeka, KS

      NNN Exchange Fund III, LLC: The offering began on September 15, 1999 and ended May 31, 2000. The offering raised $6,300,000, or 100% of the offering amount, from 27 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

County Fair	100%	shopping center	12/15/99	$15,850,000	$12,035,000	397,075	Woodland, CA

      NNN Tech Fund III, LLC: The offering began on February 21, 2000 and ended June 20, 2000. The offering raised $3,698,750, or 100% of the offering amount, from 26 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Moreno Corporate Center	100%	retail, office & industrial	06/16/00	$11,766,500	$8,425,000	226,053	Moreno Valley, CA

      The company refinanced the property and paid the loan in full. On July 3, 2001, NNN Tech Fund III, LLC sold the retail parcel, which represented approximately 26,449 square feet of leasable space, for $1,610,000.

      NNN Horizon Fund, LLC: The offering, which began on March 30, 2000, was formed to offer $12,000,000 of 11% participating secured notes to assist in funding the purchase of the “Horizon Portfolio” consisting of one “power center,” one enclosed mall and five retail outlet and entertainment centers offered for sale at $93,500,000. Notes totaling $3,573,000, or 29.8% of the offering amount, were sold to 75 investors, but NNN Horizon Fund, LLC was unable to purchase the “Horizon Portfolio” of properties on sufficiently favorable terms. The notes were subsequently prepaid in full with a prepayment penalty and the offering ended on June 23, 2000.

      NNN Westway Shopping Center, LLC: The offering began on April 26, 2000 and ended December 31, 2000. The offering raised $3,278,250, or 99.3% of the offering amount, from 33 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Westway Shopping Center	100%	shopping center	08/08/00	$9,698,500	$7,125,000	220,010	Wichita, KS

      Kiwi Associates, LLC: The offering began on June 9, 2000 and ended February 4, 2001. The offering raised $2,681,352, or 95.8% of the offering amount, from 23 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Orange Street Plaza	100%	shopping center	07/14/00	$8,200,000	$6,500,000	127,443	Redlands, CA

      In February 2003, our advisor sold Orange Street Plaza with a resultant gain on sale of $1,626,853.

      NNN 2000 Value Fund, LLC: The offering began on July 15, 2000 and ended February 27, 2001. The offering raised $5,899,000, or 100% of the offering amount, from 125 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Bowling Green Financial Park	100%	7 office buildings	12/28/00	$16,256,500	$12,290,000	234,551	Sacramento, CA

      In September 2002, our advisor sold Bowling Green Financial Park with a resultant net gain on sale of $1,472,126.

      NNN Rocky Mountain Exchange, LLC: The offering began on July 25, 2000 and ended February 15, 2001. The offering raised $2,670,000, or 100% of the offering amount, from 11 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Galena Street Building	100%	office building	11/30/00	$7,345,150	$5,275,000	71,298	Denver, CO

      NNN 2004 Notes Program, LLC: The offering of $5,000,000 of 11% participating unsecured notes began on August 29, 2000 and ended August 14, 2001. The notes were offered for the purpose of making unsecured loans to one or more borrowers, generally affiliates of our advisor, to acquire real estate. The notes are entitled to a profit participation in the properties purchased equal to 20% of the net profit achieved upon sale of the properties or a prepayment fee. The offering raised $5,000,000, or 100% of the offering amount, from 65 investors.

      Market Centre, LLC: The offering began on September 1, 2000 and ended November 17, 2000. The offering raised $1,000,000, or 100% of the offering amount, from 7 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Market Centre	100%	11-story certified historic building	11/18/98	$1,300,000	$900,000	121,868	Wichita, KS

      In July 1999, Market Centre, LLC offered $1,000,000 of 11% participating unsecured notes primarily to assist with property improvements and for working capital. The notes were entitled to a profit participation in the property equal to 40% of the net profit achieved upon sale of the property or a prepayment fee. The property was refinanced and the notes paid in full with a prepayment penalty. Subsequently, Market Centre, LLC, through our advisor, raised $1,330,000 through a private placement of tenant in common interests in the building beginning in September 2000.

      NNN 2005 Notes Program, LLC: The offering of $6,000,000 of 10% participating unsecured notes began on September 15, 2000 and ended March 13, 2001. The notes were offered for the purpose of making secured loans to one or more borrowers, generally affiliates of our advisor, to acquire real estate. The notes are entitled to a profit participation in the properties purchased equal to 10% of the net profit achieved upon sale of the properties or a prepayment fee. The offering raised $2,300,000, or 38% of the offering amount, from 46 investors.

      NNN Dry Creek: The offering began on November 15, 2000 and ended January 31, 2001. The offering raised $3,500,000, or 100% of the offering amount, from 16 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Dry Creek Centre	100%	office/flex facility	01/31/01	$11,100,000	$8,350,000	85,760	Denver, CO

      NNN Sacramento Corporate Center, LLC: The offering began on November 8, 2000 and ended May 21, 2001. The offering raised $12,000,000, or 100% of the offering amount, from 66 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Sacramento Corporate Center	100%	office building	03/12/01	$31,540,000	$22,250,000	192,779	Sacramento, CA

      NNN Camelot Plaza Shopping Center, LLC: The offering began on March 30, 2001 and ended December 3, 2001. The offering raised $2,400,000, or 100% of the offering amount, from 11 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Camelot Plaza Shopping Center	100%	shopping center	08/01/01	$6,350,000	$4,127,500	91,266	San Antonio, TX

      NNN 2001 Value Fund, LLC: The offering began on March 12, 2001 and ended June 30, 2002. The offering raised $10,992,321, or 99.9% of the offering amount, from 263 investors and purchased the following properties:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1840 Aerojet Way	100%	industrial building	09/27/01	$5,100,000	$2,938,000	102,948	North Las Vegas, NV
Western Plaza	100%	shopping center	07/31/01	$5,000,000	$4,250,000	412,127	Amarillo, TX
Pacific Corporate Park	40%	6-building office park	03/25/02	$9,491,400	$6,200,000	166,785	Lake Forest, CA

      NNN Washington Square, LLC: The offering began on May 1, 2001 and ended November 21, 2001. The offering raised $3,000,000, or 100% of the offering amount, from 12 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Washington Square Center	100%	shopping center	10/16/01	$7,263,000	$4,890,000	71,502	Stephenville, TX

      NNN Reno Trademark, LLC: The offering began on May 30, 2001 and ended September 26, 2001. The offering raised $3,850,000, or 100% of the offering amount, from 7 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Trademark Building	60%	industrial building	09/04/01	$7,296,110	$2,700,000	75,257	Reno, NV

      NNN One Gateway Plaza LLC: The offering began on June 8, 2001 and ended September 25, 2001. The offering raised $4,197,500, or 99.9%, of the offering amount, from 10 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

One Gateway Plaza	100%	office building	07/30/01	$12,550,000	$9,375,000	113,139	Colorado Springs, CO

      NNN Gateway Aurora, LLC: The offering began on July 10, 2001 and ended August 17, 2001. The offering had raised $1,054,000, or 52.7%, of the offering amount, from 2 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Gateway Plaza	100%	shopping center	04/05/01	$7,763,000	$6,400,219	101,048	Aurora, CO

      NNN LV 1900 Aerojet Way, LLC: The offering began on July 26, 2001 and ended August 31, 2001. The offering raised $2,000,000, or 100% of the offering amount, from 8 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

1900 Aerojet Way	100%	distribution center	08/31/01	$5,067,000	$3,625,000	106,717	North Las Vegas, NV

      NNN Timberhills Shopping Center, LLC: The offering began on July 31, 2001 and ended November 27, 2001. The offering raised $3,695,375, or 99.9%, of the offering amount, from 13 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Timberhills Shopping Center	100%	shopping center	11/21/01	$9,180,000	$6,390,000	102,304	Sonora, CA

      NNN Addison Com Center, LLC: The offering began on August 16, 2001 and ended April 2, 2002. The offering raised $3,650,000, or 100%, of the offering amount, from 16 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Addison Com Center	100%	office building	11/01/01	$10,500,000	$7,750,000	96,396	Addison, TX

      NNN County Center Drive, LLC: The offering began on September 18, 2001 and ended February 6, 2002. The offering raised $3,125,000, or 99%, of the offering amount, from 18 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

County Center Building	100%	distribution/ warehouse/office	09/28/01	$5,395,000	$3,210,000	77,582	Temecula, CA

      NNN Arapahoe Service Center II, LLC: The offering began on February 11, 2002 and ended on June 20, 2002. The offering raised $4,000,000, or 100%, of the offering amount, from 16 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Arapahoe Service Center II	100%	office/flex complex	04/19/02	$7,938,000	$5,000,000	79,200	Denver, CO

      NNN Titan Building & Plaza, LLC: The offering began on February 18, 2002 and ended May 28, 2002. The offering raised $2,500,000, or 88.8%, of the offering amount, from 5 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Titan Building and Titan Plaza	58%	office building	04/17/02	$4,721,005	$3,090,000	103,762	San Antonio, TX
      NNN City Center West “B”, LLC: The offering began on October 1, 2001 and ended June 14, 2002. The offering raised $8,200,000, or 100%, of the offering amount, from 15 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

City Center West “B”	100%	office building	01/23/02	$20,800,000	$14,650,000	104,427	Las Vegas, NV

      NNN Union Square, LLC: The offering began on January 28, 2002 and ended March 2, 2002. The offering raised $578,000, or 100%, of the offering amount, from 3 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Union Square Plaza	39%	shopping center	03/08/02	$4,730,000	$4,047,500	130,066	Colorado Springs, CO

      NNN City Center West “A”, LLC: The offering began on February 12, 2002 and ended March 15, 2002. The offering raised $1,237,803, or 35.4%, of the offering amount, from 2 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

City Center West “A”	10.875%	office building	03/15/02	$21,670,000	$13,000,000	105,964	Las Vegas, NV

      NNN Pacific Corporate Park 1, LLC: The offering began on March 11, 2002 and ended June 25, 2002. The offering raised $5,800,000, or 100%, of the offering amount, from 45 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Pacific Corporate Park	60%	6-building office park	03/25/02	$14,237,100	$9,300,000	166,785	Lake Forest, CA

      NNN North Reno Plaza, LLC: The offering began on March 31, 2002 and ended June 19, 2002. The offering raised $2,750,000, or 100%, of the offering amount, from 14 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

North Reno Plaza Shopping Center	100%	shopping center	06/29/02	$7,200,000	$5,400,000	129,960	Reno, NV

      NNN Brookhollow Park, LLC: The offering began on April 12, 2002 and ended July 3, 2002. The offering raised $6,550,000, or 100%, of the offering amount, from 24 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Brookhollow Park	100%	office building	07/03/02	$15,360,000	$10,250,000	102,413	San Antonio, TX

      NNN 2002 Value Fund, LLC: The offering began on May 15, 2002 and ended was still open as of June 30, 2003 (the offering closed July 14, 2003). As of June 30, 2003, the offering raised $$29,799,260, or 99.3%, of the offering amount from 707 investors and purchased the following properties:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Bank of America West	100%	office building	09/20/02	$16,900,000	$14,199,619	82,255	North Las Vegas, NV

      NNN 1397 Galleria Drive, LLC: The offering began on May 24, 2002 and ended October 23, 2002. The offering raised $1,950,000, or 100%, of the offering amount, from 12 investors and purchased the following property:

					Mortgage
	Ownership		Purchase	Purchase	Debt at	GLA
Property Name	Interest	Type of Property	Date	Price	Purchase	(Sq Ft)	Location

Galleria Office Building	100%	office building	09/11/02	$3,420,000	$1,962,000	13,810	Henderson, NV

      NNN Bryant Ranch, LLC: The offering began on June 10, 2002 and ended November 12, 2002. The offering raised $5,000,000, or 100%, of the offering amount, from 24 investors and purchased the following property:

					Mortgage
	Ownership		Purchase	Purchase	Debt at	GLA
Property Name	Interest	Type of Property	Date	Price	Purchase	(Sq Ft)	Location

Bryant Ranch Shopping Center	100%	shopping center	09/05/02	$10,080,000	$6,222,000	93,892	Yorba Linda, CA

      In September 2002, the Bryant Ranch shopping center was sold resulting in a net gain of $988,804.

      NNN 4241 Bowling Green, LLC: The offering began on June 14, 2002 and ended December 27, 2002. The offering raised $2,850,000, or 100%, of the offering amount, from 16 investors and purchased the following property:

					Mortgage
	Ownership		Purchase	Purchase	Debt at	GLA
Property Name	Interest	Type of Property	Date	Price	Purchase	(Sq Ft)	Location

4241 Bowling Drive	100%	office building	09/25/02	$5,200,000	$3,092,139	28,985	Sacramento, CA

      NNN Wolf Pen Plaza, LLC: The offering began on July 1, 2002 and ended October 23, 2002. The offering raised $5,500,000, or 100%, of the offering amount, from 12 investors and purchased the following property:

					Mortgage
	Ownership		Purchase	Purchase	Debt at	GLA
Property Name	Interest	Type of Property	Date	Price	Purchase	(Sq Ft)	Location

Wolf Pen Plaza	100%	shopping center	09/25/02	$16,190,000	$12,265,000	169,989	College Station, TX

      NNN Alamosa Plaza, LLC: The offering began on July 18, 2002 and ended October 25, 2002. The offering raised $6,650,000, or 100%, of the offering amount, from 11 investors and purchased the following property:

					Mortgage
	Ownership		Purchase	Purchase	Debt at	GLA
Property Name	Interest	Type of Property	Date	Price	Purchase	(Sq Ft)	Location

Alamosa Plaza Shopping Center	100%	shopping center	10/08/02	$18,500,000	$13,500,000	77,650	Las Vegas, NV

      NNN Saddleback, LLC: The offering began on August 30, 2002 and ended October 29, 2002. The offering raised $3,865,800, or 100%, of the offering amount, from 7 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Saddleback Financial Center	75%	office building	09/25/02	$11,072,500	$11,072,500	71,243	Laguna Hills, CA

      NNN Kahana Gateway, LLC: The offering began on October 9, 2002 and ended on March 6, 2003. The offering raised $8,140,000, or 100%, of the offering amount, from 22 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Kahana Gateway Shopping Center & Professional Bldg	100%	mixed use: 73% retail, 27% office	12/20/02	$19,400,000	$13,041,000	80,069	Maui, HI

      NNN Springtown Mall, DST: The offering began on October 10, 2002 and ended March 21, 2003. The offering raised $2,550,000, or 100%, of the offering amount, from 14 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Springtown Mall Shopping Center	100%	shopping center	12/09/02	$6,490,000	$4,700,000	96,423	San Marcos, TX

      NNN Congress Center, LLC: The offering began on October 15, 2002 and still open as of June 30, 2003. As of June 30, 2003, the offering raised $39,112,386, or 99.9%, of the offering amount, from 98 investors and purchased the following property:

	Ownership		Purchase		Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Purchase Price	at Purchase	(Sq Ft)	Location

Congress Center	62.70%	office building	01/08/03	$136,108,000	$95,950,000	524,784	Chicago, IL

      NNN Park Sahara, LLC: The offering began on October 25, 2002 and was still open as of June 30, 2003. As of June 30, 2003, the offering had raised $4,953,000, or 95.3%, of the offering amount, from 12 investors and purchased the following property:

	Ownership		Purchase	Purchase	Mortgage Debt	GLA
Property Name	Interest	Type of Property	Date	Price	at Purchase	(Sq Ft)	Location

Park Sahara Office Park	95.25%	5-bldg. office park	03/18/03	$12,200,000	$8,400,000	123,709	Las Vegas, NV

      NNN Parkwood Complex, LLC: The offering began on October 28, 2002 and ended April 23, 2003. The offering raised $7,472,000, or 100%, of the offering amount, from 23 investors and purchased the following property:

					Mortgage
	Ownership		Purchase	Purchase	Debt at	GLA
Property Name	Interest	Type of Property	Date	Price	Purchase	(Sq Ft)	Location

Parkwood I & II	100%	office	12/31/02	$20,436,000	$13,921,600	196,128	Woodlands, TX

      NNN 2006 Notes Program, LLC: The offering of $10,000,000 of 10% participating unsecured notes began on August 1, 2002 and ended May 22, 2003. The notes were offered for the purpose of making unsecured loans to one or more borrowers to acquire real estate. The notes are entitled to a profit participation in the properties purchased equal to 20% of the net profit achieved upon sale of the properties or a prepayment fee. The offering raised $1,044,881, or 10.4% of the offering amount, from 22 investors.

      NNN Buschwood, LLC: The offering began on December 20, 2002 and ended March 25, 2003. The offering raised $3,200,000, or 100%, of the offering amount, from 13 investors and purchased the following property:

					Mortgage
	Ownership		Purchase	Purchase	Debt at	GLA
Property Name	Interest	Type of Property	Date	Price	Purchase	(Sq Ft)	Location

Buschwood III Office Park	1%	Office	03/25/03	$6,983,400	$4,600,000	77,095	Tampa, FL

      NNN Beltline-Royal Ridge, LLC: The offering began on November 8, 2002 and was still open as of June 30, 2003. As of June 30, 2003, the offering had raised $4,900,000, or 91.6%, of the offering amount, from 17 investors and purchased the following property:

					Mortgage
	Ownership		Purchase	Purchase	Debt at	GLA
Property Name	Interest	Type of Property	Date	Price	Purchase	(Sq Ft)	Location

Beltline/ Royal Ridge Tech	100%	Office	04/01/03	$9,550,000	$6,150,000	83,514	San Antonio, TX

      NNN Parkway Towers, LLC: The offering began on November 18, 2002 and was still open as of June 30, 2003. As of June 30, 2003, the offering had raised $6,713,762, or 91.3%, of the offering amount, from 22 investors and purchased the following property:

					Mortgage
	Ownership		Purchase	Purchase	Debt at	GLA
Property Name	Interest	Type of Property	Date	Price	Purchase	(Sq Ft)	Location

Parkway Towers Office Park	100%	Office	05/09/03	$12,450,000	$6,000,000	189,961	Nashville, TN

      NNN Netpark, LLC: The offering began on March 18, 2003 and was still open as of June 30, 2003. As of June 30, 2003, the offering had raised $23,492,250, or 99.1%, of the offering amount, from 24 investors and purchased the following property:

					Mortgage
	Ownership		Purchase	Purchase	Debt at	GLA (Sq
Property Name	Interest	Type of Property	Date	Price	Purchase	Ft)	Location

Netpark Tampa Bay	4.75%	Office	06/06/03	$47,000,000	$31,500,000	919,405	Tampa, FL

      NNN 602 Sawyer, LLC: The offering began on March 28, 2003 and was still open as of June 30, 2003. As of June 30, 2003, the offering had raised $4,207,625, or 89.5%, of the offering amount, from 21 investors and purchased the following property:

					Mortgage
	Ownership		Purchase	Purchase	Debt at	GLA
Property Name	Interest	Type of Property	Date	Price	Purchase	(Sq Ft)	Location

602 Sawyer	100%	office	06/05/03	$9,270,000	$5,850,000	85,923	Houston, TX

      NNN Xerox Centre, LLC: The offering began on February 14, 2003 and was still open as of June 30, 2003. As of June 30, 2003, the offering had raised $20,468,500, or 99.8%, of the offering price, from 67 investors and purchased the following property:

					Mortgage
	Ownership		Purchase	Purchase	Debt at	GLA
Property Name	Interest	Type of Property	Date	Price	Purchase	(Sq Ft)	Location

Xerox Centre	100%	office building	06/16/03	$60,500,000	$46,575,000	317,682	Santa Ana, CA

      NNN Jamboree Promenade, LLC: The offering began on June 20, 2003 and was still open as of June 30, 2003. As of June 30, 2003, the offering had not raised any money.

      NNN Jefferson Square, LLC: The offering began on May 1, 2003 and was still open as of June 30, 2003. As of June 30, 2003, the offering had raised $300,000, or 3.3%, of the offering amount, from 5 investors.

      NNN Arapahoe Business Park, LLC: The offering began on June 13, 2003 and was still open as of June 30, 2003. As of June 30, 2003, the offering had not raised any money.

      NNN 901 Corporate, LLC: The offering began on June 13, 2003 and was still open as of June 30, 2003. As of June 30, 2003, the offering had not raised any money.

CONFLICTS OF INTEREST

      Our management will be subject to various conflicts of interest arising out of our relationship with our advisor, the advisor’s affiliates and the dealer manager. All agreements and arrangements, including those relating to compensation, between us and our advisor, the dealer manager and their affiliates are not the result of arm’s-length negotiations. The limitations on our advisor described below have been adopted to control when we enter into transactions with our advisor, the dealer manager and their affiliates. With respect to the conflicts of interest described herein, our advisor, the dealer manager and their affiliates have informed us that they will endeavor to balance their interests with our interests.

      We believe that the compensation paid to our advisor and its affiliates under the advisory agreement is on terms no less favorable to our company than those customary for similar services performed by independent firms in the relevant geographic areas.

Competition for the Time and Service of Our Advisor and Affiliates

      Our company relies on our advisor and its affiliates to manage our assets and daily operations. Many of the same persons serve as directors, officers and employees of our company and our advisor. Affiliates of our advisor have conflicts of interest in allocating management time, services and functions among various existing real estate programs, including the prior advisor programs, and any future real estate programs or business ventures that they may organize or serve. Our advisor has informed us that it and its affiliates will employ sufficient staff to be fully capable of discharging their responsibilities in connection with our company and the various other real estate programs advised or managed by our advisor.

Process for Resolution of Conflicting Opportunities

      Our advisor has sponsored publicly and privately offered real estate programs and may in the future sponsor privately and publicly offered real estate programs that may have investment objectives similar to ours. Therefore, our advisor and its affiliates could be subject to conflicts of interest between our company and other real estate programs. The advisory agreement gives us the first opportunity to buy income-producing governmental properties located in our focus states placed under contract by our advisor or its affiliates, provided that:

•	we have funds available to make the purchase;

•	our board of directors or appropriate acquisition committee votes to make the purchase within fourteen days of being offered such property by our advisor; and

•	the property meets our acquisition criteria.

      Other factors that may be considered in connection with the decisions as to the suitability of the property for investment include:

•	the effect of the acquisition on the diversification of our portfolio;

•	the amount of funds we have available for investment;

•	cash flow; and

•	the estimated income tax effects of the purchase and subsequent disposition.

      The independent directors must, by majority vote, approve all actions by our advisor or its affiliates that present potential conflicts with our company.

      We believe that the three factors, including the obligations of our advisor and its affiliates to present to us any income-producing governmental investment opportunities that could be suitable for our company, will help to lessen the competition or conflicts with respect to the acquisition of properties.

Acquisitions From Our Advisor and Its Affiliates

      We may acquire properties from our advisor, our directors or officers or their affiliates. The prices we pay for such properties will not be the subject of arm’s-length negotiations. However, we will not acquire a property from our advisor or any affiliate, including our officers and directors, unless a competent independent appraiser confirms that our purchase price is equal to or less than the property’s fair market value and a majority of our board of directors not otherwise interested in the transaction, including a majority of our independent directors, determines that the transaction and the purchase price are fair, reasonable and in our best interests. There can be no absolute assurance that the price we pay for any such property will not, in fact, exceed that which would be paid by an unaffiliated purchaser. In no event, however, will the cost of a property to our company exceed such property’s current appraised value.

We May Purchase Properties From Persons With Whom Affiliates of Our Advisor Have Prior Business Relationships

      We may purchase properties from sellers with whom our advisor or its affiliates have purchased properties in the past and may purchase properties in the future. If we purchase properties from such sellers, our advisor will experience a conflict between the current interests of our company and its interests in preserving any ongoing business relationship with such seller. Our board of directors will not, and our advisor has informed us that it will not, consummate such purchases in a manner that would effect a breach of any fiduciary obligations to our company.

Our Advisor May Have Conflicting Fiduciary Obligations in the Event Our Company Acquires Properties with Our Advisor or Affiliates

      Our advisor may advise us to acquire an interest in a property through a joint venture or co-ownership arrangement with our advisor or its affiliates. In such instance, our advisor will have a fiduciary duty to our company, our shareholders and the affiliate participating in the joint venture or co-ownership arrangement. In order to minimize the likelihood of a conflict between these fiduciary duties, the advisory agreement provides guidelines for investments in such co-ownership or joint venture arrangements in various respects. In addition, the advisory agreement provides that a majority of the independent directors not otherwise interested in the transaction must determine that the transaction is on terms and conditions no less favorable than from unaffiliated third parties and is fair and reasonable to our company.

Property Management Services will be Rendered by Our Advisor

      Our advisor and its affiliates will provide property and asset management services to our company and other entities, some of whom may be in competition with our company. Our advisor and its affiliates will render these services to our company for the price and on the terms we would expect from an unaffiliated third party and in a manner consistent with customary business practices. Our advisor has informed us that it believes that our advisor and its affiliates have sufficient personnel and other required resources to discharge all responsibilities to the various properties that it manages and will manage in the future.

Receipt of Commissions, Fees and Other Compensation by Our Advisor

      Our advisor and its affiliates have received and will continue to receive the compensation as described in “Compensation Table.” The real estate commission and/or acquisition fee described under “Compensation Table” is based on the purchase price of the properties we acquire and will be payable to our advisor despite the lack of cash available to make distributions to our shareholders. In addition, an affiliate of our advisor will receive the property management fee described under “Compensation Table” computed based on the amount of gross income generated by our properties. To that extent, our advisor benefits from our retaining ownership of properties and leveraging our properties, while our shareholders may be better served by our disposing of a property or holding a property on an unleveraged basis. Furthermore, our advisor’s receipt and retention of many of the fees and reimbursements it receives from us are dependent upon our making investments in properties. Therefore, the interest of our advisor in receiving such fees may conflict with your interest in earning income on your investment in the shares of our common stock.

Non-Arm’s-Length Agreements; Conflicts; Competition

      The agreements and arrangements, including those relating to compensation, between our company, our advisor and its affiliates are not the result of arm’s-length negotiations, but are expected to approximate the terms of arm’s-length transactions. While we will not make loans to our advisor or its affiliates, we may borrow money from our advisor or its affiliates for various business purposes, including working capital requirements, but only if a majority of our board of directors, including a majority of the independent directors, approve the transaction as being fair, competitive, commercially reasonable and no less favorable to our company than loans between unaffiliated parties under the same circumstances. Our advisor and its affiliates are not prohibited from providing services to, and otherwise dealing or doing business with, persons who deal with us, although there are no present arrangements with respect to any such services. However, no rebates or “give-ups” may be received by our advisor or its affiliates, nor may our advisor or any such affiliates participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of the advisory agreement.

Legal Counsel for Our Company and Our Advisor is the Same Law Firm

      Hirschler Fleischer, a Professional Corporation, acts as legal counsel to our advisor and some of its affiliates and also represents us. Hirschler Fleischer is not acting as counsel for the shareholders or any potential investor. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Hirschler Fleischer may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should such a conflict not be readily apparent, Hirschler Fleischer may inadvertently act in derogation of the interest of parties which could affect us and, therefore, our shareholders’ ability to meet our investment objectives.

NNN Capital Corp. is Participating as Dealer Manager in the Sale of Our Shares

      NNN Capital Corp., a securities dealer affiliated with Anthony W. Thompson, the Chairman of the Board, President and Chief Executive Officer of our company and the President and Chief Executive Officer of our advisor, is participating as the dealer manager in this offering. The dealer manager is entitled to the selling commissions, marketing support and due diligence reimbursement fees based on the number of shares sold in many states, which may be retained or reallowed to broker-dealers participating in this offering. The dealer manager may be subject to a conflict of interest, which may arise out of its participation in this offering and its affiliation with Mr. Thompson, in performing independent “due diligence” with respect to our company. Any review of our structure, formation or operation performed by the dealer manager will be conducted as if it was an independent review; however, because the dealer manager is our affiliate, such review cannot be considered to represent an independent review, and such review may not be as meaningful as a review conducted by an unaffiliated broker-dealer. Therefore, this offering will not necessarily have the independent review typically conducted by an underwriter or managing broker-dealer.

SUMMARY OF AMENDED AND RESTATED DIVIDEND REINVESTMENT PLAN

      We have adopted an amended and restated dividend reinvestment plan, or DRIP, under which our shareholders may elect to have their cash dividends reinvested in additional shares of our common stock. The following discussion summarizes the principal terms of the DRIP, which is attached to this prospectus as Exhibit C.

General

      Shareholders who have received a copy of this prospectus and participate in this offering or who participated in our initial public offering can elect to participate in and purchase shares through the DRIP at any time and will not need to receive a separate prospectus relating solely to the DRIP. A person who becomes a shareholder otherwise than by participating in this offering or our initial public offering may purchase shares through the DRIP only after receipt of a separate prospectus relating solely to the DRIP.

      Shareholders are eligible to participate in the DRIP only with respect to 100% of their shares. Until the earlier to occur of the termination of this offering and the sale of all the shares reserved for issuance under the DRIP, the purchase price for shares of common stock purchased under the DRIP will be $9.50 per share.

Investment of Dividends

      Dividends will be used to purchase shares on behalf of the participants from our company. All such dividends shall be invested in shares within 30 days after such payment date. Any dividends not so invested will be returned to the participants in the DRIP.

      As of the date of this prospectus, participants will not have the option to make voluntary contributions to the DRIP to purchase shares in excess of the amount of shares that can be purchased with their dividends. The board of directors reserves the right, however, to amend the DRIP in the future to permit voluntary contributions to the dividend reinvestment plan by participants, to the extent consistent with our objective of qualifying as a REIT.

Participant Accounts, Fee, and Allocation of Shares

      For each participant in the DRIP, we will maintain a record which shall reflect for each dividend period the dividends received by us on behalf of such participant. Any interest earned on such dividends will be retained by us to defray costs relating to the DRIP.

      We will use the aggregate amount of dividends to all participants for each dividend period to purchase shares for the participants. If the aggregate amount of dividends to participants exceeds the amount required to purchase all shares then available for purchase, our company will purchase all available shares and will return all remaining dividends to the participants within 30 days after the date such dividends are made. We will allocate the purchased shares among the participants based on the portion of the aggregate dividends received on behalf of each participant, as reflected in our records. The ownership of the shares purchased under the DRIP shall be reflected on our books.

      Shares acquired under the DRIP will entitle the participant to the same rights and to be treated in the same manner as those purchased by the participants in this offering.

      The allocation of shares among participants may result in the ownership of fractional shares, computed to four decimal places.

Administration

      Our DRIP will be administered by us or one of our affiliates, the DRIP Administrator, but a different entity may act as DRIP Administrator in the future. Any replacement entity which acts as the DRIP Administrator shall be registered as a broker-dealer with the NASD and in all states in which participants of our dividend reinvestment plan reside. The DRIP Administrator will keep all records of your account and send statements of your account to you. Shares purchased under our DRIP will be registered in the name of each participating shareholder.

Reports to Participants

      Within 90 days after the end of each fiscal year, we will mail to each participant a statement of account describing, as to such participant:

•	the dividends reinvested during the year;

•	the number of shares purchased during the year;

•	the per share purchase price for such shares;

•	the total administrative charge retained by us on behalf of each participant; and

•	the total number of shares purchased on behalf of the participant under the dividend reinvestment plan.

      Tax information with respect to income earned on shares under the DRIP for the calendar year will be sent to each participant.

Election to Participate or Terminate Participation

      Shareholders who purchase shares in this offering may become participants in the DRIP by making a written election to participate on their Subscription Agreements at the time they subscribe for shares. Any other shareholder who receives a copy of this prospectus or a separate prospectus relating solely to the DRIP and who has not previously elected to participate in the DRIP may so elect at any time by completing the enrollment form attached to such prospectus or by other appropriate written notice to us of such shareholder’s desire to participate in the DRIP. Shareholders are eligible to participate in the DRIP only with respect to 100% of their shares. Participation in the DRIP will commence with the next dividend made after receipt of the participant’s notice, provided it is received at least ten days prior to the record date for such dividend. Subject to the preceding sentence, the election to participate in the DRIP will apply to all dividends attributable to the dividend period in which the shareholder made such written election to participate in the DRIP and to all dividends. Participants will be able to terminate their participation in the DRIP at any time without penalty by delivering written notice to us no less than ten days prior to the next record date. We may also terminate the DRIP for any reason at any time, upon ten days’ prior written notice to all participants.

      A participant who chooses to terminate participation in the DRP must terminate his or her entire participation in the DRIP and will not be allowed to terminate in part. If the DRIP is terminated, we will update our stock records to account for all whole shares purchased by the participant(s) in the DRIP, and if any fractional shares exist, we may either (a) send you a check in payment for any fractional shares in your account based on the then-current market price for the shares, or (b) credit your stock ownership account with any such fractional shares. There are no fees associated with a participant’s terminating his interest in the DRIP or our termination of the DRIP. A participant in the DRIP who terminates his interest in the DRIP will be allowed to participate in the DRIP again by notifying us and completing any required forms.

      We reserve the right to prohibit an employee benefit plan or other entity subject to ERISA from participating in the DRIP.

Federal Income Tax Considerations

      Shareholders subject to federal income taxation who elect to participate in the DRIP will incur tax liability for dividends reinvested under the DRIP even though they will receive no related cash. Specifically, shareholders will be treated as if they have received a cash dividend from our company and then applied such dividend to purchase shares in the DRIP. A shareholder who reinvests dividends will be taxed on such dividend at ordinary income tax rates to the extent such distributions are made out of our current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as capital gain.

Amendments and Termination

      We reserve the right to amend any aspect of the DRIP without the consent of shareholders, provided that notice of any material amendment is sent to participants at least 30 days prior to the effective date of that amendment. We also reserve the right to terminate the DRIP for any reason at any time by ten days’ prior written notice of termination to all participants. We may terminate a participant’s participation in the DRIP immediately if in our judgment such participant’s participation jeopardizes in any way our status as a REIT.

SUMMARY OF AMENDED AND RESTATED REPURCHASE PLAN

      Our amended and restated repurchase plan may, subject to restrictions, provide eligible shareholders with limited, interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us are as follows:

•	During the offering period at $9.05 per share. This is a reduction of $0.95 from the $10 offering price per share, reflecting the elimination of selling commissions and the marketing support and due diligence expense reimbursement;

•	During the 12 months following the end of the offering period at $9.25 per share;

•	During the next 12 months at $9.50 per share;

•	During the next 12 months at $9.75 per share; and

•	Thereafter, at the greater of: (i) $10 per share; or (ii) a price equal to 10 times our “funds available for distribution” per weighted average share outstanding for the prior calendar year.

      A shareholder must have beneficially held the shares for at least one year prior to offering them for sale to us through our repurchase plan.

      We may make repurchases under our repurchase plan quarterly, at our sole discretion, on a first-come, first-served basis. Subject to funds being available, we will limit the number of shares repurchased during any calendar year to five percent (5%) of the weighted average number of shares outstanding during the prior calendar year. Funding for our repurchase program will come exclusively from proceeds we receive from the sale of shares under our dividend reinvestment plan and other operating funds, if any, as the board, at its sole discretion, may reserve for this purpose.

      Our board of directors, in its sole discretion, may choose to terminate our repurchase plan after the end of the offering period, or reduce the number of shares purchased under the plan, if it determines that the funds allocated to our repurchase plan are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by the board of directors to eliminate or reduce our repurchase plan will require the unanimous affirmative vote of the independent directors. A copy of our amended and restated repurchase plan is attached as Exhibit D.

      We cannot guarantee that the funds set aside for our repurchase plan will be sufficient to accommodate all requests made each year. If no funds are available for the plan when repurchase is requested, the shareholder may withdraw the request, or ask that we honor the request when funds are available. Pending requests will be considered on a first-come, first-served basis.

      Shareholders are not required to sell their shares to us. Our repurchase plan is intended only to provide limited, interim liquidity for shareholders until a liquidity event occurs, such as the listing of our shares on a national securities exchange, inclusion of our shares for quotation on a national market system, or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

      Shares we purchase under our repurchase plan will be canceled and will have the status of authorized but unissued shares. Shares we acquire through our repurchase plan will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

      If we terminate, reduce or otherwise change our repurchase plan, we will send a letter to shareholders informing them of the change, and we will disclose the changes in reports filed with the Securities and Exchange Commission.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following discussion should be read in conjunction with our financial statements and notes appearing elsewhere in this Form 10-Q. Such financial statements and information have been prepared to reflect our financial position as of September 30, 2003 and December 31, 2002, together with results of operations and cash flows for the three-month and nine-month periods ended September 30, 2003 and 2002.

Forward-Looking Statements

      Historical results and trends should not be taken as indicative of future operations. Management’s statements contained in this report that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may differ materially from those included in the forward-looking statements. We intend such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of our company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “prospects” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of our company on a consolidated basis include, but are not limited to: changes in economic conditions generally and the real estate market specifically, legislative/regulatory changes (including changes to laws governing the taxation of REITs), availability of capital, interest rates, competition, supply and demand for operating properties in our current and proposed market areas and generally accepted accounting principles, policies and guidelines applicable to REITs. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning our company and its business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC. Our expectations are as of the date this Form 10-Q is filed, and we do not intend to update any of the forward-looking statements after the date this Quarterly Report on Form 10-Q is filed to conform these statements to actual results, unless required by law.

Overview and Background

      We were incorporated on December 18, 2001 under the laws of the Commonwealth of Virginia. We operate as a real estate investment trust for federal income tax purposes. As a REIT, we are generally not subject to income taxes. To maintain our REIT status, we are required to distribute annually as dividends at least 90% of our REIT taxable income, as defined by the Internal Revenue Code, or Code, to our shareholders, among other requirements. If we fail to qualify as a REIT in any taxable year, we will be subject to Federal income tax on our taxable income at regular corporate tax rates. As of September 30, 2003, we believe we were in compliance with all relevant REIT requirements.

      We were incorporated to raise capital and acquire ownership interests in office, industrial, retail and service real estate properties, a number of which will have a government-tenant orientation. We commenced planned principal operations in September 2002 when we completed our first real estate property acquisition. As of September 30, 2003, we have purchased interests in nine real estate properties, including six office properties and three undivided tenant in common interests in office properties.

      We are externally advised by Triple Net Properties, LLC, our advisor, which is primarily responsible for managing the day-to-day operations and assets of our company. The Advisory Agreement between us and our advisor has a one year term, and is subject to successive renewals with the written consent of the parties including a majority of the independent directors. Our advisor is affiliated with our company in that the two entities have common officers and directors, some of whom also own an equity interest in our advisor.

Public Offering of Equity Securities/Use of Proceeds

      Pursuant to a Registration Statement on Form S-11/A under the Securities Act of 1933, as amended, we offered for sale to the public on a “best efforts” basis a minimum of 100,000 and a maximum of 20,000,000 shares of our common stock at a price of $10 per share and up to 1,000,000 additional shares pursuant to a dividend reinvestment plan under which our shareholders may elect to have dividends reinvested in additional shares at $9.50 per share. The Registration Statement was declared effective by the SEC on July 22, 2002. As discussed in the Registration Statement, we plan to principally use the net offering proceeds from the sale of shares to acquire ownership interests in real estate properties with a government-tenant orientation. We intend to finance property acquisitions with a combination of net offering proceeds and debt secured by the acquired properties.

      As of September 30, 2003, we had issued approximately 12,008,464 shares of our common stock for aggregate gross proceeds before offering costs and selling commissions totaling $119,477,000. Of these amounts, approximately 22,100 shares or $200,005 of our common stock were sold to our advisor, and approximately 9,595 shares or $86,836 of our common stock were sold to other affiliated parties. In addition, 137,536 shares totaling approximately $1,297,500 have been issued under our dividend reinvestment program, or DRIP, through September 30, 2003.

      In connection with the offering, we incurred approximately $13,658,000 of costs related to the issuance and distribution of shares through September 30, 2003. Such amount includes a total of approximately $9,314,000 paid to the dealer manager of the offering (NNN Capital Corp., which is wholly owned by our CEO), and is principally comprised of selling commissions, and investor marketing and due diligence costs. In addition, approximately $1,518,000 was paid to our advisor for offering expenses.

Critical Accounting Policies

      The preparation of these financial statements in accordance with accounting principles generally accepted in the United States of America requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We believe that our critical accounting policies are those that require significant judgments and estimates such as those related to revenue recognition, allowance for doubtful accounts, impairment of real estate assets, deferred assets and qualification as a REIT. These estimates are made and evaluated on an on-going basis using information that is currently available as well as various other assumptions believed to be reasonable under the circumstances. Actual results could vary from those estimates and those estimates could be different under different assumptions or conditions.

Revenue Recognition and Allowance for Doubtful Accounts

      Base rental income is recognized on a straight-line basis over the terms of the respective lease agreements. Differences between rental income recognized and amounts contractually due under the lease agreements are credited or charged, as applicable, to rent receivable. We will maintain, as necessary, an allowance for doubtful accounts for estimated losses resulting from the inability of tenants to make required payments, which will result in a reduction to income. Management will determine the adequacy of this allowance by continually evaluating individual tenant receivables considering the tenant’s financial condition, security deposits, letters of credit, lease guarantees and current economic conditions.

Impairment of Real Estate Assets

      We assess the impairment of a real estate asset when events or changes in circumstances indicate that the net book value may not be recoverable. Indicators management considers important which could trigger an impairment review include the following:

•	significant negative industry or economic trend;

•	a significant underperformance relative to historical or projected future operating results; and

•	a significant change in the manner in which the asset is used.

Deferred Assets

      Costs incurred for debt financing and property leasing are capitalized as deferred assets. Deferred financing costs include amounts paid to lenders and others to obtain financing. Such costs are amortized over the term of the related loan. Amortization of deferred financing costs is included in interest expense in our statements of operations. Deferred leasing costs include leasing commissions that are amortized using the straight-line method over the term of the related lease. Unamortized financing and leasing costs are charged to expense in the event of debt prepayment or early termination of the lease.

Qualification as a REIT

      We have made an election to be taxed as a REIT. If we were to fail to qualify as a REIT, it would be, among other things, required to provide for federal income taxes on its income and reduce the level of distributions made to its shareholders. Critical estimates include the allocation of cost between personal and real property, and the calculation of earnings and profits for tax purposes, among others.

Description of Real Estate Investments

5508 Highway 290 West — Austin, Texas

      On September 13, 2002, through our wholly-owned subsidiary, GREIT — 5508 Highway 290 West, LP, a Texas limited partnership, we purchased a 100% fee simple interest in the 5508 Highway 290 West Building, a 74,089 square foot property located in Austin, Texas. The property was built in 2001 and consists of two three-story office buildings, a main building and a back building of approximately 61,089 and 13,000 square feet, respectively, on 6.5 acres. The property was purchased from an unaffiliated third party for a purchase price of $10,225,000. The seller of the property paid a sales commission to Realty of $300,000, or 3.0% of the purchase price. The purchase was financed by Greenwich Capital Financial Products, Inc., which provided a $6,700,000 first mortgage loan with an interest rate at 400 basis points over LIBOR under which we were required to make interest-only payments until the due date of September 1, 2003, at which time the loan had to be paid in full or refinanced.

      On March 31, 2003, we paid in full the $6,700,000 loan outstanding on the 5508 Highway 290 West Building. On April 1, 2003, we refinanced the property in the amount of $5,150,000 under our credit facility with LaSalle Bank National Association. Under the terms of the credit facility, we are required to make interest-only payments until the due date of January 30, 2006, at which time the loan must be paid in full or refinanced. On May 6, 2003, LaSalle advanced additional funds of $1,545,000 collateralized by this property.

Two Corporate Plaza — Clear Lake, Texas

      On November 27, 2002, through our wholly-owned subsidiary, GREIT — Two Corporate Plaza, LP, a Texas limited partnership, we purchased a 100% fee simple interest in the Two Corporate Plaza, a 161,331 square foot property located in Clear Lake, Texas. The property was built in 1989 and consists of an eight-story office building and a three-story parking garage. The property includes approximately 137,731 and 23,600 square feet of office and retail space, respectively, on 5.1 acres. The property was purchased from an unaffiliated third party for a purchase price of $13,580,000. The seller of the property paid a sales commission to Realty of $380,000, or 2.8% of the purchase price. The purchase was financed with a $10,160,000 loan from Nomura Credit & Capital, Inc., bearing interest at a fixed rate of 5.92% per annum. We are required to make monthly principal and interest payments on a 30-year amortization schedule until the due date of December 31, 2007, at which time the loan must be paid in full or refinanced.

Congress Center, Chicago, Illinois

      On January 9, 2003, through our wholly-owned subsidiary, GREIT — Congress Center, LLC, we purchased a 30% undivided tenant in common interest in Congress Center, a 16-story Class A office building of approximately 524,730 square feet located in Chicago, Illinois. NNN Congress Center, LLC and WREIT — Congress Center, LLC, affiliates of our company, simultaneously purchased undivided tenant in common interests totaling approximately 70% ownership of the property. The property was purchased from an unaffiliated third party for a purchase price of $136,108,000. Our cash investment was approximately $14,556,000. Our company’s total investment consisted of our proportionate share of the purchase price of approximately $40,832,000 (consisting of approximately $12,047,000 in cash and $28,785,000 in debt), plus $2,509,000 for our proportionate share of closing costs, loan fees and reserves. We are jointly and severally liable for the total debt of $95,950,000 and any subsequent increases in the total debt. The seller of the property paid a sales commission to Realty of $2,000,000, or approximately 1.5% of the purchase price.

Atrium Building, Lincoln, Nebraska

      On January 31, 2003, through our wholly-owned subsidiary, GREIT — Atrium Building, LLC, we purchased the Atrium Building, a six-story Class B office building with approximately 166,902 square feet located in Lincoln, Nebraska. At purchase, the property was approximately 82% leased with government entities of the State of Nebraska occupying approximately 80% of the property. The property was purchased from an unaffiliated third party for a purchase price of $4,532,000. The property is encumbered by two ground leases under parts of the office building which expire in 2054 and 2055, respectively, including renewal options. The Company funded the purchase price with $2,200,000 in borrowings under its credit facility with LaSalle National Bank Association, or LaSalle. We are required to make interest only payments until the due date of January 30, 2006, at which time the loan must be paid in full or refinanced. The seller of the property paid a sales commission to Realty of $132,000, or approximately 2.9% of the purchase price.

Park Sahara, Las Vegas, Nevada

      On March 18, 2003, through our wholly-owned subsidiary, GREIT — Park Sahara, LLC, we purchased a 4.75% undivided tenant in common interest in Park Sahara, a five-building Class B office park containing a total of approximately 123,343 square feet on an approximately 6.95 acre site located in Las Vegas, Nevada. The remaining undivided tenant in common interest was purchased by NNN Park Sahara, LLC, an affiliate of our company. The property was purchased from an unaffiliated third party for a total purchase price of $12,200,000. Our total cash investment was approximately $211,000. Our proportionate share of the total purchase price was approximately $579,500 including $399,000 in debt. Our liability for the debt is limited to the amount of our investment in the property. The seller of the property paid a sales commission to Realty of $320,000, or approximately 2.6% of the purchase price.

Department of Children and Families Campus, Plantation, Florida

      On April 25 2003, through our wholly-owned subsidiary, GREIT — Department of DCF, LLC, we purchased the Department of Children and Families Campus, or DCF , consisting of one one-story and two three-story Class B buildings with a total of approximately 124,037 square feet located on a 9.4 acre site in Plantation, Florida. At purchase, the property was approximately 92% leased to several state and local Florida government agencies. The property was purchased from an unaffiliated third party for a purchase price of $11,580,000. The purchase was financed with $7,605,000 in borrowings under our credit facility with LaSalle. We are required to make interest only payments until the due date of January 30,

2006, at which time the loan must be paid in full or refinanced. The seller of the property paid a sales commission to Realty of $300,000, or approximately 2.6% of the purchase price.

Gemini Plaza, Houston, Texas

      On May 2, 2003, through our wholly-owned subsidiary, GREIT — Gemini Plaza, LLC, we purchased Gemini Plaza, a six-story Class A office building with approximately 158,627 square feet on a 7.02 acre site located in Houston, Texas. At purchase, the property was 100% leased to the United Space Alliance, a joint venture between government contractors Boeing Company and Lockheed Martin Corporation. The property was purchased from an unaffiliated third party for a purchase price of $15,000,000. The purchase was financed with $9,815,000 in borrowings under our credit facility with LaSalle. We are required to make interest only payments until the due date of January 30, 2006, at which time the loan must be paid in full or refinanced. The seller of the property paid a sales commission to Realty of $325,000, or approximately 2.2% of the purchase price.

Bay View Plaza — Alameda, California

      On July 31, 2003, through our wholly-owned subsidiary, GREIT — Bay View, LP, a California limited partnership, we purchased an approximately 97.68% majority tenant in common interest in Bay View Plaza in Alameda, California. The property was built in 2001 and consists of a two-story Class A office building with approximately 60,434 square feet on a 3.01 acre site in the master-planned Harbor Bay Office Park. The remaining minority tenant-in-common interest was purchased by an unaffiliated third party, NNN Bay View 1, LLC. The property was purchased from an unaffiliated third party for a purchase price of $11,655,000 in cash. Our proportionate share of the total purchase price was approximately $11,329,000. The seller of the property paid a sales commission to Realty of $380,000, or approximately 3.0% of the purchase price.

North Pointe Corporate Center — Sacramento, California

      On August 11, 2003, through our wholly-owned subsidiary, GREIT — North Pointe, LP, a California limited partnership, we purchased North Pointe Corporate Center in Sacramento, California. North Pointe is a 130,805 square foot four-story Class A office building on 5.6 acres built in 1988. The property was purchased from an unaffiliated third party for a purchase price of $24,205,000 in cash. The seller of the property paid a sales commission to Realty of $705,000, or approximately 2.9% of the purchase price.

Results of Operations

      We commenced our planned principal operations in the third quarter of 2002 when we completed our first property acquisition. The comparability of the financial information discussed below is limited by acquisitions completed during the periods presented. See description of real estate investments above and the real estate investment table presented on page 42 for the timing of these investments.

Three Months Ended September 30, 2003 and September 30, 2002

      Rental Income. Rental income consists of straight-line monthly base rent, percentage rental income, if applicable, due pursuant to tenant leases and property operating expenses recovered from tenants. Rental income increased by $3,261,133 to $3,342,130 for the three months ended September 30, 2003 compared to $80,997 for the three months ended September 30, 2002. Our rental income increased significantly due to the acquisition of six additional properties. Management expects rental income to continue to increase due to the planned acquisition of additional properties and ownership of recently acquired properties for a full quarter of operations.

      Interest Income. Interest income consists primarily of interest earned on offering proceeds temporarily held by us as cash and cash equivalents pending investment in properties or use for corporate operations. Cash and cash equivalents are invested in short-term money market investments. Interest income increased by $47,253 to $52,998 for the three months ended September 30, 2003 compared to

$5,745 for the three months ended September 30, 2002. This increase was primarily due to the increase in offering proceeds pending investment.

      Rental Expenses. Rental expenses consist of the costs of owning and maintaining our properties including primarily property management fees, real estate taxes, insurance, maintenance to the exterior of the buildings and the parking lots. These expenses increased by $1,475,038 to $1,494,722 for the three months ended September 30, 2003 compared to $19,684 for the three months ended September 30, 2002. Our rental expenses increased significantly due to the acquisition of six additional properties. Management expects rental expenses to continue to increase due to the planned acquisition of additional properties and ownership of recently acquired properties for a full quarter of operations.

      General and Administrative Expenses. General and administrative expenses consist primarily of third party legal and accounting fees and the cost of computerized information services and related office expenses required to maintain our accounting and investor records. These expenses increased by $316,453 to $375,076 for the three months ended September 30, 2003 compared to $58,623 for the three months ended September 30, 2002. Management expects general and administrative expenses to increase on a basis commensurate with the acquisition of additional properties. In addition, management anticipates increased legal, accounting and consulting expenses related to the registration of the second offering and expanded SEC compliance requirements mandated by the Sarbanes-Oxley Act.

      Depreciation. Depreciation expense increased by $400,097 to $416,394 for the three months ended September 30, 2003 compared to $16,297 for the three months ended September 30, 2002. Management expects depreciation expense to continue to increase in proportion with the acquisition of additional properties.

      Interest Expense. Interest expense consists of interest incurred on mortgage notes payable and borrowings under our line of credit facility and the amortization of deferred financing fees. Interest expense increased by $799,957 to $843,567 in the three months ended September 30, 2003 compared to $43,610 for the three month ended September 30, 2002, including a charge of $286,811 for the fair value adjustments of the interest rate swap agreement which resulted from ineffectiveness in hedging activities. Management expects interest expense to continue to increase with the acquisition of additional properties.

      Equity in Net Earnings of Unconsolidated Real Estate. Our equity in earnings of unconsolidated real estate was $274,400 for the three months ended September 30, 2003; we had no investments in unconsolidated real estate in the three months ended September 30, 2002. The majority of this amount was contributed by our 30% undivided tenant in common interest in Congress Center. Management expects equity in the earnings of unconsolidated real estate generated by these investments to increase as the underlying properties become fully leased.

      Net Income. Net income was $532,428 or $0.06 per share basic and diluted for the three months ended September 30, 2003 compared to net loss of $(51,472) or $(0.16) per share basic and diluted for the three months ended September 30, 2002. Dividends declared were $1,818,769 or $0.15 per share for the three months ended September 30, 2003 compared to $28,647 or $0.09 per share for the three months ended September 30, 2002.

Nine Months Ended September 30, 2003 and September 30, 2002

      Rental Income. Rental income increased by $6,804,374 to $6,885,371 for the nine months ended September 30, 2003 compared to $80,997 for the nine months ended September 30, 2002. Our rental income increased significantly during the nine months ended September 30, 2003 due to the acquisition of six additional properties. Management expects rental income to continue to increase due to the ownership of certain recently acquired properties for a full quarter of operations and the planned acquisition of additional properties.

      Interest Income. Interest income increased by $70,860 to $76,605 for the nine months ended September 30, 2003 compared to $5,745 for the nine months ended September 30, 2002. This increase was primarily due to the increase in offering proceeds pending investment.

      Rental Expenses. Rental expenses increased by $2,756,342 to $2,776,026 for the nine months ended September 30, 2003 compared to $19,684 for the nine months ended September 30, 2002. Our rental expenses increased significantly during the nine months ended September 30, 2003 due to the acquisition of six additional properties. Management expects rental expenses to continue to increase due to the ownership of certain recently acquired properties for a full quarter of operations and the planned acquisition of additional properties.

      General and Administrative Expenses. General and administrative expenses increased by $869,805 to $928,428 for the nine months ended September 30, 2003 compared to $58,623 for the nine months ended September 30, 2002. Management expects general and administrative expenses to increase on a basis commensurate with the acquisition of additional properties. In addition, management anticipates increased legal, accounting and consulting expenses related to the registration of the second offering and expanded SEC compliance requirements mandated by the Sarbanes-Oxley Act.

      Depreciation. Depreciation expense increased by $805,551 to $821,848 for the nine months ended September 30, 2003 compared to $16,297 for the nine months ended September 30, 2002. Depreciation expense increased significantly during the nine months ended September 30, 2003 due to the acquisition of six additional properties. Management expects depreciation expense to continue to increase in proportion with the acquisition of additional properties.

      Interest Expense. Interest expense increased by $1,664,021 to $1,707,631 for the nine months ended September 30, 2003 as compared to $43,610 for the nine months ended September 30, 2002. Interest expense increased significantly relative to previous quarters due primarily to additional funds advanced under the Company’s line of credit facility, including a charge of $286,811 for the fair value adjustments of the interest rate swap agreement which resulted from ineffectiveness in hedging activities. Management expects interest expense to continue to increase with the acquisition of additional properties.

      Equity in Net Earnings of Unconsolidated Real Estate. The Company’s equity in earnings of unconsolidated real estate was $381,076 for the nine months ended September 30, 2003; we had no investments in unconsolidated real estate for the nine months ended September 30, 2002. The majority of this amount was contributed by our undivided tenant in common ownership interest of 30% in Congress Center. Management expects equity in the earnings of unconsolidated real estate generated by these investments to increase as the underlying properties become fully leased.

      Net Income. Net income was $1,099,051 or $0.18 per share basic and diluted for the nine months ended September 30, 2003 compared to a net loss of $(51,472) or $(0.16) per share basic and diluted for the nine months ended September 30, 2002. Dividends declared were $3,411,586 or $0.52 per share for the nine months ended September 30, 2003 compared to $28,647 or $0.09 per share for the nine months ended September 30, 2002.

Years Ended December 31, 2002 and December 31, 2001

      As of December 31, 2001, we operated as a developmental stage enterprise. In September 2002, we completed our first property acquisition and commenced our planned principal operations.

      Rental income, rental expenses, mortgage interest, depreciation and amortization and substantially all of the general and administrative expenses incurred during 2002 were a result of the operations of 5508 Highway 290 Building and Two Corporate Plaza, two properties acquired at the end of the third quarter and during the fourth quarter of 2002, respectively.

      Rental Income. Rental income consists of basic monthly rent due pursuant to tenant leases and property operating expenses recovered from tenants. Rental income was approximately $732,685 for the year ended December 31, 2002. Of this amount, approximately $595,922 was directly attributable to rental income and approximately $136,763 was comprised of tenant reimbursement for common area maintenance charges, taxes, insurance and other items. We anticipate that rental income will increase in 2003 as a result of a full year of operations of current properties and the acquisition of additional properties.

      Interest Income. Interest income consists of interest earned from short-term money market funds and loans that are held by our company. Interest income was approximately $17,816 for the year ended December 31, 2002.

      Rental Expenses. Rental expenses consist of the costs of owning and maintaining our properties including primarily property management fees, real estate taxes, insurance, maintenance to the exterior of the buildings and the parking lots. These expenses were approximately $204,561 for the year ended December 31, 2002. We anticipate that rental expenses will increase in 2003 as a result of a full year of operations of current properties and the acquisition of additional properties.

      General and Administrative Expenses. General and administrative expenses consist primarily of third party professional legal and accounting fees and the cost of computerized information services and related office expenses required to maintain our accounting and investor records. These expenses were approximately $169,532 of which approximately $97,659 resulted from fees paid to our attorneys and accountants to facilitate our regulatory filings and compliance with the SEC. We anticipate that such costs will decrease as a percentage of revenues in 2003.

      Depreciation. Depreciation expense is calculated using the straight-line method. Buildings and improvements are depreciated over their estimated useful lives ranging primarily from 39 to 15 years, respectively. Certain items, lease commissions, for example, are depreciated over their useful lives. Depreciation expense related to our properties was approximately $102,149 for the year ended December 31, 2002.

      Interest Expense. Interest expense, which consists almost entirely of mortgage interest paid on properties, was approximately $248,609, including amortization of deferred financing fees of $49,424, for the year ended December 31, 2002.

      Net Income and net income per common share. As a result of the above items, net income for the year ended December 31, 2002 was $25,650 and net income per common share, basic and diluted, was $0.06, based on weighted average common shares outstanding of 405,481.

Liquidity and Capital Resources — September 30, 2003

Capital Resources

      At September 30, 2003, we had $9,340,739 of cash and cash equivalents as compared to $8,469,335 at December 31, 2002 to meet our immediate short-term liquidity requirements. Management expects that future short-term liquidity requirements will be financed by net cash flow from operations, borrowings under the LaSalle credit facility and existing working capital. Operating cash flows are expected to increase as additional properties are added to our portfolio.

      We anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, continuing debt service obligation and the payment of dividends in the foreseeable future.

      We operate as a real estate investment trust for federal income tax purposes. As a REIT, we are generally not subject to income taxes. To maintain our REIT status, we are required to distribute annually as dividends at least 90% of our REIT taxable income, as defined by the Code, to our shareholders, among other requirements. We expect to continue to use our cash flow from operating activities for distributions to shareholders and to support the operating activities of our company. We invest amounts accumulated for distribution in short-term investments.

      Cash dividends for the nine months ended September 30, 2003 totaled $1,578,866. We currently pay cash dividends monthly at an annual rate of $0.750 per share. Dividends are determined by our board of directors and are dependent on a number of factors, including the amount of funds available for distribution, our financial condition, any decision by our board of directors to reinvest funds rather than to distribute the funds, our capital expenditures, the annual distribution required to meet REIT status under the Code and other factors our board of directors may deem relevant.

Cash Flows From Operating Activities

      Net cash provided by operating activities was $4,489,306 for the nine months ended September 30, 2003 compared to $672,487 for the nine months ended September 30, 2002. The increase in cash provided by operating activities was primarily due to the increased size and performance of our real estate portfolio. The largest source of cash provided by operating activities was rental income. Management expects cash flows from operating activities to increase due to the planned acquisition of additional properties.

Cash Flows Used in Investing Activities

      Net cash used in investing activities amounted to $80,825,748 for the nine months ended September 30, 2003 compared to $10,786,716 for the nine months ended September 30, 2002. The acquisition of properties and undivided tenant in common ownership interests accounted for the majority of this increase.

      We do not have any material planned capital expenditures at existing properties resulting from any known demand based on existing trends. However, management may conclude that expenditures to improve properties purchased are necessary and/or desirable in the future.

Cash Flows From Financing Activities

      Cash provided by financing activities amounted to $77,207,846 for the nine months ended September 30, 2003 compared to $11,670,500 for the nine months ended September 30, 2002. The largest source of cash provided by financing activities was $85,980,383 raised through our offering (net of offering costs) during the nine months ended September 30, 2003. For the nine months ended September 30, 2003, we incurred offering costs including selling commissions, investor marketing and due diligence costs and organizational and other offering expenses totaling $13,658,000. Our advisor has agreed to reimburse us for all public offering expenses including selling commissions, the marketing contribution and the due diligence expense allowance which together exceed 14% of the gross offering proceeds. Amounts incurred for offering expenses to date are not in excess of such limitation.

      Partially offsetting these sources of cash from financing activities were approximately $6,787,000 in cash used to repay the first mortgage loan obtained upon the acquisition of the 5508 Highway 290 West Office Complex and the payment of cash dividends to shareholders during the nine months ended September 30, 2003.

      We intend to acquire additional properties and may seek to fund these acquisitions through utilization of our current cash balances and/or proceeds received from the sale of our common shares and a combination of subsequent equity offerings, debt financings or asset dispositions.

      Our ability to continue to finance our operations is subject to several uncertainties. Although management anticipates the continued use of our line of credit facility, in general, our ability to obtain mortgage loans on income producing property is dependent upon meeting certain conditions in our credit facility. In addition, our ability to generate working capital is dependent on our ability to attract and retain tenants and the economic and business environments of the various markets in which our properties are located. Our ability to sell real estate investments is partially dependent upon the state of real estate markets and the ability of purchasers to obtain financing at reasonable commercial rates.

LaSalle Credit Facility

      In January 2003, we obtained a credit facility with a maximum amount of $25,000,000 through LaSalle Bank National Association which matures on January 30, 2006. Advances under this credit facility (1) will be made for the purchase of properties by us and collateralized by the related property; (2) will bear interest at our choice of the Prime Rate or the LIBOR plus a margin of 2.50% per annum, declining to 2.25% when we meet certain conditions, including attaining $50,000,000 in net worth, no default on advances, and full compliance with other covenants under the credit facility; (3) are subject to a floor rate of 4.15% per annum; and (4) require interest only payments on a monthly basis. In connection with this credit facility, we have granted LaSalle a right of first refusal to finance the purchase of properties by our company.

      On April 29, 2003, LaSalle increased the amount available under our line of credit facility from $25,000,000 to $40,000,000. As of April 29, 2003, we met certain required conditions resulting in a decrease of the floor rate from 4.15% to 3.90% per annum.

      On July 17, 2003, our company and LaSalle amended the credit agreement to increase our line of credit from $40,000,000 to $65,000,000. The amended agreement provides that we may request on up to three separate occasions on or before July 17, 2005 to increase the line of credit to $200,000,000 in the aggregate.

      On August 8, 2003, we paid down our line of credit with LaSalle in the amount of $6,000,000.

      On September 19, 2003, LaSalle approved an increase in the amount of our line of credit from $65,000,000 to $75,000,000 pursuant to the terms of the amended credit agreement.

      On September 20, 2003, we paid down our line of credit with LaSalle in the amount of $20,000,000.

      Properties financed by borrowings under the LaSalle line of credit are required to meet certain minimum loan to value, debt service coverage and other requirements on a combined basis. As of September 30, 2003, we were in compliance with all such requirements.

      As of September 30, 2003, our borrowings under this credit facility totaled $1,135,000 and undrawn amounts under the credit facility totaled $73,865,000.

Interest Rate Swap

      On May 2, 2003, we entered into an interest swap agreement with LaSalle to hedge our exposure to $26,400,000 in LIBOR based variable rate borrowings under our credit facility, representing all of the outstanding borrowings at the inception of the swap agreement. The risk being hedged is the risk of changes in cash flows due to changes in interest rates. The swap agreement requires us to pay an effective fixed rate of 4.53% per annum over the term of the swap agreement.

      During the quarter ended September 30, 2003, we repaid substantially all of our variable rate borrowings, thereby making the interest rate swap ineffective for hedge accounting purposes. As a result, the fair value adjustments to the interest rate swap, which totaled $286,811, have been charged to interest expense. Additionally, interest rate pay differentials arising from the swap agreement during the quarter ended September 30, 2003 resulted in additional interest expense totaling $74,257.

Subsequent Events

      On October 8, 2003, we borrowed $29,620,215 under the LaSalle line of credit. The amount drawn was collateralized by the following properties: 5508 Highway 290 West Office Complex — $5,529,983; Gemini Plaza — $9,815,000; and North Point Corporate Center — $14,275,232. Proceeds were utilized to purchase additional real estate properties, as noted below.

      On October 10, 2003, through our wholly owned subsidiary, GREIT — 824 Market Street, LLC, a Delaware limited liability company, we purchased 824 Market Street, a ten-story Class B+ multi-tenant office tower with approximately 200,020 square feet in Wilmington, Delaware. The property is approximately 93% leased with approximately 35% of the property leased to GSA (US Bankruptcy Court — District of Delaware). The property was purchased from an unaffiliated third party for a purchase price of approximately $31,900,000 in cash. We paid an acquisition fee to Realty of $970,000, or approximately 3.0% of the purchase price.

      On October 24, 2003, our advisor entered into a contract on behalf of our company with an unaffiliated third-party seller for the acquisition of Centerpoint Corporate Park, a four-building portfolio totaling approximately 435,894 square feet situated in a Class A eight-building suburban corporate campus in Kent, Washington, a suburb of Seattle. The property is approximately 67% leased, with approximately

13.7% leased by PASC (Patient Accounting Services Corporation), 9.2% leased by Alaska Airlines, 7.2% leased by United Airlines, 5.4% leased by Noridian Blue Cross and 5.3% by the Federal Bureau of Investigation. The purchase price for the property is approximately $55,300,000. The seller will pay Realty a sales commission of $1,084,000, or approximately 2.0% of the purchase price, for arranging the transaction. Closing of this acquisition is anticipated in the fourth quarter of 2003. We made a deposit of $2,000,000 related to this potential acquisition. Under certain circumstances, such deposit may be nonrefundable.

      On October 24, 2003, our advisor entered into a contract on behalf of our company with an unaffiliated third-party seller for the acquisition of One World Trade Center, a 27-story Class A multi-tenant office building with approximately 570,485 square feet in downtown Long Beach, California. The property, which includes a retail component of approximately 120,000 square feet, is approximately 85% leased, with approximately 9.3% leased by the U.S. Customs Trade Office and 5.3% by the Federal Bureau of Investigation. The purchase price for the property is approximately $113,650,000. The seller will pay Realty a sales commission of $2,400,000, or approximately 2.1% of the purchase price, for arranging the transaction. Closing of this acquisition is anticipated in the fourth quarter of 2003. We made a deposit of $3,000,000 related to this potential acquisition. Under certain circumstances, such deposit may be nonrefundable.

      On October 28, 2003, through our wholly owned subsidiary, GREIT — Sutter Square, LP, a California limited partnership, we purchased Sutter Square Galleria, a mixed-use two-building property with approximately 61,036 square feet in Sacramento, California. The property is subject to a ground lease expiring in 2030 with one ten-year option period thereafter. The property is approximately 96% leased with the University of California Davis Extension, John Robert Powers and Blockbuster occupying approximately 30%, 16% and 13%, respectively, of the property. The total purchase price for the property was approximately $8,240,000. In connection with the purchase, we assumed the existing loan from GE Capital Loan Services in the amount of $4,024,126. The loan bears interest at a fixed rate of 6.89% per annum. We are required to make monthly principal and interest payments on a 30-year amortization schedule until the due date of November 1, 2008. We paid an acquisition fee to Realty of $240,000, or approximately 2.9% of the purchase price.

      On November 7, 2003, LaSalle approved an increase in the amount of our line of credit from $75,000,000 to $115,000,000, pursuant to the terms of the amended credit agreement.

Commitments and Contingencies

      We have real estate deposits outstanding and management is currently considering several other potential property acquisitions. The decision to acquire one or more of these properties will generally depend upon:

•	receipt of a satisfactory environmental survey and property appraisal for each property;

•	no material adverse change occurring in the properties, the tenants or in the local economic conditions; and

•	receipt of sufficient financing, either through the net proceeds from this offering or satisfactory debt financing.

      There can be no assurance that any or all of the conditions will be satisfied.

Funds From Operations

      Due to the unique operating characteristics of certain real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a standard known as funds from operations, or FFO, which it believes more accurately reflects the operating performance of a REIT. As defined by NAREIT, FFO equals net income or loss determined in accordance with accounting principles generally accepted in the United States, or GAAP, less extraordinary, unusual and non-recurring items, excluding gains/losses from debt restructuring and sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures in which the REIT holds an interest.

      We compute FFO in accordance with the April 2002 “White Paper on Funds From Operations,” and “National Policy Bulletin” published by NAREIT. We generally considers FFO to be a relevant and meaningful supplemental measure of the performance of an equity REIT because it is predicated on a cash flow analysis, as contrasted with net income/loss determined on a GAAP basis that gives effect to non-cash items such as depreciation. However, FFO is not intended to be an alternative to net income or loss as an indicator of our company’s performance, nor to cash flow provided by/used in operating activities (based on GAAP) as a measure of liquidity. In addition, FFO is not necessarily indicative of cash available to pay distributions or finance other operating requirements. Since the aforementioned NAREIT publications only provide general guidelines for computing FFO, the computation thereof may vary from one REIT to another because capitalization and expense accounting policies may differ from entity to entity.

      FFO for the three and nine months ended September 30, 2003 and 2002 is summarized below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Net income	$532,428	$(51,473)	$1,099,051	$(51,473)
Add:
Depreciation — Operating properties	416,394	16,297	821,848	16,297
Depreciation — Unconsolidated real estate operating properties	297,844	—	659,196	—

Funds from operations	$1,246,666	$(35,175)	$2,580,095	$(35,176)

Liquidity and Capital Resources — December 31, 2002

Capital Resources

      As of December 31, 2002, we had received aggregate gross offering proceeds of $21,540,539 from the issuance of shares of our common stock, and, after payment of $2,936,369 in selling commissions and organization and offering expenses, we raised net offering proceeds available for investment in properties of $18,604,170 as of the same date.

      The net increase in cash and cash equivalents during 2002 is principally the result of $18,604,070 of net proceeds from the our initial public offering. Management expects that future short-term liquidity requirements will be financed by net cash flow from operations and existing working capital. Operating cash flows are expected to increase as additional properties are added to our portfolio.

      We anticipate that adequate cash will be available to fund its operating and administrative expenses, continuing debt service obligations and the payment of dividends in accordance with REIT requirements in the foreseeable future.

      In order to qualify as a REIT for federal income tax purposes, we are required to make distributions to our shareholders of at least 90% of REIT taxable income. We expect to use our cash flow from operating activities for distributions to shareholders and for payment of other expenditures. We intend to invest amounts accumulated for distribution in short-term investments.

      Dividends paid for the year ended December 31, 2002 were $169,820. Approximately 71% of such distributions represented a return of capital for federal income tax purposes. Dividends are determined by our board of directors and are dependent on a number of factors, including the amount of funds available for distribution, our financial condition, any decision by the board of directors to reinvest funds rather than to distribute the funds, our capital expenditures, the annual distribution required to maintain REIT status under the Code and other factors the board of directors may deem relevant.

Cash Flows From Operating Activities

      Net cash used in operating activities was $608,907 for the year ended December 31, 2002 primarily as a result of rental income, net of expenses, associated with the acquisitions completed in 2002, partially offset by deposits and reserves included in other assets and changes in our operating assets and liabilities.

Cash Flows Used In Investing Activities

      Net cash used in investing activities amounted to $26,101,496. Of this amount, $23,830,511 related primarily to the acquisition of our first two operating properties in September and November. Of the $2,270,985 in cash used for real estate deposits, $2,000,000 was accounted for by the deposit on our planned purchase of an undivided tenant in common interest in the Congress Center property. Management expects cash flows from operating activities to increase due to a full year of operations of existing properties and the acquisition of additional properties. Management is currently considering other potential property acquisitions. The decision to acquire one or more of these properties will generally depend upon (1) the property’s suitability with regard to the strategy and objectives of our company, (2) receipt of a satisfactory environmental survey and property appraisal, (3) an absence of any material adverse change relating to the property, its tenants or local economic conditions, and (4) adequate financing. There is no assurance that any of these conditions will be satisfied or, if satisfied, that we will purchase any additional properties.

      We do not have any material planned capital expenditures resulting from any known demand based on existing trends. However, management may conclude that expenditures to improve properties purchased after December 31, 2002 are necessary and/or desirable.

Cash Flows From Financing Activities

      Cash provided by financing activities amounted to $35,089,194 for the year ended December 31, 2002. Of this amount, $18,604,070 was raised through our initial offering (net of offering costs) during the year. We raised $6,700,000 through the loan obtained upon the acquisition of the 5508 Highway 290 West Building in September 2002 and $10,160,000 through the loan obtained upon the acquisition of Two Corporate Plaza in November 2002. Partially offsetting these amounts was $169,820 in dividends paid to shareholders during the year. For the year ended December 31, 2002, we incurred offering costs including selling commissions, investor marketing and due diligence costs, organizational and other offering expenses totaling $2,936,369.

      Our advisor has guaranteed payment of all public offering expenses (excluding selling commissions, the marketing contribution and the due diligence expense allowance) which together exceed 15% of the gross initial offering proceeds. Effective October 17, 2002, our board of directors lowered the limitation on offering and organizational expenses to be borne by our company from 15% to 14% of the total proceeds raised in the initial offering. As of December 31, 2002, organizational and offering costs did not exceed these limitations and we anticipate that these costs will not exceed these limitations upon completion of the initial offering. Any excess amounts at the completion of the initial offering will be reimbursed by the advisor.

      We intend to acquire additional properties and may seek to fund these acquisitions through utilization of our current cash balances and/or proceeds received from a combination of subsequent equity offerings, debt financings or asset dispositions.

      Our ability to continue to finance our operations is subject to several uncertainties. Management believes that in the event that cash flow generated from operations is not sufficient to meet our requirements, we can secure a line of credit to finance any temporary cash flow deficits. Additionally, our cash position of $8,378,891 at December 31, 2002 could be used to compensate for any temporary cash flow deficits. In general, our ability to obtain mortgage loans on income producing property is dependent upon our ability to attract and retain tenants and the economic and business environments of the various markets in which our properties are located, as well as the willingness of mortgage-lending institutions to make loans secured by real property. Our ability to sell real estate investments is partially dependent upon the ability of purchasers to obtain financing at reasonable commercial rates.

REIT Status

      Management of our company monitors the various qualification tests we must meet to maintain its status as a REIT. Large ownership of our stock is tested upon purchase to determine that no more than 50% in value of the outstanding stock is owned directly, or indirectly, by five or fewer persons or entities at a time. Management also determines, on a quarterly basis, that the Gross Income, Asset and Distribution Tests imposed by the REIT requirements are met. On an ongoing basis, as due diligence is performed by our advisor on potential real estate purchases or temporary investment of uninvested capital, management determines that the income from the new asset will qualify for REIT purposes.

Contractual Obligations and Commercial Commitments as of December 31, 2002

      The following summarizes our contractual obligations and other commitments at December 31, 2002, and the effect such obligations could have on our liquidity and cash flow in future periods:

Amount of Commitment Expiring by Period

	Less Than	1-3	4-5	Over 5
	1 Year	Years	Years	Years	Total

Mortgage Loans Payable	$6,827,265	$430,160	$9,602,575	$—	$16,860,000
Purchase Commitments	$—	$—	$—	$—	$—

Inflation

      Our rental income and operating expenses for those properties owned or to be owned and operated under triple-net leases are not likely to be directly affected by future inflation, since rents are or will be fixed under the leases and property expenses are the responsibility of the tenants. The capital appreciation of the triple-net leased properties is likely to be influenced by interest rate fluctuations. To the extent that inflation determines interest rates, future inflation may have an effect on the capital appreciation of the triple-net leased properties. As of June 30, 2003, the properties owned by our company were subject to some triple-net leases.

Impact of Recently Issued Accounting Pronouncements

      In June, 2002, the FASB approved for issuance SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” SFAS No. 146 is effective for such activities initiated after December 31, 2002. Activities of this type include restructurings (such as relocation of a business and fundamental reorganizations of a business itself), which may give rise to costs such as contract cancellation provisions, employee relocation, and one-time termination costs. SFAS No. 146 prohibits liability recognition based solely on management’s intent, and requires that liabilities be measured at estimated fair value. Management has not determined the effect, if any, of SFAS No. 146 on our future financial statements.

      In December 2002, the FASB issued SFAS 148, “Accounting for Stock-Based Compensation — Transition and Disclosure”, an amendment of FASB Statement No. 123. The disclosure requirements of Statement 123, “Accounting for Stock-Based Compensation”, which apply to stock compensation plans of all companies, are amended to require certain disclosures about stock-based employee compensation plans in an entity’s accounting policy note. Those disclosures include a tabular format of pro forma net income and, if applicable, earnings per share under the fair value method if the intrinsic value method is used in any period presented. Pro forma information in a tabular format is also required in the notes to interim financial information if the intrinsic value method is used in any period presented. Before amendment by

Statement 148, Statement 123 required entities changing to the fair value method of accounting for stock-based employee compensation to account for the change in method prospectively. The FASB decided to provide a choice among three transition methods (the prospective method originally required by Statement 123, the modified prospective method, and the retroactive restatement method) for entities voluntarily adopting the fair value method in periods beginning before December 16, 2003. Statement 123’s original prospective transition method will not be available to entities changing to the fair value method in fiscal years beginning after December 15, 2003. The amendments to the disclosure and transition provisions of Statement 123 are effective for fiscal years ending after December 15, 2002. Calendar year-end entities are required to include the new disclosures in their 2002 financial statements. The disclosure requirement for interim financial information is effective for interim periods beginning after December 15, 2002. Our company has adopted the annual disclosure requirements of SFAS 148 in the accompanying consolidated financial statements. The implementation of this standard did not have a material effect upon our financial statements.

      The FASB has issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” — an interpretation of FASB Nos. 5, 57 and 107 and rescission of FASB Interpretation No. 34. This Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. Implementation of these provisions of the Interpretation is not expected to have a material impact on the Company’s consolidated financial statements. The disclosure requirements of the Interpretation are effective for financial statements of interim or annual periods ended after December 15, 2002, and have been adopted in the accompanying consolidated financial statements as of September 30, 2003.

      The FASB has issued Interpretation No. 46, “Consolidation of Variable Interest Entities” — an interpretation of Accounting Research Bulletin (“ARB”) No. 51. This Interpretation defines a variable interest entity and provides that if a business enterprise has a controlling financial interest in a variable interest entity, the assets, liabilities, and results of the activities of the variable interest entity should be included in consolidated financial statements with those of the business enterprise. Furthermore, the FASB indicates that the voting interest approach of ARB No. 51 is not effective in identifying controlling financial interests in entities that are not controllable through voting interest or in which the equity investors do not bear the residual economic risk. This Interpretation applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Interpretation applies to public enterprises as of the beginning of the applicable interim or annual period. The implementation of this Interpretation did not have a material effect upon our financial statements.

      In May 2003, the FASB issued Statement No. 150 (“SFAS 150”), “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” This statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. In accordance with the standard, financial instruments that embody obligations for the issuer are required to be classified as liabilities. SFAS 150 is effective for all financial instruments created or modified after May 31, 2003, and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have a material effect on the Company’s consolidated financial condition or results of operations.

MARKET FOR REGISTRANT’S COMMON EQUITY AND

RELATED SHAREHOLDER MATTERS

Market Information

      There is no established public trading market for our shares of common stock.

Shareholders

      As of December 31, 2003, we had 6,340 shareholders of record.

Dividends

      We paid monthly dividends on our common stock from September 1, 2002 through December 1, 2002 at an annual rate of $0.700 per share (7.00% based on a $10.00 purchase price). On November 25, 2002, our board of directors approved an increase in the annual distribution to $0.725 per share (7.25% based on a $10.00 purchase price) effective January 1, 2002. On March 22, 2003, our board of directors approved an increase in the annual distribution to $0.75 per share (7.50% based on a $10.00 purchase price) effective June 1, 2003.

      The continued payment of dividends subsequent to the termination of this offering will depend primarily on our ability to generate positive cash flow from future operations. However, we cannot assure you that we will continue to pay dividends at the same rate or at all.

Equity Compensation Plan Information

      Our equity compensation plan information is as follows:

		Weighted Average Exercise
	Number of Securities to be Issued	Price of Outstanding	Number of Securities
	Upon Exercise of Outstanding	Options, Warrants	Remaining Available
Plan Category	Options, Warrants and Rights	and Rights	for Future Issuance

Equity compensation plans approved by security holders(1)	105,000	$9.05	395,000
Equity compensation plans not approved by security holders	—		—

Total	105,000		395,000

(1)	Each of the independent director and office/ employee stock option plans was approved at our annual shareholders meeting held on June 28, 2003.

PRINCIPAL SHAREHOLDERS

      The following table shows, as of December 31, 2003, the number and percentage of shares of our common stock owned by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) the CEO and each of our four most highly compensated executive officers if such officer’s salary and bonus for 2003 exceeded $100,000, (3) each director and (4) all directors and executive officers as a group.

Number of Shares of
	Common Stock	Percent of
Name	Beneficially Owned(1)	Class

Anthony W. Thompson, Chairman, CEO and President	27,625 (2)	* %
Gary T. Wescombe, Director	-0-	*
Edward A. Johnson, Director	-0-	*
D. Fleet Wallace, Director	-0-	*
W. Brand Inlow, Director	-0-	*
All Named Executive Officers and Directors as a Group	27,625	*

*	Represents less than 1% of our outstanding common stock.

(1)	These amounts include shares issuable upon exercise of options granted to each individual under our independent director stock option plan or our officer and employee stock option plan, to the extent that such options are currently exercisable or will become exercisable within 60 days after the date of this prospectus.

(2)	Includes 5,525 shares owned by AWT Family LP, a limited partnership controlled by Mr. Thompson and 22,100 shares owned by our advisor, Triple Net Properties, LLC. Mr. Thompson is the President and approximately 35% owner of Triple Net Properties, LLC.

DESCRIPTION OF CAPITAL STOCK

General

      The following statements with respect to our capital stock are subject to the provisions of our articles of incorporation and bylaws as in effect as of the date of this prospectus. You should be aware that, while accurate, these statements do not purport to be complete, or to give full effect to the terms or the provisions of the statutory or common law.

Common Stock

      Under our articles of incorporation, we have 50,000,000 authorized shares of common stock, $.01 par value per share, available. We have authorized the issuance of 28,500,000 shares of common stock in connection with this offering. The common stock offered by this prospectus, when issued, will be duly authorized, fully paid and nonassessable. The common stock is not convertible or subject to redemption.

      Holders of our common stock:

•	are entitled to receive dividends when and as declared by our board of directors after payment of, or provision for, full cumulative dividends on and any required redemptions of shares of preferred stock then outstanding;

•	are entitled to share ratably in the distributable assets of our company remaining after satisfaction of the prior preferential rights of the preferred stock and the satisfaction of all of our debts and liabilities in the event of any voluntary or involuntary liquidation or dissolution of our company; and

•	do not have preemptive rights.

      Initially, we will serve as our own transfer agent for the common stock.

Shareholder Voting

      Except as otherwise provided, all shares of common stock shall have equal voting rights. Shareholders do not have cumulative voting rights. The voting rights per share of our equity securities issued in the future shall be established by our board of directors. The shareholders purchasing shares in this offering will not have preemptive rights to purchase any securities issued by us in the future.

      All elections for directors shall be decided, without the need for concurrence by our board of directors, by the affirmative vote of a majority of votes cast at a meeting, provided that a quorum, defined as a majority of the aggregate number of votes entitled to be cast thereon, is present. Any or all directors may be removed, with or without cause and without the necessity for concurrence by our board of directors, by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote at an annual or special meeting called for the purpose of removing directors. All other questions shall be decided by a majority of the votes cast at a meeting.

      Our articles of incorporation provide that all of the matters listed below require the affirmative vote of a majority of our shareholders:

•	amend our articles of incorporation, including, by way of illustration, amendments to provisions relating to director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions, except for amendments with respect to authorizations of series of preferred stock and amendments which do not adversely affect the rights, preferences and privileges of our shareholders;

•	sell all or substantially all of our assets other than in the ordinary course of our business;

•	cause a merger or reorganization of our company;

•	dissolve or liquidate our company; or

•	take any action to disqualify our company as a REIT or otherwise revoke our election to be taxed as a REIT.

      Our articles of incorporation further provide that, without the necessity for concurrence by our board of directors our shareholders may:

•	amend our articles of incorporation;

•	remove any or all of our directors; or

•	dissolve or liquidate our company.

      Each shareholder entitled to vote on a matter may do so at a meeting in person, by written proxy or by a signed writing or consent directing the manner in which he or she desires that his or her vote be cast or without a meeting by a signed writing or consent directing the manner in which he or she desires that his or her vote be cast. Any such signed writing or written consent must be received by the board of directors prior to the date on which the vote is taken.

      Pursuant to Virginia law, if no meeting is held, 100% of the shareholders must consent in writing.

Preferred Stock

      Our articles of incorporation authorize our board of directors without further shareholder action to provide for the issuance of up to 10 million shares of preferred stock, in one or more series, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as our board of directors shall approve. As of the date of this prospectus, there are no preferred shares outstanding and we have no present plans to issue any preferred shares. There is no requirement that a majority of the independent directors approve the issuance of preferred stock.

Issuance of Additional Securities and Debt Instruments

      Our board of directors is authorized to issue additional securities, including common stock, preferred stock, convertible preferred stock and convertible debt, for cash, property or other consideration on such terms as they may deem advisable and to classify or reclassify any unissued shares of capital stock of our company without approval of the holders of the outstanding securities. We may issue debt obligations with conversion privileges on such terms and conditions as the directors may determine, whereby the holders of such debt obligations may acquire our common stock or preferred stock. We may also issue warrants, options and rights to buy shares on such terms as the directors deem advisable, despite the possible dilution in the value of the outstanding shares which may result from the exercise of such warrants, options or rights to buy shares, as part of a ratable issue to shareholders, as part of a private or public offering or as part of other financial arrangements.

Restrictions on Ownership and Transfer

      In order to qualify as a REIT under the federal tax laws, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include specified private foundations, employee benefit plans and trusts, and charitable trusts, during the last half of a taxable year, other than our first REIT taxable year. Moreover, 100 or more persons must own our outstanding shares of capital stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

      Because our board of directors believes it is essential for our company to qualify and continue to qualify as a REIT and for other corporate purposes, our articles of incorporation, subject to the exceptions described below, provide that no person may own, or be deemed to own by virtue of the attribution provisions of the federal income tax laws, more than 9.9% of:

•	the number of outstanding shares of our common stock; or

•	the number of outstanding shares of our preferred stock of any class or series of preferred stock.

      Our articles of incorporation provide that, subject to the exceptions described below, any transfer of common or preferred stock that would:

•	result in any person owning, directly or indirectly, shares of our common or preferred stock in excess of 9.9% of the outstanding shares of common stock or any class or series of preferred stock;

•	result in our common and preferred stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;

•	result in our company being “closely held” under the federal income tax laws; or

•	cause our company to own, actually or constructively, 10% or more of the ownership interests in a tenant of our real property, under the federal income tax laws;

will be null and void, and the intended transferee will acquire no rights in such shares of stock. In addition, such shares will be designated as shares-in-trust and transferred automatically to a trust effective on the day before the purported transfer of such shares. The record holder of the shares that are designated as shares-in-trust, or the prohibited owner, will be required to submit such number of shares of common stock or preferred stock to our company for registration in the name of the trust. We will designate the trustee, but he will not be affiliated with our company. The beneficiary of a trust will be one or more charitable organizations that are named by our company.

      Shares-in-trust will remain shares of issued and outstanding common stock or preferred stock and will be entitled to the same rights and privileges as all other stock of the same class or series. The trust will receive all dividends and distributions on the shares-in-trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trust will vote all shares-in-trust. The trust will designate a permitted transferee of the shares-in-trust, provided that the permitted transferee purchases such shares-in-trust for valuable consideration and acquires such shares-in-trust without such acquisition resulting in a transfer to another trust.

      Our articles of incorporation require that the prohibited owner of the shares-in-trust pay to the trust the amount of any dividends or distributions received by the prohibited owner that are attributable to any shares-in-trust and the record date of which was on or after the date that such shares of stock became shares-in-trust. The prohibited owner generally will receive from the trust the lesser of:

•	the price per share such prohibited owner paid for the shares of common stock or preferred stock that were designated as shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or

•	the price per share received by the trust from the sale of such shares-in-trust.

The trust will distribute any amounts received by the trust in excess of the amounts to be paid to the prohibited owner to the beneficiary.

      The shares-in-trust will be deemed to have been offered for sale to our company, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that created such shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or

•	the market price per share on the date that our company, or our designee, accepts such offer.

      We will have the right to accept such offer for a period of 90 days after the later of the date of the purported transfer which resulted in such shares-in-trust or the date we determine in good faith that a transfer resulting in such shares-in-trust occurred.

      “Market price” on any date means the average of the closing prices for the five consecutive trading days ending on such date. The “closing price” refers to the last quoted price as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading. If our stock is not so listed or quoted at the time of determination of the market price, our board of directors will determine the market price in good faith.

      If you acquire or attempt to acquire shares of our common or preferred stock in violation of the foregoing restrictions, or if you owned shares of common or preferred stock that were transferred to a trust, then we will require you immediately to give us written notice of such event and to provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

      If you own, directly or indirectly, more than 5%, or such lower percentages as required under the federal income tax laws, of our outstanding shares of stock, then you must, within 30 days after January 1 of each year, provide to us a written statement or affidavit stating your name and address, the number of shares of common and preferred stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect shareholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership limit.

      The ownership limit generally will not apply to the acquisition of shares of common or preferred stock by an underwriter that participates in a public offering of such shares or by our advisor. In addition, our board of directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel and upon such other conditions as our board of directors may direct, may exempt a person from the ownership limit. However, the ownership limit will continue to apply until:

•	our board of directors determines that it is no longer in the best interests of our company to attempt to qualify, or to continue to qualify, as a REIT; and

•	there is an affirmative vote of a majority of the number of shares of outstanding common and preferred stock entitled to vote on such matter at a regular or special meeting of our shareholders.

      All certificates representing shares of common or preferred stock will bear a legend referring to the restrictions described above.

      The ownership limit in our articles of incorporation may have the effect of delaying, deferring or preventing a takeover or other transaction or change in control of our company that might involve a premium price for your shares of common stock or otherwise be in your interest as a shareholder.

IMPORTANT PROVISIONS OF VIRGINIA CORPORATE LAW

AND OUR ARTICLES OF INCORPORATION AND BYLAWS

      The following is a summary of some important provisions of Virginia corporate law, our articles of incorporation and our bylaws in effect as of the date of this prospectus, copies of which may be obtained from our company.

Our Articles of Incorporation and Bylaws

      Shareholder rights and related matters are governed by the Virginia Stock Corporation Act, our articles of incorporation and bylaws, as amended. Our board of directors, including our independent directors, unanimously approved our articles of incorporation and bylaws, as amended. A majority of our independent directors must approve or ratify any subsequent amendment to our articles of incorporation and bylaws. Provisions of our articles of incorporation and bylaws, which are summarized below, may make it more difficult to change the composition of our board of directors and may discourage or make more difficult any attempt by a person or group to obtain control of our company.

Shareholders’ Meetings

      An annual meeting of our shareholders will be held upon reasonable notice and within a reasonable period, not less than 30 days, following delivery of the annual report, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. A special meeting of our shareholders may be called by the President or a majority of our board of directors, and shall be called by the President upon written request of shareholders holding in the aggregate at least 10% of the outstanding shares. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, we shall provide all shareholders, within 10 days after receipt of this request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to our shareholders. At any meeting of the shareholders, each shareholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding shares shall constitute a quorum, and the majority vote of our shareholders will be binding on all of our shareholders.

Our Board of Directors

      Our articles of incorporation provide that the number of directors of our company may not be fewer than three and that a majority of the directors shall be independent directors. This provision may only be amended by a vote of a majority of our shareholders. Our bylaws provide that the initial number of directors shall be three. A vacancy in our board of directors caused by the death, resignation or incapacity of a director or by an increase in the number of directors may be filled by the vote of a majority of the remaining directors. With respect to a vacancy created by the death, resignation or incapacity of an independent director, the remaining independent directors shall nominate a replacement. Vacancies occurring as a result of the removal of a director by our shareholders shall be filled by a majority vote of our shareholders. Any director may resign at any time and may be removed with or without cause by our shareholders owning at least a majority of the outstanding shares.

      Each director will serve a term beginning on the date of his or her election and ending on the next annual meeting of the shareholders. Because holders of common stock have no right to cumulative voting for the election of directors, at each annual meeting of shareholders, the holders of the shares of common stock with a majority of the voting power of the common stock will be able to elect all of the directors.

Fiduciary Duties

      Our advisor and directors are deemed to be in a fiduciary relationship to us and our shareholders and our directors have a fiduciary duty to the shareholders to supervise our relationship with the advisor.

Limitation of Liability and Indemnification

      Subject to the conditions set forth below, our articles of incorporation provide that we will indemnify and hold harmless our directors, officers, advisors or their affiliates against any and all losses or liabilities reasonably incurred by our directors, officers, advisors or any of their affiliates in connection with or by reason of any act or omission performed or omitted to be performed on our behalf.

      Under our articles of incorporation, our company shall indemnify any of our directors, officers or advisors or any of their affiliates for any liability or loss suffered by such party seeking indemnification and we shall hold harmless any of our directors, officers or advisors or any of their affiliates for any loss or liability suffered by our company, provided, that:

•	the party seeking indemnification was acting on behalf of or performing services on the part of our company;

•	our directors, officers, or our advisor or their affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of our company;

•	such indemnification or agreement to be held harmless is recoverable only out of our net assets and not from our shareholders; and

•	such liability or loss was not the result of:

•	negligence or misconduct by our officers or directors, excluding the independent directors or our advisor or their affiliates; or

•	gross negligence or willful misconduct by the independent directors.

      Our articles of incorporation further provide that our company shall indemnify and hold harmless any of our directors, officers, our advisor or any of their affiliates who is or was serving at our request as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the same extent and subject to the same conditions as set forth above.

      Our company shall not indemnify any of our directors, officers, or our advisor or any of their affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

•	there has been a successful determination on the merits of each count involving alleged securities law violations as to the party seeking indemnification;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or

•	a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which shares of our stock were offered and sold as to indemnification for securities law violations.

      We may advance amounts to persons entitled to indemnification for reasonable expenses and costs incurred as a result of any proceeding for which indemnification is being sought in advance of a final disposition of the proceeding only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of our company;

•	the legal action is initiated by a third party who is not a shareholder of our company or the legal action is initiated by a shareholder of our company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement;

•	the party receiving such advances furnishes our company with a written statement of his or her good faith belief that he or she has met the standard of conduct described above; and

•	the indemnified party receiving such advances furnishes to our company a written undertaking, personally executed on his or her behalf, to repay the advanced funds to our company, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not meet the standard of conduct described above.

      Authorizations of payments shall be made by a majority vote of a quorum of disinterested directors.

      Also, our board of directors may cause our company to indemnify or contract to indemnify any person not specified above who was, is, or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of our company, or is or was serving at the request of our company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one whom indemnification is granted as described above. Any determination to indemnify or contract to indemnify under our articles of incorporation shall be made by a majority vote of a quorum consisting of disinterested directors.

      We may purchase and maintain insurance to indemnify such parties against the liability assumed by them in accordance with our articles of incorporation.

      The indemnification provided in our articles of incorporation is not exclusive to any other right to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by our company or others, with respect to claims, issues, or matters in relation to which our company would not have obligation or right to indemnify such person under the provisions of our articles of incorporation.

      To the extent that the indemnification may apply to liabilities arising under the Securities Act, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

Defenses Available

      There are defenses available to our directors and officers and our advisor under Virginia corporate law in the event of a shareholder action against them. One such defense is the “business judgment rule.” Under the business judgment rule, a director or officer may contend that he or she performed the action giving rise to the shareholder’s action in good faith and in a manner he or she reasonably believed to be in the best interests of our company. The directors and officers also are entitled to rely on information, opinions, reports or records prepared by experts, including accountants, consultants and counsel, who were selected with reasonable care.

Inspection of Books and Records

      Our advisor will keep, or cause to be kept, on our behalf, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. We will maintain at all times at our principal office all of our books of account, together with all of our other records, including a copy of our articles of incorporation and any amendments to our articles of incorporation.

      Any shareholder or his or her agent will be permitted access to all of our records at all reasonable times, and may inspect and copy any of them. We will permit the official or agency administering the securities laws of a jurisdiction including, without limitation, the Texas State Securities Board, to inspect our books and records upon reasonable notice and during normal business hours. As part of our books and records, we will maintain an alphabetical list of the names, addresses and telephone numbers of our shareholders along with the number of shares held by each of them. We will make the shareholder list available for inspection by any shareholder or his or her agent at our principal office upon the request of the shareholder.

      We will update, or cause to be updated, the shareholder list at least quarterly to reflect changes in the information contained therein.

      We will mail a copy of the shareholder list to any shareholder requesting the shareholder list within ten days of the request. The copy of the shareholder list will be printed in alphabetical order, on white paper, and in a readily readable type size. We may impose a reasonable charge for copy work incurred in reproducing the shareholder list.

      The purposes for which a shareholder may request a copy of the shareholder list include, without limitation, matters relating to shareholders’ voting rights and the exercise of shareholders’ rights under federal proxy laws.

      If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the shareholder list as requested, our advisor and our board of directors will be liable to any shareholder requesting the list for the costs, including attorneys’ fees, incurred by that shareholder for compelling the production of the shareholder list, and for actual damages suffered by any shareholder by reason of such refusal or neglect. It will be a defense that the actual purpose and reason for the requests for inspection or for a copy of the shareholder list is to secure such list of shareholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a shareholder relative to the affairs of our company. We may require that the shareholder requesting the shareholder list represent that he or she is not requesting the list for a commercial purpose unrelated to the shareholder’s interests in our company and that he or she will not make any commercial distribution of such list or the information disclosed through such inspection. These remedies are in addition to, and shall not in any way limit, other remedies available to shareholders under federal law, or the laws of any state.

      The list may not be sold for commercial purposes.

Restrictions on Roll-Up Transactions

      In connection with a proposed “roll-up transaction,” which, in general terms, is any transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of our company and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our properties from an independent appraiser. In order to qualify as an independent appraiser for this purpose, the person or entity must have no material current or prior business or personal relationship with our advisor or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by our company. Our properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our properties as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent appraiser will clearly state that the engagement is for the benefit of our company and our shareholders. We will include a summary of the independent appraisal, indicating all material assumptions underlying the appraisal, in a report to the shareholders in connection with a proposed roll-up transaction.

      In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to shareholders who vote against the proposal a choice of:

•	accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or

•	one of the following:

•	remaining shareholders of our company and preserving their interests in our company on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the shareholder’s pro rata share of the appraised value of our net assets.

      Our company is prohibited from participating in any proposed roll-up transaction:

•	which would result in the shareholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in our articles of incorporation, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the articles of incorporation, and dissolution of our company;

•	which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;

•	in which our shareholder’s rights to access of records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in our articles of incorporation and described in “Inspection of Books and Records,” above; or

•	in which our company would bear any of the costs of the roll-up transaction if our shareholders do not approve the roll-up transaction.

Anti-Takeover Provisions of the Virginia Stock Corporation Act

      The Virginia Stock Corporation Act contains anti-takeover provisions regarding affiliated transactions, control share acquisitions and the adoption of shareholder rights plans. In general, the Virginia Stock Corporation Act’s affiliated transactions provisions prevent a Virginia corporation from engaging in an affiliated transaction with an interested shareholder, unless approved by a majority of the disinterested directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested shareholder. Generally, this provision would prevent us from engaging in a transaction with any person owning more than 10% of any class of voting securities of our company unless a majority of the disinterested directors on our board of directors and holders of at least two-thirds of the outstanding voting stock not owned by the interested shareholder approved the transaction.

      Under the control share acquisitions provisions of the Virginia Stock Corporation Act, shares acquired in a control share acquisition, which means a transaction that increases the voting strength of the person acquiring such shares above statutory thresholds in director elections, generally have no voting rights unless granted by a majority of the outstanding voting stock not owned by such acquiring person. If such voting rights are granted and the acquiring person controls 50% or more of the voting power, all shareholders, other than the acquiring person, are entitled to receive fair value for their shares. If such voting rights are not granted, the corporation may, if authorized by its articles of incorporation or bylaws, purchase the acquiring person’s shares at their cost to the acquiring person. As permitted by the Virginia Stock Corporation Act, we have included a provision in our bylaws that opts our company out of the control share acquisition statute. Our bylaws, however, may be amended by our board of directors without shareholder approval.

      Finally, the shareholder rights plan provisions of the Virginia Stock Corporation Act permit our board of directors to adopt a shareholder rights plan that could render a hostile takeover prohibitively expensive if our board of directors determines that such a takeover is not in our best interests. The existence of the shareholder rights plan provisions of the Virginia Stock Corporation Act, as well as the affiliated transactions and control share acquisition provisions, could delay or prevent a change in control of our company, impede a merger, consolidation or other business combination involving our company or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company.

Dissolution or Termination of Our Company

      We are an infinite-life corporation which may be dissolved under the procedures explained in the Virginia Stock Corporation Act at any time by the affirmative vote of a majority of our shareholders and without the necessity of the concurrence of our board of directors. If, before the tenth anniversary of the date of this prospectus, our common stock is not listed on a national stock exchange or quoted on a quotation system of a national securities association or we have not merged with an entity whose shares are so listed or quoted, we intend to submit for a vote of the shareholders at the next annual meeting a proposal to liquidate all of our properties in an orderly fashion and distribute the proceeds to our shareholders. Our operating partnership will terminate on December 31, 2050, unless its term is extended in accordance with the Virginia Revised Uniform Limited Partnership Act.

Transactions with Affiliates

      We have established restrictions upon dealings between our company, our advisor and any of their officers, directors or affiliates in our articles of incorporation and elsewhere. The Virginia Stock Corporation Act also governs such transactions. Under the Virginia Stock Corporation Act, each director is required to discharge his duties in accordance with his good faith business judgment of the best interest of our company. In addition, Virginia law provides that a transaction with our company in which a director or officer of our company has a direct or indirect interest is not voidable by us solely because of the directors’ or officers’ interest in the transaction if:

•	the material facts of the transaction and interest are disclosed to or known by the directors and the transaction is authorized, approved or ratified by the disinterested directors; or

•	the material facts of the transaction and interest are disclosed to or known by our shareholders and the transaction is authorized approved or ratified by the disinterested shareholders; or

•	the transaction is established to be fair to our company.

SHARES AVAILABLE FOR FUTURE SALE

      All of the shares of common stock offered and sold by this prospectus to the public or pursuant to our dividend reinvestment plan will be freely tradable under the federal securities laws, except shares held by affiliates of our company, such as officers and directors. We may issue up to 27,000,000 shares to the public and up to 1,500,000 shares in connection with our dividend reinvestment plan.

AGREEMENT OF LIMITED PARTNERSHIP

      The following description of the Agreement of Limited Partnership is a summary of the provisions that may be included in the Agreement of Limited Partnership when a party other than our company and our advisor is admitted as a partner of our operating partnership. Our operating partnership may issue units of limited partnership interest in exchange for interests in properties, thus creating additional limited partners in our operating partnership.

Management

      Our operating partnership has been organized as a Virginia limited partnership under the terms of the Agreement of Limited Partnership. As the sole general partner of our operating partnership, we will have full, exclusive and complete responsibility and discretion in the management and control of it. When and if additional limited partners are admitted, they will have no authority in their capacity as limited partners to transact business for, or participate in the management activities or decisions of, our operating partnership. However, any amendment to the Agreement of Limited Partnership that would affect the limited partners’ redemption/rights described below would require the consent of limited partners holding more than 50% of the units of limited partnership interest held by such partners.

Transferability of Interests

      It is anticipated that our company may not voluntarily withdraw from our operating partnership or transfer or assign our interest in our operating partnership unless the transaction in which such withdrawal or transfer occurs results in the limited partners receiving property in an amount equal to the amount they would have received had they exercised their redemption rights immediately prior to such transaction, or unless the successor to our company contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership. Except in the limited situations described in the Agreement of Limited Partnership, it is anticipated that the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent, which consent we may withhold in our sole discretion.

Capital Contribution

      We will contribute to our operating partnership all the net proceeds of the offering as an initial capital contribution in exchange for 100% of the general partnership interests in our operating partnership. No proceeds are allocated to our advisor’s incentive limited partnership interest. Our advisor’s incentive limited partnership interest will entitle our advisor to receive an incentive distribution equal to 15% of the partnership’s cash flow from operations after our company receives and pays to our shareholders a threshold annual return of 8% on their investments in our company. In addition, the incentive limited partnership interest will entitle our advisor to receive an additional incentive distribution equal to 15% of the net proceeds from the sale of properties after our company receives and pays to our shareholders their invested capital plus the annual return of 8% on their investments in our company. Our advisor has no voting rights by virtue of its incentive limited partnership interest. The Agreement of Limited Partnership provides that if our operating partnership requires additional funds at any time or from time to time in excess of funds available to our operating partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. Under the

Agreement of Limited Partnership, it is anticipated that we generally will be obligated to contribute the proceeds of a securities offering as additional capital to our operating partnership.

      Moreover, we will be authorized to cause our operating partnership to issue partnership interests for less than fair market value if our company has concluded in good faith that such issuance is in the best interests of our company and our operating partnership. If we so contribute additional capital to our operating partnership, we will receive additional units of limited partnership interest of our operating partnership and our percentage interest in our operating partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of our operating partnership at the time of such contributions. Conversely, the percentage interests of any limited partners will be decreased on a proportionate basis in the event of additional capital contributions by our company. In addition, if we contribute additional capital to our operating partnership, we will revalue the property of our operating partnership to its fair market value, as determined by us, and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property that has not been reflected in the capital accounts previously would be allocated among the partners under the terms of the Agreement of Limited Partnership if there were a taxable disposition of such property for such fair market value on the date of the revaluation.

Redemption Rights

      Under the Agreement of Limited Partnership, it is anticipated that any limited partners, other than our advisor, will receive redemption rights, which will enable them to cause our operating partnership to redeem their units of limited partnership interests in our operating partnership in exchange for cash or, at our option, common stock on a one-for-one basis. The redemption price will be paid in cash, at our discretion, or if the issuance of common stock to the redeeming limited partner would:

•	result in any person owning, directly or indirectly, stock in excess of the ownership limit;

•	result in our shares of capital stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;

•	result in our company being “closely held” under the federal income tax laws;

•	cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant of our real property; or

•	cause the acquisition of common stock by such redeeming limited partner to be “integrated” with any other distribution of common stock for purposes of complying with the Securities Act.

      A limited partner may exercise the redemption rights at any time after one year following the date on which he received such units of limited partnership interest in our operating partnership, provided that a limited partner may not exercise the redemption right for fewer than 1,000 units or, if such limited partner holds fewer than 1,000 units, all of the units held by such limited partner. In addition, a limited partner may not exercise the redemption right more than two times annually.

      The number of shares of common stock issuable upon exercise of the redemption rights will be adjusted upon the occurrence of share splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting or increasing the ownership interests of the limited partners or our shareholders.

      As of December 31, 2003, there were no limited partners.

Incentive Units

      Our operating partnership will issue 100 units of incentive limited partnership interest to our advisor. The incentive units will entitle our advisor to receive an incentive distribution equal to 15% of our operating partnership’s operating cash flow after our company has received, and paid to our shareholders, the sum of:

•	an 8% cumulative, non-compounded return on our Invested Capital; and

•	any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of our operating partnership’s properties.

      Invested Capital will equal the product of:

•	the sum of (1) the number of shares of common stock that we issue, including any shares actually issued through the dividend reinvestment program, or the director stock options, and (2) the number of partnership units issued by our operating partnership to limited partners other than our advisor; and

•	a dollar amount that initially will be $10.00 and that will be adjusted appropriately to reflect stock dividends, stock splits, or other changes in the capital structure of our company or our operating partnership, and, at our discretion, changes in the average price per share paid for our common stock and partnership units in our operating partnership after this offering.

When a property is sold, Invested Capital will be reduced by the lesser of: the net sale proceeds available for distributions; or the sum of (1) the portion of Invested Capital that initially was allocated to that property and (2) any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties.

      If there is a shortfall in the 8% return on Invested Capital at the end of any calendar year and our advisor previously has received incentive distributions, other than those that have previously been repaid, our advisor will be required to repay to our operating partnership an amount of those distributions sufficient to cause the cumulative 8% return threshold to be met. In no event will the cumulative amount repaid by our advisor to our operating partnership exceed the cumulative amount of incentive distributions that our advisor previously has received.

      The incentive units also will entitle our advisor to receive an incentive distribution equal to 15% of the net proceeds of the sale of a property after our company has received, and paid to the shareholders, the sum of:

•	our Invested Capital that initially was allocated to the property sold;

•	any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties; and

•	any remaining shortfall in the 8% return.

      If we and, in turn, our shareholders have not received a return of our Invested Capital or if there is a shortfall in the 8% return after the sale of the operating partnership’s last property and our advisor previously has received incentive distributions, other than those that have previously been repaid, our advisor will be required to repay to our operating partnership an amount of those distributions sufficient to cause us and, in turn, our shareholders to receive a full return of our Invested Capital and a full distribution of the 8% return. In no event will the cumulative amount repaid by our advisor to our operating partnership exceed the cumulative amount of incentive distributions that our advisor previously has received.

      If the advisory agreement is terminated as a result of the merger of our advisor into our company in connection with the listing of our shares on a national exchange or market, our advisor’s incentive limited partnership interest will be redeemed for cash, or if agreed by both parties, shares of common stock of our company. Our cost to redeem the incentive units will be the amount that would be payable to the advisor pursuant to the “incentive distribution” and “incentive distribution upon dispositions” described under the heading “Compensation Table” if we liquidated all of our assets for their fair market value. The advisory agreement may be terminated by our advisor or a majority of the independent directors upon 60 days’ prior written notice without cause or penalty, in which case we will not be required to pay any termination fee.

Operations

      The Agreement of Limited Partnership requires that our operating partnership be operated in a manner that will enable our company to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the federal income tax laws, other than any federal income tax liability associated with our retained capital gains, and to ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of the federal income tax laws.

      In addition to the administrative and operating costs and expenses incurred by our operating partnership, our operating partnership will pay all administrative costs and expenses of our company, including:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to our public offering;

•	all expenses associated with the preparation and filing of any periodic reports under federal, state or local laws or regulations;

•	all expenses associated with compliance with laws, rules and regulations promulgated by any regulatory body; and

•	all other operating or administrative costs incurred by our company in the ordinary course of business on behalf of our operating partnership.

Distributions

      The Agreement of Limited Partnership provides that our operating partnership will distribute to the partners cash from operations, including net sale or refinancing proceeds, but excluding net proceeds from the sale of our operating partnership’s property in connection with the liquidation of our operating partnership, on a monthly basis. In our sole discretion, we will determine the amounts of such distributions. Distributions of cash from operations will be made first to our company until we have received an 8% cumulative, non-compounded return on our Invested Capital plus any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of our operating partnership’s properties. Any remaining cash from operations will be distributed 85% to us and 15% to our advisor. The net sale proceeds from the sale of one of our operating partnership’s properties will be distributed 100% to us until we have received an amount equal to the sum of (1) our Invested Capital that initially was allocated to that property, (2) any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties, and (3) any remaining shortfall in our 8% return. Any remaining net sale proceeds will be distributed 85% to us and 15% to our advisor.

      Notwithstanding the foregoing, if there is a shortfall in the distribution of the 8% return to us at the end of any calendar year and the advisor previously has received incentive distributions, other than distributions that have previously been repaid, the advisor will be required to repay to the operating partnership whatever portion of those prior distributions is necessary to cause our 8% return to be met.

      Upon liquidation of our operating partnership, after payment of, or adequate provision for, debts and obligations of our operating partnership, including any partner loans, any remaining assets of our operating partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. Notwithstanding the foregoing, if we have not received a full return of our Invested Capital or there is a shortfall in our 8% return when the operating partnership’s last property has been sold and the advisor previously has received distributions, other than distributions that have previously been repaid, the advisor will be required to repay to the operating partnership whatever portion of those prior distributions is necessary to cause a full return of our Invested Capital and a full distribution of our 8% return.

Allocations

      Operating Income. Operating income of our operating partnership will be allocated as follows:

(1) First, 100% to our company to the extent operating losses previously allocated 100% to us pursuant to clause (3) under Operating Losses below and losses from property sales previously allocated 100% to us pursuant to clause (2) under Losses from Capital Transactions below;

(2) Second, 85% to our company and 15% to our advisor to the extent of operating losses and losses from property sales previously allocated to us and the advisor in that same proportion pursuant to clause (2) under Operating Losses below and clause (1) under Losses from Capital Transactions below;

(3) Third, 100% to our company until we have been allocated operating income and gain from property sales in an amount equal to the distributions to us of our 8% return on Invested Capital;

(4) Fourth, 85% to our company and 15% to our advisor until the advisor has been allocated operating income and gain from property sales in an amount equal to the cash from operations and net sale proceeds distributed to the advisor; and

(5) Thereafter, any remaining operating income will be allocated 100% to our company.

      Operating Losses. Operating losses of our operating partnership will be allocated as follows:

(1) First, 100% to our company to the extent of operating income previously allocated 100% to us pursuant to clause (5) under Operating Income above;

(2) Second, 85% to our company and 15% to our advisor to the extent of operating income and gain from property sales previously allocated to us and the advisor in that same proportion pursuant to clause (4) under Operating Income above and clause (4) under Gains from Capital Transactions below; and

(3) Thereafter, any remaining operating losses will be allocated 100% to our company.

      All depreciation and amortization deductions of our operating partnership will be allocated 100% to our company.

      Gains from Capital Transactions. Gains from the sale of property other than the disposition of all or substantially all of the assets of the operating partnership will be allocated as follows:

(1) First, 100% to our company to the extent of operating losses and losses from property sales previously allocated 100% to us pursuant to clause (3) under Operating Losses above and clause (2) under Losses from Capital Transactions below;

(2) Second, 85% to our company and 15% to our advisor to the extent of operating losses and losses from property sales previously allocated to us and the advisor in that same proportion pursuant to clause (2) under Operating Losses above and clause (1) under Losses from Capital Transactions below;

(3) Third, 100% to our company until we have been allocated an aggregate amount equal to the sum of (A) any depreciation or amortization recapture associated with the operating partnership’s investment in the property, (B) the amount by which our Invested Capital allocable to the property sold exceeds the operating partnership’s investment in the property, (C) any remaining shortfall in the recovery of our Invested Capital with respect to prior sales of properties that is distributed to us in connection with the sale of the property, and (D) any remaining shortfall in our 8% return that is distributed to us in connection with the sale of the property; and

(4) Thereafter, any remaining gain will be allocated 85% to our company and 15% to our advisor.

      Losses from Capital Transactions. Losses from the sale of property other than the disposition of all or substantially all of the assets of the operating partnership will be allocated as follows:

(1) First, 85% to our company and 15% to our advisor to the extent of operating income and gain from property sales previously allocated to us and the advisor in that same proportion pursuant to clause (4) under Operating Income above and clause (4) under Gains from Capital Transactions above; and

(2) Thereafter, any remaining loss will be allocated 100% to our company.

      Gains from Terminating Capital Transactions. Gains from the sale of all or substantially all of the assets of the operating partnership will be allocated as follows:

(1) First, to our company until our aggregate capital account balance equals the sum of (A) the Invested Capital and (B) the cumulative 8% return that has not previously been distributed; and

(2) Thereafter, any remaining gain will be allocated 85% to our company and 15% to our advisor.

      Losses from Terminating Capital Transactions. Losses from the sale of all or substantially all of the assets of the operating partnership will be allocated as follows:

(1) First, 85% to our company and 15% to our advisor to the extent of operating income and gain from property sales previously allocated to us and the advisor in that same proportion pursuant to clauses (2) and (4) under “Operating Income” above and clause (4) under “Gains from Capital Transactions” above; and

(2) Thereafter, any remaining loss will be allocated 100% to our company.

      Notwithstanding the foregoing, to the extent that our advisor is required to repay distributions to the operating partnership, the allocations will be adjusted to reflect such repayment.

      All allocations are subject to compliance with the provisions of the federal income tax laws.

Term

      Our operating partnership will continue until December 31, 2050, or until sooner dissolved upon the bankruptcy, dissolution or withdrawal of our company, unless the limited partners elect to continue our operating partnership; the sale or other disposition of all or substantially all the assets of our operating partnership; or the election by the general partner.

Tax Matters

      Under the Agreement of Limited Partnership, we will be the tax matters partner of our operating partnership and, as such, will have authority to handle tax audits and to make tax elections under the federal income tax laws on behalf of our operating partnership.

FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT

      This section summarizes the federal income tax issues that you, as a prospective shareholder, may consider relevant. Because this section is a summary, it does not address all of the tax issues that may be important to you. In addition, this section does not address the tax issues that may be important to shareholders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations, except to the extent discussed in “— Taxation of Tax-Exempt Shareholders” below, financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations, except to the extent discussed in “— Taxation of Non-U.S. Shareholders” below, among others.

      The statements in this section are based on the current federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations thereof, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

      We urge you to consult your own tax advisor regarding the specific tax consequences to you of investing in our common stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such investment and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

      We have qualified and elected to be taxed as a REIT under the federal income tax laws for the year ended December 31, 2002. We cannot assure you, however, that we will qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its shareholders, which laws are highly technical and complex.

      Hirschler Fleischer, our counsel, has given us an opinion that we initially qualified to be taxed as a REIT under the federal income tax laws for our taxable year ending on December 31, 2002, and that our organization and prior, current and anticipated methods of operation have enabled and will enable us to continue to satisfy the REIT requirements and qualify as a REIT. You should be aware that Hirschler Fleischer’s opinion is not binding upon the Internal Revenue Service or any court. In addition, Hirschler Fleischer’s opinion is based on specified assumptions and on the factual representations we have made, all of which are described in Hirschler Fleischer’s opinion.

      Our REIT qualification depends on our ability to meet on a continuing basis several qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. We describe the REIT qualification tests, and the consequences of our failure to meet those tests, in more detail below. Hirschler Fleischer will not review our compliance with those tests on a continuing basis. Accordingly, neither we nor Hirschler Fleischer can assure you that we will satisfy those tests.

      If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the “double taxation,” which means taxation at both the corporate and shareholder levels, that generally results from owning stock in a corporation.

      However, we will be subject to federal tax in the following circumstances:

•	we will pay federal income tax on taxable income, including net capital gain, that we do not distribute to our shareholders during, or within a specified time period after, the calendar year in which the income is earned;

•	we may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to our shareholders;

•	we will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure that we hold primarily for sale to customers in the ordinary course of business and (2) other non-qualifying income from foreclosure property;

•	we will pay a 100% tax on our net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business;

•	if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “— Requirements for Qualification — Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (1) the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by (2) a fraction intended to reflect our profitability;

•	if we fail to distribute during a calendar year at least the sum of (1) 90% of our REIT ordinary net income for such year, (2) 90% of our REIT capital gain net income for such year (unless an election is made as provided below), and (3) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of such required distribution over the amount we actually distributed;

•	we may elect to retain and pay income tax on our net long-term capital gain; and

•	if we acquire any asset from a C corporation, or a corporation generally subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis determined by reference to the C corporation’s basis in the asset, we will pay tax at the highest regular corporate rate if we recognize gain on the sale or disposition of such asset during the 10-year period after we acquire such asset. The amount of gain on which we will pay tax is the lesser of (1) the amount of gain that we recognize at the time of the sale or disposition and (2) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset. The rule described in this paragraph will apply assuming that we make an election under IRS Notice 88-19 upon our acquisition of an asset from a C corporation.

Requirements for Qualification

      A REIT is a corporation, trust, or association that meets the following requirements:

(1) it is managed by one or more trustees or directors;

(2) its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3) it would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws;

(4) it is neither a financial institution nor an insurance company subject to specified provisions of the federal income tax laws;

(5) at least 100 persons are beneficial owners of its shares or ownership certificates;

(6) not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, including specified entities, during the last half of any taxable year;

(7) it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

(8) it uses a calendar year for federal income tax purposes and complies with the record keeping requirements of the federal income tax laws; and

(9) it meets other qualification tests, described below, regarding the nature of its income and assets.

      We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

      If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6 above, we will be deemed to have satisfied that requirement for such taxable year. For purposes of determining share ownership under requirement 6, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes are each considered one individual owner. However, a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws is not considered one owner but rather all of the beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

      We plan to issue sufficient common stock with sufficient diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our articles of incorporation restrict the ownership and transfer of our stock so that we should continue to satisfy requirements 5 and 6. The provisions of our articles of incorporation restricting the ownership and transfer of our stock are described in “Description of Capital Stock — Restrictions on Ownership and Transfer.”

      A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are considered to be assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any of our “qualified REIT subsidiaries” will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be considered to be assets, liabilities, and items of income, deduction, and credit of our company. We currently do not have any corporate subsidiaries, but we may have corporate subsidiaries in the future.

      In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities, and items of income of our operating partnership will be treated as assets and gross income of our company for purposes of applying the requirements described in this prospectus.

Income Tests

      We must satisfy two gross income tests annually to qualify and maintain our qualification as a REIT. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. Qualifying income for purposes of the 75% gross income test includes:

•	“rents from real property;”

•	interest on debt secured by mortgages on real property or on interests in real property; and

•	dividends or other distributions on and gain from the sale of shares in other REITs.

      Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test described above, dividends, other types of interest, gain from the sale or disposition of stock or securities, or any combination of the foregoing. The following paragraphs discuss the specific application of those tests to our company.

Rents and Interest

      Rent that we receive from our tenants will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

•	The amount of rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, known as a related party tenant.

•	If the rent attributable to the personal property leased in connection with a lease of our real property exceeds 15% of the total rent received under the lease, the rent that is attributable to personal property will not qualify as “rents from real property.”

      We generally must not operate or manage our real property or furnish or render services to our tenants, other than through a taxable subsidiary or an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an independent contractor, but instead may provide services directly, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant.” In addition, we may render a de minimus amount of “non-customary” services to the tenants of a property, other than through a taxable subsidiary or an independent contractor, as long as our income from the services does not exceed 1% of our gross income from the related property.

      We do not expect to charge rent for any of our properties that is based, in whole or in part, on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above. Furthermore, we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not charge rent for any of our properties that is based, in whole or in part, on the income or profits of any person. In addition, we do not anticipate receiving rent from a related party tenant, and we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not lease any of our properties to a related party tenant. We also do not anticipate that we will receive rent attributable to the personal property leased in connection with a lease of our real property that exceeds 15% of the total rent received under the lease. Furthermore, we have represented that, to the extent that the receipt of such rent would jeopardize our REIT status, we will not allow the rent attributable to personal property leased in connection with a lease of our real property to exceed 15% of the total rent received under the lease. Finally, we do not expect to furnish or render, other than under the 1% de minimus rule described above, “non-customary” services to our tenants other than through an independent contractor, and we have represented that, to the extent that the provision of such services would jeopardize our REIT status, we will not provide such services to our tenants other than through an independent contractor.

      If our rent attributable to the personal property leased in connection with a lease of our real property exceeds 15% of the total rent we receive under the lease for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status. Furthermore, if either (1) the rent we receive under a lease of our property is considered based, in whole or in part, on the income or profits of any person or (2) the tenant under such lease is a related party tenant, none of the rent we receive under such lease would qualify as “rents from real property.” In that case, if the rent we receive under such lease, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status. Finally, if the rent we receive under a lease of our property does not qualify as “rents from real property” because we furnish non-customary services to the tenant under such lease, other than through a qualifying independent contractor or under the 1% de minimus exception described above, none of the rent we receive from the related party would qualify as “rents from real property.” In that case, if the rent we receive from such property, plus any other income that we receive during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of our gross income during the year, we would lose our REIT status.

      To the extent that we receive from our tenants reimbursements of amounts that the tenants are obligated to pay to third parties or penalties for the nonpayment or late payment of such amounts, those amounts should qualify as “rents from real property.” However, to the extent that we receive interest accrued on the late payment of the rent or other charges, that interest will not qualify as “rents from real property,” but instead will be qualifying income for purposes of the 95% gross income test. We may receive income not described above that is not qualifying income for purposes of the gross income tests. We will monitor the amount of non-qualifying income that our assets produce and we will manage our portfolio to comply at all times with the gross income tests.

      For purposes of the 75% and 95% gross income tests, the term “interest” generally excludes any amount that is based in whole or in part on the income or profits of any person. However, the term “interest” generally does not exclude an amount solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, if a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the secured property or a percentage of the appreciation in the property’s value as of a specific date, income attributable to such provision will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests.

Failure to Satisfy Income Tests

      If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under the relief provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet such tests is due to reasonable cause and not due to willful neglect;

•	we attach a schedule of the sources of our income to our tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

      We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Prohibited Transaction Rules

      A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We anticipate that none of our assets will be held for sale to customers and that a sale of any such asset would not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot provide assurance, however, that we can comply with such safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.”

Asset Tests

      To qualify as a REIT, we also must satisfy two asset tests at the close of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including receivables specified in the federal tax laws;

•	government securities;

•	interests in mortgages on real property;

•	stock of other REITs;

•	investments in stock or debt instruments but only during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with a term of at least five years; or

•	interests in real property, including leaseholds and options to acquire real property and leaseholds.

      The second asset test has two components. First, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets. Second, we may not own more than 10% of any one issuer’s outstanding voting securities. For purposes of both components of the second asset test, “securities” does not include our stock in other REITs or any qualified REIT subsidiary or our interest in any partnership, including our operating partnership.

      We anticipate that, at all relevant times, (1) at least 75% of the value of our total assets will be represented by real estate assets, cash and cash items, including receivables, and government securities and (2) we will not own any securities in violation of the 5% or 10% asset tests. In addition, we will monitor the status of our assets for purposes of the various asset tests and we will manage our portfolio to comply at all times with such tests.

      Our company is allowed to own up to 100% of the stock of taxable REIT subsidiaries (“TRSs”), which can perform activities unrelated to our tenants, such as third-party management, development, and other independent business activities, as well as provide services to our tenants. We and our subsidiary must elect for the subsidiary to be treated as a TRS. We may not own more than 10% of the voting power or value of the stock of a taxable subsidiary that is not treated as a TRS. Overall, no more than 20% of our assets can consist of securities of TRSs under the Tax Bill.

      If we should fail to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if (1) we satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by an acquisition of one or more non-qualifying assets. If we did not satisfy the condition described in clause (2) of the preceding sentence, we still could avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

Distribution Requirements

      To qualify as a REIT, each taxable year, we must make distributions, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

•	the sum of (1) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and (2) 90% of our after-tax net income, if any, from foreclosure property; minus

•	the sum of specified items of non-cash income.

      We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration.

      We will pay federal income tax on any taxable income, including net capital gain, that we do not distribute to our shareholders. Furthermore, if we fail to distribute during a calendar year or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year;

•	95% of our REIT capital gain income for such year; and

•	any undistributed taxable income from prior periods;

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

      From time to time, we may experience timing differences between (1) our actual receipt of income and actual payment of deductible expenses and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. In that case, we still would be required to recognize such excess as income in the calendar quarter in which it was due. Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property which exceeds our allocable share of cash attributable to that sale. Therefore, we may have less cash available for distribution than is necessary to meet the applicable distribution requirement or to avoid corporate income tax or the excise tax imposed on undistributed income. In such a situation, we might be required to borrow money or raise funds by issuing additional stock.

      We may be able to correct a failure to meet the distribution requirements for a year by paying “deficiency dividends” to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts we distribute as deficiency dividends, we will be required to pay interest to the Internal Revenue Service based on the amount of any deduction we take for deficiency dividends.

Record Keeping Requirements

      We must maintain specified records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with such requirements.

Failure to Qualify

      If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we will be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In such a year, we would not be able to deduct amounts paid out to shareholders in calculating our taxable income. In fact, we would not be required to distribute any amounts to our shareholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to our shareholders would be taxable as ordinary income. Subject to limitations in the federal income tax laws, corporate shareholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Shareholders

      As long as we qualify as a REIT, a taxable “U.S. shareholder” must take into account distributions out of our current or accumulated earnings and profits and that we do not designate as capital gain dividends or retained long-term capital gain as ordinary income. The Jobs and Growth Tax Relief

Reconciliation Act of 2003 reduced the tax rate for qualified dividend income to 15%. However, dividends from REITs generally are not subject to the new lower rate. REIT dividends paid to a U.S. shareholder that is a corporation will not qualify for the dividends received deduction generally available to corporations. As used herein, the term “U.S. shareholder” means a holder of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, partnership, or other entity created or organized in or under the laws of the United States or of an political subdivision thereof;

•	an estate whose income from sources without the United States is includable in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust.

      A U.S. shareholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. shareholder has held its common stock. We generally will designate our capital gain dividends as either 15% or 25% rate distributions. A corporate U.S. shareholder, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

      We may elect to retain and pay income tax on the net long-term capital gain that is received in a taxable year. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

      If a distribution exceeds our current and accumulated earnings and profits but does not exceed the adjusted basis of a U.S. shareholder’s common stock, the U.S. shareholder will not incur tax on the distribution. Instead, such distribution will reduce the adjusted basis of the common stock. A U.S. shareholder will recognize a distribution that exceeds both our current and accumulated earnings and profits and the U.S. shareholder’s adjusted basis in its common stock as long-term capital gain, or short-term capital gain if the common stock has been held for one year or less, assuming the common stock is a capital asset in the hands of the U.S. shareholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year. We will notify U.S. shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

Taxation of U.S. Shareholders on the Disposition of the Common Stock

      In general, a U.S. shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of the common stock as long-term capital gain or loss if the U.S. shareholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. shareholder generally must treat any loss upon a sale or exchange of common stock held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and other distributions from us that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss a U.S. shareholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. shareholder purchases other shares of common stock within 30 days before or after the disposition.

Capital Gains and Losses

      A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate for the year 2004 is 35%. The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 15% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of depreciable real property is 25% to the extent that such gain would have been treated as ordinary income if the property were a type of depreciable property other than real property. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate shareholders at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

      We will report to our shareholders and to the Internal Revenue Service the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions unless such holder either:

•	is a corporation or comes within another exempt category and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

      A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us. The Treasury Department has issued final regulations regarding the backup withholding rules as applied to non-U.S. shareholders.

Taxation of Tax-Exempt Shareholders

      Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the Internal Revenue Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute unrelated business taxable income. However, if a tax-exempt shareholder were to finance its acquisition of the common stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income under the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in some circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. The percentage of the dividends that the tax-exempt trust must treat as unrelated business taxable income is equal to the gross income we derive from an unrelated trade or business, determined as if our company were a pension trust, divided by our total gross income for the year in which we pay the dividends. The unrelated business taxable income rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of the dividends that the tax-exempt trust must otherwise treat as unrelated business taxable income is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	either (A) one pension trust owns more than 25% of the value of our stock or (B) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Shareholders

      The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders are complex. This section is only a summary of such rules. We urge those non-U.S. shareholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of the common stock, including any reporting requirements.

      A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions. A non-U.S. shareholder may also be subject to the 30% branch profits tax. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless either:

•	a lower treaty rate applies and the non-U.S. shareholder files the required form evidencing eligibility for that reduced rate with us; or

•	the non-U.S. shareholder files an IRS Form 4224 with us claiming that the distribution is effectively connected income.

      The U.S. Treasury Department has issued final regulations that modify the manner in which we will comply with the withholding requirements for distributions made after December 31, 2000.

      A non-U.S. shareholder will not incur tax on a distribution that exceeds our current and accumulated earnings and profits but does not exceed the adjusted basis of its common stock. Instead, such a distribution will reduce the adjusted basis of such stock. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. shareholder may obtain a refund of amounts that we withhold if it later determines that a distribution in fact exceeded our current and accumulated earnings and profits.

      For any year in which we qualify as a REIT, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from our sale or exchange of “U.S. real property interests” under special provisions of the federal income tax laws. The term “U.S. real property interests” includes interests in U.S. real property and stock in corporations at least 50% of whose assets consists of interests in U.S. real property. Under those rules, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. shareholders and might also be subject to the alternative minimum tax. A nonresident alien individual also might be subject to a special alternative minimum tax. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such distributions. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder will receive a credit against its tax liability for the amount we withhold.

      A non-U.S. shareholder generally will not incur tax under the provisions applicable to distributions that are attributable to gain from the sale of U.S. real property interests on gain from the sale of its common stock as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. We cannot assure you that this test will be met. If the gain on the sale of the common stock were taxed under those provisions, a non-U.S. shareholder would be taxed in the same manner as U.S. shareholders with respect to such gain, subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations. Furthermore, a non-U.S. shareholder will incur tax on gain not subject to the provisions applicable to distributions that are attributable to gain from the rule of U.S. real property interests if either:

•	the gain is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain; or

•	the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year, in which case the non-U.S. shareholder will incur a 30% tax on his capital gains.

Other Tax Consequences

      We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our common stock.

ERISA CONSIDERATIONS

      The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of the federal income tax laws that may be relevant to a prospective purchaser. This discussion does not deal with all aspects of either ERISA or the prohibited transaction provisions of the federal income tax laws or, to the extent not preempted, state law that may be relevant to particular employee benefit plan shareholders, including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of the federal income tax laws, and governmental plans and church plans that are exempt from ERISA and the prohibited transaction provisions of the federal income tax laws but that may be subject to state law requirements, in light of their particular circumstances.

      In considering whether to invest a portion of the assets of a pension, profit-sharing, retirement or other employee benefit plan, fiduciaries should consider, among other things, whether the investment:

•	will be in accordance with the documents and instruments covering the investments by such plan;

•	will allow the plan to satisfy the diversification requirements of ERISA, if applicable;

•	will result in unrelated business taxable income to the plan;

•	will provide sufficient liquidity; and

•	is prudent under the general ERISA standards.

      In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the federal income tax laws prohibit a wide range of transactions involving the assets of the plan and persons who have specified relationships to the plan, who are “parties in interest” within the meaning of ERISA and, “disqualified persons” within the meaning of the federal income tax laws. Thus, a designated plan fiduciary considering an investment in our shares should also consider whether the acquisition or the continued holding of our shares might constitute or give rise to a direct or indirect prohibited transaction. The fiduciary of an IRA or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or plan not subject to Title I of ERISA may only make investments that are authorized by the appropriate governing documents, not prohibited under the prohibited transaction provisions of the federal income tax laws and permitted under applicable state law.

      The Department of Labor has issued final regulations that provide guidance on the definition of plan assets under ERISA. Under the regulations, if a plan acquires an equity interest in an entity which is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the plan’s assets would include, for ERISA purposes, both the equity interest and an undivided interest in each of the entity’s underlying assets unless an exception from the plan asset regulations applies.

      The regulations define a publicly-offered security as a security that is:

•	“widely-held;”

•	“freely-transferable;” and

•	either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold in connection with an effective registration statement under the Securities Act, provided the securities are registered under the Exchange Act within 190 days after the end of the fiscal year of the issuer during which the offering occurred.

      The regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control.

      Our shares of common stock are being sold in connection with an effective registration statement under the Securities Act. In addition, we have in excess of 100 independent shareholders. Thus, both the first and third criterion of the publicly-offered security exception will be satisfied.

      The regulations list restrictions on transfer that ordinarily will not prevent securities from being freely transferable. Such restrictions on transfer include:

•	any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order;

•	any requirement that advance notice of a transfer or assignment be given to the issuer;

•	any administrative procedure that establishes an effective date, or an event, such as completion of an offering, prior to which a transfer or assignment will not be effective; and

•	any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer.

      We believe that the restrictions imposed under our articles of incorporation on the ownership and transfer of our common stock will not result in the failure of our common stock to be “freely transferable.” We also are not aware of any other facts or circumstances limiting the transferability of our common stock that are not enumerated in the regulations as those not affecting free transferability. However, no assurance can be given that the Department of Labor or the Treasury Department will not reach a contrary conclusion.

      If the underlying assets of our company were treated by the Department of Labor as “plan assets,” the management of our company would be treated as fiduciaries with respect to plan shareholders and the prohibited transaction restrictions of ERISA and the federal income tax laws would apply unless an exception under ERISA were to apply. If the underlying assets of our company were treated as “plan assets,” an investment in our company also might constitute an improper delegation of fiduciary responsibility to our company and expose the fiduciary of the plan to co-fiduciary liability under ERISA and might result in an impermissible commingling of plan assets with other property.

      If a prohibited transaction were to occur, the federal income tax laws and ERISA would impose an excise tax equal to 15% of the amount involved and authorize the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not “corrected.” Such taxes will be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of plan shareholders subject to ERISA who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities would be required to restore to the plan any profits realized by these fiduciaries as a result of the transaction or beach. With respect to an IRA that invests in our company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under the federal income tax laws. In that event, the IRA owner generally would be taxed on the fair market value of all the assets in the IRA as of the first day of the owner’s taxable year in which the prohibited transaction occurred.

PLAN OF DISTRIBUTION

      The total of 28,500,000 shares registered in this offering includes:

•	a maximum of 27,000,000 shares offered to residents of our sales states; and

•	up to 1,500,000 shares offered to our shareholders under our dividend reinvestment plan.

      The offering of shares will terminate on the earlier of January 23, 2006 or the date on which the maximum offering has been sold. However, we reserve the right to terminate this offering at any time prior to such termination date.

Shares Issued Publicly to Residents of Our Sales States

      The 27,000,000 shares offered to residents of our sales states are being offered through NNN Capital Corp., our dealer manager, a registered broker-dealer affiliated with our advisor, and unaffiliated broker-dealers. NNN Capital Corp. has also operated under the name TMP Capital Corp and Stafford Capital Corp. The shares are being offered at a price of $10.00 per share on a “best efforts” basis, which means generally that the dealer manager will be required to use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of the shares.

      Our board of directors and the dealer manager have determined the offering price of the shares. While our board considered primarily the per share offering prices in similar offerings conducted by companies formed for purposes similar to ours when determining the offering price, the offering price is not related to the company’s historical book value or earnings and bears no relationship to any established criteria for valuing adjusted or outstanding shares.

      Except as provided below, the dealer manager will receive commissions of 7.0% of the gross offering proceeds. In addition, we will pay the dealer manager 3.0% of the gross offering proceeds for marketing and due diligence expenses as follows: an amount equal to (1) 2.5% of the gross offering proceeds for reimbursement of expenses associated with marketing fees, wholesaling fees, expense reimbursements and volume discounts and (2) 0.5% of the gross offering proceeds for reimbursement of due diligence expenses. The dealer manager may reallow up to 1.0% of the total 3.0% fee to broker-dealers participating in the offering. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

      The dealer manager may authorize other broker-dealers who are members of the NASD to sell shares. In the event of the sale of shares by such other broker-dealers, the dealer manager may reallow its commissions in the amount of up to 7.0% of the gross offering proceeds to such participating broker-dealers.

      We have agreed to indemnify the participating broker-dealers, including the dealer manager, against liabilities arising under the Securities Act unless such liability arises from information in this prospectus relating to the dealer manager and supplied by the dealer manager. Causes of action resulting from violations of federal or state securities laws shall be governed by such law.

      The broker-dealers are not obligated to obtain any subscriptions, and there is no assurance that any shares will be sold.

      Our advisor and its affiliates may at their option purchase shares offered hereby at the public offering price, net of the selling commission and marketing support and due diligence reimbursement fee in which case they have advised us that they would expect to hold such shares as shareholders for investment and not for distribution. We will not pay any selling commissions in connection with any shares purchased by our advisor.

      Payment for shares should be made by check payable to “PriVest Bank, as Escrow Agent for G REIT, Inc.” Subscriptions will be effective only upon acceptance by us, and we reserve the right to reject any subscription in whole or in part. We will not authorize any sales to discretionary accounts without the prior specific written approval of the transaction by the investor. In no event may a subscription for shares be accepted until at least five business days after the date the subscriber receives this prospectus. Each subscriber will receive a confirmation of his purchase. Except for purchase under the dividend reinvestment plan, all accepted subscriptions will be for whole shares and for not less than 100 shares, or $1,000, except in Minnesota, which requires a minimum investment of 250 shares, or $2,500, and North Carolina, which requires a minimum investment of 500 shares or $5,000.

      We established an escrow account in which we will place all subscriber funds received pending their use for the specific purposes described in our registration statement (for example, acquisition of interests in real estate and repayment of debt). All monies in the escrow account shall be held in trust for the benefit of the subscribers, and shall not be commingled with the funds of, or become an asset of, our company until such time as they are released from the escrow account for the purposes stated in the prospectus. Funds in the escrow account shall not be subject to attachment, levy or other encumbrance in any legal action by a third party against our company. In the event any funds are not released from the escrow account in consummation of the transactions and purposes stated in the prospectus, such monies shall be returned to subscribers pro rata. The escrow account will be maintained at PriVest Bank in South Coast Metro, California

      Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds shall be returned to subscribers within 10 business days. Investors whose subscriptions are accepted will be admitted as shareholders of our company periodically, but not less often than quarterly.

      You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right of survivorship of the shares. This option, however, is not available to residents of the states of Louisiana, New York, North Carolina and Texas. If you would like to place a transfer on death designation on your shares, you must complete and return the transfer on death form included as part of the Subscription Agreement (Exhibit B) to this prospectus in order to effect the designation.

      The dealer manager may sell shares to our advisor, its officers, directors and affiliates, to retirement plans of broker-dealers participating in this offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities net of the selling commission and marketing support and due diligence reimbursement fees in consideration of the services rendered by such broker-dealers and registered representatives in the distribution. The net proceeds to our company from such sales will be identical to our net proceeds from other sales of shares.

      In connection with sales of 25,000 or more shares to a “purchaser,” as defined below, registered representatives must give such purchaser the option to reduce the amount of selling commissions payable to participating broker-dealers. The following table illustrates the various discount levels:

	Amount of Selling	Maximum Commission
Dollar Volume of Shares Purchased	Volume Discount	Per Share

$250,000-$499,999	1%	6%
$500,000-$999,999	2%	5%
$1,000,000-$1,999,999	3%	4%
$2,000,000-$5,000,000	4%	3%
Over $5,000,000	5%	2%

      Any reduction in the amount of the selling commission in respect of volume discounts received may be credited to the purchaser in the form of additional shares. Selling commissions will not be paid on any such shares issued for a volume discount. Our net proceeds will not be affected by volume discounts.

      Because all investors will be deemed to have contributed the same amount per share to our company for purposes of distributions of cash available for distribution, an investor qualifying for a volume discount will receive a higher return on his investment in our company than investors who do not qualify for such discount.

      Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing and must set forth the basis for such request. Any such request will be subject to verification by our advisor that all of such subscriptions were made by a single “purchaser.”

      For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under the federal income tax laws; and

•	all commingled trust funds maintained by a given bank.

      Notwithstanding the above, in connection with volume sales made to investors in our company, the dealer manager may, in its sole discretion, waive the “purchaser” requirements and aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including the dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers except that, in the case of purchases through the dealer manager, the dealer manager may allocate such reduction among separate subscribers considered to be a single “purchaser” as it deems appropriate. An investor may reduce the amount of his purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price shall be returned to the actual separate subscribers for shares. Except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

      California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of the California corporate securities laws. Under these laws, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to our company from the sale of the shares to different purchasers of the same offering;

•	all purchasers of the shares must be informed of the availability of quantity discounts;

•	the same volume discounts must be allowed to all purchasers of shares which are part of the offering;

•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

      Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

      Investors who, in connection with their purchase of shares, have engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services in lieu of normal commissions based on the volume of securities sold may agree with the participating broker-dealer selling such shares and the dealer manager to reduce the amount of selling commissions payable with respect to such sale to zero. The net proceeds to our company will not be affected by eliminating the commissions payable in connection with sales to investors purchasing through such investment advisors. All such sales must be made through registered broker-dealers.

      Neither the dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for investment in our company.

Shares Issued Under Dividend Reinvestment Plan

      We have adopted a dividend reinvestment plan under which our shareholders may elect to have their cash dividends reinvested in additional shares of our common stock. Dividends will be used to purchase shares on behalf of the participants from our company. All such dividends shall be invested in shares within 30 days after such payment date. Participants will not have the option to make voluntary contributions to the dividend reinvestment plan to purchase shares in excess of the amount of shares that can be purchased with their dividends. Until the earlier to occur of the termination of this offering or the sale of all the shares reserved for issuance under the dividend reinvestment plan, the purchase price for shares of common stock purchased under the dividend reinvestment plan will be $9.50. Shares acquired under the dividend reinvestment plan will entitle the participant to the same rights and to be treated in the same manner as those purchased by the participants in this offering. The dividend plan will be administered by us or one of our affiliates. Participants may terminate their participation in the dividend reinvestment plan by written notice to us.

SALES LITERATURE

      In addition to this prospectus, we may use certain supplemental sales material in connection with the offering of the shares. However, such sales material will only be used when accompanied by or preceded by the delivery of this prospectus. This material, prepared by our advisor, may include the following: a brochure describing the advisor and its affiliates and our investment objectives; a fact sheet that provides information regarding properties purchased to date and other summary information related to our offering; property brochures; and the past performance of programs managed by our advisor and its affiliates. No person has been authorized to prepare for, or furnish to, a prospective investor any sales material other than that described herein and “tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of additional information.

      The offering of our shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.

EXPERTS

      The consolidated financial statements and schedule of G REIT, Inc. as of December 31, 2002 and December 31, 2001 and for the period from December 18, 2001 (inception) through December 31, 2001 and the year ended December 31, 2002, together with the historical statement of revenues and certain expenses of the 5508 Highway 290 West Office Building for the year ended December 31, 2001, the historical statement of revenues and certain expenses of Two Corporate Plaza for the year ended December 31, 2001, the historical statement of revenues and certain expenses of Congress Center for the year ended December 31, 2002, the historical statement of revenues and certain expenses of Atrium Building for the year ended December 31, 2002, the historical statement of revenues and certain expenses of Department of Children and Families Campus for the year ended December 31, 2002, the historical statement of revenues and certain expenses of Gemini Plaza for the year ended December 31, 2002, the historical statement of revenues and certain expenses of Bay View Plaza for the year ended December 31, 2002, the historical statement of revenues and certain expenses of North Pointe Corporate Center for the year ended December 31, 2002, the historical statement of revenues and certain expenses of 824 Market Street for the year ended December 31, 2002, the historical statement of revenues and certain expenses of Sutter Square Galleria for the year ended December 31, 2002, the historical statement of revenues and certain expenses of One World Trade Center for the year ended December 31, 2002, the historical statement of revenues and certain expenses of Centerpoint Corporate Park for the year ended December 31, 2002 and the historical statement of revenues and certain expenses of AmberOaks Corporate Park for the year ended December 31, 2002, all of which are included in this registration statement and prospectus, have been audited by Grant Thornton LLP, independent certified public accountants, as stated in their reports appearing in this registration statement and prospectus, and have been included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

REPORTS TO SHAREHOLDERS

      We intend to furnish our shareholders with annual reports containing consolidated financial statements audited by our independent certified public accountants.

LEGAL MATTERS

      The validity of the shares offered by this prospectus will be passed upon by Hirschler Fleischer, Richmond, Virginia. Hirschler Fleischer will advise us with respect to real estate law and other matters as well. Hirschler Fleischer has also represented Triple Net Properties, LLC, our advisor, as well as various other affiliates of our advisor, in other matters and may continue to do so in the future.

LEGAL PROCEEDINGS

      None of our company, our operating partnership or our advisor is currently involved in any material litigation, nor to their knowledge, is any material litigation threatened against any of them.

ADDITIONAL INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form S-11 of which this prospectus is a part under the Securities Act with respect to the shares offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements contained in this prospectus as to the content of any contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the schedules and exhibits to this prospectus. For further information regarding our company and the shares offered by this prospectus, reference is made by this prospectus to the registration statement and such schedules and exhibits.

      The registration statement and the schedules and exhibits forming a part of the registration statement filed by us with the Securities and Exchange Commission can be inspected and copies obtained from the Securities and Exchange Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site that contains reports, proxies and information statements and other information regarding our company and other registrants that have been filed electronically with the Securities and Exchange Commission. The address of such site is http://www.sec.gov.

G REIT, INC.

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2003	2002

	(Unaudited)
ASSETS
Real estate investments:
Operating properties	$90,985,786	$23,830,511
Investments in unconsolidated real estate	15,147,663	—

	106,133,449	23,830,511
Less accumulated depreciation	(923,997)	(102,149)

	105,209,452	23,728,362
Cash and cash equivalents	9,340,739	8,469,335
Accounts receivable	291,975	98,149
Accounts receivable from related parties	—	4,063
Real estate deposits	1,174,871	2,270,985
Deferred financing costs	1,912,764	360,688
Other assets, net	1,425,082	1,529,727

Total assets	$119,354,883	$36,461,309

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$3,048,213	$770,770
Mortgage loans payable	10,072,474	16,860,000
Line of credit	1,135,000	—
Security deposits and prepaid rent	865,792	370,539
Distributions payable	707,610	109,642

	15,829,089	18,110,951

Commitments and contingencies	—	—
Minority interest	272,836	—
Shareholders’ equity:
Common stock, $.01 par value; 50,000,000 shares authorized; 12,008,464 shares issued and outstanding at September 30, 2003 and 2,158,407 shares issued and outstanding at December 31, 2002	120,085	21,584
Additional paid-in capital	105,699,220	18,582,586
Distributions in excess of earnings	(2,566,347)	(253,812)

Total shareholders’ equity	103,252,958	18,350,358

Total liabilities and shareholders’ equity	$119,354,883	$36,461,309

The accompanying notes are an integral part of these consolidated financial statements.

G REIT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Revenues
Rental income	$6,885,371	$80,997	$3,342,130	$80,997
Interest income	76,605	5,745	52,998	5,745

	6,961,976	86,742	3,395,128	86,742
Expenses
Rental expenses	2,776,026	19,684	1,494,722	19,684
General and administrative	928,428	58,623	375,076	58,623
Depreciation	821,848	16,297	416,394	16,297
Amortization of lease commissions	6,369	—	3,642	—
Interest (including amortization of deferred financing fees)	1,707,631	43,610	843,567	43,610

	6,240,302	138,214	3,133,401	138,214

Income before equity in earnings of unconsolidated real estate	721,674	(51,472)	261,727	(51,472)
Equity in earnings of unconsolidated real estate	381,076	—	274,400	—
Minority interest	(3,699)	—	(3,699)	—

Net income	$1,099,051	$(51,472)	$532,428	$(51,472)

Earnings per share — basic and diluted	$0.18	$(0.16)	$0.06	$(0.16)

Dividends declared per share	$0.52	$0.09	$0.15	$0.09

Weighted average number of common shares outstanding
Basic	6,067,049	330,965	9,643,425	330,965
Diluted	6,110,859	330,965	9,773,485	330,965

The accompanying notes are an integral part of these consolidated financial statements.

G REIT, INC.

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY
For the Nine Months Ended September 30, 2003
(Unaudited)

		Common	Additional	Distributions
	Number of	Stock,	Paid-in	in Excess of
	Shares	Par Value	Capital	Earnings	Total

BALANCE — December 31, 2002	2,158,407	$21,584	$18,582,586	$(253,812)	$18,350,358
Issuance of common shares, net of offering costs	9,850,057	98,501	87,116,634	—	87,215,135
Distributions	—	—	—	(3,411,586)	(3,411,586)
Net income	—	—	—	1,099,051	1,099,051

BALANCE — September 30, 2003	12,008,464	$120,085	$105,699,220	$(2,566,347)	$103,252,958

The accompanying notes are an integral part of these consolidated financial statements.

G REIT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,099,051	$(51,472)
Adjustments to reconcile net income to net cash provided by operating activities
Equity in earnings of unconsolidated real estate, net of distributions	(381,076)	—
Depreciation	821,848	16,297
Amortization of deferred financing fees	258,206	12,107
Minority interest expense	3,699	—
Change in fair value of interest rate swap	286,811	—
Change in operating assets and liabilities:
Accounts receivable	(193,826)	—
Other assets	108,708	—
Accounts payable and accrued liabilities	1,990,632	506,792
Security deposits and prepaid rent	495,253	188,763

Net cash provided by operating activities	4,489,306	672,487

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of real estate operating properties	(65,659,514)	(10,786,716)
Purchase of investments in unconsolidated real estate	(14,979,938)	—
Capital expenditures	(186,296)	—

Net cash used in investing activities	(80,825,748)	(10,786,716)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock, net	85,980,383	6,033,213
Receivable from advisor/affiliates	—	(468,246)
Borrowings under line of credit	27,135,000	—
Repayments under line of credit	(26,000,000)	—
Principal payments on notes payable	(6,787,526)	—
Borrowings under notes payable	—	6,700,000
Distributions paid	(1,578,866)	(6,116)
Payment of deferred financing costs	(1,810,282)	(588,351)
Minority interest contributions	269,137	—

Net cash provided by financing activities	77,207,846	11,670,500

NET INCREASE IN CASH AND CASH EQUIVALENTS	871,404	1,556,271
CASH AND CASH EQUIVALENTS — beginning of period	8,469,335	—

CASH AND CASH EQUIVALENTS — end of period	$9,340,739	$1,556,271

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$962,172	$31,503

Income taxes	$800	$—

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
Issuance of common stock for dividends reinvested	$1,234,756	$3,220

The accompanying notes are an integral part of these consolidated financial statements.

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2003
(Unaudited)

1.     Organization

      G REIT, Inc. (the “Company”), was incorporated on December 18, 2001 under the laws of the Commonwealth of Virginia. The Company has elected to be treated as a real estate investment trust (“REIT”) for federal income tax purposes. The Company was incorporated to raise capital and acquire ownership interests in office, industrial and service real estate properties with a government-tenant orientation. In September 2002, the Company completed its first property acquisition and commenced its planned principal operations. As of September 30, 2003, the Company owned interests in nine real estate properties, including six operating properties and three tenant in common interest properties.

      The Company is externally advised by Triple Net Properties, LLC (the “Advisor”), which is primarily responsible for managing the day-to-day operations and assets of the Company. The Advisory Agreement between the Company and the Advisor has a one year term and is subject to successive renewals with the written consent of the parties including a majority of the independent directors. The Advisor is affiliated with the Company in that the two entities have common officers and directors, some of whom also own an equity interest in the Advisor (see Note 8).

      Pursuant to a Registration Statement on Form S-11/ A under the Securities Act of 1933, as amended, the Company offered for sale to the public on a “best efforts” basis a minimum of 100,000 and a maximum of 20,000,000 shares of its common stock at a price of $10 per share (the “Offering”) and up to 1,000,000 additional shares pursuant to a dividend reinvestment plan under which its shareholders may elect to have dividends reinvested in additional shares at $9.50 per share. The Registration Statement was declared effective by the SEC on July 22, 2002. As discussed in the Registration Statement, the Company plans to principally use the net Offering proceeds from the sale of shares to acquire ownership interests in real estate properties. The Company intends to finance property acquisitions with a combination of net Offering proceeds and debt secured by the acquired properties.

      The Company owns all of its interests in properties through its majority-owned subsidiary, G REIT, L.P., a Virginia limited partnership (the “Operating Partnership”), and conducts substantially all of its operations through the Operating Partnership. As of September 30, 2003, the Company was the sole general partner of the Operating Partnership and owned substantially all of the equity interests therein, except for 100 incentive non-voting ownership units issued to the Company’s Advisor. The incentive units entitle the Advisor to receive certain incentive distributions of operating cash flow after a minimum 8% return on invested capital has been paid to the Company’s shareholders (as defined in the Registration Statement). In addition, the Advisor is entitled to incentive distributions from net proceeds from the sale of properties after the Company’s shareholders have received distributions equal to their invested capital, as defined, plus an 8% return on such invested capital.

2.     Interim Financial Statements and Summary of Significant Accounting Policies

Basis of Presentation

      The accompanying consolidated financial statements include the accounts of the Company, G REIT, L.P., the wholly owned subsidiaries of G REIT, L.P. and its majority tenant in common interest in one real estate property. Minority interest represents the ownership interest of an unrelated party in such property. All material inter-company transactions and account balances have been eliminated in consolidation. All references to the Company include the Operating Partnership and its subsidiary entities and property.

      The information furnished has been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial reporting, the instructions to Form 10-Q

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and Rule 10-01 of Regulation S-X. Accordingly, certain information and disclosures have been condensed or omitted. In the opinion of management, all normal and recurring adjustments considered necessary for the fair presentation of the Company’s financial position, results of operations and cash flows have been included. The results of operations for the three-month and nine-month periods ended September 30, 2003 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2003. These interim financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, previously filed with the SEC.

Real Estate Investments

Operating Properties

      Operating properties are carried at cost less accumulated depreciation. Cost includes the cost of land and completed buildings and related improvements. Expenditures that increase the service life of properties are capitalized; the cost of maintenance and repairs is charged to expense as incurred. Depreciation is generally provided on a straight-line basis over the estimated useful lives of the buildings and improvements, ranging primarily from 15 to 39 years. When depreciable property is retired or disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss reflected in operations.

      Impairment losses are recorded on long-lived assets used in operations. Impairment losses are recorded on an operating property when indicators of impairment are present and the carrying amount of the asset is greater than the sum of the future undiscounted cash flows predicted to be generated by that asset. As of September 30, 2003, no indicators of impairment existed and no impairment losses have been recorded.

      The Company follows the provisions of EITF 97-11, Accounting for Internal Costs Related to Real Estate Property Acquisitions. Accordingly, the Company does not capitalize internal acquisition costs incurred in conjunction with the identification and acquisition of properties to be held for operations.

Investments in Unconsolidated Real Estate

      Investments in unconsolidated real estate are accounted for using the equity method of accounting. Disposition of investments accounted for using the equity method are classified within continuing operations in conformity with APB No. 18.

Financing Costs

      Financing costs consist of loan fees and other loan costs. Loan fees and other loan costs are amortized over the term of the respective loan. Amortization of financing costs is included in interest expense.

Revenue Recognition

      Real estate property is leased to tenants under leases with terms exceeding one year. Revenues from these leases, which are accounted for as operating leases, are recognized on a straight-line basis over the related term. Cost recoveries from tenants are included in rental income in the period the related costs are incurred.

      Deferred rent receivable arises during free rent periods of a lease. The deferred rent receivable is included in other assets at September 30, 2003 and totaled $111,670.

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Income Taxes

      The Company operates as a real estate investment trust for federal income tax purposes. As a REIT, the Company is generally not subject to income taxes. To maintain its REIT status, the Company is required to distribute annually as dividends at least 90% of its REIT taxable income, as defined by the Internal Revenue Code, to its shareholders, among other requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to Federal income tax on its taxable income at regular corporate tax rates. As of September 30, 2003, the Company believes it was in compliance with all relevant REIT requirements. Although the Company qualifies as a REIT, the Company may be subject to certain state and local taxes on its income and property and Federal income and excise taxes on its undistributed income

Per Share Data

      The Company reports earnings per share pursuant to Statement of Financial Accounting Standards No. 128, “Earnings Per Share.” Basic earnings per share attributable for all periods presented is computed by dividing the net income by the weighted average number of common shares outstanding during the period. Diluted earnings per share are computed based on the weighted average number of common shares and all potentially dilutive securities. As of September 30, 2003, there were 130,000 potentially dilutive securities including 90,000 options granted to officers.

Allowance for Uncollectible Receivables

      When needed, the Company maintains an allowance for estimated losses resulting from the inability of tenants to make required payments, which results in a reduction of income. Management determines the adequacy of this allowance by continually evaluating individual tenant receivables considering the tenant’s financial condition, security deposits, letters of credit, lease guarantees and current economic conditions. As of September 30, 2003, there was no allowance for uncollectible accounts.

Stock Options

      The Company follows the disclosure only provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). For employee compensatory stock options that will eventually vest, compensation expense is recognized during the periods in which the related employee services are rendered. Such expense is generally measured by determining the excess, if any, of the grant date estimated fair market value of the underlying stock over the amount to be paid by the employee in conformity with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.” Compensatory stock options and similar equity instruments issued to non-employees in exchange for goods or services are accounted for based on the estimated fair market value of (1) the goods or services received or (2) the equity instrument issued, whichever is more reliably measurable. This accounting policy is in conformity with SFAS 123.

      Concurrent with commencement of the Offering, the Company adopted stock option plans for (1) independent and outside directors and (2) its officers and employees. Shares of common stock issued upon the exercise of such options will have certain transferability restrictions. The unregistered public sale of restricted stock, which is governed by Rule 144 of the Securities Act of 1933, as amended, is prohibited during the first year of ownership and limited as set forth in such rule during the second year of ownership.

      Stock options granted pursuant to the Plans will expire ten years from the grant date and will be exercisable in whole or in part upon the second anniversary of the grant date; provided, however, that if the exercise of any stock option would cause the aggregate of all Company stock owned by the Advisor,

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the Dealer Manager of the Offering (NNN Capital Corp., an affiliate of the Company and the Advisor), their affiliates, and the Company’s officers and directors to exceed 10.0% of the total outstanding shares of the Company’s common stock, such exercise would be delayed until the first date on which the exercise would not cause such limit to be exceeded. The Company has authorized and reserved a total of 100,000 shares and 400,000 shares for issuance under the Director Plan and the Officer/ Employee Plan, respectively. Options grants are subject to shareholder approval of the Plans. Each of the Plans was approved by shareholders at the Annual Meeting of Shareholders held June 28, 2003.

      As of September 30, 2003, options for a total of 90,000 and 40,000 shares were outstanding under the Officer/Employee and Director Plans, respectively.

	Number	Exercise	Weighted Average
	of Shares	Prices	Exercise Price

Options outstanding at December 31, 2002	—	$—	$—
Granted	130,000	9.05	9.05
Exercised	—	—	—
Cancelled	—	—	—
Expired	—	—	—

Options outstanding at September 30, 2003	130,000	9.05	9.05

      A summary of outstanding options exercisable under the Plans is presented in the schedule below.

Range of	Number	Contractual	Exercise	Number	Exercise
Exercise Prices	Outstanding	Life (Years)	Price — Options	Exercisable	Price — Options

$9.05	130,000	9.32	$9.05	—	$9.05

      Pursuant to SFAS 148, the Company is required to disclose the effects on net income and per share data as if the Company had elected to use the fair value approach to account for its stock-based compensation plans. Had the compensation cost for all of the Company’s option plans been determined using the fair value method, the pro forma expense associated with outstanding options for the three months and nine months ended September 30, 2003 would have been as follows.

	Three Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2003	2003

Actual net income	$532,428	$1,099,051
Pro forma compensation expense	(15,438)	(50,271)

Pro forma net income	$516,990	$1,048,780

Actual net income per share — basic and diluted	$0.06	$0.18
Pro forma net income per share — basic and diluted	$0.05	$0.17

      This pro forma amount was determined by estimating the fair value of each option beginning June 28, 2003, when shareholder approval of the option plans was obtained, at $0.95 per option, using the Black-Scholes option-pricing model, assuming of a 7.50% dividend yield, a 3.53% risk-free interest rate based on the 10-year U.S. Treasury Bond, an expected life of 9.32 years, and a volatility rate of 0%.

Derivative Instruments and Hedging Activities

      In the normal course of business, we are exposed to the effects of interest rate changes. We limit these risks by following established risk management policies and procedures, including the occasional use

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

of derivatives. For interest rate exposures, interest rate swaps may be used primarily to hedge the cash flow risk of variable rate borrowing obligations.

      Derivatives are recognized as either assets or liabilities in the statement of financial position and measured at fair value in accordance with Statement of Financial Accounting Standards No. 133. Additionally, the fair value adjustments will affect either accumulated other comprehensive income or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes.

      The Company requires that its derivative instruments be effective in reducing the interest rate risk exposure that they are designated to hedge. Key criteria which are essential for qualifying as hedge accounting include the notional amount, benchmark interest rate, and the fair value of the swap at inception must be zero, all interest receipts/payments must be designated as hedged and the repricing dates must be the same over the term of the swap.

      Interest rate swaps that convert variable payments to fixed payments are cash flow hedges if they qualify for hedge accounting and are fully effective. If the instrument is considered ineffective in hedging cash flow risk, the fair value adjustments related to the swaps are charged to interest (See Note 5).

Recently Issued Accounting Pronouncements

      In June, 2002, the FASB approved for issuance SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” SFAS No. 146 is effective for such activities initiated after December 31, 2002. Activities of this type include restructurings (such as relocation of a business and fundamental reorganizations of a business itself), which may give rise to costs such as contract cancellation provisions, employee relocation and one-time termination costs. SFAS No. 146 prohibits liability recognition based solely on management’s intent and requires that liabilities be measured at estimated fair value. The adoption of SFAS No. 146 did not have a material impact on the Company’s financial statements.

      In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure”, an amendment of FASB Statement No. 123. The disclosure requirements of Statement 123, “Accounting for Stock-Based Compensation,” which apply to stock compensation plans of all companies, are amended to require certain disclosures about stock-based employee compensation plans in an entity’s accounting policy note. Those disclosures include a tabular format of pro forma net income and, if applicable, earnings per share under the fair value method if the intrinsic value method is used in any period presented. Pro forma information in a tabular format is also required in the notes to interim financial information if the intrinsic value method is used in any period presented. Before amendment by Statement 148, Statement 123 required entities changing to the fair value method of accounting for stock- based employee compensation to account for the change in method prospectively. The FASB decided to provide a choice among three transition methods (the prospective method originally required by Statement 123, the modified prospective method, and the retroactive restatement method) for entities voluntarily adopting the fair value method in periods beginning before December 16, 2003. Statement 123’s original prospective transition method will not be available to entities changing to the fair value method in fiscal years beginning after December 15, 2003. The amendments to the disclosure and transition provisions of Statement 123 are effective for fiscal years ending after December 15, 2002. Calendar year-end entities are required to include the new disclosures in their 2002 financial statements. The disclosure requirement for interim financial information is effective for interim periods beginning after December 15, 2002. The Company has adopted the interim disclosure requirements of SFAS 148 in the accompanying consolidated financial statements. The implementation of this standard did not have a material effect upon the Company’s financial statements.

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The FASB has issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” — an interpretation of FASB Nos. 5, 57 and 107 and rescission of FASB Interpretation No. 34. This Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. Implementation of these provisions of the Interpretation is not expected to have a material impact on the Company’s consolidated financial statements. The disclosure requirements of the Interpretation are effective for financial statements of interim or annual periods ended after December 15, 2002 and have been adopted in the accompanying consolidated financial statements as of September 30, 2003.

      The FASB has issued Interpretation No. 46, “Consolidation of Variable Interest Entities” — an interpretation of Accounting Research Bulletin (“ARB”) No. 51. This Interpretation defines a variable interest entity and provides that if a business enterprise has a controlling financial interest in a variable interest entity, the assets, liabilities, and results of the activities of the variable interest entity should be included in consolidated financial statements with those of the business enterprise. Furthermore, the FASB indicates that the voting interest approach of ARB No. 51 is not effective in identifying controlling financial interests in entities that are not controllable through voting interest or in which the equity investors do not bear the residual economic risk. This Interpretation applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Interpretation applies to public enterprises as of the beginning of the applicable interim or annual period. The implementation of this Interpretation did not have a material effect upon the Company’s financial statements.

      In May 2003, the FASB issued Statement No. 150 (“SFAS 150”), “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” This statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. In accordance with the standard, financial instruments that embody obligations for the issuer are required to be classified as liabilities. SFAS 150 is effective for all financial instruments created or modified after May 31, 2003, and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 is not expected to have a material effect on the Company’s consolidated financial condition or results of operations.

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.     Real Estate Investments

Operating Properties

      The Company’s operating properties at September 30, 2003 were as follows:

	Percentage		Buildings and
	Ownership	Land	Improvements	Total

5508 Highway 290 West Office Building, Austin, TX	100.00%	$1,535,875	$8,696,923	$10,232,798
Two Corporate Plaza, Clear Lake, TX	100.00%	2,040,578	11,728,523	13,769,101
Atrium Building, Lincoln, NE	100.00%	1,075,996	3,354,736	4,430,732
Department of Children and Families Campus, Plantation, FL	100.00%	1,743,333	9,873,446	11,616,779
Gemini Plaza, Houston, TX	100.00%	2,255,841	12,783,118	15,038,959
Bay View Plaza, Alameda, CA	97.68%	1,750,480	9,923,285	11,673,765
North Pointe Corporate Center, Sacramento, CA	100.00%	3,633,548	20,590,104	24,223,652

		14,035,651	76,950,135	90,985,786
Less accumulated depreciation		—	(923,997)	(923,997)

		$14,035,651	$76,026,138	$90,061,789

      On July 31, 2003, through its wholly owned subsidiary, GREIT — Bay View, LP, a California limited partnership, the Company purchased an approximately 97.68% majority tenant in common interest in Bay View Plaza located in Alameda, California. The remaining minority tenant in common interest was purchased by NNN Bay View 1, LLC, an unaffiliated third party. The seller was an unaffiliated third party. The total purchase price for the property was approximately $11,655,000 in cash. The Company’s proportionate share of the total purchase price was approximately $11,329,000. The seller paid a sales commission to Triple Net Properties Realty, Inc. (“Realty”), an affiliate of the Company’s advisor, of $380,000, or approximately 3.0% of the purchase price.

      On August 11, 2003, through its wholly owned subsidiary, GREIT — North Pointe, LP, a California limited partnership, the Company purchased North Pointe Corporate Center located in Sacramento, California. The seller was an unaffiliated third party. The total purchase price for the property was approximately $24,205,000 in cash. The seller paid a sales commission to Realty of $705,000, or approximately 2.9% of the purchase price.

Investments in Unconsolidated Real Estate

      The Company’s unconsolidated investments in real estate consist of:

	Ownership %	Company Investment

Congress Center, Chicago, IL	30.00%	$14,927,076
Park Sahara, Las Vegas, NV	4.75%	220,587

		$15,147,663

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Unaudited condensed combined financial information as of September 30, 2003 and for the three months and nine months then ended for the Company’s investments in unconsolidated real estate is presented below.

Real estate operating properties	$149,147,877
Other assets	3,196,099

Total assets	$152,343,976

Notes payable secured by real estate operating properties	$107,662,634
Other liabilities	7,600

Total liabilities	$107,670,234
Total equity	44,673,742

Total liabilities and equity	$152,343,976

Company’s share of total equity	$15,147,663

	Three Months	Nine Months
	September 30, 2003	September 30, 2003

Revenues	$4,411,545	$11,011,515
Rental and other expenses	(2,890,495)	(7,041,881)
Interest expense	(784,004)	(2,581,687)

Net earnings	737,046	1,387,947

Company’s share of earnings	$274,400	$381,076

4.     Other Assets

      Other assets as of September 30, 2003 and the year ended December 31, 2002 consisted of the following:

	September 30,	December 31,
	2003	2002

Property impounds & reserves	$1,041,340	$952,526
Deferred rent receivable	111,670	20,853
Prepaid expenses and deposits	212,311	46,167
Lease commissions — net of amortization	54,252	25,741
Receivables — other	5,509	484,440

Total other assets	$1,425,082	$1,529,727

5.     Notes Payable

Line of Credit

      On September 19, 2003, LaSalle National Bank Association (“LaSalle”) approved an increase in the amount of the Company’s line of credit from $65,000,000 to $75,000,000 pursuant to the terms of the amended credit agreement.

      On September 20, 2003, the Company paid down our line of credit with LaSalle in the amount of $20,000,000.

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Properties financed by borrowings under the LaSalle line of credit are required to meet certain minimum loan to value, debt service coverage and other requirements on a combined basis. As of September 30, 2003, the Company was in compliance with all such requirements.

      As of September 30, 2003, the Company’s borrowings under this credit facility totaled $1,135,000, and undrawn amounts totaled $73,865,000. The weighted average interest rate on the line of credit for the three month and nine month periods ended September 30, 2003 was 3.90% and 3.94%, respectively.

Interest Rate Swap

      On May 2, 2003, the Company entered into an interest swap agreement with LaSalle to hedge its exposure to $26,400,000 in LIBOR based variable rate borrowings under its credit facility, representing all of the outstanding borrowings at the inception of the swap agreement. The risk being hedged is the risk of changes in cash flows due to changes in interest rates. The swap agreement requires the Company to pay an effective fixed rate of 4.53% per annum over the term of the swap agreement.

      During the quarter ended September 30, 2003, the Company repaid substantially all of its variable rate borrowings, thereby making the interest rate swap ineffective for hedge accounting purposes. As a result, the fair value adjustments to the interest rate swap, which totaled $286,811, have been charged to interest expense. Additionally, interest rate pay differentials arising from the swap agreement during the quarter ended September 30, 2003 resulted in additional interest expense totaling $74,257.

Mortgage Loan Payable

      In connection with the acquisition of Two Corporate Plaza, an office building located in Clear Lake, Texas, in November 2002, the Company borrowed $10,160,000 from an unaffiliated lender under a first mortgage loan bearing interest at a fixed interest rate of 5.92%. The Company is required to make payments of principal and interest on a 30-year amortization schedule until the due date of December 11, 2007, at which time the loan will have to be paid in full or refinanced. The outstanding loan balance at September 30, 2003 was approximately $10,072,000.

6.     Shareholders’ Equity

      As of September 30, 2003, the Company had issued 12,008,464 shares of its common stock (“Shares”) for aggregate gross proceeds before offering costs and selling commissions totaling $119,477,000. Of these amounts, approximately 22,100 shares or $200,005 of the Company’s common stock were sold to the Advisor, and approximately 9,595 shares or $86,836 of the Company’s common stock were sold to other affiliated parties. In addition, 137,536 shares totaling approximately $1,297,500 have been issued under the Company’s Dividend Reinvestment Program (“DRIP”) through September 30, 2003.

      In connection with the Offering, the Company incurred approximately $13,658,000 of costs related to the issuance and distribution of Shares through September 30, 2003, including $10,547,000 during the nine months ended September 30, 2003. Such amount includes $9,314,000 paid to the Dealer Manager of the Offering (NNN Capital Corp., a company wholly owned by the Company’s CEO), principally comprised of selling commissions, investor marketing and due diligence costs. In addition, approximately $1,518,000 was paid to the Advisor for reimbursement of actual offering expenses.

      Beginning September 1, 2002, the Company began paying monthly dividends to shareholders of record as of the end of the preceding month. The Company pays monthly dividends at an annual rate of 0.750 per share (0.725 per share prior to June 2003 and 0.700 per share prior to January 2002) to the extent of available funds.

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      For the nine months ended September 30, 2003, the Company declared total dividends of $3,411,586, of which $1,578,866 was paid in cash.

7.     Dividend Reinvestment Program

      Effective with the Offering, the Company adopted a DRIP that allows Company shareholders to purchase up to 1,000,000 shares of common stock through reinvestment of dividends, subject to certain conditions. The Company registered and reserved 1,000,000 shares for distribution pursuant to the DRIP.

      During the three months and nine months ended September 30, 2003, the Company issued 64,172 Shares and 130,704 Shares, respectively, under the Company’s DRIP.

8.     Advisory Agreement and Related Party Transactions

Advisory Agreement

      Under the terms of the Advisory Agreement, the Advisor has responsibility for the day-to-day operations of the Company, administers the Company’s accounting and bookkeeping functions, serves as a consultant in connection with policy decisions to be made by the Company’s Board of Directors, manages the Company’s property and renders other services deemed appropriate by the Company’s Board of Directors. The Advisor bears the expenses incurred for the performance of its services and is entitled to reimbursement subject to certain limitations. Fees and costs reimbursed to the Advisor cannot exceed 2% of average invested assets or 25% of net income for the previous four quarters as defined. During the nine months ended September 30, 2003, there were no reimbursements to the Advisor for costs and expenses relating to the Advisory Agreement.

Offering Expenses

      The Advisor has guaranteed payment of all public offering expenses (excluding selling commissions, the marketing contribution and the due diligence expense allowance) incurred on behalf of the Company which together exceed 14% of the gross Offering proceeds. Effective October 17, 2002, the Board of Directors of the Company lowered the limitation on offering and organizational expenses to be borne by the Company from 15% to 14% of the total proceeds raised in the Offering.

      Through September 30, 2003, total offering expenses incurred and reimbursed to the Advisor and affiliates totaled approximately $13,658,000 ($10,547,000 incurred during the nine months ended September 30, 2003) which are not in excess of this limitation.

Real Estate Commissions

      For the three months and nine months ended September 30, 2003, Realty received real estate sales commissions of $1,076,000 and $2,400,000, respectively, in connection with the acquisition of properties by the Company.

Property Management Fees

      The Company pays Realty property management fees equal to 5% of the gross income of each property managed by Realty. All of the Company’s properties are managed by Realty and, for the three months and nine months ended September 30, 2003, the Company incurred approximately $149,000 and $321,000, respectively, in property management fees.

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Incentive Distributions

      The Advisor owns 100 non-voting incentive performance units in G REIT, L.P., the Company’s Operating Partnership and is entitled to incentive distributions of operating cash flow after the Company’s shareholders have received an 8% annual return on their invested capital. No incentive distributions were made to the Advisor for the nine months ended September 30, 2003.

9.     Commitments and Contingencies

Acquisitions

      The Company has real estate deposits outstanding and management is currently considering several other potential property acquisitions. The decision to acquire one or more of these properties will generally depend upon:

•	receipt of a satisfactory environmental survey and property appraisal for each property;

•	no material adverse change occurring in the properties, the tenants or in the local economic conditions; and

•	receipt of sufficient financing, either through the net proceeds from this offering or satisfactory debt financing.

      There can be no assurance that any or all of the conditions will be satisfied.

Contingent Loan Obligations

      In connection with the purchase of its tenant in common interest in Congress Center (see Note 3), the Company is jointly and severally liable on two loans encumbering the property with a maximum principal amount of $95,950,000 and maturing through January 2006. The loans are cross-collateralized and cross-defaulted. The Company’s joint and several obligation under these loans constitutes a guarantee of entities under the common control of the Advisor and, as a result, it is exempted from recognition and measurement required by FIN 45 and no liability related to this obligation has been recorded in the accompanying consolidated financial statements. In the event of a loan default by the other property owners of Congress Center, the Company may be responsible for fully repaying the loans and accrued interest thereon. In such event, the Company would then have recourse against the other property owners and be able to proportionately increase its ownership interest in the property.

10.     Subsequent Events

      On October 8, 2003, the Company borrowed $29,620,215 under the LaSalle line of credit. The amount drawn was collateralized by the following properties: 5508 Highway 290 West Office Complex — $5,529,983; Gemini Plaza — $9,815,000; and North Point Corporate Center — $14,275,232. Proceeds were utilized to purchase additional real estate property, as noted below.

      On October 10, 2003, through its wholly owned subsidiary, GREIT — 824 Market Street, LLC, a Delaware limited liability company, the Company purchased 824 Market Street, a ten-story Class B+ multi-tenant office tower with approximately 200,020 square feet in Wilmington, Delaware. The property is approximately 93% leased with approximately 35% of the property leased to GSA (US Bankruptcy Court — District of Delaware). The property was purchased from an unaffiliated third party for a purchase price of approximately $31,900,000 in cash. The Company paid an acquisition fee to Realty of $970,000, or approximately 3.0% of the purchase price.

      On October 10, 2003, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission for a second offering of its common stock. Pursuant to this registration

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

statement, the Company will be offering for sale to the public on a “best efforts” basis an additional 27 million shares of its common stock at a purchase price of $10.00 per share and up to 1.5 million additional shares through its dividend reinvestment plan. The Company anticipates that this registration statement will go effective during the first quarter of 2004 and that the current offering will terminate in conjunction with the commencement of the second offering.

      On October 24, 2003, the Company’s advisor entered into a contract on behalf of the Company with an unaffiliated third-party seller for the acquisition of Centerpoint Corporate Park, a four-building portfolio totaling approximately 435,894 square feet situated in a Class A eight-building suburban corporate campus in Kent, Washington, a suburb of Seattle. The property is approximately 67% leased, with approximately 13.7% leased by PASC (Patient Accounting Services Corporation), 9.2% leased by Alaska Airlines, 7.2% leased by United Airlines, 5.4% leased by Noridian Blue Cross and 5.3% by the Federal Bureau of Investigation. The purchase price for the property is approximately $55,300,000. The seller will pay Realty a sales commission of $1,084,000, or approximately 2.0% of the purchase price, for arranging the transaction. Closing of this acquisition is anticipated in the fourth quarter of 2003. The Company made a deposit of $2,000,000 related to this potential acquisition. Under certain circumstances, such deposit may be nonrefundable.

      On October 24, 2003, the Company’s advisor entered into a contract on behalf of the Company with an unaffiliated third-party seller for the acquisition of One World Trade Center, a 27-story Class A multi-tenant office building with approximately 570,485 square feet in downtown Long Beach, California. The property, which includes a retail component of approximately 120,000 square feet, is approximately 85% leased, with approximately 9.3% leased by the U.S. Customs Trade Office and 5.3% by the Federal Bureau of Investigation. The purchase price for the property is approximately $113,650,000. The seller will pay Realty a sales commission of $2,400,000, or approximately 2.1% of the purchase price, for arranging the transaction. Closing of this acquisition is anticipated in the fourth quarter of 2003. The Company made a deposit of $3,000,000 related to this potential acquisition. Under certain circumstances, such deposit may be nonrefundable.

      On October 28, 2003, through its wholly owned subsidiary, GREIT — Sutter Square, LP, a California limited partnership, the Company purchased Sutter Square Galleria, a mixed-use two-building property with approximately 61,036 square feet in Sacramento, California. The property is subject to a ground lease expiring in 2030 with one ten-year option period thereafter. The property is approximately 96% leased with the University of California Davis Extension, John Robert Powers and Blockbuster occupying approximately 30%, 16% and 13%, respectively, of the property. The purchase price for the property was approximately $8,240,000. In connection with the purchase, the Company assumed the existing loan from GE Capital Loan Services in the amount of $4,024,126. The loan bears interest at a fixed rate of 6.89% per annum. The Company is required to make monthly principal and interest payments on a 30-year amortization schedule until the due date of November 1, 2008. The Company paid an acquisition fee to Realty of $240,000, or approximately 2.9% of the purchase price.

      On November 7, 2003, LaSalle approved an increase in the amount of the Company’s line of credit from $75,000,000 to $115,000,000, pursuant to the terms of the amended credit agreement. The Company has an option to increase the LaSalle credit facility up to $200,000,000, subject to meeting certain conditions. The option expires July 17, 2005.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders

G REIT, Inc.

      We have audited the accompanying consolidated balance sheets of G REIT, Inc. (the “Company”) as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders’ equity and cash flows for the year ended December 31, 2002 and the period from December 18, 2001 (inception) through December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of G REIT, Inc. as of December 31, 2002 and 2001, and the consolidated results of its operations and its cash flows for the year ended December 31, 2002 and the period from December 18, 2001 through December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

      We have also audited Schedule III of G REIT, Inc. for the year ended December 31, 2002. In our opinion, this Schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ GRANT THORNTON LLP

Irvine, California

March 18, 2003

G REIT, INC.

CONSOLIDATED BALANCE SHEETS
December 31, 2002 and 2001

	2002	2001

ASSETS
Real estate investments:
Operating properties	$23,830,511	$—
Less accumulated depreciation	(102,149)	—

	23,728,362	—
Cash and cash equivalents	8,378,891	100
Accounts receivable	98,149	—
Accounts receivable from related parties	4,063	—
Real estate deposits	2,270,985	—
Other assets, net	1,980,859	—

	$36,461,309	$100

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$770,770	$—
Distributions payable	109,642	—
Security deposits and prepaid rent	370,539	—
Notes payable	16,860,000	—

	18,110,951	—

Commitments and contingencies	—	—
Shareholders’ equity:
Common stock, $.01 par value; 50,000,000 shares authorized; 2,158,417 shares issued and outstanding at December 31, 2002 and 10 shares at December 31, 2001	21,584	—
Additional paid-in capital	18,582,586	100
Distributions in excess of earnings	(253,812)	—

	18,350,358	100

	$36,461,309	$100

The accompanying notes are an integral part of these consolidated financial statements.

G REIT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
For The Year Ended December 31, 2002 and
the Period From December 18, 2001 (inception) Through December 31, 2001

	2002	2001

Revenues
Rental income	$732,685	$—
Interest income	17,816	—

	750,501	—

Expenses
Rental expenses	204,561	—
General and administrative	169,532	—
Depreciation	102,149	—
Interest (including amortization of deferred financing fees)	248,609	—

	724,851	—

Net income	$25,650	$—

Net income per common share — basic and diluted	$0.06	$—

Weighted average number of common shares outstanding — basic and diluted	405,481	10

Distributions declared	$279,462	$—

The accompanying notes are an integral part of these consolidated financial statements.

G REIT, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
For the Year Ended December 31, 2002 and
the Period From December 18, 2001 (inception) Through December 31, 2001

			Additional	Distributions
	Number of		Paid-In	in Excess of
	Shares	Par Value	Capital	Earnings	Total

BALANCE — December 18, 2001 (inception)	—	$—	$—	$—	$—
Issuance of common stock	10	—	100	—	100
Distributions	—	—	—	—	—
Net income	—	—	—	—	—

BALANCE — December 31, 2001	10	—	100	—	100
Issuance of common stock, net of offering costs of $2,936,369	2,158,407	21,584	18,582,486	—	18,604,070
Distributions	—	—	—	(279,462)	(279,462)
Net income	—	—	—	25,650	25,650

BALANCE — December 31, 2002	2,158,417	$21,584	$18,582,586	$(253,812)	$18,350,358

The accompanying notes are an integral part of these consolidated financial statements.

G REIT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Year Ended December 31, 2002 and
the Period From December 18, 2001 (inception) Through December 31, 2001

	2002	2001

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$25,650	$—
Adjustments to reconcile net income to net cash used in operating activities
Depreciation	102,149	—
Amortization of deferred financing fees	49,424	—
Change in operating assets and liabilities:
Accounts receivable	(98,149)	—
Accounts receivable from related parties	(4,063)	—
Other assets	(1,825,227)	—
Accounts payable and accrued liabilities	770,770	—
Security deposits and prepaid rent	370,539	—

Net cash used in operating activities	(608,907)	—

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of real estate operating properties	(23,830,511)	—
Real estate deposits	(2,270,985)	—

Net cash used in investing activities	(26,101,496)	—

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock, net	18,604,070	100
Borrowings under notes payable	16,860,000	—
Payment of deferred financing costs	(205,056)	—
Distributions	(169,820)	—

Net cash provided by financing activities	35,089,194	100

NET INCREASE IN CASH AND CASH EQUIVALENTS	$8,378,791	$100
CASH AND CASH EQUIVALENTS— beginning of period	$100	$—

CASH AND CASH EQUIVALENTS— end of period	$8,378,891	$100

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$108,888	$—

Income taxes	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002 and 2001

1.     ORGANIZATION

      G REIT, Inc. (the “Company”), was incorporated on December 18, 2001 under the laws of the Commonwealth of Virginia. The Company, which is qualified, has elected to be treated as a real estate investment trust (“REIT”) for federal income tax purposes for its first full tax year. The Company was incorporated to raise capital and to acquire ownership interests in, manage, operate, lease, acquire, develop, invest in and dispose of office, industrial and service real estate properties, a number of which will have a government-tenant orientation. As of December 31, 2002, the Company had acquired two office properties. The Company internally evaluates all properties as one industry segment and accordingly does not report segment information.

      The Company is externally advised by Triple Net Properties, LLC (the “Advisor”), which is primarily responsible for managing the day-to-day operations and assets of the Company. The Advisory Agreement between the Company and the Advisor has a one year term, and is subject to successive renewals. The Advisor is affiliated with the Company in that the two entities have common officers and directors, some of whom also own an equity interest in the Advisor. (See Note 7).

      Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, the Company is offering for sale to the public on a “best efforts” basis a minimum of 100,000 and a maximum of 20,000,000 shares of its common stock at a price of $10 per share (the “Offering”) and up to 1,000,000 additional shares pursuant to the Company’s Dividend Reinvestment Plan (“DRIP”) under which its shareholders may elect to have dividends reinvested in additional shares. The Registration Statement was declared effective by the Securities and Exchange Commission (“SEC”) on July 22, 2002. As discussed in the Registration Statement, the Company plans to principally use the net Offering proceeds from the sale of shares to acquire ownership interests in real estate properties. The Company intends to finance property acquisitions with a combination of net Offering proceeds and debt secured by the acquired properties.

      As of December 31, 2001, the Company operated as a development stage enterprise. In September 2002, the Company completed its first property acquisition and commenced its planned principal operations.

      The Company owns all of its interests in properties through its majority-owned subsidiary, G REIT, L.P., a Virginia limited partnership (the “Operating Partnership”), and conducts substantially all of its operations through the Operating Partnership. As of December 31, 2002, the Company was the sole general partner of the Operating Partnership and owned 100% of the equity interests therein, except for 100 incentive non-voting ownership units issued to the Company’s Advisor. The incentive units entitle the Advisor to receive certain incentive distributions of operating cash flow after a minimum 8% return on invested capital has been paid to the Company’s shareholders (as defined in the Registration Statement). In addition, the Advisor is entitled to incentive distributions from net proceeds from the sale of properties after the Company’s shareholders have received their invested capital, as defined, plus an 8% return on such invested capital. The unregistered public sale of restricted stock, which is governed by Rule 144 of the Securities Act of 1933, as amended, is prohibited during the first year of ownership and limited as set forth in such rule during the second year of ownership.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

      The accompanying consolidated financial statements include the accounts of the Company, the Operating Partnership and the wholly owned subsidiaries of the Operating Partnership; all material inter-company transactions and account balances have been eliminated in consolidation. All references to the Company include the Operating Partnership and its subsidiaries.

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 31, 2002 and 2001

Cash and Cash Equivalents

      Cash and cash equivalents consist of all highly liquid investments with a maturity of three months or less when purchased.

Organizational Costs

      The Company complies with Statement of Position 98-5, Reporting the Costs of Start-Up Activities, which requires that all organizational and start-up costs be expensed as incurred. Organizational and start up expenses are included in general and administrative expenses.

Real Estate Investments

      Real estate investments consist of two operating properties held for investment acquired in September and November 2002, carried at cost less accumulated depreciation. Cost includes the cost of land and completed buildings and related improvements. Expenditures that increase the service life of properties are capitalized; the cost of maintenance and repairs is charged to expense as incurred. Depreciation is generally provided on a straight-line basis over the estimated useful lives of the buildings and improvements, ranging primarily from 15 to 39 years. When depreciable property is retired or disposed of, the related costs and accumulated depreciation are removed from the balance sheets and any gain or loss reflected in statements of operations.

      Impairment losses are recorded on long-lived assets used in operations and include the operating property when indicators of impairment are present and the assets’ carrying amount is greater than the sum of the future undiscounted cash flows, excluding interest, estimated to be generated by those assets. As of December 31, 2002, no indicators of impairment existed and no impairment losses have been recorded.

      The Company follows the provisions of EITF 97-11, Accounting for Internal Costs Related to Real Estate Property Acquisitions. Accordingly, the Company does not capitalize internal acquisition costs incurred in conjunction with the identification and acquisition of properties to be held for operations.

Real Estate Deposits

      Real estate deposits are paid on properties the Company is evaluating for purchase. Real estate deposits are capitalized when paid and may become nonrefundable under certain circumstances. When properties are acquired, the purchase price is reduced by the amounts of deposits paid by the Company. At December 31, 2002, management believes all real estate deposits are considered refundable.

Other Assets

      Financing costs consist of loan fees and other loan costs. Loan fees and other loan costs are amortized over the term of the respective loan. Amortization of financing costs is included in interest expense.

Revenue Recognition

      Real estate property is leased to tenants under leases with terms exceeding one year. Revenues from these leases, which are accounted for as operating leases, are recognized on a straight-line basis over the related term. Cost recoveries from tenants are included in rental income in the period the related costs are incurred.

      Deferred rent receivable arises during free rent periods of a lease. The deferred rent receivable is included in other assets at December 31, 2002 and totaled $20,854.

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 31, 2002 and 2001

Concentration of Credit Risk

      Financial instruments that potentially subject the Company to a concentration of credit risk are primarily cash investments and accounts receivable from tenants. Cash is generally invested in investment-grade short-term instruments and the amount of credit exposure to any one commercial issuer is limited. The Company has cash in financial institutions which is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000 per institution. At December 31, 2002, the Company had cash accounts in excess of FDIC insured limits. Concentration of credit risk with respect to accounts receivable from tenants is limited. The Company performs credit evaluations of prospective tenants, and security deposits are obtained.

Other Concentrations

      As of December 31, 2002, the Company has two properties in the state of Texas. Additionally, Lockheed Engineering accounts for approximately 27% of the Company’s revenues. No other single tenant accounted for a significant portion of the Company’s rental income.

Fair value of financial instruments

      The carrying amount of cash, accounts receivable, real estate deposits, accounts payable and accrued liabilities approximates fair value because of the short maturity of these financial instruments. Notes payable are carried at amounts that approximate fair value. The estimated fair value of notes payable is based on borrowing rates currently available to the Company for loans with similar terms and maturities.

Income Taxes

      The Company operates as a real estate investment trust for federal income tax purposes. As a REIT, the Company is generally not subject to income taxes. To maintain its REIT status, the Company is required to distribute annually as dividends at least 90% of its REIT taxable income for the year ended December 31, 2002, as defined by the Internal Revenue Code (“IRC”), to its shareholders, among other requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to Federal income tax on its taxable income at regular corporate tax rates. Although the Company qualifies as a REIT, the Company may be subject to certain state and local taxes on its income and property and Federal income and excise taxes on its undistributed income

Per Share Data

      The Company reports earnings per share pursuant to Statement of Financial Accounting Standards No. 128, “Earnings Per Share”. Basic earnings per share attributable for all periods presented is computed by dividing the net income by the weighted average number of common shares outstanding during the period. Diluted earnings per share are computed based on the weighted average number of common shares and all potentially dilutive securities.

Use of Estimates

      The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities as of December 31, 2002 and 2001, and the revenues and expenses for the year ended December 31, 2002 and the period December 18, 2001 through December 31, 2001. Actual results could differ from those estimates.

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 31, 2002 and 2001

Stock Options

      The Company follows the disclosure only provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). For employee compensatory stock options that will eventually vest, compensation expense is recognized during the periods in which the related employee services are rendered. Such expense is generally measured by determining the excess, if any, of the grant date estimated fair market value of the underlying stock over the amount to be paid by the employee in conformity with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). Compensatory stock options and similar equity instruments issued to non-employees in exchange for goods or services are accounted for based on the estimated fair market value of (1) the goods or services received or (2) the equity instrument issued, whichever is more reliably measurable. This accounting policy is in conformity with SFAS 123.

      Concurrent with commencement of the Offering, the Company adopted stock option plans for (1) independent and outside directors and (2) its officers and employees. Pursuant to the provisions of the Company’s option plans, as amended on July 22, 2002, the Company intends to grant 20,000 options under its independent director stock option plan (the “Directors Plan”) and 90,000 options under its officer/employee stock option plan (the “Officer/ Employee Plan”) to purchase Company common stock at $9.05 per share, which is the Offering price per share net of estimated selling commission and other offering costs. Shares of common stock issued upon the exercise of such options will have certain transferability restrictions. The unregistered public sale of restricted stock, which is governed by Rule 144 of the Securities Act of 1933, as amended, is prohibited during the first year of ownership and limited as set forth in such rule during the second year of ownership.

      The number of stock options that can be granted to the Company’s directors, officers and employees is limited to 10% of the number of outstanding shares of the Company’s common stock at the time of the option grant. Accordingly, option grants will not be effective until and unless the Company sells at least 1.1 million shares of its common stock under the Offering. The 10% threshold referred to above was met on October 29, 2002. However, the option grants are subject to shareholder approval of the option plans and, therefore, for accounting purposes, they are not considered outstanding.

      The stock options described above will expire ten years from the grant date and will be exercisable in whole or in part upon the second anniversary of the grant date; provided, however, that if the exercise of any stock option would cause the aggregate of all Company stock owned by the Advisor, the Dealer Manager of the Offering (NNN Capital Corp., an affiliate of the Company and the Advisor), their affiliates, and the Company’s officers and directors to exceed 10.0% of the total outstanding shares of the Company’s common stock, such exercise would be delayed until the first date on which the exercise would not cause such limit to be exceeded.

      The Company has authorized and reserved a total of 100,000 shares and 400,000 shares for issuance under the Directors Plan and the Officer/ Employee Plan, respectively.

Recently Issued Accounting Pronouncements

      The Financial Accounting Standards Board has issued Statements No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”) and No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs, and is effective for financial statements issued for fiscal years beginning after June 15, 2002. SFAS 144 supersedes Statement No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of”, addresses financial accounting and reporting for the impairment or disposal of

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 31, 2002 and 2001

long-lived assets, including accounting for a segment of a business accounted for as a discontinued operation. SFAS 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. The adoption of SFAS 144 did not have a material impact on the Company’s financial statements.

      In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections”. SFAS No. 145 rescinds three existing pronouncements (relating to the intangible assets of motor carriers and certain debt extinguishments), amends SFAS No. 13 (“Accounting for Leases”), and makes technical corrections that are not substantive in nature to several other pronouncements. The amendment of SFAS No. 13, which is effective for transactions occurring after May 15, 2002, requires sale-leaseback accounting by lessees for certain lease modifications that are economically similar to sale-leaseback transactions. SFAS No. 145 did not affect the accompanying 2002 financial statements, and is not presently expected to have a significant impact on the Company’s future financial statements.

      In June, 2002, the FASB approved for issuance SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” SFAS No. 146 is effective for such activities initiated after December 31, 2002. Activities of this type include restructurings (such as relocation of a business and fundamental reorganizations of a business itself), which may give rise to costs such as contract cancellation provisions, employee relocation, and one-time termination costs. SFAS No. 146 prohibits liability recognition based solely on management’s intent, and requires that liabilities be measured at estimated fair value. Management has not determined the effect, if any, of SFAS No. 146 on the Company’s future financial statements.

      In December 2002, the FASB issued SFAS 148, “Accounting for Stock-Based Compensation— Transition and Disclosure”, an amendment of FASB Statement No. 123. The disclosure requirements of Statement 123, “Accounting for Stock-Based Compensation”, which apply to stock compensation plans of all companies, are amended to require certain disclosures about stock-based employee compensation plans in an entity’s accounting policy note. Those disclosures include a tabular format of pro forma net income and, if applicable, earnings per share under the fair value method if the intrinsic value method is used in any period presented. Pro forma information in a tabular format is also required in the notes to interim financial information if the intrinsic value method is used in any period presented. Before amendment by Statement 148, Statement 123 required entities changing to the fair value method of accounting for stock-based employee compensation to account for the change in method prospectively. The FASB decided to provide a choice among three transition methods (the prospective method originally required by Statement 123, the modified prospective method, and the retroactive restatement method) for entities voluntarily adopting the fair value method in periods beginning before December 16, 2003. Statement 123’s original prospective transition method will not be available to entities changing to the fair value method in fiscal years beginning after December 15, 2003.

      The amendments to the disclosure and transition provisions of Statement 123 are effective for fiscal years ending after December 15, 2002. Calendar year-end entities are required to include the new disclosures in their 2002 financial statements. The disclosure requirement for interim financial information is effective for interim periods beginning after December 15, 2002. The Company has adopted the annual disclosure requirements of SFAS 148 in the accompanying consolidated financial statements. The implementation of this standard did not have a material effect upon the Company’s financial statements.

      The FASB has issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” — an interpretation of FASB Nos. 5, 57 and 107 and rescission of FASB Interpretation No. 34. This Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 31, 2002 and 2001

under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. Implementation of these provisions of the Interpretation is not expected to have a material impact on the Company’s consolidated financial statements. The disclosure requirements of the Interpretation are effective for financial statements of interim or annual periods ended after December 15, 2002, and have been adopted in the accompanying consolidated financial statements for December 31, 2002, with no additional disclosure required.

      The FASB has issued Interpretation No. 46, “Consolidation of Variable Interest Entities” — an interpretation of Accounting Research Bulletin (“ARB”) No. 51. This Interpretation defines a variable interest entity and provides that if a business enterprise has a controlling financial interest in a variable interest entity, the assets, liabilities, and results of the activities of the variable interest entity should be included in consolidated financial statements with those of the business enterprise. Furthermore, the FASB indicates that the voting interest approach of ARB No. 51 is not effective in identifying controlling financial interests in entities that are not controllable through voting interest or in which the equity investors do not bear the residual economic risk. This Interpretation applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Interpretation applies to public enterprises as of the beginning of the applicable interim or annual period. Management believes the implementation of this Interpretation will not have a material effect upon the Company’s financial statements.

3.     OPERATING PROPERTIES

      The Company’s real estate assets consisted of two wholly-owned operating properties at December 31, 2002 summarized as follows:

		Buildings and
	Land	Improvements	Total

5508 Highway 290 West Office Building, Austin, TX	$1,535,875	$8,689,125	$10,225,000
Two Corporate Plaza, Clear Lake, TX	2,040,577	11,564,934	13,605,511

	3,576,452	20,254,059	23,830,511
Less: accumulated depreciation	—	(102,149)	(102,149)

	$3,576,452	$20,151,910	$23,728,362

      The Company’s properties are leased to tenants under operating leases with terms ranging from 3 to 25 years and are either subject to scheduled fixed increases or adjustments based on the Consumer Price Index. Generally, the leases grant tenants renewal options. Leases also provide for additional rents based on certain operating expenses. Future minimum rent to be received from noncancelable operating leases,

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 31, 2002 and 2001

excluding tenant reimbursements of certain costs, for each of the next five years ending December 31 and thereafter, are summarized as follows:

Future Rent Receipts

Year	Amount

2003	$3,699,375
2004	3,585,708
2005	3,397,808
2006	2,070,918
2007	609,890
Thereafter	484,613

$13,848,312

      A certain amount of the Company’s rental income is from tenants with leases which are subject to contingent rent provisions. These contingent rents are subject to the tenant achieving periodic revenues in excess of specified levels. For the year ended December 31, 2002, the amount of contingent rent earned by the Company was not significant.

4.     NOTES PAYABLE

      In connection with the acquisition of 5508 Highway 290 West Office Building, an office building located in Austin, Texas, in September 2002, the Company borrowed $6,700,000 from an unaffiliated lender under a first mortgage loan bearing interest at a variable interest rate of 400 basis points over LIBOR (1.50% at December 31, 2002). The Company is required to make interest-only payments until the due date of October 1, 2003, at which time the loan will have to be paid in full or refinanced.

      In connection with the acquisition of Two Corporate Plaza, an office building located in Clear Lake, Texas, in November 2002, the Company borrowed $10,160,000 from an unaffiliated lender under a first mortgage loan bearing interest at a fixed interest rate of 5.92%. The Company is required to make payments of principal and interest on a 30-year amortization schedule until the due date of December 11, 2007, at which time the loan will have to be paid in full or refinanced.

      The principal payments due on notes payable for each of the next five years ending December 31 and thereafter are summarized as follows:

Year	Amount

2003	$6,827,265
2004	135,007
2005	143,220
2006	151,933
2007	9,602,575

$16,860,000

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 31, 2002 and 2001

5.     SHAREHOLDERS’ EQUITY

      As of December 31, 2002, the Company had issued 2,158,417 shares of common stock, including 22,100 shares issued to Triple Net Properties, LLC, (the “Advisor”), 16,025 shares to other affiliated parties, and 6,933 shares issued under the Dividend Reinvestment Program (the “DRIP”) at $9.05 per share resulting in aggregate gross proceeds before offering costs and selling commissions of approximately $21,540,539.

      The Company incurred Offering expenses of approximately $2,936,369 of costs related to the issuance and distribution of its common stock through the year ended December 31, 2002. Such amount includes reimbursements of offering costs to the Advisor of $408,974. It also includes a total of approximately $1,732,148 paid to the Dealer Manager of the Offering (Stafford Capital Corp., formerly NNN Capital Corp., which is wholly owned by the Company’s CEO), and is principally comprised of selling commissions, (the majority of which are re-allowed to selling broker dealers), and investor marketing and due diligence costs.

      The Company has established an annual dividend rate and has committed to paying monthly dividends at an annual rate of 7.25% to the extent of lawfully available funds. Beginning September 1, 2002, the Company began monthly distributions to shareholders of record as of the end of the preceding month. As of December 31, 2002, the Company had declared total dividends of $279,462 and paid total cash dividends of $169,820.

      The Advisor has guaranteed payment of all public offering expenses (excluding selling commissions, the marketing contribution and the due diligence expense allowance) which together exceed 15% of the gross Offering proceeds. Effective October 17, 2002, the Board of Directors of the Company lowered the limitation on offering and organizational expenses to be borne by the Company from 15% to 14% of the total proceeds raised in the Offering. As of December 31, 2002, organizational and offering costs did not exceed these limitations and the Company anticipates that these costs will not exceed these limitations upon completion of the Offering. Any excess amounts at the completion of the Offering will be reimbursed by the Advisor.

6.     DIVIDEND REINVESTMENT PROGRAM

      Effective with the Offering, the Company adopted a DRIP that allowed Company shareholders to purchase up to 1 million shares of common stock through reinvestment of dividends, subject to certain conditions. The Company registered and reserved 1,000,000 shares for distribution pursuant to the DRIP.

      During the year ended December 31, 2002, the Company sold 11,488 shares of common stock under the Company’s DRIP, of which 6,839 were issued at year end.

7.     ADVISORY AGREEMENT AND RELATED PARTY TRANSACTIONS

Advisory Agreement

      Under the terms of the agreement between the Company and the Advisor (the “Advisory Agreement”), the Advisor has responsibility for the day-to-day operations of the Company; administers the Company’s accounting and bookkeeping functions; serves as a consultant in connection with policy decisions to be made by the Company’s Board of Directors; manages the Company’s property; and renders other services deemed appropriate by the Company’s Board of Directors. The Advisor bears expenses incurred for the performance of its services and is entitled to reimbursement subject to certain limitations. Fees and costs reimbursed to the Advisor cannot exceed 2% of average invested assets, as defined, or 25% of net income for the previous four quarters as defined.

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 31, 2002 and 2001

Organizational and Offering Expenses

      The Company’s Advisor and affiliated entities have incurred offering costs and certain expenses on the Company’s behalf. Pursuant to a written agreement, such entities accepted responsibility for such costs and expenses until the Company’s Registration Statement was declared effective by the SEC. However, the Company’s obligation for such costs and expenses will not exceed 15% of the total proceeds raised in the Offering, as more fully disclosed in the Company’s Registration Statement.

      At December 31, 2002, total organizational and offering expenses incurred by the Advisor and affiliates totaled $2,936,369, all of which have been borne by the Company, subject to the limitation described above, and reflected as a reduction of additional paid-in capital. The offering expenses include $1,732,148 paid to the Dealer Manager and $408,974 in reimbursements to the Advisor for legal, accounting and other expenses of the offering.

      Effective October 17, 2002, the Board of Directors of the Company lowered the limitation on offering costs and organizational expenses to be borne by the Company from 15% to 14% of total proceeds raised in the Offering.

Real Estate Commissions

      The purchase price of 5508 Highway 290 West Building Complex included a real estate sales commission, which was paid by the seller to Triple Net Properties Realty, Inc. (“Realty”), an affiliate of the Advisor, totaling $300,000 or approximately 3% of the purchase price. The purchase price of Two Corporate Plaza also included a real estate sales commission, which was paid by the seller to Triple Net Properties Realty, Inc., totaling $380,000 or approximately 2.8% of the purchase price.

Property Management Fees

      The Company pays Realty a property management fee equal to 5% of the gross income from the properties. Beginning October 1, 2002 through December 31, 2002, property management fees of $26,516 were paid to Realty including $2,058 in amounts for on-site personnel.

Incentive Distributions

      The Advisor owns non-voting incentive performance units in G REIT, L.P., the Company’s Operating Partnership and is entitled to incentive distributions of operating cash flow after the Company’s shareholders have received an 8% annual return on their invested capital. No incentive distributions were made to the Advisor for the year ended December 31, 2002.

8.     SUBSEQUENT AND PROPOSED ACQUISITIONS

Congress Center

      On January 9, 2003, through its wholly owned subsidiary, GREIT — Congress Center, LLC, a Delaware limited liability company, the Company purchased an approximately 30% undivided tenant in common interest in Congress Center, a 16-story Class A office building of approximately 525,000 square feet built in 2001 and located in Chicago, Illinois. The Company’s affiliates, NNN Congress Center, LLC and WREIT — Congress Center, LLC, simultaneously purchased undivided tenant in common interests totaling approximately 70% ownership of the property. The seller was Congress Center, L.L.C., an unaffiliated third-party. The total purchase price for Congress Center was $136,108,000. The purchase price included a sales commission payable to Realty of $2,000,000, approximately 1.50% of the purchase price. The Company’s total investment consisted of its proportionate share of the purchase price

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 31, 2002 and 2001

(approximately $40,832,000 including $12,047,000 in cash and $28,785,000 in debt), plus $2,509,000 for its proportionate share of closing costs, loan fees and reserves. The Company is jointly and severally liable with the other tenants in common for the total debt of $95,950,000 and any subsequent increases in the total debt.

Atrium Building

      On January 31, 2003, through its wholly owned subsidiary, GREIT — Atrium Building, LLC, a Delaware limited liability company, the Company purchased the Atrium Building in Lincoln, Nebraska from 1200 N Street, LTD. The property, which was originally built in 1917 and extensively renovated with the most recent renovations completed in 1995, consists of a 6-story Class B office building containing 166,868 square feet. The property was purchased from an unaffiliated third party, for a purchase price of approximately $4,532,000. The property is encumbered by two ground leases under parts of the office building, which expire in 2054 and 2055, respectively, including renewal options. The Company financed the purchase price with $2,200,000 in borrowings under a new credit facility arranged through LaSalle Bank National Association, a real estate lender. The Company is required to make interest only payments until the due date of January 30, 2006, at which time the loan will have to be paid in full or refinanced. The purchase price included a sales commission payable to Realty of $132,000, approximately 2.9% of the purchase price.

Park Sahara

      On March 18, 2003, through its wholly owned subsidiary, GREIT — Park Sahara, LLC, a Delaware limited liability company, the Company purchased an approximately 4.75% undivided tenant in common interest in Park Sahara, a five-building Class B office park containing a total of approximately 123,709 square feet on an approximately 6.95 acre site located in Las Vegas, Nevada. The remaining undivided tenant in common interest was purchased by NNN Park Sahara, LLC, an affiliate of the Company. The seller was Park Sahara Office Center, LP, an unaffiliated third party. The total purchase price for the property was approximately $12,200,000. The purchase was financed through (1) the assumption of a $5,040,000, 8.00% fixed rate loan on a 25-year amortization schedule due September, 2007 from IDS American Express, (2) a new approximately $2,260,000, 6.92% fixed rate loan on a 25-year amortization schedule due September 2007 from IDS American Express and, (3) a $1,100,000, 7.00% fixed rate interest-only loan also due September 2007 from the seller. The Company’s total cash investment was $211,000 and its proportionate share of the total purchase price was approximately $579,500 including $399,000 in debt. The Company’s liability for the property’s debt is limited to the amount of its investment in the property. The purchase price included a sales commission payable to Realty of $320,000, approximately 2.60% of the purchase price.

Department of Children and Families Campus

      On January 7, 2003, the Advisor entered into a contract on behalf of the Company with an unaffiliated third-party for the acquisition of the Department of Children and Families Campus, which consists of a one-story and two three-story Class B buildings with a total of approximately 124,037 square feet located on a 9.4 acre site in Plantation, Florida. The property is approximately 98% leased, with approximately 90% of the office building space being leased by several State of Florida government and local agency and state contractor tenants, including the State of Florida Department of Children and Families and the Broward County Sheriff’s Department. The purchase price for the property is approximately $11,580,000. The seller will pay Realty a commission of $300,000 at settlement for arranging the purchase. Closing of this acquisition is anticipated late in the first quarter or early in the

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 31, 2002 and 2001

second quarter of 2003. The Company has a deposit of $200,000 related to this potential acquisition. Under certain circumstances, such deposits may be nonrefundable.

Gemini Plaza

      On January 10, 2003, the Advisor entered into a contract on behalf of the Company with an unaffiliated third-party for the acquisition of Gemini Plaza, a six-story Class A office building with approximately 158,627 square feet on an approximately 7.02 acre site in Houston, Texas. The property is approximately 100% leased, with approximately 100% of the office building space being leased by the United Space Alliance, a joint venture of the Lockheed Martin Corporation and The Boeing Company. The purchase price for the property is approximately $15,000,000. The seller will pay Realty a commission of $325,000 at settlement for arranging the purchase. Closing of this acquisition is anticipated during the first quarter of 2003. The Company has a deposit of $250,000 related to this potential acquisition. Under certain circumstances, such deposits may be nonrefundable.

Other

      In addition, the Company has real estate deposits outstanding and is currently considering several other potential property acquisitions. The Company’s decision to acquire one or more of these properties will generally depend upon:

•	receipt of a satisfactory environmental survey and property appraisal for each property;

•	no material adverse change occurring in the properties, the tenants or in the local economic conditions; and

•	receipt of sufficient financing, either through the net proceeds from this offering or satisfactory debt financing.

      There can be no assurance that any or all of the conditions will be satisfied.

9.     COMMITMENTS AND CONTINGENCIES

      The Company’s commitments and contingencies include the usual obligations of real estate owners and operators in the normal course of business. In the opinion of management, these matters are not expected to have a material impact on the Company’s consolidated financial position and results of operations.

10.     SELECTED QUARTERLY DATA

      Set forth below is certain unaudited quarterly financial information. The Company believes that all necessary adjustments, consisting only of normal recurring adjustments, have been included in the amounts stated below to present fairly, and in accordance with generally accepted accounting principles, the selected quarterly information when read in conjunction with the Financial Statements.

	Year Ended December 31, 2002

	4th	3rd	2nd	1st
	Quarter	Quarter	Quarter	Quarter

Revenues	$663,759	$86,742	$—	$—
Expenses	586,637	138,214	—	—

Net income (loss)	$77,122	$(51,472)	$—	$—

Basic and diluted EPS	0.27	(0.21)	—	—

G REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 31, 2002 and 2001

11.     OTHER SUBSEQUENT EVENTS

      In January 2003, the Company obtained a new credit facility with a maximum amount of $25,000,000 through LaSalle Bank National Association which matures on January 30, 2006. Advances under this credit facility (1) will be made for the purchase of properties by the Company and collateralized by the related property; (2) will bear interest at the choice of the Company at the Prime Rate or the LIBOR plus a margin of 2.50% per annum, declining to 2.25% when the Company meets certain conditions, including attaining $50,000,000 in net worth, no default on advances, and full compliance with other covenants under the credit facility; (3) are subject to a floor rate of 4.15% per annum; and (4) require interest only payments on a monthly basis. In connection with this credit facility, the Company has granted LaSalle a right of first refusal to finance the purchase of properties by the Company. As of March 15, 2003, the Company’s advances under this credit facility totaled approximately $2,200,000 pursuant to borrowings to finance the purchase of the Atrium Building.

G REIT, INC.

SCHEDULE III — REAL ESTATE AND ACCUMULATED DEPRECIATION

	Initial Costs to Company			Gross Amount at Which Carried at Close of Period

			Buildings and		Buildings and		Accumulated	Date
	Encumbrance	Land	Improvements	Land	Improvements	Total	Depreciation	Constructed

5508 Highway 290	$6,700,000	$1,535,875	$8,689,125	$1,535,875	$8,689,125	$10,225,000	$65,082	2001
Two Corporate Plaza	10,160,000	2,040,577	11,564,934	2,040,577	11,564,934	13,605,511	37,067	1989

Total	$16,860,000	$3,576,452	$20,254,059	$3,576,452	$20,254,059	$23,830,511	$102,149

		Maximum Life on Which
	Date	Depreciation in Latest Income
Description	Acquired	Statement Is Computed

5508 Highway 290 West Building, TX	2002	39
Two Corporate Plaza, TX	2002	39

      (a) The changes in total real estate for the year ended December 31, 2002 are as follows:

2002

Balance at beginning of period	$—
Acquisitions	23,830,511
Dispositions	—

Balance at end of period	$23,830,511

      (b) The changes in accumulated depreciation for the year ended December 31, 2002 are as follows:

2002

Balance at beginning of period	$—
Additions	102,149
Deletions	—

Balance at end of period	$102,149

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders

G REIT, Inc.

      We have audited the accompanying historical statement of revenues and certain expenses (the “historical statement”) of 5508 Highway 290 West Building, Austin, Texas (the “Property”) for the year ended December 31, 2001. This historical statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this historical statement based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

      The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of the Property’s revenues and expenses.

      In our opinion, the December 31, 2001 historical statement presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Property for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Irvine, California

October 31, 2002

5508 HIGHWAY 290 WEST BUILDING

HISTORICAL STATEMENT OF REVENUES
AND CERTAIN EXPENSES
For the Year Ended December 31, 2001

REVENUES
Rental income	$755,533

DIRECT OPERATING EXPENSES
Rental property expenses	244,187
Property taxes and assessments	95,163
Insurance	22,226
Management fees	35,900

397,476

EXCESS OF REVENUES OVER CERTAIN EXPENSES	$358,057

The accompanying notes are an integral part of this historical statement of revenues and certain expenses.

5508 HIGHWAY 290 WEST BUILDING

NOTES TO HISTORICAL STATEMENT OF REVENUES
AND CERTAIN EXPENSES
For the Year Ended December 31, 2001

Note 1 — Description of the Transaction

      On September 13, 2002, GREIT-5508 Highway 290 West, LP, a wholly owned subsidiary of G REIT, Inc. (the “Company”), acquired the 5508 Highway 290 West Building (the “Property”) from an unaffiliated third party for a net purchase price of approximately $10,225,000 (as amended). The Company funded the purchase price from cash on hand and a $6,700,000 first mortgage loan with an interest rate of LIBOR plus 400 basis points from Greenwich Capital Financial Products, Inc., a real estate lender. The loan requires interest only payments through September 1, 2003 at which time the loan will be paid in full or refinanced. The Property is located in Austin, Texas. The purchase price, included a sales commission payable to Triple Net Properties Realty, Inc., an affiliate of Triple Net Properties, LLC, the Company’s advisor of $300,000, approximately 3% of the purchase price.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

      The historical statement of revenues and certain expenses (the “historical statement”) reflect the operations of the Property. The accompanying historical statement of the Property has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

      Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of the Property have been excluded from the accompanying historical statement. The excluded revenues consist primarily of non-operating revenue related to the Property. The excluded expenses consist primarily of interest, depreciation and amortization of the Property. Consequently, the excess of revenues over expenses as presented is not intended to be either a complete presentation of the Property’s historical revenues and expenses or comparable to the proposed future operations of the Property.

Revenue Recognition

      The Property is leased to tenants under leases with terms exceeding one year. Revenues from these leases, which are accounted for as operating leases, are recognized on a straight-line basis over the related term. Cost recoveries from tenants are included in rental income in the period the related costs are accrued.

Risks and Uncertainties

      The real estate industry is cyclical, being dependent in part on the status of local, regional, and national economies. As such, future revenues and expenses achieved by the Property’s management could materially differ from historical results.

      For the year ended December 31, 2001, each of the following tenants generated rental income in excess of 10% of the Property’s total rental income:

	Rentable	Occupancy	Rental Income
Tenant Name	Square Feet	Date	in 2001

Air Products and Chemicals, Inc.	18,247	October 2001	$104,288
Epic Edge Inc.	11,146	January 2001	279,331
E Comm Networks	6,244	January 2001	127,839
Brooks Automation	6,594	April 2001	104,977

5508 HIGHWAY 290 WEST BUILDING

NOTES TO HISTORICAL STATEMENT OF REVENUES

AND CERTAIN EXPENSES — (Continued)
For the Year Ended December 31, 2001

      If any of these tenants were to default on its lease, future revenues of the Property would be severely impacted.

Capitalization Policy

      Recurring repair and maintenance costs are expensed as incurred. Replacements and betterments are capitalized and depreciated over their useful lives.

Use of Estimates

      The preparation of the historical statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported herein. Actual results could differ from these estimates in the near term.

Note 3 — Management Fees

      The Property was managed by A.S.C. Management Inc, an affiliate of MFPB 290 West, Ltd., the seller of the Property. Management fees approximate 5% of rental income. A.S.C. Management Inc.’s role as the property manager was terminated upon the acquisition of the Property by the Company.

Note 4 — Future Minimum Rental Income

      The Property is leased to seven tenants under operating leases with terms ranging from 3 to 6 years. Certain of these leases are subject to scheduled rent increases. Generally, the leases grant tenants renewal options. The following table represents approximate future minimum rents to be received under the non-cancelable operating leases, excluding tenant reimbursements, for each of the next five years ending December 31 and thereafter:

2002	$1,094,128
2003	1,160,599
2004	1,197,882
2005	1,237,809
2006	658,682
Thereafter	158,274

$5,507,374

Note 5 — Subsequent Events

      During 2002, the Property signed leases with four new tenants representing 21,963 rentable square feet or 29% of the total rentable space, thereby increasing the Property’s physical occupancy to 100%.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of
G REIT, Inc.

      We have audited the accompanying historical statement of revenues and certain expenses (the “historical statement”) of Two Corporate Plaza, Clear Lake, Texas (“Two Corporate Plaza”) for the year ended December 31, 2001. This historical statement is the responsibility of the property’s management. Our responsibility is to express an opinion on this historical statement based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

      The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of Two Corporate Plaza’s revenues and expenses.

      In our opinion, the historical statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as defined above, of Two Corporate Plaza for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Irvine, California

January 31, 2003

TWO CORPORATE PLAZA

HISTORICAL STATEMENT OF REVENUES
AND CERTAIN EXPENSES
For the Year Ended December 31, 2001

REVENUES
Rental income	$2,247,492

DIRECT OPERATING EXPENSES
Rental property expenses	650,148
Property taxes and assessments	359,091
Insurance	21,750
Management fees	48,783

1,079,772

EXCESS OF REVENUES OVER CERTAIN EXPENSES	$1,167,720

The accompanying notes are an integral part of this historical statement of revenues and certain expenses.

TWO CORPORATE PLAZA

NOTES TO HISTORICAL STATEMENT OF REVENUES

AND CERTAIN EXPENSES
For the Year Ended December 31, 2001

Note 1 — Description of the Transaction

      On November 27, 2002, G REIT, Inc. (the “Company”) through its wholly owned subsidiary, GREIT — Two Corporate Plaza, LP, a Texas limited partnership, purchased Two Corporate Plaza located in Clear Lake City, Texas (“Two Corporate Plaza”) from ASP Two Corporate Plaza, L.P., an unaffiliated third-party, for a purchase price of approximately $13,580,000. The Company funded the purchase price with a $10,160,000 first mortgage loan from Nomura Credit & Capital, Inc., bearing interest at a fixed rate of 5.92% per annum. The Company is required to make monthly principal and interest payments on a 30-year amortization schedule until the due date of December 31, 2007, at which time the loan will have to be paid in full or refinanced. The purchase price included a sales commission payable to Triple Net Properties Realty, Inc., an affiliate of Triple Net Properties, LLC, the Company’s advisor, of $380,000, approximately 2.80% of the purchase price.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

      The historical statement of revenues and certain expenses (the “historical statement”) reflects the operations of Two Corporate Plaza. The accompanying historical statement of Two Corporate Plaza has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

      Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of Two Corporate Plaza have been excluded from the accompanying historical statement. The excluded revenues consist primarily of non-operating revenue related to Two Corporate Plaza. The excluded expenses consist primarily of interest, depreciation and amortization related to this property. Consequently, the excess of revenues over expenses as presented is not intended to be either a complete presentation of Two Corporate Plaza’s historical revenues and expenses or comparable to its proposed future operations.

Revenue Recognition

      Two Corporate Plaza is leased to tenants under leases with terms exceeding one year. Revenues from these leases, which are accounted for as operating leases, are recognized on a straight-line basis over the related term. Cost recoveries from tenants are included in revenues in the period the related costs are accrued.

Risks and Uncertainties

      The real estate industry is cyclical, being dependent in part on the status of local, regional, and national economies. As such, future revenues and expenses achieved by the property’s management could materially differ from historical results.

      For the year ended December 31, 2001, each of the following tenants generated rental income in excess of 10% of Two Corporate Plaza’s total rental income:

	Rentable		Rental Income
Tenant Name	Square Feet	Occupancy Date	in 2001

Lockheed Martin	57,086	October 1998	$937,236
Akzo Nobel Chemical	16,390	October 2000	286,627

TWO CORPORATE PLAZA

NOTES TO HISTORICAL STATEMENT OF REVENUES
AND CERTAIN EXPENSES — (Continued)
For the Year Ended December 31, 2001

      If any of these tenants were to default on its lease, future revenues of Two Corporate Plaza would be severely impacted.

Capitalization Policy

      Recurring repair and maintenance costs are expensed as incurred. Replacements and betterments are capitalized and depreciated over their useful lives.

Use of Estimates

      The preparation of the historical statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported herein. Actual results could differ from these estimates in the near term.

Note 3 — Management Fees

      The Property was managed by TransWestern Commercial Services, an unaffiliated third party. Management fees approximate 2.5% of rental receipts, as defined. TransWestern Commercial Services’s role as the property manager was terminated upon the acquisition of Two Corporate Plaza by the Company.

Note 4 — Future Minimum Rental Income

      Two Corporate Plaza is leased to twenty one tenants under operating leases with terms ranging from three to seventeen years. Certain of these leases are subject to scheduled rent increases. Generally, the leases grant tenants renewal options. The following table represents approximate future minimum rents to be received under the non-cancelable operating leases, excluding tenant reimbursements, for each of the next five years ending December 31 and thereafter:

2002	$2,644,187
2003	2,532,778
2004	2,399,591
2005	2,198,697
2006	1,286,860
Thereafter	836,449

$11,898,562

Note 5 — Subsequent Events

      During 2002, Two Corporate Plaza signed leases with three new tenants representing 27,254 rentable square feet or 17% of the total rentable space, thereby adjusting the physical occupancy to 97%.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of

GREIT, Inc.

      We have audited the accompanying historical statement of revenues and certain expenses (the “historical statement”) of Congress Center, Chicago Illinois (“Congress Center”) for the year ended December 31, 2002. This historical statement is the responsibility of the property’s management. Our responsibility is to express an opinion on this historical statement based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

      The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of Congress Center’s revenues and expenses.

      In our opinion, the historical statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as defined above, of Congress Center for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Irvine, California

March 5, 2003

CONGRESS CENTER

HISTORICAL STATEMENT OF REVENUES
AND CERTAIN EXPENSES
For the Year Ended December 31, 2002

REVENUES
Rental income	$8,121,156

DIRECT OPERATING EXPENSES
Rental property expenses	2,175,806
Property taxes and assessments	2,250,000
Insurance	127,452
Management fees	99,182

4,652,440

EXCESS OF REVENUES OVER CERTAIN EXPENSES	$3,468,716

The accompanying notes are an integral part of this historical statement of revenues and certain expenses.

CONGRESS CENTER

NOTES TO HISTORICAL STATEMENT OF REVENUES
AND CERTAIN EXPENSES
For the Year Ended December 31, 2002

Note 1 — Description of the Transaction

      On January 9, 2003, G REIT, Inc. (the “Company”) through its wholly owned subsidiary, GREIT — Congress Center, LLC, a Delaware limited liability company, purchased an approximately 30% undivided tenant in common interest in Congress Center, a 16-story Class A office building of approximately 525,000 square feet located in Chicago, Illinois (the “Property”). NNN Congress Center, LLC and WREIT — Congress Center, LLC, affiliates of the Company, simultaneously purchased undivided tenant in common interests totaling approximately 70% ownership of the Property. G REIT, Inc., NNN Congress Center, LLC and W REIT, Inc., are collectively, the “Tenants in Common”. The seller was Congress Center, L.L.C., an unaffiliated third-party. The total purchase price for the Property was $136,108,000. The purchase price included a sales commission payable to Triple Net Properties Realty, Inc., an affiliate of Triple Net Properties, LLC, the Company’s advisor, of $2,000,000, approximately 1.50% of the purchase price.

      The purchase of the Property was financed by Fleet National Bank which provided an $80,950,000, 36-month senior first mortgage bridge loan (“Bridge Loan”) bearing interest at a stated rate equal to the 30-day London Interbank Offered Rate (“LIBOR”) plus 1.75% per annum (percent at date of acquisition), declining to 1.50% upon certain conditions. The loan requires interest only payments until the Property is 95% leased, and then amortizes on a 30-year schedule. The Bridge Loan can be extended pursuant to two one-year extensions, at the borrowers’ election, upon satisfaction of certain minimum loan to value, debt coverage, and other conditions and payment of a 0.25% fee upon each extension. Under certain circumstances, the principal amount of the Bridge Loan may be increased by up to $9,000,000 under “earn out” and tenant improvement provisions related to leasing activity. Such proceeds, when and if available, will be used for the payment of tenant improvements, property reserves or to reduce other indebtedness of the Property. The purchase was additionally funded with financing provided by Fleet Real Estate, Inc., an affiliate of Fleet National Bank, under a $15,000,000, 36-month mezzanine loan (“Mezzanine Loan”). The Mezannine Loan accrues interest at the 30-day LIBOR plus 6.75% (the “Accrual Rate”). During the first year, interest on the Mezzanine Loan will be payable at an amount which may be less than or equal to the Accrual Rate and as a result, interest on this loan which may be deferred and accrued during this period will be added to the Mezannine Loan’s principal balance, as applicable. Specifically, interest on the Mezzanine Loan will be payable at the greater of (i) the 30-day LIBOR plus 2.00% or (ii) the excess of Property cash flow remaining after payment of all approved operating expenses, reserves and debt service related to the Bridge Loan, but not to exceed unpaid interest accrued based on the Accrual Rate. The loan features interest-only payments until extended, then amortizes on a 30-year schedule. The Mezzanine Loan can be extended pursuant to two one-year extensions, at the borrowers’ election, upon satisfaction of certain minimum loan to value, debt coverage, and other conditions and payment of a 0.25% fee upon each extension. The Bridge Loan and Mezzanine Loan contain cross-default provisions.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

      The historical statement of revenues and certain expenses (the “historical statement”) reflect the operations of Congress Center. The accompanying historical statement of Congress Center have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

      Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of Congress Center have been excluded from the accompanying historical statement. The excluded

CONGRESS CENTER

NOTES TO HISTORICAL STATEMENT OF REVENUES

AND CERTAIN EXPENSES — (Continued)
For the Year Ended December 31, 2002

revenues consist primarily of non-operating revenue related to Congress Center. The excluded expenses consist primarily of interest, depreciation and amortization related to this property. Consequently, the excess of revenues over expenses as presented is not intended to be either a complete presentation of Congress Center’s historical revenues and expenses or comparable to its proposed future operations.

Revenue Recognition

      Congress Center is leased to tenants under leases with terms exceeding one year. Revenues from these leases, which are accounted for as operating leases, are recognized on a straight-line basis over the related term. Cost recoveries from tenants are included in revenues in the period the related costs are accrued.

Use of Estimates

      The preparation of the historical statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported herein. Actual results could differ from these estimates in the near term.

Risks and Uncertainties

      The real estate industry is cyclical, being dependent in part on the status of local, regional, and national economies. As such, future revenues and expenses achieved by the property’s management could materially differ from historical results.

      For the year ended December 31, 2002, each of the following tenants generated rental income in excess of 10% of Congress Center’s total rental income:

	Rentable		Rental Income
Tenant Name	Square Feet	Occupancy Date	in 2002

GE Employers Reinsurance Corporation	66,520	January 1, 2002	$1,390,873
North American Life and Health Insurance Company	100,890	March 1, 2002	1,779,814

      If any of these tenants were to default on its lease, future revenues of Congress Center would be severely impacted.

      Property tax expenses have been accrued by the property owner using an estimate of the fair market value of Congress Center based on an appraisal as of January 1, 2002 prepared by an independent third party appraiser, and the applicable tax rates in the state of Illinois for the tax year 2002. The fair market value of Congress Center, as used by the property owner, is 40% of the assessed value established by Cook County tax assessor’s office in January 2003. Accordingly, on February 28,2003, the property owner initiated an appeal process to obtain a reduction of the property’s assessed value.

      Within the state of Illinois, counties and municipalities are allowed to establish assessed values and tax levies in arrears of the subject tax year. Thus, tax levies for the year ended December 31, 2002 and the ultimate property tax expense for such tax year will not be finalized until September 2003, after completion of the appeal process. Management has engaged outside legal counsel, intends to vigorously defend its estimate of fair market value and believes it will be successful in the appeal process. In the event the appeal process is not successful, property tax expenses could increase, perhaps significantly, from amounts presently estimated. The outcome of this uncertainty is not presently known.

CONGRESS CENTER

NOTES TO HISTORICAL STATEMENT OF REVENUES

AND CERTAIN EXPENSES — (Continued)
For the Year Ended December 31, 2002

Capitalization Policy

      Recurring repair and maintenance costs are expensed as incurred. Replacements and betterments are capitalized and depreciated over their useful lives.

Note 3 — Management Fees

      The Property was managed by US Equities Corporation, an unaffiliated third party. Management fees approximate 3.0% of rental cash receipts, as defined, excluding straight line rents. US Equities Corporation’s role as the property manager was terminated upon the acquisition of Congress Center by the Company and other tenants in common.

Note 4 — Future Minimum Rental Income

      Congress Center is leased to seven tenants under operating leases with terms ranging from eleven to seventeen years. Certain of these leases are subject to scheduled rent increases. Generally, the leases grant tenants renewal options. The following table represents approximate future minimum rents to be received under the non-cancelable operating leases, excluding tenant reimbursements, for each of the next five years ending December 31 and thereafter:

2003	$9,334,380
2004	12,044,574
2005	12,309,156
2006	12,573,944
2007	12,839,500
Thereafter	70,632,734

$129,734,288

Note 5 — Subsequent Events

      Effective 2003, two tenants will occupy additional space under new leases representing 123,398 rentable square feet or 23% of the total rentable space, thereby adjusting the Property’s physical occupancy to 85%.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of

G REIT, Inc.

      We have audited the accompanying historical statement of revenues and certain expenses (the “historical statement”) of Atrium Building, Lincoln, Nebraska (“Atrium Building”) for the year ended December 31, 2002. This historical statement is the responsibility of the property’s management. Our responsibility is to express an opinion on this historical statement based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

      The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of Atrium Building’s revenues and expenses.

      In our opinion, the historical statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as defined above, of Atrium Building for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Irvine, California

March 6, 2003

ATRIUM BUILDING

HISTORICAL STATEMENT OF REVENUES
AND CERTAIN EXPENSES
For the Year Ended December 31, 2002

REVENUES
Rental income	$1,507,501

DIRECT OPERATING EXPENSES
Rental property expenses	826,302
Property taxes and assessments	68,727
Insurance	27,710
Ground lease expense	34,435
Management fees	48,675

1,005,849

EXCESS OF REVENUES OVER CERTAIN EXPENSES	$501,652

The accompanying notes are an integral part of this historical statement of revenues and certain expenses.

ATRIUM BUILDING

NOTES TO HISTORICAL STATEMENT OF REVENUES
AND CERTAIN EXPENSES
For the Year Ended December 31, 2002

Note 1 — Description of the Transaction

      On January 31, 2003, G REIT, Inc. (the “Company”) through its wholly owned subsidiary, GREIT — Atrium Building, LLC, a Delaware limited liability company, purchased the Atrium Building in Lincoln, Nebraska (the “Property”) from 1200 N Street, LTD, an unaffiliated third-party, for a purchase price of approximately $4,532,000. The property is encumbered by two ground leases under parts of the office building, which expire in 2054 and 2055, respectively, including renewal options. See Note 5 below. The Company funded the purchase price with $2,200,000 in borrowings under its new credit facility arranged through LaSalle Bank National Association, a real estate lender. The Company is required to make interest only payments until the due date of January 30, 2006, at which time the loan will have to be paid in full or refinanced. The purchase price included a sales commission payable to an affiliate of the Company and Triple Net Properties, LLC, the Company’s advisor of $132,000, approximately 2.9% of the purchase price.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

      The historical statement of revenues and certain expenses (the “historical statement”) reflect the operations of Atrium Building. The accompanying historical statement of Atrium Building has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

      Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of Atrium Building have been excluded from the accompanying historical statement. The excluded revenues consist primarily of non-operating revenue related to Atrium Building. The excluded expenses consist primarily of interest, depreciation and amortization related to this property. Consequently, the excess of revenues over expenses as presented is not intended to be either a complete presentation of Atrium Building’s historical revenues and expenses or comparable to its proposed future operations.

Revenue Recognition

      Atrium Building is leased to tenants under leases with terms exceeding one year. Revenues from these leases, which are accounted for as operating leases, are recognized on a straight-line basis over the related term. Cost recoveries from tenants are included in revenues in the period the related costs are accrued.

Use of Estimates

      The preparation of the historical statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported herein. Actual results could differ from these estimates in the near term.

Risks and Uncertainties

      The real estate industry is cyclical, being dependent in part on the status of local, regional, and national economies. As such, future revenues and expenses achieved by the property’s management could materially differ from historical results.

ATRIUM BUILDING

NOTES TO HISTORICAL STATEMENT OF REVENUES

AND CERTAIN EXPENSES — (Continued)
For the Year Ended December 31, 2002

      For the year ended December 31, 2002, each of the following tenants generated rental income in excess of 10% of Atrium Building’s total rental income:

	Rentable	Occupancy	Rental Income
Tenant Name	Square Feet	Date	in 2002

Nebraska Library Commission	42,353	June 2001	$437,850
Dept of Environmental Quality	62,357	August 1999	636,042

      If any of these tenants were to default on its lease, future revenues of Atrium Building would be severely impacted.

Capitalization Policy

      Recurring repair and maintenance costs are expensed as incurred. Replacements and betterments are capitalized and depreciated over their useful lives.

Note 3 — Management Fees

      The Property was managed by Grubb & Ellis/ Pacific Realty, an unaffiliated third party. Management fees approximate 3.25% of gross revenues, as defined. Grubb & Ellis/ Pacific Realty’s role as the property manager was terminated upon the acquisition of Atrium Building by the Company.

Note 4 — Future Minimum Rental Income

      Atrium Building is leased to seven tenants under operating leases with terms ranging from two to five years. Certain of these leases are subject to scheduled rent increases. Generally, the leases grant tenants renewal options. The following table represents approximate future minimum rents to be received under the non-cancelable operating leases, excluding tenant reimbursements, for each of the next five years ending December 31 and thereafter:

2003	$1,421,943
2004	1,129,213
2005	792,644
2006	738,436
2007	415,294

$4,497,530

ATRIUM BUILDING

NOTES TO HISTORICAL STATEMENT OF REVENUES

AND CERTAIN EXPENSES — (Continued)
For the Year Ended December 31, 2002

Note 5 — Ground Leases

      The Property is encumbered by two ground leases under parts of the office building, which expire in 2054 and 2055, respectively, including renewal options. The leases are subject to scheduled rent increases. The following table represents approximate future minimum rents to be paid under these non-cancelable operating leases, for each of the next five years ending December 31 and thereafter:

2003	$41,000
2004	41,000
2005	41,000
2006	41,000
2007	41,000
Thereafter	1,242,833

$1,447,833

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of

G REIT, Inc.

      We have audited the accompanying historical statement of revenues and certain expenses (the “historical statement”) of Department of Children and Families Campus, a real estate property located in Plantation, Florida (“DCFC”) for the year ended December 31, 2002. This historical statement is the responsibility of the property’s management. Our responsibility is to express an opinion on this historical statement based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

      The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of DCFC’s revenues and expenses.

      In our opinion, the December 31, 2002 historical statement presents fairly, in all material respects, the revenues and certain expenses, as defined above, of DCFC for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Irvine, California

May 23, 2003

DEPARTMENT OF CHILDREN AND FAMILIES CAMPUS

HISTORICAL STATEMENT OF REVENUES
AND CERTAIN EXPENSES
For the Year Ended December 31, 2002

REVENUES
Rental income	$1,898,497

DIRECT OPERATING EXPENSES
Rental property expenses	411,423
Property taxes and assessments	187,054
Insurance	23,927
Management fees	67,143

689,547

EXCESS OF REVENUES OVER CERTAIN EXPENSES	$1,208,950

The accompanying notes are an integral part of this historical statement of revenues and certain expenses.

DEPARTMENT OF CHILDREN AND FAMILIES CAMPUS

NOTES TO HISTORICAL STATEMENT OF REVENUES
AND CERTAIN EXPENSES
For the Year Ended December 31, 2002

Note 1 — Description of the Transaction

      On April 25, 2003, G REIT, Inc. (the “Company,”) through its wholly-owned subsidiary, GREIT — Department of DCF, LLC, purchased the Department of Children and Families Campus in Plantation, Florida (the “Property”) from an unaffiliated third party for a purchase price of $11,580,000. The Company financed the purchase price with $7,605,000 in borrowings under a credit facility arranged through LaSalle Bank National Association. The Company is required to make interest only payments until the due date of January 30, 2006, at which time the loan must be paid in full or refinanced. The seller of the Property paid a sales commission to Triple Net Properties Realty, Inc., an affiliate of the Company’s advisor, of $300,000, or approximately 2.6% of the purchase price.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

      The historical statement of revenues and certain expenses (the “historical statement”) reflects the operations of the Property. The accompanying historical statement of the Property has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

      Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of the Property have been excluded from the accompanying historical statement. The excluded revenues consist primarily of non-operating revenue related to the Property. The excluded expenses consist primarily of interest, depreciation and amortization related to this Property. Consequently, the excess of revenues over expenses as presented is not intended to be either a complete presentation of the Property’s historical revenues and expenses or comparable to its proposed future operations.

Revenue Recognition

      The Property is leased to tenants under leases with terms exceeding one year. Revenues from these leases, which are accounted for as operating leases, are recognized on a straight-line basis over the related term. Cost recoveries from tenants are included in revenues in the period the related costs are accrued.

Use of Estimates

      The preparation of the historical statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported herein. Actual results could differ from these estimates in the near term.

Risks and Uncertainties

      The real estate industry is cyclical, being dependent in part on the status of local, regional, and national economies. As such, future revenues and expenses achieved by the property’s management could materially differ from historical results.

      For the year ended December 31, 2002, each of the following tenants generated rental income in excess of 10% of the Property’s total rental income:

	Aggregate Annual	% Aggregate Annual
Tenant Name	Rental Income	Rental Income

Department of Children and Families	$1,315,361	69%
Broward County Sheriff’s Office	369,722	19%

DEPARTMENT OF CHILDREN AND FAMILIES CAMPUS

NOTES TO HISTORICAL STATEMENT OF REVENUES

AND CERTAIN EXPENSES — (Continued)
For the Year Ended December 31, 2002

      If either of these tenants were to default on its lease, future revenues of the Property would be severely impacted.

Capitalization Policy

      Recurring repair and maintenance costs are expensed as incurred. Replacements and betterments are capitalized and depreciated over their useful lives.

Note 3 — Management Fees

      The Property was managed by Procacci Commercial Realty, Inc., an unaffiliated third party. Management fees approximated 4.0% of rental receipts, as defined. Procacci Commercial Realty Inc.’s role as the property manager was terminated upon the acquisition of the Property by the Company.

Note 4 — Future Minimum Rental Income

      The Property is leased to 7 tenants under operating leases with terms ranging from 5 to 8 years. Certain of these leases are subject to scheduled rent increases. Generally, the leases grant tenants renewal options. The following table represents approximate future minimum rents to be received under the non-cancelable operating leases, excluding tenant reimbursements, for each of the next five years ending December 31:

2003	$1,950,800
2004	1,979,531
2005	881,225
2006	351,402
2007	49,389

$5,212,347

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of

G REIT, Inc.

      We have audited the accompanying historical statement of revenues and certain expenses (the “historical statement”) of Gemini Plaza, Houston, Texas (“Gemini Plaza”) for the year ended December 31, 2002. This historical statement is the responsibility of the property’s management. Our responsibility is to express an opinion on this historical statement based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

      The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of Gemini Plaza’s revenues and expenses.

      In our opinion, the December 31, 2002 historical statement presents fairly, in all material respects, the revenues and certain expenses, as defined above, of Gemini Plaza for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Irvine, California

May 30, 2003

GEMINI PLAZA

HISTORICAL STATEMENT OF REVENUES
AND CERTAIN EXPENSES
For the Year Ended December 31, 2002

REVENUES
Rental income	$1,763,118

DIRECT OPERATING EXPENSES
Property taxes and assessments	295,818
Insurance	25,709
Management fees	29,346

350,873

EXCESS OF REVENUES OVER CERTAIN EXPENSES	$1,412,245

The accompanying notes are an integral part of this historical statement of revenues and certain expenses.

GEMINI PLAZA

NOTES TO HISTORICAL STATEMENT OF REVENUES
AND CERTAIN EXPENSES
For the Year Ended December 31, 2002

Note 1 — Description of the Transaction

      On May 2, 2003, G REIT, Inc. (the “Company,”) through its wholly-owned subsidiary, GREIT — Gemini Plaza, LLC, purchased Gemini Plaza in Houston, Texas (the “Property”) from an unaffiliated third party for a purchase price of $15,000,000. The Company financed the purchase price with $9,815,000 in borrowings under its revolving credit facility arranged through LaSalle Bank National Association. The Company is required to make interest only payments until the due date of January 30, 2006, at which time the loan must be paid in full or refinanced. The seller of the property paid a sales commission to Triple Net Properties Realty, Inc., an affiliate of the Company’s advisor, of $325,000, or approximately 2.2% of the purchase price.

      The Property is 100% leased to the United Space Alliance (“USA”), a joint venture between Boeing Company and Lockheed Martin Corporation. USA is a leading space operations company that is the prime contractor for NASA’s space shuttle program. USA’s lease expires in May 2011.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

      The historical statement of revenues and certain expenses (the “historical statement”) reflects the operations of the Property. The accompanying historical statement of the Property has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

      Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of the Property have been excluded from the accompanying historical statement. The excluded revenues consist primarily of non-operating revenue related to the Property. The excluded expenses consist primarily of interest, depreciation and amortization related to this Property. Consequently, the excess of revenues over expenses as presented is not intended to be either a complete presentation of the Property’s historical revenues and expenses or comparable to its proposed future operations.

Revenue Recognition

      The Property is leased to a single tenant under a lease with a term of 10 years. Revenues from this lease, which is accounted for as an operating lease, are recognized on a straight-line basis over the related term. Property taxes recovered from the tenant are included in revenues in the period the related costs are accrued.

Expenses

      Pursuant to the lease, the tenant is responsible and contracts directly with service providers for utilities, janitorial services, and maintenance of interior and exterior of the building which may include ventilation, electrical, plumbing and elevator services. These expenses are not borne by the Property and as such, are not part of the accompanying historical statement.

Use of Estimates

      The preparation of the historical statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported herein. Actual results could differ from these estimates in the near term.

GEMINI PLAZA

NOTES TO HISTORICAL STATEMENT OF REVENUES

AND CERTAIN EXPENSES — (Continued)
For the Year Ended December 31, 2002

Risks and Uncertainties

      The real estate industry is cyclical, being dependent in part on the status of local, regional, and national economies. As such, future revenues and expenses achieved by the property’s management could materially differ from historical results.

      For the year ended December 31, 2002, one tenant generated rental income in excess of 10% of the Property’s total rental income:

	Aggregate Annual	% Aggregate Annual
Tenant Name	Rental Income	Rental Income

United Space Alliance	$1,763,118	100%

      If this tenant was to default on its lease, future revenues of the Property would be severely impacted.

Capitalization Policy

      Recurring repair and maintenance costs are expensed as incurred. Replacements and betterments are capitalized and depreciated over their useful lives.

Note 3 — Management Fees

      The Property was managed by GC Realty Services, an entity affiliated with the seller. Property management functions included tenant relations, property oversight and accounting. Management fees approximate 2.0% of rental receipts, as defined. GC Realty Services’ role as the property manager was terminated upon the acquisition of the Property by the Company.

Note 4 — Future Minimum Rental Income

      The Property is leased to United Space Alliance under an operating lease expiring in 2011. The lease contains a renewal option. The following table represents approximate future minimum rents to be received under the non-cancelable operating lease, excluding tenant reimbursements, for each of the next five years ending December 31 and thereafter:

2003	$1,467,300
2004	1,467,300
2005	1,467,300
2006	1,467,300
2007	1,467,300
Thereafter	5,013,275

$12,349,775

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of

G REIT, Inc.

      We have audited the accompanying historical statement of revenues and certain expenses (the “historical statement”) of Bay View Plaza, Alameda, California (“Bay View”) for the year ended December 31, 2002. This historical statement is the responsibility of the property’s management. Our responsibility is to express an opinion on this historical statement based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

      The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of Bay View’s revenues and expenses.

      In our opinion, the December 31, 2002 historical statement presents fairly, in all material respects, the revenues and certain expenses, as defined above, of Bay View for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Irvine, California

August 27, 2003

BAY VIEW PLAZA

HISTORICAL STATEMENT OF REVENUES
AND CERTAIN EXPENSES
For the Year Ended December 31, 2002

REVENUES
Rental income	$1,350,621

DIRECT OPERATING EXPENSES
Rental property expenses	319,665
Property taxes and assessments	151,854
Insurance	25,494
Management fees	33,498

530,511

EXCESS OF REVENUES OVER CERTAIN EXPENSES	$820,110

The accompanying notes are an integral part of this historical statement of revenues and certain expenses.

BAY VIEW PLAZA

NOTES TO HISTORICAL STATEMENT OF REVENUES
AND CERTAIN EXPENSES
For the Year Ended December 31, 2002

Note 1 — Description of the Transaction

      On July 31, 2003, G REIT, Inc. (the “Company,”) through its wholly-owned subsidiary, GREIT-Bay View Plaza, LP, a California limited Partnership, purchased a 97.68% interest in Bay View Plaza in Alameda, California (the “Property”). The property was purchased from an unaffiliated party for a purchase price of $11,355,000. The Company’s proportionate share of the purchase price was $11,329,000. The seller of the Property paid a sales commission to Triple Net Properties Realty, Inc., an affiliate of the Company’s advisor, of $380,000, or approximately 3% of the purchase price.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

      The historical statement of revenues and certain expenses (the “historical statement”) reflects the operations of the Property. The accompanying historical statement of the Property has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

      Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of the Property have been excluded from the accompanying historical statement. The excluded revenues consist primarily of non-operating revenue related to the Property. The excluded expenses consist primarily of interest, depreciation and amortization related to this Property. Consequently, the excess of revenues over expenses as presented is not intended to be either a complete presentation of the Property’s historical revenues and expenses or comparable to its proposed future operations.

Revenue Recognition

      The Property is leased to tenants under leases with terms exceeding one year. Revenues from these leases, which are accounted for as operating leases, are recognized on a straight-line basis over the related term. Cost recoveries from tenants are included in revenues in the period the related costs are incurred.

Use of Estimates

      The preparation of the historical statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported herein. Actual results could differ from these estimates in the near term.

Risks and Uncertainties

      The real estate industry is cyclical, being dependent in part on the status of local, regional, and national economies. As such, future revenues and expenses achieved by the property’s management could materially differ from historical results.

      For the year ended December 31, 2002, each of the following tenants generated rental income in excess of 10% of the Property’s total rental income:

	Aggregate Annual	% Aggregate Annual
Tenant Name	Rental Income	Rental Income

Good Guys	$999,242	74.0%
National Medical Services	351,379	26.0%

      If any of these tenants were to default on its lease, future revenues of the Property would be severely impacted.

BAY VIEW PLAZA

NOTES TO HISTORICAL STATEMENT OF REVENUES
AND CERTAIN EXPENSES — (Continued)
For the Year Ended December 31, 2002

Capitalization Policy

      Recurring repair and maintenance costs are expensed as incurred. Replacements and betterments are capitalized and depreciated over their useful lives.

Note 3 — Management Fees

      The Property was managed by CB Richard Ellis Group (“CBRE”), an unaffiliated third party. Management fees approximated 2.25% of rental receipts, as defined. CBRE’s role as the property manager was terminated upon the acquisition of the Property by the Company.

Note 4 — Future Minimum Rental Income

      The Property is leased to two tenants under operating leases with remaining terms ranging from 4 to 9 years. Certain of these leases are subject to scheduled rent increases. Generally, the leases grant tenants renewal options. The following table represents approximate future minimum rents to be received under the non-cancelable operating leases, excluding tenant reimbursements, for each of the next five years ending December 31 and thereafter:

2003	$878,364
2004	906,910
2005	936,402
2006	966,877
2007	998,357
Thereafter	3,647,574

$8,334,484

Note 5 — Subsequent Event

      In January 2003, the State of California Employment Development Department signed an eight-year lease for approximately 20% of the Property’s rentable square footage, which increased the total occupancy of the building to approximately 89%.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of

G REIT, Inc.

      We have audited the accompanying historical statement of revenues and certain expenses (the “historical statement”) of North Pointe Corporate Center, Sacramento, California (“North Pointe”) for the year ended December 31, 2002. This historical statement is the responsibility of the property’s management. Our responsibility is to express an opinion on this historical statement based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

      The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of North Pointe’s revenues and expenses.

      In our opinion, the December 31, 2002 historical statement presents fairly, in all material respects, the revenues and certain expenses, as defined above, of North Pointe for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Irvine, California

August 28, 2003

NORTH POINTE CORPORATE CENTER

HISTORICAL STATEMENT OF REVENUES
AND CERTAIN EXPENSES
For the Year Ended December 31, 2002

REVENUES
Rental income	$2,744,647

DIRECT OPERATING EXPENSES
Rental property expenses	530,580
Property taxes and assessments	137,784
Insurance	23,153
Management fees	85,543

777,060

EXCESS OF REVENUES OVER CERTAIN EXPENSES	$1,967,587

The accompanying notes are an integral part of this historical statement of revenues and certain expenses.

NORTH POINTE CORPORATE CENTER

NOTES TO HISTORICAL STATEMENT OF REVENUES
AND CERTAIN EXPENSES
For the Year Ended December 31, 2002

Note 1 — Description of the Transaction

      On August 11, 2003, G REIT, Inc. (the “Company,”) through its wholly-owned subsidiary, GREIT-North Pointe, LP, purchased North Pointe Corporate Center in Sacramento, California (the “Property”) from an unaffiliated third party for a purchase price of $24,205,000 in cash. The seller of the property paid a sales commission to Triple Net Properties Realty, Inc., an affiliate of the Company’s advisor, of $705,000, or approximately 2.9% of the purchase price

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

      The historical statement of revenues and certain expenses (the “historical statement”) reflects the operations of the Property. The accompanying historical statement of the Property has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

      Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of the Property have been excluded from the accompanying historical statement. The excluded revenues consist primarily of non-operating revenue related to the Property. The excluded expenses consist primarily of interest, depreciation and amortization related to this Property. Consequently, the excess of revenues over expenses as presented is not intended to be either a complete presentation of the Property’s historical revenues and expenses or comparable to its proposed future operations.

Revenue Recognition

      The Property is leased to tenants under leases with terms exceeding one year. Revenues from these leases, which are accounted for as operating leases, are recognized on a straight-line basis over the related term. Cost recoveries from tenants are included in revenues in the period the related costs are incurred.

Use of Estimates

      The preparation of the historical statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported herein. Actual results could differ from these estimates in the near term.

Risks and Uncertainties

      The real estate industry is cyclical, being dependent in part on the status of local, regional, and national economies. As such, future revenues and expenses achieved by the property’s management could materially differ from historical results.

      For the year ended December 31, 2002, each of the following tenants generated rental income in excess of 10% of the Property’s total rental income:

	Aggregate Annual	% Aggregate Annual
Tenant Name	Rental Income	Rental Income

GSA (IRS)	$2,344,468	85.4%
Quest Education Corporation	400,179	14.6%

      If either of these tenants was to default on its lease, future revenues of the Property would be severely impacted.

NORTH POINTE CORPORATE CENTER

NOTES TO HISTORICAL STATEMENT OF REVENUES

AND CERTAIN EXPENSES — (Continued)
For the Year Ended December 31, 2002

Capitalization Policy

      Recurring repair and maintenance costs are expensed as incurred. Replacements and betterments are capitalized and depreciated over their useful lives.

Note 3 — Management Fees

      The Property was managed by Fulcrum Property Management (“FPM”). Management fees approximate 3% of rental receipts, as defined. FPM’s role as the property manager was terminated upon the acquisition of the Property by the Company.

Note 4 — Future Minimum Rental Income

      The Property is leased to two tenants under operating leases with remaining terms ranging from 4 to 5 years. Certain of these leases are subject to scheduled rent increases. Generally, the leases grant tenants renewal options. The following table represents approximate future minimum rents to be received under the non-cancelable operating leases, excluding tenant reimbursements, for each of the next five years ending December 31:

2003	$2,860,083
2004	2,860,083
2005	2,860,083
2006	2,829,243
2007	1,660,000

$13,069,492

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of

G REIT, Inc.

      We have audited the accompanying historical statement of revenues and certain expenses (the “historical statement”) of 824 Market Street, Wilmington, Delaware, (“824 Market”) for the year ended December 31, 2002. This historical statement is the responsibility of the property’s management. Our responsibility is to express an opinion on this historical statement based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

      The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of 824 Market’s revenues and expenses.

      In our opinion, the historical statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as defined above, of 824 Market for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Irvine, California

December 5, 2003

824 MARKET STREET

HISTORICAL STATEMENT OF REVENUES
AND CERTAIN EXPENSES
For the Year Ended December 31, 2002

REVENUES
Rental income	$3,368,645

DIRECT OPERATING EXPENSES
Rental property expenses	1,211,552
Property taxes and assessments	338,894
Insurance	25,221
Management fees	70,025

1,645,692

EXCESS OF REVENUES OVER CERTAIN EXPENSES	$1,722,953

The accompanying notes are an integral part of this historical statement of revenues and certain expenses.

824 MARKET CENTER

NOTES TO HISTORICAL STATEMENT OF REVENUES
AND CERTAIN EXPENSES
For The Year Ended December 31, 2002

Note 1 — Description of the Transaction

      On October 10, 2003, through its wholly-owned subsidiary, GREIT — 824 Market Street, LLC, a Delaware limited liability company, the Company purchased 824 Market Street located in Wilmington, Delaware (the “Property”) from an unaffiliated third party for a purchase price of approximately $31,900,000 in cash. The Company paid an acquisition fee to Triple Net Properties Realty, Inc., an affiliate of the Company’s advisor, of $970,000, or approximately 3.0% of the purchase price.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

      The historical statement of revenues and certain expenses (the “historical statement”) reflects the operations of the Property. The accompanying historical statement of the Property has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

      Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of the Property have been excluded from the accompanying historical statement. The excluded revenues consist primarily of non-operating revenue related to the Property. The excluded expenses consist primarily of interest, depreciation and amortization related to the Property. Consequently, the excess of revenues over expenses as presented is not intended to be either a complete presentation of the Property’s historical revenues and expenses or comparable to its proposed future operations.

Revenue Recognition

      The Property is leased to tenants under leases with terms exceeding one year. Revenues from these leases, which are accounted for as operating leases, are recognized on a straight-line basis over the related term. Cost recoveries from tenants are included in revenues in the period the related costs are incurred.

Use of Estimates

      The preparation of the historical statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported herein. Actual results could differ from these estimates in the near term.

Risks and Uncertainties

      The real estate industry is cyclical, being dependent in part on the status of local, regional and national economies. As such, future revenues and expenses achieved by the Property’s management could materially differ from historical results.

      For the year ended December 31, 2002, the following tenant generated rental income in excess of 10% of the Property’s total rental income:

	Aggregate Annual	% Aggregate Annual
Tenant Name	Rental Income	Rental Income

GSA (US Bankruptcy Court)	$499,680	14.9%

      If this tenant were to default on its lease, future revenues of the Property could be severely impacted.

824 MARKET CENTER

NOTES TO HISTORICAL STATEMENT OF REVENUES

AND CERTAIN EXPENSES — (Continued)
For The Year Ended December 31, 2002

Capitalization Policy

      Recurring repair and maintenance costs are expensed as incurred. Replacements and betterments are capitalized and depreciated over their useful lives.

Note 3 — Management Fees

      The Property was managed by Kennedy-Wilson Properties (“KW”). Management fees approximated 2.25% of rental receipts, as defined. KW’s role as the property manager was terminated upon the acquisition of the Property by the Company.

Note 4 — Future Minimum Rental Income

      The Property is leased to 33 tenants under operating leases with terms ranging from 1 to 9 years. Certain of these leases are subject to scheduled rent increases. Generally, the leases grant tenants renewal options. The following table represents approximate future minimum rents to be received under the non-cancelable operating leases, excluding tenant reimbursements, for each of the next five years ending December 31 and thereafter:

2003	$2,119,101
2004	2,113,338
2005	1,531,778
2006	906,869
2007	731,560
Thereafter	823,198

$8,225,844

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of

G REIT, Inc.

      We have audited the accompanying historical statement of revenues and certain expenses (the “historical statement”) of Sutter Square Galleria, Sacramento, California (“Sutter Square”) for the year ended December 31, 2002. This historical statement is the responsibility of the property’s management. Our responsibility is to express an opinion on this historical statement based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

      The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of Sutter Square’s revenues and expenses.

      In our opinion, the historical statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as defined above, of Sutter Square for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Irvine, California

December 5, 2003

SUTTER SQUARE GALLERIA

HISTORICAL STATEMENT OF REVENUES
AND CERTAIN EXPENSES
For the Year Ended December 31, 2002

REVENUES
Rental income	$1,351,895

DIRECT OPERATING EXPENSES
Rental property expenses	366,201
Ground lease expense	126,944
Property taxes and assessments	67,914
Insurance	52,152
Management fees	36,086

649,297

EXCESS OF REVENUES OVER CERTAIN EXPENSES	$702,598

The accompanying notes are an integral part of this historical statement of revenues and certain expenses.

SUTTER SQUARE GALLERIA

NOTES TO HISTORICAL STATEMENT OF REVENUES
AND CERTAIN EXPENSES
For The Year Ended December 31, 2002

Note 1 — Description of the Transaction

      On October 28, 2003, through its wholly-owned subsidiary, GREIT — Sutter Square, LP, a California limited partnership, the Company purchased Sutter Square Galleria in Sacramento, California (the “Property”) from an unaffiliated third party for a purchase price of approximately $8,240,000. In connection with the purchase, the Company assumed the existing loan from GE Capital Loan Services in the amount of $4,024,126. The loan bears interest at a fixed rate of 6.89% per annum. The Company is required to make monthly principal and interest payments on a 30-year amortization schedule until the due date of November 1, 2008. The seller of the property paid a sales commission to Triple Net Properties Realty, Inc., an affiliate of the Company’s advisor, of $240,000, or approximately 2.9% of the purchase price.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

      The historical statement of revenues and certain expenses (the “historical statement”) reflects the operations of the Property. The accompanying historical statement of the Property has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

      Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of the Property have been excluded from the accompanying historical statement. The excluded revenues consist primarily of non-operating revenue related to the Property. The excluded expenses consist primarily of interest, depreciation and amortization related to the Property. Consequently, the excess of revenues over expenses as presented is not intended to be either a complete presentation of the Property’s historical revenues and expenses or comparable to its proposed future operations.

Revenue Recognition

      The Property is leased to tenants under leases with terms exceeding one year. Revenues from these leases, which are accounted for as operating leases, are recognized on a straight-line basis over the related term. Cost recoveries from tenants are included in revenues in the period the related costs are incurred. Rental income for the year ended December 31, 2002 consists of the following:

Base rent	$1,076,606
Expense recoveries	159,718
Parking income	115,571

$1,351,895

Use of Estimates

      The preparation of the historical statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported herein. Actual results could differ from these estimates in the near term.

Risks and Uncertainties

      The real estate industry is cyclical, being dependent in part on the status of local, regional and national economies. As such, future revenues and expenses achieved by the Property’s management could materially differ from historical results.

SUTTER SQUARE GALLERIA

NOTES TO HISTORICAL STATEMENT OF REVENUES

AND CERTAIN EXPENSES — (Continued)
For The Year Ended December 31, 2002

      For the year ended December 31, 2002, the following tenants generated rental income in excess of 10% of the Property’s total rental income:

	Aggregate Annual	% Aggregate Annual
Tenant Name	Rental Income	Rental Income

University of California-Davis Extension	$299,246	22.1%
Blockbuster	200,700	14.8
John Robert Powers	164,400	12.2

      If any of these tenants were to default on its lease, future revenues of the Property could be severely impacted.

Capitalization Policy

      Recurring repair and maintenance costs are expensed as incurred. Replacements and betterments are capitalized and depreciated over their useful lives.

Note 3 — Management Fees

      The Property was managed by RPD Properties, II, LLC (“RPD”), a related party to the seller. Management fees approximated 2.6% of rental receipts, as defined. RPD’s role as the property manager was terminated upon the acquisition of the Property by the Company.

Note 4 — Future Minimum Rental Income

      The Property is leased to 14 tenants under operating leases with terms ranging from 1 to 8 years. Certain of these leases are subject to scheduled rent increases. Generally, the leases grant tenants renewal options. The following table represents approximate future minimum rents to be received under the non-cancelable operating leases, excluding tenant reimbursements, for each of the next five years ending December 31 and thereafter:

2003	$1,053,839
2004	1,067,841
2005	833,356
2006	776,057
2007	741,431
Thereafter	1,718,167

$6,190,691

Note 5 — Ground Lease

      The Property is subject to a ground lease expiring in 2030 with one ten-year option period thereafter. Future minimum rents to be paid under this non-cancelable operating lease are computed at 12.5% of gross rent receipts beginning February 2002 (6% in January 2002), as defined in the ground lease agreement.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of

G REIT, Inc.

      We have audited the accompanying historical statement of revenues and certain expenses (the “historical statement”) of One World Trade Center, Long Beach, California (“One World Trade”) for the year ended December 31, 2002. This historical statement is the responsibility of the property’s management. Our responsibility is to express an opinion on this historical statement based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

      The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of One World Trade’s revenues and expenses.

      In our opinion, the historical statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as defined above, of One World Trade for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Irvine, California

December 5, 2003

ONE WORLD TRADE CENTER

HISTORICAL STATEMENT OF REVENUES
AND CERTAIN EXPENSES
For the Year Ended December 31, 2002

REVENUES
Rental income	$12,268,748

DIRECT OPERATING EXPENSES
Rental property expenses	4,375,469
Property taxes and assessments	791,214
Insurance	147,142
Management fees	276,785

5,590,610

EXCESS OF REVENUES OVER CERTAIN EXPENSES	$6,678,138

The accompanying notes are an integral part of this historical statement of revenues and certain expenses.

ONE WORLD TRADE CENTER

NOTES TO HISTORICAL STATEMENT OF REVENUES
AND CERTAIN EXPENSES
For The Year Ended December 31, 2002

Note 1 — Description of the Transaction

      On December 5, 2003, through its wholly-owned subsidiary, GREIT — One World Trade Center, LP, a California limited partnership, the Company purchased One World Trade Center in Long Beach, California (the “Property”) from an unaffiliated third party for a purchase price of approximately $113,648,000. The Company funded the purchase price with a first mortgage loan from HSH NordBank in the amount of $77,000,000 with an interest rate of 1.90% per annum over 3 month LIBOR. The Company may make a second draw in the amount of $2,500,000 upon meeting certain earn out requirements. The Company is required to make monthly principal and interest payments through December 4, 2006. The loan is subject to two 12-month extensions providing the Company meets certain criteria. The Company also entered into an interest rate collar agreement with HSH NordBank in the amount of $77,000,000 with a LIBOR floor of 1.50% and a LIBOR ceiling of 4.05%. The seller of the property paid a sales commission to Triple Net Properties Realty, Inc., an affiliate of the Company’s advisor, of $2,400,000, or approximately 2.1% of the purchase price.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

      The historical statement of revenues and certain expenses (the “historical statement”) reflects the operations of the Property. The accompanying historical statement of the Property has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

      Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of the Property have been excluded from the accompanying historical statement. The excluded revenues consist primarily of non-operating revenue related to the Property. The excluded expenses consist primarily of interest, depreciation and amortization related to the Property. Consequently, the excess of revenues over expenses as presented is not intended to be either a complete presentation of the Property’s historical revenues and expenses or comparable to its proposed future operations.

Revenue Recognition

      The Property is leased to tenants under leases with terms exceeding one year. Revenues from these leases, which are accounted for as operating leases, are recognized on a straight-line basis over the related term. Cost recoveries from tenants are included in revenues in the period the related costs are incurred. Rental income for the year ended December 31, 2002 consists of the following:

Base rent	$10,079,588
Expense recoveries	681,115
Other income, primarily parking	1,508,045

$12,268,748

Use of Estimates

      The preparation of the historical statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported herein. Actual results could differ from these estimates in the near term.

ONE WORLD TRADE CENTER

NOTES TO HISTORICAL STATEMENT OF REVENUES

AND CERTAIN EXPENSES — (Continued)
For The Year Ended December 31, 2002

Risks and Uncertainties

      The real estate industry is cyclical, being dependent in part on the status of local, regional and national economies. As such, future revenues and expenses achieved by the Property’s management could materially differ from historical results.

      For the year ended December 31, 2002, the following tenant generated rental income in excess of 10% of the Property’s total rental income.

	Aggregate Annual	% Aggregate Annual
Tenant Name	Rental Income	Rental Income

GSA (US Customs Trade Office and Department of Defense)	$1,472,368	12.0%

      If this tenant were to default on its lease, future revenues of the Property could be severely impacted.

Capitalization Policy

      Recurring repair and maintenance costs are expensed as incurred. Replacements and betterments are capitalized and depreciated over their useful lives.

Note 3 — Management Fees

      The Property was managed by Ensemble Real Estate Services, Inc. (“Ensemble”). Management fees approximated 2.5% of rental receipts, as defined. Ensemble will submanage the property for Realty for nine months following the acquisition date.

Note 4 — Future Minimum Rental Income

      The Property is leased to tenants under operating leases with terms ranging from 1 to 15 years. Certain of these leases are subject to scheduled rent increases. Generally, the leases grant tenants renewal options. The following table represents approximate future minimum rents to be received under the non-cancelable operating leases, excluding tenant reimbursements, for each of the next five years ending December 31 and thereafter:

2003	$10,362,968
2004	11,434,526
2005	9,867,668
2006	9,472,456
2007	6,882,259
Thereafter	18,215,740

$66,235,617

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of
G REIT, Inc.

      We have audited the accompanying historical statement of revenues and certain expenses (the “historical statement”) of Centerpoint Corporate Park, Kent, Washington (“Centerpoint”) for the year ended December 31, 2002. This historical statement is the responsibility of Centerpoint’s management. Our responsibility is to express an opinion on this historical statement based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

      The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of Centerpoint’s revenues and expenses.

      In our opinion, the historical statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as defined above, of Centerpoint for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Irvine, California

December 19, 2003

CENTERPOINT CORPORATE PARK

HISTORICAL STATEMENT OF REVENUES
AND CERTAIN EXPENSES
For the Year Ended December 31, 2002

REVENUES
Rental income	$5,746,786

DIRECT OPERATING EXPENSES
Rental property expenses	2,208,688
Property taxes and assessments	496,712
Insurance	155,084
Management fees	132,282

2,992,766

EXCESS OF REVENUES OVER CERTAIN EXPENSES	$2,754,020

      The accompanying notes are an integral part of this historical statement of revenues and certain expenses.

CENTERPOINT CORPORATE PARK

NOTES TO HISTORICAL STATEMENT OF REVENUES AND CERTAIN EXPENSES
For the Year Ended December 31, 2002

NOTE 1 — Description of the Transaction

      On December 30, 2003, through its wholly-owned subsidiary, GREIT — Centerpoint Corporate Park, LLC, a Washington limited liability company, the Company purchased Centerpoint Corporate Park in Kent, Washington (the “Property”) from an unaffiliated third party for a purchase price of approximately $54,220,000. The Company financed the purchase price with approximately $25,000,000 in borrowings under its credit facility with LaSalle Bank National Association. The Company is required to make interest only payments until the due date of January 30, 2006, at which time the loan must be paid in full or refinanced. The Company paid an acquisition fee to Triple Net Properties Realty, Inc., an affiliate of the Company’s advisor, of $1,626,600, or approximately 3.0% of the purchase price.

NOTE 2 — Summary of Significant Accounting Policies

Basis of Presentation

      The historical statement of revenues and certain expenses (the “historical statement”) reflects the operations of the Property. The accompanying historical statement of the Property has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

      Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of the Property have been excluded from the accompanying historical statement. The excluded revenues consist primarily of non-operating revenue related to the Property. The excluded expenses consist primarily of interest, depreciation and amortization related to this property. Consequently, the excess of revenues over expenses as presented is not intended to be either a complete presentation of the Property’s historical revenues and expenses or comparable to its proposed future operations.

Revenue Recognition

      The Property is leased to tenants under leases with terms exceeding one year. Revenues from these leases, which are accounted for as operating leases, are recognized on a straight-line basis over the related term. Cost recoveries from tenants are included in revenues in the period the related costs are incurred.

Rental income for the year ended December 31, 2002 consists of the following:

Base rent	$4,310,264
Expense recoveries	1,380,139
Other income, primarily parking	56,383

$5,746,786

Use of Estimates

      The preparation of the historical statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported herein. Actual results could differ from these estimates in the near term.

CENTERPOINT CORPORATE PARK

NOTES TO HISTORICAL STATEMENT OF

REVENUES AND CERTAIN EXPENSES — (Continued)

Risks and Uncertainties

      The real estate industry is cyclical, being dependent in part on the status of local, regional and national economies. As such, future revenues and expenses achieved by the Property’s management could materially differ from historical results.

      For the year ended December 31, 2002, the following tenants generated rental income in excess of 10% of the Property’s total rental income:

	Aggregate Annual	% Aggregate Annual
Tenant Name	Rental Income	Rental Income

PASC (Patient Accounting Service Center)	$1,346,989	23.4%
United Airlines	824,879	14.4%
Alaska Airlines	939,742	16.4%

      If any of these tenants were to default on its lease, future revenues of the Property could be severely impacted.

Capitalization Policy

      Recurring repair and maintenance costs are expensed as incurred. Replacements and betterments are capitalized and depreciated over their useful lives.

NOTE 3 — Management Fees

      The Property was managed by ITW Real Estate, Inc. (“ITW”), a related party to the seller. Management fees approximated 3.0% of rental receipts, as defined. ITW will submanage the property for Realty following the acquisition.

NOTE 4 — Future Minimum Rental Income

      The Property is leased to 21 tenants under operating leases with remaining terms ranging from 1 to 10 years. Certain of these leases are subject to scheduled rent increases. Generally, the leases grant tenants renewal options. The following table represents approximate future minimum rents to be received under the non-cancelable operating leases, excluding tenant reimbursements, for each of the next five years ending December 31 and thereafter:

2003	$4,204,069
2004	4,474,105
2005	4,402,294
2006	3,930,449
2007	3,530,709
Thereafter	8,493,684

$29,035,310

NOTE 5 — Subsequent Event

      In January 2003, February 2003 and April 2003, approximately 2.4%, 2.0% and 8.6%, respectively, of the Property’s rentable square footage was leased, which increased the total occupancy of the buildings to approximately 67%.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of

G REIT, Inc.

      We have audited the accompanying historical statement of revenues and certain expenses (the “historical statement”) of AmberOaks Corporate Center, Austin, Texas (“AmberOaks”) for the year ended December 31, 2002. This historical statement is the responsibility of AmberOaks’ management. Our responsibility is to express an opinion on this historical statement based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

      The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of AmberOaks’ revenues and expenses.

      In our opinion, the historical statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as defined above, of AmberOaks for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Irvine, California
January 9, 2004

AMBEROAKS CORPORATE CENTER

HISTORICAL STATEMENT OF REVENUES

AND CERTAIN EXPENSES
For the Year Ended December 31, 2002

REVENUES
Rental income	$4,034,221

DIRECT OPERATING EXPENSES
Rental property expenses	867,734
Property taxes and assessments	611,874
Insurance	24,887
Management fees	109,297

1,613,792

EXCESS OF REVENUES OVER CERTAIN EXPENSES	$2,420,429

The accompanying notes are an integral part of this historical statement of revenues and certain expenses.

AMBEROAKS CORPORATE CENTER

NOTES TO HISTORICAL STATEMENT OF REVENUES AND CERTAIN EXPENSES
For the Year Ended December 31, 2002

NOTE 1 — Description of the Transaction

      On January 21, 2004, the Company, through its wholly-owned subsidiary, GREIT — AmberOaks GP, LLC, a Texas limited liability company, purchased AmberOaks Corporate Center in Austin, Texas (“the Property”) from an unaffiliated third party for a purchase price of approximately $35,525,000. The Company paid an acquisition fee to Triple Net Properties Realty, Inc., an affiliate of the Company’s advisor, of $908,900, or approximately 2.6% of the purchase price.

NOTE 2 — Summary of Significant Accounting Policies

 Basis of Presentation

      The historical statement of revenues and certain expenses (the “historical statement”) reflects the operations of the Property. The accompanying historical statement of the Property has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

      Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of the Property have been excluded from the accompanying historical statement. The excluded revenues consist primarily of non-operating revenue related to the Property. The excluded expenses consist primarily of interest, depreciation and amortization related to this property. Consequently, the excess of revenues over expenses as presented is not intended to be either a complete presentation of the Property’s historical revenues and expenses or comparable to its proposed future operations.

 Revenue Recognition

      The Property is leased to tenants under leases with terms exceeding one year. Revenues from these leases, which are accounted for as operating leases, are recognized on a straight-line basis over the related term. Cost recoveries from tenants are included in revenues in the period the related costs are incurred.

Rental income for the year ended December 31, 2002 consists of the following:

Base rent	$2,816,556
Expense recoveries	1,217,665

$4,034,221

 Use of Estimates

      The preparation of the historical statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported herein. Actual results could differ from these estimates in the near term.

 Risks and Uncertainties

      The real estate industry is cyclical, being dependent in part on the status of local, regional and national economies. As such, future revenues and expenses achieved by the Property’s management could materially differ from historical results.

AMBEROAKS CORPORATE CENTER

NOTES TO HISTORICAL STATEMENT OF REVENUES AND CERTAIN EXPENSES — (Continued)

For the Year Ended December 31, 2002

      For the year ended December 31, 2002, the following tenant generated rental income in excess of 10% of the Property’s total rental income:

	Aggregate Annual	% Aggregate Annual
Tenant Name	Rental Income	Rental Income

Radian International	$3,798,873	94.2%

      If this tenant were to default on its lease, future revenues of the Property would be severely impacted.

 Capitalization Policy

      Recurring repair and maintenance costs are expensed as incurred. Replacements and betterments are capitalized and depreciated over their useful lives.

NOTE 3 — Management Fees

      The Property was managed by Transwestern Commercial Services (“Transwestern”). Management fees approximated 2.5% of rental receipts, as defined. Transwestern’s role as the property manager will be terminated upon the acquisition of the Property by the Company.

NOTE 4 — Insurance

      The Property’s insurance coverage is provided by an affiliate of the seller. Insurance expense for the year ended December 31, 2002 totaled $24,887.

NOTE 5 — Future Minimum Rental Income

      The Property is leased to 6 tenants under operating leases with remaining terms ranging from 5 to 9 years. Certain of these leases are subject to scheduled rent increases. Generally, the leases grant tenants renewal options. The following table represents approximate future minimum rents to be received under the non-cancelable operating leases, excluding tenant reimbursements, for each of the next five years ending December 31 and thereafter:

2003	$3,214,616
2004	3,247,364
2005	3,115,462
2006	2,914,681
2007	2,691,864
Thereafter	9,319,562

$24,503,549

EXHIBIT A

PRIOR PERFORMANCE TABLES

      The following Prior Performance Tables (the “Tables”) provide information relating to prior real estate investment programs sponsored by our advisor (“Prior Programs”).

      As a prospective investor, you should read these Tables carefully together with the summary information concerning the Prior Programs as set forth in “PRIOR PERFORMANCE SUMMARY” elsewhere in this prospectus.

      AS AN INVESTOR IN OUR COMPANY, YOU WILL NOT OWN ANY INTEREST IN THE PRIOR PROGRAMS AND SHOULD NOT ASSUME THAT YOU WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PRIOR PROGRAMS.

      Our advisor is responsible for managing our day-to-day business affairs and assets, administering our bookkeeping and accounting functions, serving as our consultant in connection with policy decisions to be made by our board of directors, managing or causing to be managed our properties, and rendering other services as our board of directors deems necessary. The financial results of the Prior Programs thus provide an indication of our advisor’s performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

      The following tables are included herein:

Table I — Experience in Raising and Investing Funds (Unaudited)

Table II — Compensation to Sponsor (Unaudited)

Table III — Annual Operating Results of Prior Programs (Unaudited)

Table IV — Results of Completed Programs (not applicable)

Table V — Sales or Disposals of Properties (Unaudited)

      Additional information relating to the acquisition of properties by the Prior Programs is contained in Table VI, which is included in the registration statement which our company has filed with the Securities and Exchange Commission. We will provide to you copies of any or all information concerning the Prior Programs at no charge upon request.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
June 30, 2003

	Telluride		Truckee	Yerington	NNN	NNN	NNN	NNN
	Barstow,		River Office	Shopping	Fund VIII,	Town &	‘A’ Credit	Redevelopment
	LLC	WREIT, Inc.	Tower, LLC	Center, LLC	LLC	Country, LLC	TIC, LLC	Fund, LLC

Dollar Amount Offered	$1,620,000	$50,000,000	$5,550,000	$1,625,000	$8,000,000	$7,200,000	$2,500,000	$8,000,000

Dollar Amount Raised	1,620,000	14,051,000	5,550,000	1,625,000	8,000,000	7,200,000	2,500,000	7,579,528

Percentage Amount Raised	100.0%	28.1%	100.0%	100.0%	100.0%	100.0%	100.0%	94.7%

Less Offering Expenses:
Selling Commissions	10.0%	8.0%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%
Marketing Support & Due Diligence Reimbursement	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Organization & Offering Expenses(1)	2.5%	4.5%	3.0%	4.9%	3.0%	3.0%	3.5%	3.5%
Due Diligence Allowance(2)	1.5%	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%
Reserves	3.6%	1.5%	3.7%	7.8%	8.9%	2.0%	6.1%	9.5%

Percent Available for Investment	82.4%	85.5%	82.8%	76.8%	77.6%	84.5%	79.9%	76.5%
Acquisition Cost:
Cash Down Payment	75.6%	83.0%	73.7%	70.3%	70.7%	74.3%	73.8%	69.5%
Loan Fees	5.3%	2.5%	5.1%	2.0%	2.4%	5.7%	2.1%	2.5%
Acquisition Fees Paid to Affiliates	1.5%	0.0%	4.0%	4.5%	4.5%	4.5%	4.0%	4.5%

Total Acquisition Cost	82.4%	85.5%	82.8%	76.8%	77.6%	84.5%	79.9%	76.5%

Percent Leveraged	0%	68%	78%	71%	77%	81%	73%	78%
Date Offering Began	1-Jun-98	1-Jul-98	21-Aug-98	15-Dec-98	22-Feb-99	10-May-99	10-Aug-99	27-Aug-99
Date Offering Ended	16-Dec-98	27-Apr-00	15-Jul-99	31-Aug-99	7-Mar-00	29-Mar-00	12-Jul-00	5-Jun-00
Length of Offering (days)	198	666	328	260	379	324	337	283
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	46	N/A	102	83	180	43	295	258
Number of Investors	14	326	68	11	125	63	29	153

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

(2)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)
June 30, 2003

	NNN			NNN			NNN	NNN
	Exchange	NNN Tech		Horizon	NNN	Kiwi	2000 Value	Rocky Mount.
	Fund III, LLC	Fund, LLC	T REIT, Inc.	Fund LLC	Westway, LLC	Assoc, LLC	Fund, LLC	Exchange, LLC

Dollar Amount Offered	$6,300,000	$3,700,000	$100,000,000	$12,000,000	$3,300,000	$2,800,000	$5,900,000	$2,670,000

Dollar Amount Raised	6,300,000	3,698,750	46,395,000	3,573,000	3,278,250	2,681,352	5,899,000	2,670,000

Percentage Amount Raised	100.0%	100.0%	46.4%	29.8%	99.3%	95.8%	100.0%	100.0%

Less Offering Expenses:
Selling Commissions	10.0%	8.0%	8.0%	8.5%	8.0%	8.0%	9.5%	8.5%
Marketing Support & Due Diligence Reimbursement	0.0%	2.0%	1.5%	2.0%	2.0%	2.0%	0.0%	2.0%
Organization & Offering Expenses(1)	3.5%	3.5%	2.5%	1.0%	3.5%	3.5%	4.0%	4.0%
Due Diligence Allowance(2)	0.5%	0.5%	0.0%	0.0%	0.5%	0.5%	0.5%	0.0%
Reserves	10.5%	8.2%	0.0%	0.0%	5.4%	4.8%	5.4%	4.5%

Percent Available for Investment	75.5%	77.8%	88.0%	88.5%	80.6%	81.2%	79.9%	81.0%
Acquisition Cost:
Cash Down Payment	69.0%	68.9%	88.0%	88.5%	73.9%	74.7%	73.9%	74.5%
Loan Fees	2.0%	4.4%	0.0%	0.0%	2.2%	2.0%	2.2%	2.0%
Acquisition Fees Paid to Affiliates	4.5%	4.5%	0.0%	0.0%	4.5%	4.5%	4.5%	4.5%

Total Acquisition Cost	75.5%	77.8%	88.0%	88.5%	80.6%	81.2%	79.9%	81.0%

Percent Leveraged	71%	75%	70%	N/A	73%	0%	0%	74%
Date Offering Began	15-Sep-99	21-Feb-00	22-Feb-00	30-Mar-00	26-Apr-00	9-Jun-00	15-Jul-00	25-Jul-00
Date Offering Ended	31-May-00	20-Jun-00	31-May-02	23-Jun-00	31-Dec-00	4-Feb-01	27-Feb-01	15-Feb-01
Length of Offering (days)	259	120	829	85	249	240	227	205
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	259	116	N/A	N/A	162	240	214	127
Number of Investors	27	26	2,065	75	33	23	125	11

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

(2)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)
June 30, 2003

	NNN		NNN	NNN	NNN	NNN	NNN	NNN
	2004 Notes	Market	2005 Notes	Sacramento	Dry Creek	Camelot	2001 Value	Washington
	Program, LLC	Center, LLC	Program, LLC	Corp Ctr, LLC	Centre, LLC	Plaza, LLC	Fund, LLC	Square, LLC

Dollar Amount Offered	$5,000,000	$1,000,000	$2,300,000	$12,000,000	$3,500,000	$2,400,000	$11,000,000	$3,000,000

Dollar Amount Raised	5,000,000	1,000,000	2,300,000	12,000,000	3,500,000	2,400,000	10,992,321	3,000,000

Percentage Amount Raised	100.0%	100.0%	100.0%	100.0%	100.0%	100%	99.9%	100.0%

Less Offering Expenses:
Selling Commissions	8.0%	8.0%	8.0%	8.0%	8.0%	8.0%	8.0%	8.0%
Marketing Support & Due Diligence Reimbursement	1.5%	1.5%	1.5%	1.5%	1.5%	2.5%	2.5%	2.5%
Organization & Offering Expenses(1)	1.5%	1.5%	1.5%	4.0%	3.5%	5.0%	3.5%	4.0%
Due Diligence Allowance(2)	0.0%	0.5%	0.0%	0.5%	0.0%	0.0%	0.0%	0.0%
Reserves	0.0%	10.8%	0.0%	4.0%	3.3%	7.8%	21.4%	4.6%

Percent Available for Investment	89.0%	77.7%	89.0%	82.0%	83.7%	76.8%	64.6%	80.9%
Acquisition Cost:
Cash Down Payment	89.0%	73.2%	89.0%	77.5%	80.1%	72.8%	56.4%	78.9%
Loan Fees	0.0%	4.5%	0.0%	0.0%	3.6%	4.0%	3.2%	2.0%
Acquisition Fees Paid to Affiliates	0.0%	0.0%	0.0%	4.5%	0.0%	0.0%	5.0%	0.0%

Total Acquisition Cost	89.0%	77.7%	89.0%	82.0%	83.7%	76.8%	64.6%	80.9%

Percent Leveraged	N/A	73%	N/A	71%	74%	60%	65%	67%
Date Offering Began	29-Aug-00	1-Sep-00	15-Sep-00	8-Nov-00	15-Nov-00	30-Mar-01	12-Mar-01	1-May-01
Date Offering Ended	14-Aug-01	17-Nov-00	13-Mar-01	21-May-01	31-Jan-01	3-Dec-01	30-Jun-02	21-Nov-01
Length of Offering (days)	350	77	179	194	77	248	475	204
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	342	47	164	147	77	248	443	204
Number of Investors	65	7	46	66	16	11	263	12

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

(2)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)
June 30, 2003

	NNN			NNN LV	NNN	NNN	NNN	NNN
	Reno	NNN	NNN	1900	Timberhills	Addison	County	Arapahoe
	Trademark,	One Gateway	Gateway	Aerojet	Shop Ctr,	Com Ctr,	Center	Svd. Center,
	LLC	Plaza, LLC	Aurora, LLC	Way, LLC	LLC	LLC	Drive, LLC	LLC

Dollar Amount Offered	$3,850,000	$4,200,000	$2,000,000	$2,000,000	$3,700,000	$3,650,000	$3,125,000	$4,000,000

Dollar Amount Raised	3,850,000	4,197,500	1,054,000	2,000,000	3,695,375	3,650,000	3,093,750	4,000,000

Percentage Amount Raised	100.0%	99.9%	52.7%	100.0%	99.9%	100.0%	99.0%	100.0%

Less Offering Expenses:
Selling Commissions	8.5%	8.0%	8.0%	7.5%	8.0%	8.0%	8.0%	8.0%
Marketing Support & Due Diligence Reimbursement	2.0%	1.5%	1.5%	2.0%	2.5%	2.5%	2.5%	2.5%
Organization & Offering Expenses(1)	4.0%	4.0%	3.0%	3.0%	4.0%	4.0%	4.0%	4.0%
Due Diligence Allowance(2)	0.0%	1.0%	1.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Reserves	4.5%	4.0%	0.0%	9.1%	4.0%	3.8%	4.5%	4.6%

Percent Available for Investment	81.0%	81.5%	86.5%	78.4%	81.5%	81.7%	81.0%	80.9%
Acquisition Cost:
Cash Down Payment	79.0%	75.0%	85.0%	76.1%	79.3%	79.3%	79.0%	76.0%
Loan Fees	2.0%	2.5%	1.5%	2.3%	2.2%	2.4%	2.0%	2.4%
Acquisition Fees Paid to Affiliates	0.0%	4.0%	0.0%	0.0%	0.0%	0.0%	0.0%	2.5%

Total Acquisition Cost	81.0%	81.5%	86.5%	78.4%	81.5%	81.7%	81.0%	80.9%

Percent Leveraged	63%	74%	83%	71%	69%	73%	58%	63%
Date Offering Began	30-May-01	8-Jun-01	10-Jul-01	26-Jul-01	31-Jul-01	16-Aug-01	18-Sep-01	11-Feb-02
Date Offering Ended	26-Sep-01	25-Sep-01	17-Aug-01	31-Aug-01	27-Nov-01	2-Apr-02	6-Feb-02	20-Jun-02
Length of Offering (days)	119	109	38	36	119	76	141	67
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	119	109	38	36	119	77	141	67
Number of Investors	7	10	2	8	13	16	18	16

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

(2)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)
June 30, 2003

						NNN
	NNN	VC/RE	NNN	NNN	NNN	Pacific	NNN
	Titan	Balanced	City Center	Union	City Center	Corporate	North	NNN
	Bldg. &	Fund II,	West ‘B’,	Square,	West ‘A’,	Park 1,	Reno	Brookhollow
	Plaza, LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC

Dollar Amount Offered	$2,500,000	$10,000,000	$8,200,000	$578,000	$3,500,000	$5,800,000	$2,750,000	$6,550,000

Dollar Amount Raised	2,219,808	—	8,200,000	578,000	1,237,803	5,800,000	2,750,000	$6,550,000

Percentage Amount Raised	88.8%	0.0%	100.0%	100.0%	35.4%	100.0%	100.0%	100.0%

Less Offering Expenses:
Selling Commissions	8.0%	4.0%	8.0%	8.0%	8.0%	0.0%	8.0%	8.0%
Marketing Support & Due Diligence Reimbursement	2.5%	2.0%	2.5%	2.7%	2.5%	1.0%	2.5%	2.5%
Organization & Offering Expenses(1)	3.0%	0.5%	4.0%	1.8%	4.0%	1.0%	4.0%	4.0%
Due Diligence Allowance(2)	1.9%	0.0%	4.0%	2.0%	0.0%	2.5%	0.0%	0.0%
Reserves	3.8%	1.0%	4.6%	5.5%	2.7%	7.5%	14.6%	4.5%

Percent Available for Investment	80.8%	92.5%	76.9%	80.0%	82.8%	88.0%	70.9%	81.0%
Acquisition Cost:
Cash Down Payment	75.2%	0.0%	75.0%	73.0%	76.2%	85.1%	65.5%	75.6%
Loan Fees	1.6%	55.5%	1.9%	7.0%	2.6%	2.9%	2.3%	1.9%
Acquisition Fees Paid to Affiliates	4.0%	37.0%	0.0%	0.0%	4.0%	0.0%	3.1%	3.5%

Total Acquisition Cost	80.8%	92.5%	76.9%	80.0%	82.8%	88.0%	70.9%	81.0%

Percent Leveraged	66%	N/A	70%	75%	60%	56%	75%	66%
Date Offering Began	18-Feb-02	1-Nov-01	31-Oct-01	28-Jan-02	12-Feb-02	11-Mar-02	31-Mar-02	12-Apr-02
Date Offering Ended	28-May-02	Open	14-Jun-02	2-Mar-02	15-Mar-02	25-Jun-02	19-Jun-02	3-Jul-02
Length of Offering (days)	58	Open	84	33	31	106	80	82
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	58	N/A	85	40	41	14	80	82
Number of Investors	5	9	15	3	2	45	14	24

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

(2)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)
June 30, 2003

			NNN					NNN
	NNN	NNN	Bryant	NNN	NNN	NNN	NNN	Kahana
	2002 Value	1397 Galleria	Ranch	4241 Bowling	Wolf Pen	Alamosa	Saddleback,	Gateway,
	Fund, LLC	Drive, LLC	LLC	Green, LLC	Plaza, LLC	Plaza, LLC	LLC	LLC

Dollar Amount Offered	$30,000,000	$1,950,000	$5,000,000	$2,850,000	$5,500,000	$6,650,000	$3,865,800	$8,140,000

Dollar Amount Raised	29,799,260	1,950,000	5,000,000	2,850,000	5,500,000	6,650,000	3,865,800	8,140,000

Percentage Amount Raised	99.3%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Less Offering Expenses:
Selling Commissions	8.0%	8.0%	8.0%	8.0%	8.0%	8.0%	8.0%	8.0%
Marketing Support & Due Diligence Reimbursement	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%
Organization & Offering Expenses(1)	2.5%	4.0%	4.0%	4.0%	4.0%	4.0%	4.0%	4.0%
Due Diligence Allowance(2)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Reserves	8.0%	8.2%	8.6%	7.0%	8.2%	5.6%	7.8%	5.3%

Percent Available for Investment	79.0%	77.3%	76.9%	78.5%	77.3%	79.9%	77.7%	80.2%
Acquisition Cost:
Cash Down Payment	71.0%	69.8%	71.6%	73.5%	71.9%	75.2%	71.9%	76.3%
Loan Fees	2.5%	5.0%	2.8%	2.5%	2.4%	2.2%	3.3%	1.9%
Acquisition Fees Paid to Affiliates	5.5%	2.5%	2.5%	2.5%	3.0%	2.5%	2.5%	2.0%

Total Acquisition Cost	79.0%	77.3%	76.9%	78.5%	77.3%	79.9%	77.7%	80.2%

Percent Leveraged	69%	57%	60%	58%	75%	72%	66%	67%
Date Offering Began	15-May-02	24-May-02	10-Jun-02	14-Jun-02	1-Jul-02	18-Jul-02	30-Aug-02	9-Oct-02
Date Offering Ended	14-Jul-03	23-Oct-02	12-Nov-02	27-Dec-02	23-Oct-02	25-Oct-02	29-Oct-02	6-Mar-03
Length of Offering (days)	425	152	155	196	114	99	60	148
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	128	110	87	109	86	82	26	72
Number of Investors	707	12	24	16	12	11	7	22

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

(2)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)
June 30, 2003

	NNN	NNN	NNN	NNN				NNN
	Springtown	Congress	Park	Parkwood		NNN	NNN	Beltline/
	Mall	Center	Sahara,	Complex,	G REIT,	2006 Notes	Buschwood,	Royal Ridge,
	Investors, LLC	LLC	LLC	LLC	Inc.	Program, LLC	LLC	LLC

Dollar Amount Offered	$2,550,000	$39,112,386	$5,200,000	$7,472,000	$200,000,000	$10,000,000	$3,200,000	$4,900,000

Dollar Amount Raised	2,550,000	39,067,812	4,953,000	7,472,000	71,777,833	1,044,881	3,200,000	4,490,500

Percentage Amount Raised	100.0%	99.9%	95.3%	100.0%	35.9%	10.4%	100.0%	91.6%

Less Offering Expenses:
Selling Commissions	8.0%	8.0%	8.0%	8.0%	7.5%	6.5%	8.0%	8.0%
Marketing Support & Due Diligence Reimbursement	2.5%	2.5%	2.5%	2.5%	2.0%	1.0%	2.5%	2.5%
Organization & Offering Expenses(1)	4.0%	4.0%	4.0%	4.0%	2.5%	0.5%	4.0%	4.0%
Due Diligence Allowance(2)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Reserves	10.2%	7.9%	8.1%	8.0%	0.0%	0.0%	7.9%	7.9%

Percent Available for Investment	75.3%	77.6%	77.4%	77.5%	88.0%	92.0%	77.6%	77.6%
Acquisition Cost:
Cash Down Payment	70.2%	73.5%	73.1%	70.7%	87.5%	92.0%	72.2%	72.7%
Loan Fees	2.6%	1.9%	1.8%	4.3%	0.0%	0.0%	2.4%	2.4%
Acquisition Fees Paid to Affiliates	2.5%	2.2%	2.5%	2.5%	0.5%	0.0%	3.0%	2.5%

Total Acquisition Cost	75.3%	77.6%	77.4%	77.5%	88.0%	92.0%	77.6%	77.6%

Percent Leveraged	72%	69%	68%	73%	62%	N/A	65%	64%
Date Offering Began	10-Oct-02	15-Oct-02	25-Oct-02	28-Oct-02	22-Jul-02	1-Aug-02	20-Dec-02	8-Nov-02
Date Offering Ended	21-Mar-03	Open	17-Mar-03	23-Apr-03	Open	22-May-03	25-Mar-03	Open
Length of Offering (days)	162	Open	144	177	Open	295	95	Open
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	60	85	144	64	N/A	N/A	95	144
Number of Investors	14	98	12	23	3,122	22	13	17

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

(2)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Concluded)
June 30, 2003

	NNN			NNN	NNN	NNN	NNN	NNN
	Parkway	NNN	NNN	Xerox	Jamboree	Jefferson	Arapahoe	901
	Towers,	Netpark,	602 Sawyer,	Centre,	Promenade,	Square,	Bus. Park,	Corporate,	Program
	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	Totals

Dollar Amount Offered	$7,350,000	$23,700,000	$4,700,000	$20,500,000	$6,800,000	$9,200,000	$3,800,000	$6,300,000	$746,508,186

Dollar Amount Raised	6,713,762	23,492,250	4,207,625	20,468,500	—	—	—	—	$468,882,660

Percentage Amount Raised	91.3%	99.1%	89.5%	99.8%	0.0%	0.0%	0.0%	0.0%	62.8%

Less Offering Expenses:
Selling Commissions	8.0%	8.0%	8.0%	8.0%	8.0%	8.0%	8.0%	8.0%
Marketing Support & Due Diligence Reimbursement	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%
Organization & Offering Expenses(1)	4.0%	4.0%	4.0%	4.0%	4.0%	4.0%	4.0%	4.0%
Due Diligence Allowance(2)	0.0%	5.9%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Reserves	7.9%	6.2%	3.6%	8.0%	3.1%	3.8%	8.9%	4.0%

Percent Available for Investment	77.6%	73.4%	81.9%	77.5%	82.4%	81.7%	76.6%	81.5%
Acquisition Cost:
Cash Down Payment	73.2%	67.5%	78.1%	74.6%	76.5%	76.4%	73.4%	76.8%
Loan Fees	1.9%	3.1%	1.5%	1.9%	3.3%	1.5%	1.6%	2.1%
Acquisition Fees Paid to Affiliates	2.5%	2.8%	2.3%	1.0%	2.6%	3.8%	1.6%	2.6%

Total Acquisition Cost	77.6%	73.4%	81.9%	77.5%	82.4%	81.7%	76.6%	81.5%

Percent Leveraged	47%	67%	64%	74%	0%	0%	0%	0%
Date Offering Began	18-Nov-02	18-Mar-03	28-Mar-03	14-Feb-03	20-Jun-03	1-May-03	13-Jun-03	13-Jun-03
Date Offering Ended	Open	Open	Open	Open	Open	Open	Open	Open
Length of Offering (days)	Open	Open	Open	Open	Open	Open	Open	Open
Days to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	172	85	69	122	—	—	—	—
Number of Investors	22	24	21	67	—	5	—	—

(1)	Includes legal, accounting, printing and other offering expenses, including amounts for the reimbursement for marketing, salaries and direct expenses of employees engaged in marketing and other organization expenses.

(2)	Nonaccountable due diligence reimbursement to Selling Group.

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED)
June 30, 2003

			Truckee
	Telluride		River Office	Yerington	NNN	NNN	NNN	NNN
	Barstow,	WREIT,	Tower,	Shopping	Fund VIII,	Town &	‘A’ Credit	Redevelopment
	LLC	Inc.	LLC	Center, LLC	LLC	Country, LLC	TIC, LLC	Fund, LLC

Date Offering Commenced	1-Jun-98	1-Jul-98	21-Aug-98	15-Dec-98	22-Feb-99	10-May-99	10-Aug-99	27-Aug-99
Dollar Amount Raised to Sponsor From Proceeds of Offering	$1,620,000	$14,051,000	$5,550,000	$1,625,000	$8,000,000	$7,200,000	$2,500,000	$7,579,528

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$162,000	$1,124,080	$555,000	$162,500	$800,000	$720,000	$250,000	$757,953
Marketing Support & Due Diligence Reimbursement	—	—	—	—	—	—	—	—
Organization & Marketing Expenses	40,000	632,295	166,500	79,625	240,000	216,000	87,500	265,283
Due Diligence Allowance	24,300	70,255	27,750	8,125	40,000	36,000	12,500	37,898
Acquisition Fees	25,000	—	220,000	73,125	360,000	324,000	100,000	341,079

Totals	$251,300	$1,826,630	$969,250	$323,375	$1,440,000	$1,296,000	$450,000	$1,402,213

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$1,214,500	$4,438,159	$5,944,609	$930,804	$3,353,618	$3,521,983	$1,095,119	$5,236,520

Amounts Paid to Sponsor from Operations — Year 1998
Property Management Fees	$27,506	$26,103	$9,390	$—	$—	$—	$—	$—
Asset Management Fees	14,550	26,932	6,781	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—

Totals	$42,056	$53,035	$16,171	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 1999
Property Management Fees	$39,936	$193,174	$129,204	$17,599	$74,766	$86,309	$7,885	$7,164
Asset Management Fees	41,741	119,017	80,500	6,264	155,585	80,000	11,343	14,234
Leasing Commissions	5,040	34,360	212,925	—	56,146	52,618	—	—

Totals	$86,717	$346,551	$422,629	$23,863	$286,497	$218,927	$19,228	$21,398

Amounts Paid to Sponsor from Operations — Year 2000
Property Management Fees	$31,976	$172,875	$95,941	$28,043	$130,984	$40,467	$38,567	$90,636
Asset Management Fees	8,421	123,475	—	8,291	138,938	26,800	—	174,420
Leasing Commissions	2,074	29,021	45,922	—	25,591	18,394	1,980	20,000

Totals	$42,471	$325,371	$141,863	$36,334	$295,513	$85,661	$40,547	$285,056

Amounts Paid to Sponsor from Operations — Year 2001
Property Management Fees	$44,088	$198,351	$178,444	$27,808	$178,402	$54,256	$52,624	$121,510
Asset Management Fees	33,812	—	179,653	2,764	30,622	—	—	110,160
Leasing Commissions	4,990	27,538	36,364	—	259,687	125,112	49,328	337,495

Totals	$82,890	$225,889	$394,461	$30,572	$468,711	$179,368	$101,952	$569,165

Amounts Paid to Sponsor from Operations — Year 2002
Property Management Fees	$34,200	$190,598	$180,613	$31,265	$148,806	$278,119	$—	$8,708
Asset Management Fees	(1,218)	—	128,500	5,894	—	—	—	104,346
Leasing Commissions	—	27,721	—	—	57,979	—	—	45,682

Totals	$32,982	$218,319	$309,113	$37,159	$206,785	$278,119	$—	$158,736

Amounts Paid to Sponsor from Operations — Year 2003
Property Management Fees	$—	$38,625	$71,318	$11,940	$78,350	$34,098	$—	$—
Asset Management Fees	—	—	—	14,340	518,008	59,126	—	—
Leasing Commissions	—	22,402	7,530	—	35,106	91,873	—	35,106

Totals	$—	$61,027	$78,848	$26,280	$631,464	$185,097	$—	$35,106

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED) — (Continued)
June 30, 2003

	NNN	NNN		NNN	NNN	Kiwi	NNN	NNN
	Exchange	Tech Fund,		Horizon	Westway,	Associates,	2000 Value	Rocky Mountain
	Fund III, LLC	LLC	T REIT, Inc.	Fund LLC	LLC	LLC	Fund, LLC	Exchange, LLC

Date Offering Commenced	15-Sep-99	21-Feb-00	22-Feb-00	30-Mar-00	26-Apr-00	9-Jun-00	15-Jul-00	25-Jul-00
Dollar Amount Raised to Sponsor From Proceeds of Offering	$6,300,000	$3,698,750	$46,395,000	$3,573,000	$3,278,250	$2,681,352	$5,899,000	$2,670,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$630,000	$295,900	$2,065,056	$303,705	$262,260	$214,508	$560,405	$226,950
Marketing Support & Due Diligence Reimbursement	—	73,975	1,567,000	71,460	65,565	53,627	—	53,400
Organization & Marketing Expenses	220,500	129,456	620,000	35,730	114,739	93,847	235,960	106,800
Due Diligence Allowance	31,500	18,494	—	—	16,391	13,407	29,495	—
Acquisition Fees	283,500	166,444	—	—	147,521	120,661	265,455	120,150

Totals	$1,165,500	$684,269	$4,252,056	$410,895	$606,476	$496,050	$1,091,315	$507,300

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$2,107,556	$2,087,720	$4,037,101	$9,854	$1,477,496	$497,429	$1,258,934	$1,381,677

Amounts Paid to Sponsor from Operations — Year 1998
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 1999						$—		$—
Property Management Fees	$8,701	$—	$—	$—	$—	$—	—	—
Asset Management Fees	10,983	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—

Totals	$19,684	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2000
Property Management Fees	$61,999	$49,820	$—	$—	$7,296	$12,602	$—	$—
Asset Management Fees	178,313	7,250	—	—	20,794	26,121	—	—
Leasing Commissions	20,748	8,459	—	—	—	—	—	—

Totals	$261,060	$65,529	$—	$—	$28,090	$38,723	$—	$—

Amounts Paid to Sponsor from Operations — Year 2001
Property Management Fees	$—	$71,108	$106,000	$—	$28,184	$43,828	$63,600	$65,625
Asset Management Fees	—	6,643	—	—	110,248	30,750	—	21,073
Leasing Commissions	13,390	99,110	68,427	—	10,115	12,876	121,481	—

Totals	$13,390	$176,861	$174,427	$—	$148,547	$87,454	$185,081	$86,698

Amounts Paid to Sponsor from Operations — Year 2002
Property Management Fees	$—	$—	$225,000	$—	$34,726	$79,956	$38,290	$66,964
Asset Management Fees	—	—	—	—	—	—	—	9,098
Leasing Commissions	21,699	—	17,896	—	—	45,452	2,738	—

Totals	$21,699	$—	$242,896	$—	$34,726	$125,408	$41,028	$76,062

Amounts Paid to Sponsor from Operations — Year 2003
Property Management Fees	$—	$95,000	$274,737	$—	$21,707	$14,951	$7,465	$30,991
Asset Management Fees	—	—	—	—	—	125,000	—	19,132
Leasing Commissions	6,294	—	41,700	—	—	5,116	—	3,842

Totals	$6,294	$95,000	$316,437	$—	$21,707	$145,067	$7,465	$53,965

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED) — (Continued)
June 30, 2003

	NNN		NNN	NNN	NNN	NNN	NNN	NNN
	2004 Notes	Market	2005 Notes	Sacramento	Dry Creek	Camelot	2001 Value	Washington
	Program, LLC	Center, LLC	Program, LLC	Corp Ctr, LLC	Centre, LLC	Plaza, LLC	Fund, LLC	Square, LLC

Date Offering Commenced	29-Aug-00	1-Sep-00	15-Sep-00	8-Nov-00	15-Nov-00	30-Mar-01	12-Mar-01	1-May-01
Dollar Amount Raised to Sponsor From Proceeds of Offering	$5,000,000	$1,000,000	$2,300,000	$12,000,000	$3,500,000	$2,400,000	$10,992,321	$3,000,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$400,000	$80,000	$184,000	$960,000	$280,000	$192,000	$879,386	$240,000
Marketing Support & Due Diligence Reimbursement	75,000	15,000	34,500	180,000	52,500	60,000	274,808	75,000
Organization & Marketing Expenses	75,000	15,000	34,500	480,000	122,500	120,000	384,731	120,000
Due Diligence Allowance	—	5,000	—	60,000	—	—	—	—
Acquisition Fees	—	—	—	540,000	—	—	549,616	—

Totals	$550,000	$115,000	$253,000	$2,220,000	$455,000	$372,000	$2,088,541	$435,000

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$(319,512)	$(25,938)	$54,717	$3,972,883	$1,605,378	$787,180	$1,093,980	$588,556

Amounts Paid to Sponsor from Operations — Year 1998
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 1999	$—	$—	$—	$—	$—
Property Management Fees	—	—	—	—	—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2000
Property Management Fees	$—	$7,938	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—

Totals	$—	$7,938	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2001
Property Management Fees	$—	$—	$—	$187,429	$67,306	$15,643	$17,505	$—
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	30,398	—	35,067	—	—	—	—

Totals	$—	$30,398	$—	$222,496	$67,306	$15,643	$17,505	$—

Amounts Paid to Sponsor from Operations — Year 2002
Property Management Fees	$—	$—	$—	$167,796	$111,245	$49,822	$164,560	$49,797
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	11,829	—

Totals	$—	$—	$—	$167,796	$111,245	$49,822	$176,389	$49,797

Amounts Paid to Sponsor from Operations — Year 2003
Property Management Fees	$—	$—	$—	$196,587	$50,387	$24,639	$39,281	$24,181
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	28,547	1,553

Totals	$—	$—	$—	$196,587	$50,387	$24,639	$67,828	$25,734

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED) — (Continued)
June 30, 2003

	NNN	NNN	NNN	NNN LV	NNN	NNN	NNN	NNN
	Reno	One Gateway	Gateway	1900 Aerojet	Timberhills	Addison Com	County Center	Arapahoe Svc.
	Trademark, LLC	Plaza, LLC	Aurora, LLC	Way, LLC	Shop Ctr, LLC	Center, LLC	Drive, LLC	Center, LLC

Date Offering Commenced	30-May-01	8-Jun-01	10-Jul-01	26-Jul-01	31-Jul-01	16-Aug-01	18-Sep-01	11-Feb-02
Dollar Amount Raised to Sponsor From Proceeds of Offering	$3,850,000	$4,197,500	$1,054,000	$2,000,000	$3,695,375	$3,650,000	$3,093,750	$4,000,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$327,250	$335,800	$84,320	$150,000	$295,630	$292,000	$247,500	$320,000
Marketing Support & Due Diligence Reimbursement	77,000	62,963	15,810	40,000	92,384	91,250	77,344	100,000
Organization & Marketing Expenses	154,000	167,900	31,620	60,000	147,815	146,000	123,750	160,000
Due Diligence Allowance	—	41,975	10,540	—	—	—	—	—
Acquisition Fees	—	167,900	—	—	—	—	—	100,000

Totals	$558,250	$776,538	$142,290	$250,000	$535,829	$529,250	$448,594	$680,000

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$777,986	$1,636,880	$753,994	$427,593	$818,397	$728,198	$513,832	$787,613

Amounts Paid to Sponsor from Operations — Year 1998
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 1999
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2000
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2001
Property Management Fees	$11,531	$20,152	$48,987	$7,443	$—	$1,379	$5,239	$—
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	20,040	—	4,150	—	—	—

Totals	$11,531	$20,152	$69,027	$7,443	$4,150	$1,379	$5,239	$—

Amounts Paid to Sponsor from Operations — Year 2002
Property Management Fees	$—	$68,100	$53,156	$27,211	$32,935	$81,230	$1,746	$40,777
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	20,736	15,410	—	—	—	—	—

Totals	$—	$88,836	$68,566	$27,211	$32,935	$81,230	$1,746	$40,777

Amounts Paid to Sponsor from Operations — Year 2003
Property Management Fees	$4,105	$27,757	$20,320	$11,812	$18,902	$33,749	$3,709	$28,917
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	3,170	14,327	—	1,852	—	—	—

Totals	$4,105	$30,927	$34,647	$11,812	$20,754	$33,749	$3,709	$28,917

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED) — (Continued)

June 30, 2003

	NNN	VC/RE	NNN	NNN	NNN	NNN	NNN	NNN
	Titan Bldg. &	Balanced Fund II,	City Center	Union	City Center	Pacific Corporate	North Reno	Brookhollow
	Plaza, LLC	LLC	West ‘B’, LLC	Square, LLC	West ‘A’, LLC	Park 1, LLC	LLC	LLC

Date Offering Commenced	18-Feb-02	1-Nov-01	31-Oct-01	28-Jan-02	12-Feb-02	11-Mar-02	31-Mar-02	12-Apr-02
Dollar Amount Raised to Sponsor From Proceeds of Offering	$2,219,808	$—	$8,200,000	$578,000	$1,237,803	$5,800,000	$2,750,000	$6,550,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$177,585	$—	$656,000	$46,240	$99,024	$—	$220,000	$524,000
Marketing Support & Due Diligence Reimbursement	55,495	—	205,000	15,606	30,945	58,000	68,750	163,750
Organization & Marketing Expenses	66,594	—	328,000	10,404	49,512	58,000	110,000	262,000
Due Diligence Allowance	42,176	—	328,000	11,560	—	145,000	—	—
Acquisition Fees	88,792	—	—	—	49,512	—	85,250	229,250

Totals	$430,642	$—	$1,517,000	$83,810	$228,993	$261,000	$484,000	$1,179,000

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$785,103	$—	$1,782,000	$146,808	$1,612,396	$646,280	$374,736	$1,205,898

Amounts Paid to Sponsor from Operations — Year 1998
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 1999
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2000
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2001
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2002
Property Management Fees	$86,102	$—	$9,460	$19,164	$110,202	$106,644	$30,780	$71,181
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	3,833	—	—	—	6,722	—	—	—

Totals	$89,935	$—	$9,460	$19,164	$116,924	$106,644	$30,780	$71,181

Amounts Paid to Sponsor from Operations — Year 2003
Property Management Fees	$39,817	$—	$35,000	$4,025	$89,973	$19,868	$26,275	$62,191
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	1,344	—	—	—	8,781	11,882	—	618

Totals	$41,161	$—	$35,000	$4,025	$98,754	$31,750	$26,275	$62,809

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED) — (Continued)
June 30, 2003

	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN
	2002 Value	1397 Galleria	Bryant Ranch,	4241 Bowling	Wolf Pen	Alamosa Plaza,	Saddleback,	Kahana
	Fund, LLC	Drive, LLC	LLC	Green, LLC	Plaza, LLC	LLC	LLC	Gateway, LLC

Date Offering Commenced	15-May-02	24-May-02	10-Jun-02	14-Jun-02	1-Jul-02	18-Jul-02	30-Aug-02	9-Oct-02
Dollar Amount Raised to Sponsor From Proceeds of Offering	$29,799,260	$1,950,000	$5,000,000	$2,850,000	$5,500,000	$6,650,000	$3,865,800	$8,140,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$2,383,941	$156,000	$400,000	$228,000	$440,000	$532,000	$309,264	$651,200
Marketing Support & Due Diligence Reimbursement	744,982	48,750	125,000	71,250	137,500	166,250	96,645	203,500
Organization & Marketing Expenses	744,982	78,000	200,000	114,000	220,000	266,000	154,632	325,600
Due Diligence Allowance	—	—	—	—	—	—	—	—
Acquisition Fees	1,638,959	48,750	125,000	71,250	165,000	166,250	96,645	162,800

Totals	$5,512,864	$331,500	$850,000	$484,500	$962,500	$1,130,500	$657,186	$1,343,100

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$1,171,916	$163,128	$483,390	$267,467	$640,927	$583,155	$490,398	$541,093

Amounts Paid to Sponsor from Operations — Year 1998
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 1999
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2000
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2001
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2002
Property Management Fees	$9,495	$5,291	$10,807	$5,340	$28,718	$17,114	$20,571	$—
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	1,636	—

Totals	$9,495	$5,291	$10,807	$5,340	$28,718	$17,114	$22,207	$—

Amounts Paid to Sponsor from Operations — Year 2003
Property Management Fees	$113,845	$12,228	$22,570	$23,900	$50,962	$40,783	$15,149	$913
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	7,339	—	1,630	—	4,082	—

Totals	$113,845	$12,228	$29,909	$23,900	$52,592	$40,783	$19,231	$913

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED) — (Continued)
June 30, 20003

				NNN		NNN		NNN
	NNN	NNN	NNN	Parkwood		2006 Notes	NNN	Beltline/
	Springtown Mall	Congress	Park Sahara,	Complex	G REIT,	Program,	Buschwood,	Royal Ridge,
	Investors, LLC	Center LLC	LLC	LLC	Inc.	LLC	LLC	LLC

Date Offering Commenced	10-Oct-02	15-Oct-02	25-Oct-02	28-Oct-02	22-Jul-02	1-Aug-02	20-Dec-02	8-Nov-02
Dollar Amount Raised to Sponsor From Proceeds of Offering	$2,550,000	$39,067,812	$4,953,000	$7,472,000	$71,777,833	$1,044,881	$3,200,000	$4,490,500

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$204,000	$3,125,425	$396,240	$597,760	$5,882,810	$67,917	$256,000	$359,240
Marketing Support & Due Diligence Reimbursement	63,750	976,695	123,825	186,800	1,917,082	10,449	80,000	112,263
Organization & Marketing Expenses	102,000	1,562,712	198,120	298,880	—	5,224	128,000	179,620
Due Diligence Allowance	—	—	—	—	—	—	—	—
Acquisition Fees	63,750	859,492	123,825	186,800	—	—	96,000	112,263

Totals	$433,500	$6,524,324	$842,010	$1,270,240	$7,799,892	$83,590	$560,000	$763,386

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$322,462	$1,510,400	$300,116	$990,794	$1,279,358	$(2,501)	$151,292	$226,281

Amounts Paid to Sponsor from Operations — Year 1998
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 1999
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2000
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2001
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2002
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—	$—

Amounts Paid to Sponsor from Operations — Year 2003
Property Management Fees	$23,504	$145,250	$6,076	$—	$236,193	$—	$11,156	$—
Asset Management Fees	—	—	—	—	—	—	—	—
Leasing Commissions	—	—	—	471	5,964	—	—	—

Totals	$23,504	$145,250	$6,076	$471	$242,157	$—	$11,156	$—

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED) — (Concluded)
June 30, 20003

							NNN
	NNN			NNN	NNN	NNN	Arapahoe
	Parkway	NNN	NNN	Xerox	Jamboree	Jefferson	Bus.	NNN	Total
	Towers,	Netpark,	602 Sawyer,	Centre,	Promenade,	Square,	Park,	901 Corporate,	All
	LLC	LLC	LLC	LLC	LLC	LLC	LLC	LLC	Programs

Date Offering Commenced	18-Nov-02	18-Mar-03	28-Mar-03	14-Feb-03	20-Jun-03	1-May-03	13-Jun-03	13-Jun-03
Dollar Amount Raised to Sponsor From Proceeds of Offering	$6,713,762	$23,492,250	$4,207,625	$20,468,500	$—	$—	$—	$—	$468,882,660

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group Members	$537,101	$1,879,380	$336,610	$1,637,480	$—	$—	$—	$—	$36,461,420
Marketing Support & Due Diligence Reimbursement	167,844	587,306	105,191	511,713	—	—	—	—	10,242,927
Organization & Marketing Expenses	268,550	939,690	168,305	818,740	—	—	—	—	13,284,616
Due Diligence Allowance	—	1,386,043	—	—	—	—	—	—	2,396,409
Acquisition Fees	167,844	657,783	96,775	204,685	—	—	—	—	9,401,126

Totals	$1,141,339	$5,450,202	$706,881	$3,172,618	$—	$—	$—	$—	$71,786,498

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	$175,979	$98,084	$—	$272,786	$—	$—	$—	$—	$69,014,562

Amounts Paid to Sponsor from Operations — Year 1998
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—	$62,999
Asset Management Fees	—	—	—	—	—	—	—	—	48,263
Leasing Commissions	—	—	—	—	—	—	—	—	—

Totals	$—	$—	$—	$—	$—	$—	$—	$—	$111,262

Amounts Paid to Sponsor from Operations — Year 1999
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—	$564,738
Asset Management Fees	—	—	—	—	—	—	—	—	519,667
Leasing Commissions	—	—	—	—	—	—	—	—	361,089

Totals	$—	$—	$—	$—	$—	$—	$—	$—	$1,445,494

Amounts Paid to Sponsor from Operations — Year 2000
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—	$769,144
Asset Management Fees	—	—	—	—	—	—	—	—	712,823
Leasing Commissions	—	—	—	—	—	—	—	—	172,189

Totals	$—	$—	$—	$—	$—	$—	$—	$—	$1,654,156

Amounts Paid to Sponsor from Operations — Year 2001
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—	$1,616,442
Asset Management Fees	—	—	—	—	—	—	—	—	525,725
Leasing Commissions	—	—	—	—	—	—	—	—	1,255,568

Totals	$—	$—	$—	$—	$—	$—	$—	$—	$3,397,735

Amounts Paid to Sponsor from Operations — Year 2002
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—	$2,696,489
Asset Management Fees	—	—	—	—	—	—	—	—	246,620
Leasing Commissions	—	—	—	—	—	—	—	—	279,333

Totals	$—	$—	$—	$—	$—	$—	$—	$—	$3,222,442

Amounts Paid to Sponsor from Operations — Year 2003
Property Management Fees	$—	$—	$—	$—	$—	$—	$—	$—	$2,143,206
Asset Management Fees	—	—	—	—	—	—	—	—	735,606
Leasing Commissions	—	—	—	—	—	—	—	—	340,529

Totals	$—	$—	$—	$—	$—	$—	$—	$—	$3,219,341

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
Year Ending December 31, 1998

			Truckee
	Telluride	WREIT,	River Office	Total
	Barstow, LLC	Inc.	Tower, LLC	All Programs

Gross Revenues	$497,240	$594,158	$195,692	$1,287,090
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses	209,494	258,680	42,840	511,014
Interest Expense	177,908	208,078	88,346	474,332
Depreciation & Amortization	47,183	77,537	15,417	140,137

Net Income — GAAP Basis	62,655	49,863	49,089	161,607

Taxable Income From:
Operations	62,655	49,863	49,089	161,607
Gain on Sale	—	—	—	—
Cash Generated From:
Operations	109,838	127,400	64,506	301,744
Sales	—	—	—	—
Refinancing	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	109,838	127,400	64,506	301,744
Less: Cash Distributions to Investors From:
Operating Cash Flow	77,052	89,971	—	167,023
Sales & Refinancing	—	—	—	—
Other	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	32,786	37,429	64,506	134,721
Less: Special Items (not including Sales & Refinancing)	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$32,786	$37,429	$64,506	$134,721

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$38.68	$14.64	$8.84
— from recapture	—	—	—
Capital Gain (Loss)	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)	—	—	—
— Investment Income	—	—	—
— Return of Capital	—	—	—
Sources (on Cash basis)
— Sales	—	—	—
— Refinancing	—	—	—
— Operations	$47.56	$26.42	$16.21

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
Year Ending December 31, 1999

			Truckee
			River	Yerington	NNN	NNN	NNN	NNN	NNN
	Telluride		Office	Shopping	Fund	Town &	‘A’ Credit	Redevelopment	Exchange	Total
	Barstow,	WREIT,	Tower,	Center,	VIII,	Country,	TIC,	Fund,	Fund III,	All
	LLC	Inc.	LLC	LLC	LLC	LLC	LLC	LLC	LLC	Programs

Gross Revenues	$721,168	$4,726,712	$2,598,280	$393,367	$1,821,793	$1,727,435	$157,783	$2,149,377	$119,731	$14,415,646
Profit on Sale of Properties	—	—	—	—	—	—	—	—	—	—
Less: Operating Expenses	366,116	1,904,986	999,301	90,371	896,924	404,167	51,239	46,345	14,938	4,774,387
Interest Expense	244,781	2,305,776	924,827	188,529	504,872	924,805	34,049	14,644	48,819	5,191,102
Depreciation & Amortization	97,330	707,842	366,688	67,598	227,102	284,211	17,127	21,056	—	1,788,954

Net Income — GAAP Basis	$12,941	$(191,892)	$307,464	$46,869	$192,895	$114,252	$55,368	$2,067,332	$55,974	$2,661,203

Taxable Income From:
Operations	$12,941	$(191,892)	$307,464	$46,869	$192,895	$114,252	$55,368	$2,067,332	$55,974	$2,661,203
Gain on Sale	—	—	—	—	—	—	—	—	—	—
Cash Generated From:
Operations	110,271	515,950	674,152	114,467	419,997	398,463	72,495	2,088,388	55,974	4,450,157
Sales	—	—	—	—	—	—	—	—	—	—
Refinancing	—	526,326	—	—	—	—	—	—	—	526,326

Cash Generated From Operations, Sales & Refinancing	110,271	1,042,276	674,152	114,467	419,997	398,463	72,495	2,088,388	55,974	4,976,483
Less: Cash Distributions to Investors From:
Operating Cash Flow	110,271	515,950	477,187	110,232	210,592	173,253	8,927	286	—	1,606,698
Sales & Refinancing	—	93,660	—	—	—	—	—	—	—	93,660
Other	68,879	—	—	—	—	—	—	—	—	68,879

Cash Generated (Deficiency) after Cash Distributions	(68,879)	432,666	196,965	4,235	209,405	225,210	63,568	2,088,102	55,974	3,207,246
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items*	$(68,879)	$432,666	$196,965	$4,235	$209,405	$225,210	$63,568	$2,088,102	$55,974	$3,207,246

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$7.99	$(23.34)	$55.40	$29.31	$24.40	$16.15	$32.40	$586.85	$13.44
— from recapture	—	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—	—	—
— Return of Capital	42.52	—	—	—	—	—	—	—	—
Sources (on Cash basis)
— Sales	—	11.39	—	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—	—	—
— Operations	$68.07	$62.76	$85.98	$68.94	$26.64	$24.49	$5.22	$0.08	$—

*	The cash deficiency results from distributions in excess of operating cash flow for this year, which represents a partial return of capital.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
Year Ending December 31, 2000

			Truckee	Yerington	NNN	NNN
	Telluride	WREIT,	River Office	Shopping	Fund VIII,	Town &
	Barstow, LLC	Inc.	Tower, LLC	Center, LLC	LLC	Country, LLC

Gross Revenues	$803,386	$5,273,301	$2,464,508	$552,572	$3,676,500	$3,566,136
Profit on Sale of Properties	—	2,129,054	—	—	—	—
Less: Operating Expenses	333,226	2,059,845	790,677	125,306	2,147,409	1,130,517
Interest Expense	243,349	2,445,182	1,223,147	255,493	1,406,062	2,521,820
Depreciation & Amortization	103,333	805,225	495,568	94,293	305,629	716,017

Net Income — GAAP Basis	123,478	2,092,103	(44,884)	77,480	(182,600)	(802,218)

Taxable Income From:
Operations	123,478	(36,913)	(44,884)	77,480	(182,600)	(802,218)
Gain on Sale	—	2,129,016	—	—	—	—
Cash Generated From:
Operations	226,811	768,312	450,684	171,773	123,029	(86,201)
Sales	—	2,129,016	—	—	—	—
Refinancing	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	226,811	2,897,328	450,684	171,773	123,029	(86,201)
Less: Cash Distributions to Investors From:
Operating Cash Flow	205,709	768,312	450,684	164,301	123,029	—
Sales & Refinancing	—	2,129,016	—	—	—	—
Other	—	2,998,223	64,839	—	348,894	512,827

Cash Generated (Deficiency) after Cash Distributions	21,102	(2,998,223)	(64,839)	7,472	(348,894)	(599,028)
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$21,102	$(2,998,223)*	$(64,839)*	$7,472	$(348,894)*	$(599,028)*

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$76.22	$254.49	$(8.09)	$48.45	$(22.83)	$(111.42)
— from recapture	—	—	—	—	—	—
Capital Gain (Loss)	—	258.98	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—
— Return of Capital	—	364.71	11.68	—	43.61	71.23
Sources (on Cash basis)
— Sales	—	258.98	—	—	—	—
— Refinancing	—	—	—	—	—	—
— Operations	$126.98	$93.46	$81.20	$102.75	$15.38	$—

* The cash deficiency results from distributions in excess of operating cash flow for this year, which represents a partial return of capital.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
Year Ending December 31, 2000

	NNN	NNN	NNN			NNN
	‘A’ Credit	Redevelopment	Exchange	NNN Tech	T REIT,	Horizon	NNN
	TIC, LLC	Fund, LLC	Fund III, LLC	Fund, LLC	Inc.	Fund, LLC	Westway, LLC

Gross Revenues	$926,128	$3,189,950	$2,462,661	$1,111,917	$298,621	$9,854	$565,153
Profit on Sale of Properties	—	—	—	—	—	—	—
Less: Operating Expenses	267,829	1,423,608	990,918	400,408	192,826	—	186,988
Interest Expense	445,545	1,287,181	959,575	383,370	168,205	—	215,018
Depreciation & Amortization	147,875	212,247	336,574	207,023	38,373	—	38,716

Net Income — GAAP Basis	64,879	266,914	175,594	121,116	(100,783)	9,854	124,431

Taxable Income From:
Operations	64,879	266,914	175,594	121,116	(76,705)	9,854	124,431
Gain on Sale	—	—	—	—	—	—	—
Cash Generated From:				—	—	—	—
Operations	212,754	479,161	512,168	328,139	278,602	9,854	163,147
Sales	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	212,754	479,161	512,168	328,139	278,602	9,854	163,147
Less: Cash Distributions to Investors From:
Operating Cash Flow	135,334	479,161	453,523	157,118	149,207	9,854	92,210
Sales & Refinancing	—	—	—	—	—		—
Other	—	80,670	—	—	—	28,260	—

Cash Generated (Deficiency) after Cash Distributions	77,420	(80,670)	58,645	171,021	129,395	(28,260)	70,937
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$77,420	$(80,670)*	$58,645	$171,021	$129,395	$(28,260)*	$70,937

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$26.16	$35.22	$27.87	$32.75	$(15.34)	$2.76	$38.54
— from recapture	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—
— Return of Capital	—	10.64	—	—	22.72	7.91	—
Sources (on Cash basis)
— Sales	—	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—
— Operations	$54.57	$63.22	$71.99	$42.48	$—	$2.76	$28.56

* The cash deficiency results from distributions in excess of operating cash flow for this year, which represents a partial return of capital.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Concluded)
Year Ending December 31, 2000

	Kiwi	NNN	NNN	NNN	Market	NNN
	Assoc.,	2000 Value	Rocky Mount.	2004 Notes	Center,	2005 Notes	Total
	LLC	Fund, LLC	Exchange, LLC	Program, LLC	LLC	Program, LLC	All Programs

Gross Revenues	$475,950	$16,241	$109,173	$1,515	$214,991	$1,406	$25,719,963
Profit on Sale of Properties	—	—	—	—		—	2,129,054
Less: Operating Expenses	188,497	4,168	14,777	—	171,603	—	10,428,602
Interest Expense	219,788	53,583	13,431	—	21,454	—	11,862,203
Depreciation & Amortization	73,998	12,138	17,493	—	39,903	—	3,644,405

Net Income — GAAP Basis	(6,333)	(53,648)	63,472	1,515	(17,969)	1,406	1,913,807

Taxable Income From:
Operations	(6,333)	(53,648)	63,472	1,515	(17,969)	1,406	(191,131)
Gain on Sale	—	—	—	—	—	—	2,129,016
Cash Generated From:	—	—	—	—	—	—	—
Operations	67,665	(41,510)	80,965	1,515	21,934	1,406	3,770,208
Sales	—	—	—	—	—	—	2,129,016
Refinancing	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	67,665	(41,510)	80,965	1,515	21,934	1,406	5,899,224
Less: Cash Distributions to Investors From:
Operating Cash Flow	67,665	—	17,266	—	13,467	—	3,286,840
Sales & Refinancing	—	—	—	—	—	—	2,129,016
Other	23,252	7,907	—	27,031	—	2,681	4,094,584

Cash Generated (Deficiency) after Cash Distributions	(23,252)	(49,417)	63,699	(25,516)	8,467	(1,275)	(3,611,215)
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(23,252)*	$(49,417)*	$63,699	$(25,516)	$8,467	$(1,275)	$(3,611,215)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(2.55)	$(9.09)	$24.51	$1.42	$(17.97)	$2.21
— from recapture	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—
— Return of Capital	9.37	1.34	—	25.40	—	4.22
Sources (on Cash basis)
— Sales	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—
— Operations	$27.27	$—	$6.67	$—	$13.47	$—

* The cash deficiency results from distributions in excess of operating cash flow for this year, which represents a partial return of capital.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
Year Ending December 31, 2001

			Truckee
	Telluride		River Office	Yerington	NNN	NNN	NNN	NNN
	Barstow,	WREIT,	Tower,	Shopping	Fund VIII,	Town &	‘A’ Credit	Redevelopment
	LLC	Inc.	LLC	Center, LLC	LLC	Country, LLC	TIC, LLC	Fund, LLC

Gross Revenues	$878,454	$4,260,466	$3,505,582	$562,750	$4,126,402	$3,922,624	$1,049,490	$3,817,950
Profit on Sale of Properties
Less: Operating Expenses	339,035	1,503,530	1,090,394	108,111	2,041,339	926,932	357,680	1,969,733
Interest Expense	240,268	1,723,598	1,005,675	252,719	1,460,949	2,106,163	438,999	1,697,320
Depreciation & Amortization	100,579	579,217	537,003	94,015	526,427	768,602	145,016	484,980

Net Income — GAAP Basis	198,572	454,121	872,510	107,905	97,687	120,927	107,795	(334,083)

Taxable Income From:
Operations	198,572	454,121	872,510	107,905	97,687	120,927	107,795	(334,083)
Gain on Sale	—	—	—	—	—	—	—	—
Cash Generated From:
Operations	299,151	1,033,338	1,409,513	201,920	624,114	889,529	252,811	150,897
Sales	—	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	299,151	1,033,338	1,409,513	201,920	624,114	889,529	252,811	150,897
Less: Cash Distributions to Investors From:
Operating Cash Flow	129,537	827,265	436,211	138,977	401,441	330,000	160,244	150,897
Sales & Refinancing	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	469,813

Cash Generated (Deficiency) after Cash Distributions	169,614	206,073	973,302	62,943	222,673	559,529	92,567	(469,813)
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$169,614	$206,073	$973,302	$62,943	$222,673	$559,529	$92,567	$(469,813)*

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$122.58	$32.32	$157.21	$66.40	$12.21	$16.80	$43.12	$(44.08)
— from recapture	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—	—
— Return of Capital	—	—	—	—	—	—	—	61.98
Sources (on Cash basis)
— Sales	—	—	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—	—
— Operations	$79.96	$58.88	$78.60	$85.52	$50.18	$45.83	$64.10	$19.91

*	The cash deficiency results from distributions in excess of operating cash flow for this year, which represents a partial return of capital.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
Year Ending December 31, 2001

	NNN	NNN		NNN	NNN	Kiwi	NNN	NNN
	Exchange	Tech	T REIT,	Horizon	Westway,	Associates,	2000 Value	Rocky Mount.
	Fund III, LLC	Fund, LLC	Inc.	Fund LLC	LLC	LLC	Fund, LLC	Exchange, LLC

Gross Revenues	$2,517,985	$2,064,930	$4,142,782	$—	$1,595,133	$1,199,341	$3,037,590	$1,280,417
Profit on Sale of Properties			(177,948)	—
Less: Operating Expenses	1,022,907	854,112	1,761,590	—	599,959	523,597	1,173,655	563,911
Interest Expense	1,039,123	831,655	2,117,069	—	625,527	868,304	1,066,850	375,515
Depreciation & Amortization	345,264	283,718	611,765	—	185,539	165,797	388,313	184,025

Net Income — GAAP Basis	110,691	95,445	(525,590)	—	184,108	(358,357)	408,772	156,966

Taxable Income From:
Operations	110,691	95,445	(347,642)	—	184,108	(358,357)	408,772	156,966
Gain on Sale	—	—	(177,948)	—	—	—	—	—
Cash Generated From:
Operations	455,955	379,163	(1,469,058)	—	369,647	(192,560)	797,085	340,991
Sales	—	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	455,955	379,163	(1,469,058)	—	369,647	(192,560)	797,085	340,991
Less: Cash Distributions to Investors From:
Operating Cash Flow	351,749	273,090	16,637	—	239,979	—	468,621	197,105
Sales & Refinancing	—	—	—		—	—	—	—
Other	—	—	1,145,621	—	—	194,886	—	—

Cash Generated (Deficiency) after Cash Distributions	104,206	106,073	(2,614,679)	—	129,668	(387,446)	328,464	143,886
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$104,206	$106,073	$(2,614,679)	$—	$129,668	$(387,446)*	$328,464	$143,886

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$17.57	$25.80	$(21.65)	$—	$56.16	$(133.65)	$69.30	$58.79
— from recapture	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—	—
— Return of Capital	—	—	47.19	—	—	72.68	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—	—
— Operations	$55.83	$73.83	$—	$—	$73.20	$—	$79.44	$73.82

*	The cash deficiency results from distributions in excess of operating cash flow for this year, which represents a partial return of capital.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
Year Ending December 31, 2001

	NNN		NNN	NNN			NNN	NNN
	2004 Notes	Market	2005 Notes	Sacramento	NNN	NNN	2001 Value	Washington
	Program,	Center,	Program,	Corp Ctr,	Dry Creek	Camelot	Fund,	Square,
	LLC	LLC	LLC	LLC	Centre, LLC	Plaza, LLC	LLC	LLC

Gross Revenues	$290,038	$875,500	$251,235	$3,416,107	$1,171,154	$328,020	$437,688	$127,273
Profit on Sale of Properties						—	—	—
Less: Operating Expenses	24,252	705,967	8,602	1,125,024	456,795	189,205	201,382	21,056
Interest Expense	390,423	365,559	238,688	1,377,834	527,073	94,541	139,719	57,050
Depreciation & Amortization	166,500	159,613	62,225	553,848	247,019	12,669	12,134	16,798

Net Income — GAAP Basis	(291,137)	(355,639)	(58,280)	359,401	(59,733)	31,605	84,453	32,369

Taxable Income From:
Operations	(291,137)	(355,639)	(58,280)	359,401	(59,733)	31,605	84,453	32,369
Gain on Sale	—	—	—	—	—	—	—	—
Cash Generated From:
Operations	(124,637)	(196,026)	3,945	913,249	187,286	44,274	96,587	49,167
Sales	—	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	(124,637)	(196,026)	3,945	913,249	187,286	44,274	96,587	49,167
Less: Cash Distributions to Investors From:
Operating Cash Flow	—	—	—	682,579	187,286	44,274	18,349	17,717
Sales & Refinancing	—	—	—	—	—	—	—	—
Other	—	97,533	—	—	47,504	21,037	—	—

Cash Generated (Deficiency) after Cash Distributions	(124,637)	(293,559)	3,945	230,670	(47,504)	(21,037)	78,238	31,450
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(124,637)	$(293,559)*	$3,945	$230,670	$(47,504)*	$(21,037)*	$78,238	$31,450

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(58.23)	$(355.64)	$(25.34)	$29.95	$(17.07)	$13.17	$33.01	$10.79
— from recapture	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—	—
— Return of Capital	—	97.53	—	—	13.57	8.77	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—	—
— Operations	$—	$—	$—	$56.88	$53.51	$18.45	$7.17	$5.91

*	The cash deficiency results from distributions in excess of operating cash flow for this year, which represents a partial return of capital.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Concluded)
Year Ending December 31, 2001

	NNN	NNN	NNN	NNN	NNN		NNN
	Reno	One	Gateway	LV 1900	Timberhills	NNN	County
	Trademark,	Gateway	Aurora,	Aerojet Way,	Shop Ctr,	Addison Com	Center	Total
	LLC	Plaza, LLC	LLC	LLC	LLC	Center, LLC	Drive, LLC	All Programs

Gross Revenues	$265,375	$842,361	$913,035	$166,726	$77,703	$173,552	$138,063	$47,435,726
Profit on Sale of Properties	—	—	—	—	—	—	—	(177,948)
Less: Operating Expenses	37,572	267,796	303,713	23,027	8,661	33,924	26,648	18,270,109
Interest Expense	36,922	238,740	379,951	68,696	13,135	46,823	47,051	19,871,939
Depreciation & Amortization	46,769	136,490	115,621	34,491	10,545	33,654	27,395	7,036,032

Net Income — GAAP Basis	144,112	199,335	113,750	40,512	45,362	59,151	36,969	2,079,698

Taxable Income From:
Operations	144,112	199,335	113,750	40,512	45,362	59,151	36,969	2,257,646
Gain on Sale	—	—	—	—	—	—	—	(177,948)
Cash Generated From:								—
Operations	190,881	335,825	229,371	75,003	55,907	92,805	64,364	7,560,497
Sales	—	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	190,881	335,825	229,371	75,003	55,907	92,805	64,364	7,560,497
Less: Cash Distributions to Investors From:								—
Operating Cash Flow	69,398	106,446	6,120	40,000	—	18,385	4,010	5,299,680
Sales & Refinancing	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	1,976,394

Cash Generated (Deficiency) after Cash Distributions	121,483	229,379	223,251	35,003	55,907	74,420	60,354	284,423
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$121,483	$229,379	$223,251	$35,003	$55,907	$74,420	$60,354	$284,423

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$37.43	$47.49	$56.88 **	$20.26	$12.28	$17.66	$34.67
— from recapture	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—
— Return of Capital	—	—	—	—	—	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—
— Operations	$18.03	$25.36	$3.06	$20.00	$—	$5.49	$3.76

**	Gateway Aurora’s tax and distribution data is adjusted for the 52.7% of the program that was actually sold.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
YEAR ENDING DECEMBER 31, 2002

			Truckee	Yerington		NNN	NNN	NNN
	Telluride	WREIT,	River Office	Shopping	NNN Fund	Town &	‘A’ Credit	Redevelopment
	Barstow, LLC	Inc.	Tower, LLC	Center, LLC	VIII, LLC	Country, LLC	TIC, LLC	Fund, LLC

Gross Revenues	$787,786	$2,656,537	$3,118,927	$561,557	$3,554,830	$4,448,323	$916,337	$4,216,654
Profit on Sale of Properties					3,895,402
Less: Operating Expenses	362,943	1,130,976	1,087,554	128,858	2,220,655	1,239,771	253,748	1,689,828
Interest Expense	237,642	914,694	625,777	250,000	1,065,260	2,070,594	437,908	1,455,140
Depreciation & Amortization	103,709	471,458	542,389	94,016	417,388	841,251	168,888	757,357

Net Income — GAAP Basis	83,492	139,409	863,207	88,683	3,746,929	296,707	55,793	314,329

Taxable Income From:
Operations	83,492	139,409	863,207	88,683	(148,473)	296,707	55,793	314,329
Gain on Sale	—	—	—	—	3,895,402	—	—	—
Cash Generated From:
Operations	187,201	610,867	1,405,596	182,699	268,915	1,137,958	224,681	1,071,686
Sales	—	—	—	—	3,895,402	—	—	—
Refinancing	—	—	—	—	—	4,778,700	—	—

Cash Generated From Operations, Sales & Refinancing	187,201	610,867	1,405,596	182,699	4,164,317	5,916,658	224,681	1,071,686
Less: Cash Distributions to Investors From:
Operating Cash Flow	133,298	610,867	480,630	151,613	411,142	394,920	175,000	869,309
Sales & Refinancing	—	1,676,037	—	—	3,705,524	492,000	—	—
Other	—	216,111	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	53,903	(1,892,148)	924,966	31,086	47,651	5,029,738	49,681	202,377
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$53,903	$(1,892,148)*	$924,966	$31,086	$47,651	$5,029,738	$49,681	$202,377

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$51.54	$9.92	$155.53	$54.57	$(18.56)	$41.21	$22.32	41.47
— from recapture	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	486.93	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—	—
— Return of Capital	—	15.38	—	—	—	—	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	463.19	—	—	—
— Refinancing	—	119.28	—	—	—	68.33	—	—
— Operations	$82.28	$43.47	$86.60	$93.30	$51.39	$54.85	$70.00	$114.69

*	The cash deficiency results from distributions in excess of operating cash flow for this year, which represents a partial return of capital.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
YEAR ENDING DECEMBER 31, 2002

	NNN	NNN		NNN		Kiwi	NNN	NNN
	Exchange	Tech Fund,	T REIT,	Horizon	NNN	Associates,	2000 Value	Rocky Mount.
	Fund III, LLC	LLC	Inc.	Fund, LLC	Westway, LLC	LLC	Fund, LLC	Exchange, LLC

Gross Revenues	$2,534,151	$2,010,089	$6,799,384	$—	$1,599,920	$1,191,304	$1,280,857	$1,383,040
Profit on Sale of Properties			213,352	—			$4,910,117
Less: Operating Expenses	1,051,188	626,095	2,302,438	—	534,971	480,819	670,294	580,334
Interest Expense	1,032,014	657,112	1,756,835	—	624,375	557,862	377,308	294,155
Depreciation & Amortization	337,387	262,282	659,705	—	193,044	170,737	298,886	189,548

Net Income — GAAP Basis	113,562	464,600	2,293,758	—	247,530	(18,114)	4,844,486	319,003

Taxable Income From:
Operations	113,562	464,600	2,080,406	—	247,530	(18,114)	(65,631)	319,003
Gain on Sale	—	—	213,352	—	—	—	4,910,117	—
Cash Generated From:
Operations	450,949	726,882	2,475,805	—	440,574	152,623	233,255	508,551
Sales	—	—	1,502,197	—	—	—	4,910,117	—
Refinancing	—	—	—	—	—	476,658	—	—

Cash Generated From Operations, Sales & Refinancing	450,949	726,882	3,978,002	—	440,574	629,281	5,143,372	508,551
Less: Cash Distributions to Investors From:
Operating Cash Flow	317,599	307,100	2,475,805	—	264,000	152,623	233,255	170,221
Sales & Refinancing	—	—	—		—	—	5,225,000	—
Other	—	—	386,794	—	—	73,211	14,831	—

Cash Generated (Deficiency) after Cash Distributions	133,350	419,782	1,115,403	—	176,574	403,447	(329,714)	338,330
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$133,350	$419,782	$1,115,403	$—	$176,574	$403,447	$(329,714)*	$338,330

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$18.03	$125.61	$44.84	$—	$75.51	$(6.76)	$(11.13)	119.48
— from recapture	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	832.36	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	53.36	—	—	—	—	—
— Return of Capital	—	—	8.34	—	—	27.30	2.51	—
Sources (on Cash basis)
— Sales	—	—	—	—	—	—	885.74	—
— Refinancing	—	—	—	—	—	—	—
— Operations	$50.41	$83.03	$53.36	$—	$80.53	$56.92	$39.54	$63.75

*	The cash deficiency results from distributions in excess of operating cash flow for this year, which represents a partial return of capital.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
YEAR ENDING DECEMBER 31, 2002

	NNN		NNN	NNN	NNN	NNN	NNN	NNN
	2004 Notes	Market	2005 Notes	Sacramento	Dry Creek	Camelot	2001 Value	Washington
	Program, LLC	Center, LLC	Program, LLC	Corp Ctr, LLC	Centre, LLC	Plaza, LLC	Fund, LLC	Square, LLC

Gross Revenues	$518,478	$853,613	$304,795	$4,980,958	$1,811,897	$988,383	$2,149,060	$827,109
Profit on Sale of Properties
Less: Operating Expenses	15,400	716,281	2,880	1,389,347	542,658	340,306	911,964	189,342
Interest Expense	547,696	82,182	232,299	1,829,477	627,970	237,811	689,985	370,182
Depreciation & Amortization	169,189	150,788	65,728	710,744	256,762	145,325	380,986	150,819

Net Income — GAAP Basis	(213,807)	(95,638)	3,888	1,051,390	384,507	264,941	166,124	116,766

Taxable Income From:								—
Operations	(213,807)	(95,638)	3,888	1,051,390	384,507	264,941	166,124	116,766
Gain on Sale	—	—	—	—	—	—	—	—
Cash Generated From:
Operations	(44,618)	55,150	69,616	1,762,134	641,269	410,266	547,110	267,585
Sales	—	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	(44,618)	55,150	69,616	1,762,134	641,269	410,266	547,110	267,585
Less: Cash Distributions to Investors From:
Operating Cash Flow	—	—	—	945,800	288,750	203,984	520,357	240,000
Sales & Refinancing	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	(44,618)	55,150	69,616	816,334	352,519	206,282	26,753	27,585
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(44,618)	$55,150	$69,616	$816,334	$352,519	$206,282	$26,753	$27,585

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(42.76)	$(95.64)	$1.69	$87.62	$109.86	$110.39	$15.11	$38.92
— from recapture	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—	—
— Return of Capital	—	—	—	—	—	—	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—	—
— Operations	$—	$—	$—	$78.82	$82.50	$84.99	$47.34	$80.00

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
Year Ending December 31, 2002

	NNN			NNN
	Reno	NNN	NNN	LV 1900	NNN	NNN	NNN	NNN
	Trademark,	One Gateway	Gateway	Aerojet	Timberhills	Addison Com	County Center	Arapahoe Svc.
	LLC	Plaza, LLC	Aurora, LLC	Way, LLC	Shop Ctr, LLC	Center, LLC	Drive, LLC	Center, LLC

Gross Revenues	$491,591	$2,264,441	$1,175,777	$565,241	$1,148,693	$1,292,237	$664,872	$837,160
Profit on Sale of Properties
Less: Operating Expenses	73,528	714,827	476,298	77,190	209,085	171,434	105,116	98,357
Interest Expense	117,964	698,362	565,018	271,488	477,577	566,963	257,059	223,398
Depreciation & Amortization	135,903	289,181	167,521	117,861	191,684	231,570	122,895	128,761

Net Income — GAAP Basis	164,197	562,071	(33,060)	98,702	270,347	322,270	179,802	386,644

Taxable Income From:
Operations	164,197	562,071	(33,060)	98,702	270,347	322,270	179,802	386,644
Gain on Sale	—	—	—	—	—	—	—	—
Cash Generated From:
Operations	300,100	851,252	134,461	216,563	462,031	553,840	302,697	515,405
Sales	—	—	—	—	—	—	—	—
Refinancing	1,863,754	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	2,163,854	851,252	134,461	216,563	462,031	553,840	302,697	515,405
Less: Cash Distributions to Investors From:
Operating Cash Flow	300,100	378,000	90,470	160,000	296,216	286,869	202,415	192,562
Sales & Refinancing	1,837,502	—	—	—	—	—	—	—
Other	208,168	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	(181,916)	473,252	43,991	56,563	165,815	266,971	100,282	322,843
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(181,916)*	$473,252	$43,991	$56,563	$165,815	$266,971	$100,282	$322,843

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$42.65	$133.91	$(31.37)	$49.35	$73.16	$88.29	$58.12	$96.66
— from recapture	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—	—
— Return of Capital	54.07	—	—	—	—	—	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—	—	—	—
— Refinancing	477.27	—	—	—	—	—	—	—
— Operations	$77.95	$90.05	$85.83	$80.00	$80.16	$78.59	$65.43	$48.14

*	The cash deficiency results from distributions in excess of operating cash flow for this year, which represents a partial return of capital.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
Year Ending December 31, 2002

	NNN	VC/RE	NNN	NNN	NNN	NNN	NNN	NNN
	Titan Bldg. &	Balanced	City Center	Union	City Center	Pacific Corporate	North Reno,	Brookhollow,
	Plaza, LLC	Fund II, LLC	West ‘B’, LLC	Square, LLC	West ‘A’, LLC	Park 1, LLC	LLC	LLC

Gross Revenues	$717,816	$—	$2,586,229	$428,880	$2,094,718	$1,280,537	$512,841	$1,207,913
Profit on Sale of Properties						415,165
Less: Operating Expenses	212,115	—	447,042	138,157	676,665	553,318	189,951	280,790
Interest Expense	99,392	—	1,013,811	201,091	619,744	363,077	180,471	294,527
Depreciation & Amortization	140,097	—	442,907	67,784	244,553	248,224	79,801	154,898

Net Income — GAAP Basis	266,212	—	682,469	21,848	553,756	531,084	62,618	477,698

Taxable Income From:
Operations	266,212	—	682,469	21,848	553,756	115,919	62,618	477,698
Gain on Sale	—	—	—	—	—	415,165	—	—
Cash Generated From:
Operations	406,309	—	1,125,376	89,632	798,309	364,143	142,419	632,596
Sales	—	—	—	—	—	415,165	—	—
Refinancing	—	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	406,309	—	1,125,376	89,632	798,309	779,308	142,419	632,596
Less: Cash Distributions to Investors From:
Operating Cash Flow	93,658	—	550,538	—	517,067	222,337	98,773	216,447
Sales & Refinancing	—	—	—	—	—	312,288	—	—
Other	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	312,651	—	574,838	89,632	281,242	244,683	43,646	416,149
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$312,651	$—	$574,838	$89,632	$281,242	$244,683	$43,646	$416,149

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$119.93	$—	$83.23	$37.80	$447.37	$19.99	$22.77	$72.93
— from recapture	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	71.58	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—	—
— Return of Capital	—	—	—	—	—	—	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—	53.84	—	—
— Refinancing	—	—	—	—	—	—	—	—
— Operations	$42.19	$—	$67.14	$—	$417.73	$38.33	$35.92	$33.05

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
Year Ending December 31, 2002

	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN
	2002 Value	1397 Galleria	Bryant Ranch,	4241 Bowling	Wolf Pen	Alamosa Plaza,	Saddleback,	Kahana
	Fund, LLC	Drive, LLC	LLC	Green, LLC	Plaza, LLC	LLC	LLC	Gateway, LLC

Gross Revenues	$647,573	$121,309	$413,680	$167,621	$478,878	$285,594	$343,607	$—
Profit on Sale of Properties
Less: Operating Expenses	129,066	20,904	122,539	46,407	48,249	68,188	102,751	—
Interest Expense	253,137	30,521	103,781	36,759	148,222	124,538	71,805	—
Depreciation & Amortization	160,072	22,022	76,852	33,136	91,965	74,730	46,416	—

Net Income — GAAP Basis	105,298	47,862	110,508	51,319	190,442	18,138	122,636	—

Taxable Income From:
Operations	105,298	47,862	110,508	51,319	190,442	18,138	122,636	—
Gain on Sale	—	—	—	—	—	—	—	—
Cash Generated From:
Operations	265,370	69,884	187,360	84,455	282,407	92,868	169,052	—
Sales	—	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	265,370	69,884	187,360	84,455	282,407	92,868	169,052	—
Less: Cash Distributions to Investors From:
Operating Cash Flow	18,049	520	69,949	1,646	81,687	78,565	50,684	—
Sales & Refinancing	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	247,321	69,364	117,411	82,809	200,720	14,303	118,368	—
Less: Special Items (not including Sales & Refinancing)

Cash Generated (Deficiency) after Cash Distributions and Special Items	$247,321	$69,364	$117,411	$82,809	$200,720	$14,303	$118,368	$—

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$3.53	$24.54	$22.10	$18.01	$34.63	$2.73	$31.72	$—
— from recapture	—	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—	—
— Return of Capital	—	—	—	—	—	—	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—	—
— Operations	$0.61	$0.27	$13.99	$0.58	$14.85	$11.81	$13.11	$—

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Concluded)
Year Ending December 31, 2002

	NNN	NNN	NNN	NNN		NNN
	Springtown Mall	Congress Center	Park Sahara,	Parkwood	G REIT,	2006 Notes	Total
	Investors, LLC	LLC	LLC	Complex LLC	Inc.	Program, LLC	All Programs

Gross Revenues	$26,980	$—	$—	$—	$750,501	$—	$69,998,679
Profit on Sale of Properties						—	9,937,215
Less: Operating Expenses	10,176	—	—	—	374,093	—	23,814,895
Interest Expense	20,570	—	—	—	248,609	—	23,962,162
Depreciation & Amortization	10,401	—	—	—	102,149	—	10,919,768

Net Income — GAAP Basis	(14,167)	—	—	—	25,650	—	21,239,068

Taxable Income From:
Operations	(14,167)	—	—	—	25,650	—	11,301,853
Gain on Sale	—	—	—	—	—	—	9,937,215
Cash Generated From:
Operations	(3,766)	—	—	—	(608,907)	—	21,220,610
Sales	—	—	—	—	—	—	11,226,060
Refinancing	—	—	—	—	—	—	7,119,112

Cash Generated From Operations, Sales & Refinancing	(3,766)	—	—	—	(608,907)	—	39,565,781
Less: Cash Distributions to Investors From:
Operating Cash Flow	—	—	—	—	—	—	13,252,827
Sales & Refinancing	—	—	—	—	—	—	13,248,351
Other	—	—	—	—	169,820	—	1,068,935

Cash Generated (Deficiency) after Cash Distributions	(3,766)	—	—	—	(778,727)	—	11,995,669
Less: Special Items (not including Sales & Refinancing)							—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(3,766)	$—	$—	$—	$(778,727)	$—	$11,995,669

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(5.56)	$—	$—	$—	$—	$—
— from recapture	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—
— Return of Capital	—	—	—	—	7.88	—
Sources (on Cash basis)
— Sales	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—
— Operations	$—	$—	$—	$—	$—	$—

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED)
Period Ending June 30, 2003

	Telluride		Truckee	Yerington	NNN	NNN	NNN
	Barstow,	WREIT,	River Office	Shopping	Fund VIII,	Town &	‘A’ Credit
	LLC	Inc.	Tower, LLC	Center, LLC	LLC	Country, LLC	TIC, LLC

Gross Revenues	$102,238	$962,955	$1,430,158	$287,374	$1,382,338	$2,215,609	$451,226
Profit on Sale of Properties	265,893				5,483,360
Less: Operating Expenses	55,257	483,514	579,007	57,698	949,714	732,962	65,317
Interest Expense	52,869	327,341	274,077	123,938	404,032	1,247,585	215,258
Depreciation & Amortization	13,451	154,179	245,076	47,010	150,505	436,578	84,683

Net Income — GAAP Basis	246,554	(2,079)	331,998	58,728	5,361,447	(201,516)	85,968

Taxable Income From:
Operations	(19,339)	(2,079)	331,998	58,728	(121,913)	(201,516)	85,968
Gain on Sale	265,893	—	—	—	5,483,360	—	—
Cash Generated From:
Operations	(5,888)	152,100	577,074	105,738	28,592	235,062	170,651
Sales	265,893	—	—	—	5,483,360	—	—
Refinancing	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	260,005	152,100	577,074	105,738	5,511,952	235,062	170,651
Less: Cash Distributions to Investors From:
Operating Cash Flow	—	114,900	240,315	75,806	28,592	235,062	88,448
Sales & Refinancing	1,582,095	—	—	—	6,121,678	—	—
Other	22,748	—	—	—	110,663	77,103	—

Cash Generated (Deficiency) after Cash Distributions	—	37,200	336,759	29,932	(748,981)	(77,103)	82,203
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$—	$37,200	$336,759	$29,932	$(748,981)*	$(77,103)*	$82,203

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(11.94)	$(0.15)	$59.82	$36.14	$(15.24)	$(27.99)	$34.39
— from recapture	—	—	—	—	—	—	—
Capital Gain (Loss)	164.13	—	—	—	685.42	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—
— Return of Capital	14.04	—	—	—	13.83	10.71	—
Sources (on Cash basis)
— Sales	976.60	—	—	—	765.21	—	—
— Refinancing	—	—	—	—	—	—	—
— Operations	$—	$8.18	$43.30	$46.65	$3.57	$32.65	$35.38

*	The cash deficiency results from distributions in excess of operating cash flow for this year, which represents a partial return of capital.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
Period Ending June 30, 2003

	NNN	NNN	NNN		NNN	NNN	Kiwi
	Redevelopment	Exchange	Tech Fund,	T REIT,	Horizon	Westway,	Associates,
	Fund, LLC	Fund III, LLC	LLC	Inc.	Fund, LLC	LLC	LLC

Gross Revenues	$1,809,394	$1,321,310	$1,124,655	$4,285,126	$—	$891,885	$290,077
Profit on Sale of Properties				23,617			283,650
Less: Operating Expenses	606,940	499,365	483,191	1,252,831	—	304,391	105,559
Interest Expense	825,527	511,563	325,318	990,686	—	316,436	111,469
Depreciation & Amortization	357,116	169,146	172,582	372,555	—	99,151	28,456

Net Income — GAAP Basis	19,811	141,236	143,564	1,692,671	—	171,907	328,243

Taxable Income From:
Operations	19,811	141,236	143,564	1,669,054	—	171,907	44,593
Gain on Sale	—	—	—	23,617	—	—	283,650
Cash Generated From:
Operations	376,927	310,382	316,146	2,041,609	—	271,058	73,049
Sales	—	—	—	23,617	—	—	283,650
Refinancing	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	376,927	310,382	316,146	2,065,226	—	271,058	356,699
Less: Cash Distributions to Investors From:
Operating Cash Flow	351,174	157,500	148,624	1,802,563	—	132,000	42,000
Sales & Refinancing	—	—	—	—	—	—	143,952
Other	—	—	—	—	—	—	2,681,352

Cash Generated (Deficiency) after Cash Distributions	25,753	152,882	167,522	262,663	—	139,058	—
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$25,753	$152,882	$167,522	$262,663	$—	$139,058	$—

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$2.61	$22.42	$38.81	$35.97	$—	$52.44	$16.63
— from recapture	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	0.51	—	—	105.79
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	38.85	—	—	—
— Return of Capital	—	—	—	—	—	—	1,000.00
Sources (on Cash basis)
— Sales	—	—	—	—	—	—	53.69
— Refinancing	—	—	—	—	—	—	—
— Operations	$46.33	$25.00	$40.18	$38.85	$—	$40.27	$15.66

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
Period Ending June 30, 2003

	NNN	NNN	NNN	Market	NNN	NNN	NNN
	2000 Value	Rocky Mount.	2004 Notes	Center,	2005 Notes	Sacramento	Dry Creek
	Fund, LLC	Exchange, LLC	Program, LLC	LLC	Program, LLC	Corp Ctr, LLC	Centre, LLC

Gross Revenues	$44,588	$558,738	$499,499	$419,283	$151,290	$2,438,963	$987,908
Profit on Sale of Properties
Less: Operating Expenses	8,058	177,620	6,549	364,615	4,688	819,331	129,009
Interest Expense	—	146,674	644,722	—	166,852	909,011	311,014
Depreciation & Amortization	—	97,699	84,595	75,394	32,864	355,455	128,386

Net Income — GAAP Basis	36,530	136,745	(236,367)	(20,726)	(53,114)	355,166	419,499

Taxable Income From:
Operations	36,530	136,745	(236,367)	(20,726)	(53,114)	355,166	419,499
Gain on Sale	—	—	—	—	—	—	—
Cash Generated From:
Operations	36,530	234,444	(151,772)	54,668	(20,250)	710,621	547,885
Sales	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	36,530	234,444	(151,772)	54,668	(20,250)	710,621	547,885
Less: Cash Distributions to Investors From:
Operating Cash Flow	—	56,738	—	—	—	499,800	145,833
Sales & Refinancing	266,692	—	—	—	—	—	—
Other	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	(230,162)	177,706	(151,772)	54,668	(20,250)	210,821	402,052
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(230,162)**	$177,706	$(151,772)	$54,668	$(20,250)	$210,821	$402,052

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$6.19	$51.22	$(47.27)	$(20.73)	$(23.09)	$29.60	$119.86
— from recapture	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—
— Return of Capital	—	—	—	—	—	—	—
Sources (on Cash basis)
— Sales	45.21	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—
— Operations	$—	$21.25	$—	$—	$—	$41.65	$41.67

**	The cash deficiency results from distribution of cash from a prior year transaction.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
Period Ending June 30, 2003

				NNN		NNN	NNN
	NNN	NNN	NNN	Reno	NNN	Gateway	LV 1900
	Camelot	2001 Value	Washington	Trademark,	One Gateway	Aurora,	Aerojet Way,
	Plaza, LLC	Fund, LLC	Square, LLC	LLC	Plaza, LLC	LLC	LLC

Gross Revenues	$486,134	$933,293	$448,982	$410,910	$1,111,617	$696,433	$300,298
Profit on Sale of Properties		283,218
Less: Operating Expenses	138,514	477,670	67,079	16,277	398,699	190,974	76,446
Interest Expense	105,084	267,062	185,630	123,264	403,031	287,538	134,291
Depreciation & Amortization	128,381	199,494	75,410	67,952	149,542	91,800	—

Net Income — GAAP Basis	114,155	272,285	120,863	203,418	160,345	126,121	89,561

Taxable Income From:
Operations	114,155	(10,933)	120,863	203,418	160,345	126,121	89,561
Gain on Sale	—	283,218	—	—	—	—	—
Cash Generated From:
Operations	242,536	188,561	196,273	271,369	309,887	217,921	89,561
Sales	—	283,218	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	242,536	471,779	196,273	271,369	309,887	217,921	89,561
Less: Cash Distributions to Investors From:
Operating Cash Flow	102,000	188,561	120,000	171,618	189,000	20,300	80,000
Sales & Refinancing	—	604,800	—	—	—	—	—
Other	—	286,056	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	140,536	(607,638)	76,273	99,751	120,887	197,621	9,561
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$140,536	$(607,638)*	$76,273	$99,751	$120,887	$197,621	$9,561

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$47.56	$(0.99)	$40.29	$52.84	$38.20	$119.66	$44.78
— from recapture	—	—	—	—	—	—	—
Capital Gain (Loss)	—	25.77	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—
— Return of Capital	—	26.02	—	—	—	—	—
Sources (on Cash basis)
— Sales	—	55.02	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—
— Operations	$42.50	$17.15	$40.00	$44.58	$45.03	$19.26	$40.00

*	The cash deficiency results from distributions in excess of operating cash flow for this year, which represents a partial return of capital.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
Period Ending June 30, 2003

	NNN
	Timberhills	NNN	NNN	NNN	NNN	VC/RE	NNN
	Shop Ctr,	Addison Com	County Center	Arapahoe Svc.	Titan Bldg. &	Balanced	City Center
	LLC	Center, LLC	Drive, LLC	Center, LLC	Plaza, LLC	Fund II, LLC	West ‘B’, LLC

Gross Revenues	$641,500	$605,957	$327,525	$579,727	$907,921	$—	$1,437,942
Profit on Sale of Properties
Less: Operating Expenses	123,366	359,950	65,353	197,560	510,118	—	254,828
Interest Expense	275,513	280,812	126,095	179,653	150,105	—	570,950
Depreciation & Amortization	96,342	115,785	62,422	93,100	71,049	—	232,636

Net Income — GAAP Basis	146,279	(150,590)	73,655	109,414	176,649	—	379,528

Taxable Income From:
Operations	146,279	(150,590)	73,655	109,414	176,649	—	379,528
Gain on Sale	—	—	—	—	—	—	—
Cash Generated From:
Operations	242,621	(34,805)	136,077	202,514	247,698	—	612,164
Sales	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	242,621	(34,805)	136,077	202,514	247,698	—	612,164
Less: Cash Distributions to Investors From:
Operating Cash Flow	148,185	—	125,000	160,833	161,440	—	327,500
Sales & Refinancing	—	—	—	—	—	—	—
Other	—	52,408	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	94,436	(87,213)	11,077	41,681	86,258	—	284,664
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$94,436	$(87,213)*	$11,077	$41,681	$86,258	$—	$284,664

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$39.58	$(41.26)	$23.81	$27.35	$79.58	$—	$46.28
— from recapture	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—
— Return of Capital	—	14.36	—	—	—	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—
— Operations	$40.10	$—	$40.40	$40.21	$72.73	$—	$39.94

*	The cash deficiency results from distributions in excess of operating cash flow for this year, which represents a partial return of capital.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
Period Ending June 30, 2003

	NNN	NNN	NNN	NNN	NNN	NNN	NNN
	Union	City Center	Pacific Corporate	North Reno,	Brookhollow,	2002 Value	1397 Galleria
	Square, LLC	West ‘A’, LLC	Park 1, LLC	LLC	LLC	Fund, LLC	Drive, LLC

Gross Revenues	$292,936	$1,531,935	$522,578	$529,085	$1,225,177	$2,508,101	$196,863
Profit on Sale of Properties			424,826
Less: Operating Expenses	122,895	516,215	254,292	155,554	449,855	769,310	52,883
Interest Expense	136,054	417,311	124,542	198,269	336,010	955,585	68,255
Depreciation & Amortization	34,892	122,277	121,230	70,598	182,357	603,862	37,695

Net Income — GAAP Basis	(905)	476,132	447,340	104,664	256,955	179,344	38,030

Taxable Income From:
Operations	(905)	476,132	22,514	104,664	256,955	179,344	38,030
Gain on Sale	—	—	424,826	—	—	—	—
Cash Generated From:
Operations	33,987	598,409	143,744	175,262	439,312	783,206	75,725
Sales	—	—	424,826	—	—	—	—
Refinancing	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	33,987	598,409	568,570	175,262	439,312	783,206	75,725
Less: Cash Distributions to Investors From:
Operating Cash Flow	—	364,645	143,744	110,000	262,000	320,811	75,725
Sales & Refinancing	—	—	424,826	—	—	—	—
Other	—	—	642,475	—	—	—	2,275

Cash Generated (Deficiency) after Cash Distributions	33,987	233,764	(642,474)	65,262	177,312	462,395	(2,275)
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$33,987	$233,764	$(642,474)*	$65,262	$177,312	$462,395	$(2,275)*

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$(1.57)	$41.83	$3.88	$38.06	$39.23	$6.02	$19.50
— from recapture	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	73.25	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—
— Return of Capital	—	—	110.77	—	—	—	1.17
Sources (on Cash basis)
— Sales	—	—	73.25	—	—	—	—
— Refinancing	—	—	—	—	—	—	—
— Operations	$—	$32.04	$24.78	$40.00	$40.00	$10.77	$38.83

*	The cash deficiency results from distributions in excess of operating cash flow for this year, which represents a partial return of capital.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
Period Ending June 30, 2003

	NNN	NNN	NNN	NNN	NNN	NNN	NNN
	Bryant Ranch,	4241 Bowling	Wolf Pen	Alamosa Plaza,	Saddleback,	Kahana	Springtown Mall
	LLC	Green, LLC	Plaza, LLC	LLC	LLC	Gateway, LLC	Investors, LLC

Gross Revenues	$626,941	$465,039	$1,005,520	$992,697	$789,127	$1,291,329	$499,925
Profit on Sale of Properties
Less: Operating Expenses	161,073	211,557	333,004	141,944	308,259	402,111	77,971
Interest Expense	210,554	99,710	395,306	418,363	200,959	349,038	119,230
Depreciation & Amortization	138,567	66,662	177,212	72,436	152,688	195,342	7,642

Net Income — GAAP Basis	116,747	87,110	99,998	359,954	127,221	344,838	295,082

Taxable Income From:
Operations	116,747	87,110	99,998	359,954	127,221	344,838	295,082
Gain on Sale	—	—	—	—	—	—	—
Cash Generated From:
Operations	255,314	153,772	277,210	432,390	279,909	540,180	302,724
Sales	—	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	255,314	153,772	277,210	432,390	279,909	540,180	302,724
Less: Cash Distributions to Investors From:
Operating Cash Flow	197,458	126,851	220,000	266,000	206,162	285,031	65,824
Sales & Refinancing	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions	57,856	26,921	57,210	166,390	73,747	255,149	236,900
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$57,856	$26,921	$57,210	$166,390	$73,747	$255,149	$236,900

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$23.35	$30.56	$18.18	$54.13	$32.91	$42.36	$115.72
— from recapture	—	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—	—	—
— Return of Capital	—	—	—	—	—	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—	—
— Operations	$39.49	$44.51	$40.00	$40.00	$53.33	$35.02	$25.81

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Continued)
Period Ending June 30, 2003

	NNN	NNN	NNN		NNN	NNN
	Congress Center	Park Sahara,	Parkwood Complex	G REIT,	2006 Notes	Buschwood,
	LLC	LLC	LLC	Inc.	Program, LLC	LLC

Gross Revenues	$3,158,082	$537,830	$1,832,991	$3,673,524	$968	$283,002
Profit on Sale of Properties
Less: Operating Expenses	1,048,933	116,602	430,483	1,834,656	—	88,491
Interest Expense	743,998	127,188	412,185	866,791	3,469	54,375
Depreciation & Amortization	869,084	78,610	252,816	405,454	—	44,655

Net Income — GAAP Basis	496,067	215,430	737,507	566,623	(2,501)	95,481

Taxable Income From:
Operations	496,067	215,430	737,507	566,623	(2,501)	95,481
Gain on Sale	—	—	—	—	—	—
Cash Generated From:
Operations	1,365,151	294,040	990,323	1,037,201	(2,501)	140,136
Sales	—	—	—	—	—	—
Refinancing	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	1,365,151	294,040	990,323	1,037,201	(2,501)	140,136
Less: Cash Distributions to Investors From:
Operating Cash Flow	530,233	86,667	264,524	1,037,201	—	45,941
Sales & Refinancing	—	—	—	—	—	—
Other	—	—	—	251,963	—	—

Cash Generated (Deficiency) after Cash Distributions	834,917	207,373	725,799	(251,963)	(2,501)	94,195
Less: Special Items (not including Sales & Refinancing)	—	—	—	—		—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$834,917	$207,373	$725,799	$(251,963)*	$(2,501)	$94,195

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$12.70	$43.49	$98.70	$7.89	$(2.39)	$29.84
— from recapture	—	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	14.45	—	—
— Return of Capital	—	—	—	3.51	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—	—
— Refinancing	—	—	—	—	—	—
— Operations	$13.57	$17.50	$35.40	$14.45	$—	$14.36

*	The cash deficiency results from distributions in excess of operating cash flow for this year, which represents a partial return of capital.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS BY YEAR (UNAUDITED) — (Concluded)
Period Ending June 30, 2003

	NNN	NNN	NNN	NNN	NNN
	Beltline/Royal Ridge,	Parkway Towers,	602 Sawyer,	Netpark,	Xerox Centre,	Total
	LLC	LLC	LLC	LLC	LLC	All Programs

Gross Revenues	$317,574	$283,601	$105,928	$—	$298,463	$53,512,069
Profit on Sale of Properties						6,764,564
Less: Operating Expenses	28,834	77,372	2,725	—	25,677	18,173,147
Interest Expense	62,459	30,250	5,119	—	—	17,328,420
Depreciation & Amortization	52,510	34,510	—	—	55,723	8,265,614

Net Income — GAAP Basis	173,771	141,469	98,084	—	217,064	16,509,452

Taxable Income From:
Operations	173,771	141,469	98,084	—	217,064	9,744,889
Gain on Sale	—	—	—	—	—	6,764,564
Cash Generated From:
Operations	226,281	175,979	98,084	—	272,786	18,075,627
Sales	—	—	—	—	—	6,764,564
Refinancing	—	—	—	—	—	—

Cash Generated From Operations, Sales & Refinancing	226,281	175,979	98,084	—	272,786	24,840,190
Less: Cash Distributions to Investors From:
Operating Cash Flow	65,333	17,915	—	—	—	10,605,857
Sales & Refinancing	—	—	—	—	—	9,144,044
Other	—	—	—	—	—	4,127,042

Cash Generated (Deficiency) after Cash Distributions	160,948	158,064	98,084	—	272,786	963,247
Less: Special Items (not including Sales & Refinancing)	—	—	—	—	—	—

Cash Generated (Deficiency) after Cash Distributions and Special Items	$160,948	$158,064	$98,084	$—	$272,786	$963,247

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	$38.70	$21.07	$14.61	$—	$10.60
— from recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors
Sources (on GAAP basis)
— Investment Income	—	—	—	—	—
— Return of Capital	—	—	—	—	—
Sources (on Cash basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	$14.55	$2.67	$—	$—	$—

TABLE IV

RESULTS OF COMPLETED PROGRAMS
June 30, 2003

None.

TABLE V

SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)
June 30, 2003

			Selling Price, Net of Closing Costs & GAAP Adjustments

					Purchase	Adjustments
			Cash Received	Mortgage	Mortgage	Resulting from
	Date	Date of	Net of Closing	Balance at	Taken Back	Application of
Property	Acquired	Sale(1)	Costs(2)	Time of Sale	by Program	GAAP	Total

Huron Mall, Huron, SD	Mar-99	Apr-00	$2,080,564	$1,322,623	N/A	N/A	$3,403,187
Crossroads Shopping Ctr, Kona, HI	Aug-98	Aug-00	$3,876,701	$11,180,445	N/A	N/A	$15,057,146
Christie Street, Lufkin, TX	Sep-00	Nov-01	$(297,537)	$779,726	$595,000	N/A	$1,077,189
Village Fashion Center	Jul-99	Mar-02	$3,965,749	$6,751,978	N/A	N/A	$10,717,727
Bryant Ranch Shopping Center	Dec-98	Sep-02	$3,618,970	$6,501,207	N/A	N/A	$10,120,177
Phelan Village Shopping Center	Oct-98	Dec-02	$1,636,485	$3,464,414	N/A	N/A	$5,100,899
Plaza Del Rey	Nov-00	Sep-02	$471,000	$4,932,000	N/A	N/A	$5,403,000
Seguin Corners	Nov-00	Aug-02	$763,261	$1,693,700	N/A	N/A	$2,456,961
Titan Land	Nov-02	Oct-02	$110,862	$0	N/A	N/A	$110,862
Bowling Green	Dec-00	Sep-02	$4,276,643	$13,261,769	N/A	N/A	$17,538,412
Northstar Crossing	Oct-00	Jan-03	$976,005	$2,866,579	N/A	N/A	$3,842,584
Palm Court	Aug-99	May-03	$5,572,100	$8,397,134	N/A	N/A	$13,969,234
Barstow Road Center	May-98	Feb-03	$1,505,020	$3,153,151	N/A	N/A	$4,658,172
Orange Street	Jul-00	Feb-03	$2,879,144	$7,388,682	N/A	N/A	$10,267,827

(1) No sales were to affiliated parties.

(2) Net cash received plus assumption of certain liabilities by buyer.

TABLE V

SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Concluded)
June 30, 2003

	Cost of Properties Including Closing & Soft Costs
						Excess
		Total				(Deficiency)
		Acquisition				of Property
		Costs, Capital				Operating
	Original	Improvements		Gain on		Cash Receipts
	Mortgage	Closing & Soft		Sale of		over Cash
Property	Financing(3)	Costs(3)	Total	Investment		Expenditures(4)

Huron Mall, Huron, SD	$1,440,000	$403,893	$1,843,893	$1,559,293		$(8,936)
Crossroads Shopping Ctr, Kona, HI	$13,605,097	$880,187	$14,485,284	$571,862		$(496,841)
Christie Street, Lufkin, TX	$750,000	$505,137	$1,255,137	$(177,949	)(5)	$124,290
Village Fashion Center	$6,600,000	$2,956,152	$9,556,152	$1,161,575		$849,618
Bryant Ranch Shopping Center	$7,950,000	$1,181,373	$9,131,373	$988,804		$20,293
Phelan Village Shopping Center	$3,625,000	$1,385,084	$5,010,084	$90,815		$653,174
Plaza Del Rey	$3,995,000	$738,089	$4,733,089	$669,911		$471,224
Seguin Corners	$545,000	$720,300	$1,265,300	$1,191,661		$251,785
Titan Land	$0	$76,109	$76,109	$34,753		$0
Bowling Green(6)	$12,290,000	$3,776,286	$16,066,286	$1,472,126		$1,082,005
Northstar Crossing	$2,695,000	$1,123,967	$3,818,967	$23,617		$386,063
Palm Court	$8,500,000	$1,499,111	$9,999,111	$3,970,123		$193,028
Barstow Road Center	$3,450,000	$1,473,215	$4,923,215	$(265,043)		$532,751
Orange Street	$6,500,000	$2,140,974	$8,640,974	$1,626,853		$667,896

(3)	Does not include pro-rata share of original offering costs.

(4)	May reflect paydown of debt from operating cash flow.

(5)	After a $50,000 real estate commission refund from the Advisor

(6)	A portion of this program was sold to an affiliated party.

*	Partial sales of the Pacific Corporate Park and the Moreno property have occurred, however a portion of the original acquisitions still remain in the program. No reporting of these sales will occur until the entire original acquisition has been disposed of in order to obtain a true picture of over-all performance.

EXHIBIT B

SUBSCRIPTION AGREEMENT

To:	G REIT, Inc.

1551 N. Tustin Avenue, Suite 200
Santa Ana, California 92705

Ladies and Gentlemen:

      The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of shares of common stock (“Shares”) in G REIT, Inc., a Virginia corporation (the “Company”), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable to “PriVest Bank, as Escrow Agent for G REIT, Inc.”

      Payments for all Shares are placed in an escrow account pending their use for the specific purposes described in the Prospectus (for example, acquisition of interests in real estate). All monies in the escrow account are held in trust for the benefit of the subscribers and will not be commingled with the funds of, or become an asset of, the Company until such time as they are released from the escrow account for the purposes stated in the Prospectus. Funds in the escrow account will not be subject to attachment, levy or other encumbrance in any legal action by a third party against the Company. In the event any funds are not released from the escrow account in consummation of the transactions and purposes stated in the Prospectus, such monies will be returned to subscribers pro rata. The escrow account is maintained at PriVest Bank in South Coast Metro, California.

      I hereby acknowledge receipt of the Prospectus for the offering of the Shares dated January 23, 2004, as supplemented to date (the “Prospectus”).

      I agree that if this subscription is accepted, it will be held, together with the accompanying payment, and disbursed on the terms described in the Prospectus. I agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. In addition, I understand and agree that subscriptions are irrevocable, and I will not have the right to cancel or rescind my subscription, except as required under applicable law.

      Any person selling Shares on behalf of the Company may not complete a sale of Shares to me until at least five business days after the date that I receive a copy of the final prospectus. Moreover, any person selling Shares on behalf of the Company must send me a confirmation of my purchase.

      Prospective investors are hereby advised of the following:

(a) The assignability and transferability of the Shares is restricted and will be governed by the Third Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws and all applicable laws as described in the Prospectus.

(b) Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

(c) There will be no public market for the Shares, and accordingly, it may not be possible to readily liquidate their investment in the Shares.

SPECIAL NOTICE FOR SOUTH DAKOTA RESIDENTS ONLY

      This subscription is made pursuant to, and is subject to, the terms and conditions of the registration approved by the director of the Division of Securities of the State of South Dakota for G REIT, Inc. under the date of January 23, 2004.

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY

      In connection with secondary trading of the Shares, the Commissioner of the State of California Department of Corporations will withhold the Section 25104(h) exemption which permits secondary trading of the Shares for 18 months from the date of qualification of the Shares.

STANDARD REGISTRATION REQUIREMENTS

      The following requirements have been established for the various forms of registration. Accordingly, complete Subscription Agreements and such supporting material as may be necessary must be provided.

TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED

      (1) INDIVIDUAL:     One signature required.

      (2) JOINT TENANTS WITH RIGHT OF SURVIVORSHIP:     All parties must sign.

      (3) TENANTS IN COMMON:     All parties must sign.

      (4) COMMUNITY PROPERTY:     Only one investor signature required.

      (5) PENSION OR PROFIT SHARING PLANS:     The trustee signs the Signature Page.

      (6) TRUST:     The trustee signs the Signature Page. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

      (7) PARTNERSHIP:     Identify whether the entity is a general or limited partnership. The general partners must be identified and their signatures obtained on the Signature Page. In the case of an investment by a general partnership, all partners must sign (unless a “managing partner”) has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted.

      (8) COMPANY OR CORPORATION:     The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of the Board of Directors designation of the officer(s) of the company or corporation authorized to sign on behalf of the company or corporation and (2) a certified copy of the Board’s resolution authorizing the investment.

      (9) IRA AND IRA ROLLOVERS:     Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

      (10) KEOGH (HR 10):     Same rules as those applicable to IRAs.

      (11) UNIFORM GIFT TO MINORS ACT (UGMA) or UNIFORM TRANSFERS TO MINORS ACT (UTMA):     The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made and provide the social security number of the child.

INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE

TO G REIT, INC. SUBSCRIPTION AGREEMENT

Investment Instructions

      Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information on the Subscription Agreement Signature Page should be completed as follows:

1.     INVESTMENT

A minimum investment of $1,000 (100 Shares) is required, except for Minnesota which requires a $2,500 (250 Shares) minimum investment and North Carolina which requires a $5,000 (500 Shares) minimum investment. A CHECK FOR THE FULL PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER OF “PRIVEST BANK, AS ESCROW AGENT FOR G REIT, INC.” Shares may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled “INVESTOR SUITABILITY STANDARDS.” (Certain states have imposed special financial suitability standards as set forth in the Prospectus and on page B-4 below). Please indicate the state in which the sale was made.

All additional investments must be increments of at least $100 (10 Shares). If additional investments in the Company are made, the investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement. The investor acknowledges that the Broker-Dealer named in the Subscription Agreement Signature Page may receive a commission not to exceed 7.0% of any such additional investments in the Company.

2.     TYPE OF OWNERSHIP

Please check the appropriate box to indicate the type of entity or type of individuals subscribing. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you must fill out the Transfer on Death Form in order to effect the designation.

3.     REGISTRATION NAME AND ADDRESS

Please enter the exact name in which the Shares are to be held. For joint tenants with right of survivorship or tenants in common, include the names of both investors. In the case of partnerships or corporations include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 6, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birthday and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.

3.     INVESTOR NAME AND ADDRESS

Complete this Section only if the investor’s name and address is different from the registration name and address provided in Section 4. If the Shares are registered in the name of a trust, enter the name, address, telephone number, social security number, birth date and occupation of the beneficial owner of the trust.

5.     SUBSCRIBER SIGNATURE

Please separately initial each representation made by the investor where indicated. Each investor must sign and date this Section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign. PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

6.     DISTRIBUTIONS

a. AMENDED AND RESTATED DIVIDEND REINVESTMENT PLAN: By electing the Amended and Restated Dividend Reinvestment Program, the investor elects to reinvest dividends in the Company. The investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement.

b. DIVIDEND ADDRESS: If cash dividends are to be sent to an address other than that provided in Section 3 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address in Section 6.

7.     BROKER-DEALER

This Section is to be completed by the Registered Representative. Please complete all BROKER-DEALER information contained in Section 7 including suitability certification. SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE.

      The Subscription Agreement Signature Page, which has been delivered with this Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.

SPECIAL SUITABILITY STANDARDS

      Certain states have imposed special financial suitability standards for subscribers who purchase Shares.

California: Investors must have either (1) a minimum net worth of at least $60,000 and a gross income of at least $60,000 or (2) a minimum net worth of at least $250,000.

Iowa, Massachusetts, Michigan, North Carolina and Oregon: Investors must have either (1) a net worth of at least $225,000 or (2) gross annual income of $60,000 and a net worth of at least $60,000.

Maine: Investors must have either (1) a minimum net worth of at least $50,000 and gross annual income of at least $50,000 or (2) a minimum net worth of at least $200,000.

Missouri, Ohio and Pennsylvania: An Investor’s investment in our Shares cannot exceed 10% of that investor’s net worth.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS

SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
PLEASE CALL INVESTOR SERVICES 1-877-888-7348

G REIT, INC.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

1.

 INVESTMENT

Make Investment Check Payable to:
“PriVest Bank as Escrow Agent for G REIT, Inc.”

# of Shares	Total $ Invested

(# Shares x $10.00) = $ Invested) Minimum purchase = 100 Shares or $1,000	☐	Initial Investment (Minimum $1,000) (except in Minnesota, which requires a minimum investment of $2,500 and North Carolina, which requires a minimum investment of 5,000)

(250 Shares or $2,500 in Minnesota) (500 Shares or $5,000 in North Carolina)

2.

 TYPE OF OWNERSHIP

☐	Individual (01)	☐	Company or Corporation (8)
☐	Joint Tenants With Right of Survivorship (02)	☐	IRA (09)
☐	Tenants in Common (03)	☐	Keogh (10)
☐	Community Property (04)	☐	Custodian: Under the Uniform Gift to Minors Act or
☐	Qualified Pension or Profit Sharing Plan (05)		the Uniform Transfers to Minors Act of the State
☐	Trust (6)		of (11)
☐	Partnership (7)	☐	Other

3.

 REGISTRATION NAME AND ADDRESS

    Please print name(s) in which Shares are to be registered. Include trust, entity or IRA custodian name, if applicable.

    ☐ Mr.    ☐ Mrs.    ☐ Ms.    ☐ MD    ☐ Ph.D.    ☐ DDS    ☐ Other

      Name

Taxpayer Identification Number ☐☐-☐☐☐☐☐☐☐

Social Security Number ☐☐☐-☐☐-☐☐☐☐
      Street Address or P.O. Box

    City

    State

    Zip Code

    Home Telephone No. ( ____)

    Business Telephone No. ( ____)

    Birth Date

    Occupation

    Email Address

Transfer on Death Form: Fill out attached TOD form to effect designation.

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS

UNDER FEDERAL OR STATE SECURITIES LAWS.

Signature of Custodian	Date

MUST BE SIGNED AND SIGNATURE GUARANTEED BY

CUSTODIAN(S) IF IRA, KEOGH OR QUALIFIED PLAN

4.

 INVESTOR NAME AND ADDRESS

    (Complete only if different from registration name and address).

    ☐ Mr.    ☐ Mrs.    ☐ Ms.    ☐ MD    ☐ Ph.D.    ☐ DDS    ☐ Other

Name

Taxpayer Identification Number ☐☐-☐☐☐☐☐☐☐

Social Security Number ☐☐☐-☐☐-☐☐☐☐

      Street Address or P.O. Box

      City

    State

    Zip Code

      Home Telephone No. ( ____)

    Business Telephone No. ( ____)

      Birth Date

    Occupation

      Email Address

5.

 INVESTOR SIGNATURE

Please separately initial each of the representations below. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

(a)	I have received the Prospectus not less than five (5) business days prior to signing this Subscription Agreement.	Initials	Initials

(b)	I accept and agree to be bound by the terms and conditions of the Third Amended and Restated Articles of Incorporation.	Initials	Initials

(c)	I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more, or (ii) a net worth (as described above) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “INVESTOR SUITABILITY STANDARDS” and page B-4 above.	Initials	Initials

(d)	I am purchasing the Shares for my own account.	Initials	Initials

(e)	I acknowledge that the Shares are not liquid.	Initials	Initials

(f)	If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Shares is a California resident, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner’s Rules, and I understand that my Shares, or any document evidencing my Shares, will bear a legend reflecting the substance of the foregoing understanding.	Initials	Initials

I declare that the information supplied above is true and correct and may be relied upon the Company in connection with my investment in the Company. Under penalties of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS

UNDER FEDERAL OR STATE SECURITIES LAWS.

Signature of Investor or Trustee	Signature of Joint Owner, if applicable	Date

6.

 DISTRIBUTIONS

7(a) To participate in the Amended and Restated Dividend Reinvestment Program complete the Enrollment Form on page B-8.

7(b) Complete following section only to direct distributions to a party other than registered owner:

      Name

      Account Number

      Transit/ABA Number

      Street Address or P.O. Box

      City

      State

      Zip Code

Return of Capital Distributions:	☐	Send to registered owner address of record
	☐	Send to distribution address

7.

 BROKER-DEALER

(TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

The Broker-Dealer or authorized representative must sign below to complete the subscription. The Broker-Dealer warrants that it is a duly licensed Broker-Dealer and may lawfully offer Shares in the state designated as the investor’s address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he has reasonable grounds to believe this investment is suitable for the subscriber as set forth in the Section of the Prospectus entitled “INVESTOR SUITABILITY STANDARDS” and that he has informed the subscriber of all aspects of liquidity and marketability of this investment as required by the Dealer Manager Agreement and/or the Participating Broker-Dealer Agreement.

    Broker-Dealer Name

    Telephone No.

    Broker-Dealer Street Address or P.O. Box

    City

    State

    Zip Code

    Registered Representative Name

    Telephone No.

    Fax No.

    E-Mail Address

    Reg. Rep. Street Address or P.O. Box

    City

    State

    Zip Code

      I hereby certify that I am registered in ________________, the State of Sale.

Broker-Dealer Signature	Registered Representative Signature

Please mail completed Subscription Agreement (with all signatures) and check(s) made payable to:

“PriVest Bank, as Escrow Agent for G REIT, Inc.”

1-877-888-7348
1551 N. Tustin Avenue, Suite 200
Santa Ana, California 92705

ENROLLMENT FORM

G REIT, Inc.

AMENDED AND RESTATED DIVIDEND REINVESTMENT PLAN

To Join the Amended and Restated Dividend Reinvestment Plan (the “DRIP”):

      Complete this form. Be sure to include your social security or tax identification number and signature.

      Please indicate your participation below. Return this form only if you wish to participate in the DRIP.

      I hereby appoint G REIT, Inc. (the “Company”) (or any designee or successor), acting as DRIP Administrator, as my agent to receive cash dividends that may hereafter become payable to me on shares of Common Stock of the Company registered in my name as set forth below, and authorize the Company to apply such dividends to the purchase of full shares and fractional interests in shares of the Common Stock.

      I understand that the purchases will be made under the terms and conditions of the DRIP as described in the Prospectus and that I may revoke this authorization at any time by notifying the DRIP Administrator, in writing, of my desire to terminate my participation.

☐	Yes, I would like to participate in the Amended and Restated Dividend Reinvestment Plan for 100% of my shares of Common Stock (you must elect dividend reinvestment only with respect to 100% of your shares).

Signature	Date

Please Print Full Legal Name(s)	Social Security or Tax Identification Number

If your shares are held of record by a broker or nominee, you must make appropriate arrangements with the broker or nominee to participate in the DRIP.

Transfer On Death Form (T.O.D.)

PLEASE MAIL THIS FORM TO:

G REIT, Inc.
1551 N. Tustin Ave., Suite 200

Santa Ana, CA 92705	Use this form to designate a T.O.D. beneficiary(ies).

Attn: Investor Services	This form is NOT VALID for IRA Accounts.

A.

 INVESTOR INFORMATION

1.	Name of registered owner(s), exactly as name(s) appear(s) on stock certificate or subscription agreement:

_________________________________________________________________

_________________________________________________________________
2. Social Security number(s) of registered owner(s):

_________________________________________________________________

_________________________________________________________________
3. Daytime phone number:
(            )
_________________________________________________________________

4. State of Residence:

_________________________________________________________________

B.

 TRANSFER ON DEATH DESIGNATION ________________________________________________________
I authorize G REIT, Inc. to register all of my shares of its common stock in beneficiary form, assigning ownership on my death to my beneficiary(ies). I understand that if more than one beneficiary is listed, percentages for each must be designated. If percentages are not designated, the shares will be divided equally. Percentages must equal 100%.

1. Name of Primary Beneficiary: ______________________________________________________________ 2.	Social Security Number OR Tax Identification Number:

_________________________________________________________________

3. Percentage: _______%

1. Name of Primary Beneficiary:

______________________________________________________________
2. Social Security Number OR Tax Identification Number:

_________________________________________________________________

3. Percentage: _______%

C.

 SIGNATURE ________________________________________________________________________________

By signing below, I (we) authorize G REIT, Inc. to register all of my (our) shares of its common stock in T.O.D. form. The designation(s) will be effective on the date of receipt. Accordingly, I (we) hereby revoke any beneficiary designation(s) made previously with respect to my (our) G REIT shares. I (we) have reviewed the information set forth below. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless G REIT, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, officers and employees, from and against any and all claims, liability, damages, actions and expenses arising directly or indirectly out of or resulting from the transfer of my (our) shares in accordance with this T.O.D. designation. I (we) further understand that G REIT, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that the T.O.D. designation is consistent with my (our) estate and tax planning.

Sign exactly as the name(s) appear(s) on the stock certificate or subscription agreement. All registered owners must sign. This authorization form is subject to the acceptance of G REIT, Inc.

X		X

Signature	Date	Signature	Date

TRANSFER ON DEATH INFORMATION _______________________________________________________________________

• A Transfer on Death (T.O.D.) designation transfers ownership of shares to the registered owner’s beneficiary(ies) upon death; provided that G REIT, Inc. receives a proof of death and other documentation it deems necessary or appropriate.

• Until the death of the account owner(s), the T.O.D. beneficiary(is) has (have) no present interest in, or authority over, the T.O.D. account.

• A T.O.D. designation will be accepted only where shares are owned by a natural person and registered in that individual’s name or by (2) two or more natural persons as joint tenants with rights of survivorship.

• Accounts registered to trusts, corporations, charities, and other such entities may not declare a T.O.D. designation because they are considered perpetual. These entities, however, may be listed as a beneficiary on a T.O.D. for accounts registered to a natural person.

• A T.O.D. designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple owners die. The surviving owners may revoke or change the T.O.D. designation at any time.

• If the beneficiary(ies) does (do) not survive the registered owner(s), the shares will be treated as belonging to the decedent’s estate.

• A minor may not be named as a beneficiary.

• A T.O.D. designation and all rights related thereto shall be governed by the laws of the state of Virginia.

• A T.O.D. designation may be voided at any time by G REIT, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of a T.O.D. designation.

• A T.O.D. designation will not be accepted from residents of Louisiana, New York, North Carolina or Texas.

EXHIBIT C

G REIT, INC.

AMENDED AND RESTATED

DIVIDEND REINVESTMENT PLAN

      G REIT, Inc., a Virginia corporation (the “Company”) adopted a Dividend Reinvestment Plan which is hereby amended and restated in its entirety as set forth below. The effective date of this Amended and Restated Dividend Reinvestment Plan (the “DRIP”) shall be the date that the Second Offering (as defined below) becomes effective with the Securities and Exchange Commission.

      The DRIP offers to holders of the Company’s common stock, $.01 par value per share (the “Common Stock”) the opportunity to purchase, through reinvestment of dividends, additional shares of Common Stock, on the terms, subject to the conditions and at the prices herein stated.

      The DRIP is available to shareholders who (a) purchased shares of the Company’s Common Stock pursuant to the Company’s initial public offering, which commenced on July 22, 2002 and will terminate on or about the effective date of the Second Offering, or (b) purchase shares pursuant to the Company’s second public offering, which will be implemented in connection with the Company’s Registration Statement under the Securities Act of 1933 on Form S-11/A, including the prospectus contained therein (the “Prospectus”) and the registered offering of 28,500,000 shares of the Company’s Common Stock (the “Second Offering”), of which amount 1,500,000 shares will be registered and reserved for distribution pursuant to the DRIP.

      Dividends reinvested pursuant to the DRIP will be applied to the purchase of shares of Common Stock at a fixed price per share of $9.50 (the “DRIP Price”) until the earlier of (a) all 1,500,000 shares reserved for the DRIP (the “DRIP Shares”) have been purchased or (b) the termination of the Second Offering. Thereafter, the Company may, in its sole discretion, effect additional registrations of common stock for use in the DRIP. In any case, the per share purchase price under the DRIP for such additionally acquired shares will equal the DRIP Price.

The DRIP

      The DRIP provides you with a simple and convenient way to invest your cash dividends in additional shares of Common Stock. As a participant in the DRIP, you may purchase shares at the DRIP Price until all 1,500,000 DRIP Shares have been purchased or until the Company elects to terminate the DRIP. The Company may, in its sole discretion, effect registration of additional shares of Common Stock for issuance under the DRIP.

      Shares for the DRIP will be purchased directly from the Company. Such shares will be authorized and may be either previously issued or unissued shares. Proceeds from the sale of the DRIP Shares provide the Company with funds for general corporate purposes. You receive free custodial service for the shares you hold through the DRIP.

Eligibility

      Holders of record of Common Stock are eligible to participate in the DRIP only with respect to 100% of their shares. If your shares are held of record by a broker or nominee and you want to participate in the DRIP, you must make appropriate arrangements with your broker or nominee.

      The Company may refuse participation in the DRIP to shareholders residing in states where shares offered pursuant to the DRIP are neither registered under applicable securities laws nor exempt from registration.

Administration

      As of the date of this Prospectus, the DRIP will be administered by the Company or an affiliate of the Company (the “DRIP Administrator”), but a different entity may act as DRIP Administrator in the future. The DRIP Administrator will keep all records of your DRIP account and send statements of your account to you. Shares of Common Stock purchased under the DRIP will be registered in the name of each participating shareholder.

Enrollment

      You must own shares of Common Stock in order to participate in the DRIP. You may become a participant in the DRIP by completing and signing the enrollment form enclosed with this Prospectus and returning it to us at the time you subscribe for shares. If you receive a copy of the Prospectus or a separate prospectus relating solely to the DRIP and have not previously elected to participate in the DRIP, then you may so elect at any time by completing the enrollment form attached to such prospectus or by other appropriate written notice to the Company of your desire to participate in the DRIP.

      Your participation in the DRIP will begin with the first dividend payment after your signed enrollment form is received, provided such form is received on or before ten days prior to the record date established for that dividend. If your enrollment form is received after the record date for any dividend and before payment of that dividend, that dividend will be paid to you in cash and reinvestment of your dividends will not begin until the next dividend payment date.

Costs

      Purchases under the DRIP will not be subject to selling commissions or the marketing and due diligence reimbursement fees. All costs of administration of the DRIP will be paid by the Company. However, any interest earned on dividends on shares within the DRIP will be paid to the Company to defray certain costs relating to the DRIP.

Purchases and Price of Shares

      Common Stock dividends will be invested within 30 days after the date on which Common Stock dividends are paid (the “Investment Date”). Payment dates for Common Stock dividends will be ordinarily on or about the last calendar day of each month, but may be changed from time to time in the sole discretion of the Company. Any dividends not so invested will be returned to participants in the DRIP.

      You become an owner of shares purchased under the DRIP as of the Investment Date. Dividends paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Dividends will be paid on both full and fractional shares held in your account and are automatically reinvested.

      Reinvested Distributions. The Company will use the aggregate amount of dividends to all participants for each dividend period to purchase shares for the participants. If the aggregate amount of dividends to participants exceeds the amount required to purchase all shares then available for purchase, the Company will purchase all available shares and will return all remaining dividends to the participants within 30 days after the date such dividends are made. The Company will allocate the purchased shares among the participants based on the portion of the aggregate dividends received on behalf of each participant, as reflected on the Company’s books.

      You may only elect dividend reinvestment with respect to 100% of the shares registered in your name on the records of the Company. Dividends on all shares purchased pursuant to the DRIP will be automatically reinvested. The number of shares purchased for you as a participant in the DRIP will depend on the amount of your dividends on these shares (less any required withholding tax) and the DRIP Price. Your account will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount invested divided by the DRIP Price.

      Optional Cash Purchases. Until determined otherwise by the Company, DRIP participants may not make additional cash payments for the purchase of Common Stock under the DRIP.

Dividends on Shares Held in the DRIP

      Dividends paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Dividends will be paid on both full and fractional shares held in your account and will be automatically reinvested.

Account Statements

      You will receive a statement of your account within 90 days after the end of the fiscal year. The statements will contain a report of all transactions with respect to your account since the last statement, including information with respect to the dividends reinvested during the year, the number of shares purchased during the year, the per share purchase price for such shares, the total administrative charge retained by the Company or Plan Administrator on your behalf and the total number of shares purchased on your behalf pursuant to the DRIP. In addition, tax information with respect to income earned on shares under the DRIP for the year will be included in the account statements. These statements are your continuing record of the cost of your purchase and should be retained for income tax purposes.

Certificates for Shares

      The ownership of shares purchased under the DRIP will be noted in book-entry form. The number of shares purchased will be shown on your statement of account. This feature permits ownership of fractional shares, protects against loss, theft or destruction of stock certificates and reduces the costs of the DRIP.

      Certificates for any number of whole shares credited to your account may be issued in your name upon written request to the DRIP Administrator. Certificates for fractional shares will not be issued. Should you want your certificates issued in a different name, you must notify the DRIP Administrator in writing and comply with applicable transfer requirements. If you wish to sell any whole shares credited to your account under the DRIP, you will have to receive a certificate for such whole number of shares and arrange for the sale yourself. If you wish to pledge shares credited to your account, you must first have the certificate for those shares issued in your name.

Termination of Participation

      You may discontinue reinvestment of dividends under the DRIP with respect to all, but not less than all, of your shares (including shares held for your account in the DRIP) at any time without penalty by notifying the DRIP Administrator in writing no less than ten days prior to the next record date. A notice of termination received by the DRIP Administrator after such cutoff date will not be effective until the next following Investment Date. Participants who terminate their participation in the DRIP may thereafter rejoin the DRIP by notifying the Company and completing all necessary forms and otherwise as required by the Company.

      If you notify the DRIP Administrator of your termination of participation in the DRIP or if your participation in the DRIP is terminated by the Company, the stock ownership records will be updated to include the number of whole shares in your DRIP account. For any fractional shares of stock in your DRIP account, the DRIP Administrator may either (i) send you a check in payment for any fractional shares in your account, or (ii) credit your stock ownership account with any such fractional shares.

      A participant who changes his or her address must promptly notify the DRIP Administrator. If a participant moves his or her residence to a state where shares offered pursuant to the DRIP are neither registered nor exempt from registration under applicable securities laws, the Company may deem the participant to have terminated participation in the DRIP.

      The Company reserves the right to prohibit certain employee benefit plans from participating in the DRIP if such participation could cause the underlying assets of the Company to constitute “plan assets” of such plans.

Amendment and Termination of the DRIP

      The Board of Directors may, in its sole discretion, terminate the DRIP or amend any aspect of the DRIP without the consent of participants or other shareholders, provided that written notice of any material amendment is sent to participants at least 10 days prior to the effective date thereof. You will be notified if the DRIP is terminated or materially amended. The Board of Directors also may terminate any participant’s participation in the DRIP at any time by notice to such participant if continued participation will, in the opinion of the Board of Directors, jeopardize the status of the Company as a real estate investment trust under the Internal Revenue Code.

Voting of Shares Held Under the DRIP

      You will be able to vote all shares of Common Stock (including fractional shares) credited to your account under the DRIP at the same time that you vote the shares registered in your name on the records of the Company.

Stock Dividends, Stock Splits and Rights Offerings

      Your DRIP account will be amended to reflect the effect of any stock dividends, splits, reverse splits or other combinations or recapitalizations by the Company on shares held in the DRIP for you. If the Company issues to its shareholders rights to subscribe to additional shares, such rights will be issued to you based on your total share holdings, including shares held in your DRIP account.

Responsibility of the DRIP Administrator and the Company Under the DRIP

      The DRIP Administrator will not be liable for any claim based on an act done in good faith or a good faith omission to act. This includes, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon a participant’s death, the prices at which shares are purchased, the times when purchases are made, or fluctuations in the market price of Common Stock.

      All notices from the DRIP Administrator to a participant will be mailed to the participant at his or her last address of record with the DRIP Administrator, which will satisfy the DRIP Administrator’s duty to give notice. Participants must promptly notify the DRIP Administrator of any change in address.

      You should recognize that neither the Company nor the DRIP Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the DRIP.

Interpretation and Regulation of the DRIP

      The Company reserves the right, without notice to participants, to interpret and regulate the DRIP as it deems necessary or desirable in connection with its operation. Any such interpretation and regulation shall be conclusive.

Federal Income Tax Consequences of Participation in the DRIP

      The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the DRIP. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, financial institutions, broker-dealers and foreign persons). The discussion is based on various rulings of the Internal Revenue Service regarding several types of dividend reinvestment plans. No ruling, however, has been issued or requested regarding the DRIP. The following discussion is for your general information only, and you must consult your own tax advisor to determine the particular tax consequences (including the effects of any changes in law) that may result from your participation in the DRIP and the disposition of any shares purchased pursuant to the DRIP.

      Reinvested Dividends. Shareholders subject to federal income taxation who elect to participate in the DRIP will incur a tax liability for distributions allocated to them even though they have elected not to receive their dividends in cash but rather to have their dividends reinvested pursuant to the DRIP. Specifically, participants will be treated as if they received the distribution from the Company and then applied such distribution to purchase the shares in the DRIP. To the extent that a shareholder purchases shares through the DRIP at a discount to fair market value, the shareholders will be treated for tax purposes as receiving an additional distribution equal to the amount of such discount. A shareholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as a capital gain. The amount treated as a distribution to you will constitute a dividend for federal income tax purposes to the same extent as a cash distribution.

      Receipt of Share Certificates and Cash. You will not realize any income if you receive certificates for whole shares credited to your account under the DRIP. Any cash received for a fractional share held in your account will be treated as an amount realized on the sale of the fractional share. You therefore will recognize gain or loss equal to any difference between the amount of cash received for a fractional share and your tax basis in the fractional share.

ENROLLMENT FORM

G REIT, INC.

AMENDED AND RESTATED DIVIDEND REINVESTMENT PLAN

To Join the Amended and Restated Dividend Reinvestment Plan:

      Complete this form. Be sure to include your social security or tax identification number and signature.

      Please indicate your participation below. Return this form only if you wish to participate in the DRIP.

      I hereby appoint G REIT, Inc. (the “Company”) (or any designee or successor), acting as DRIP Administrator, as my agent to receive cash dividends that may hereafter become payable to me on shares of Common Stock of the Company registered in my name as set forth below, and authorize the Company to apply such dividends to the purchase of full shares and fractional interests in shares of the Common Stock.

      I understand that the purchases will be made under the terms and conditions of the DRIP as described in the Prospectus and that I may revoke this authorization at any time by notifying the DRIP Administrator, in writing, of my desire to terminate my participation.

☐	Yes, I would like to participate in the Amended and Restated Dividend Reinvestment Plan for 100% of my shares of Common Stock (you must elect dividend reinvestment only with respect to 100% of your shares).

Signature	Date

Please Print Full Legal Name(s)	Social Security or Tax Identification Number

      If your shares are held of record by a broker or nominee, you must make appropriate arrangements with the broker or nominee to participate in the DRIP.

EXHIBIT D

G REIT, INC.

AMENDED AND RESTATED REPURCHASE PLAN

      The Board of Directors (the “Board”) of G REIT, Inc., a Virginia corporation (the “Company”), adopted effective July 22, 2002, a Repurchase Plan which is hereby amended and restated in its entirety as set forth below. The effective date of this Amended and Restated Purchase Plan (the “Repurchase Plan”) shall be the date that the Company’s second public offering, which will be implemented in connection with the Company’s registration statement under the Securities Act of 1933 on Form S-11/ A, including the prospectus contained therein, in the amount of 28,500,000 shares of the Company’s common stock (“Shares”) is declared effective by the SEC.

      The Repurchase Plan provides the mechanism by which Shares may be repurchased by the Company from shareholders subject to certain conditions and limitations. The purpose of this Repurchase Plan is to provide limited interim liquidity for shareholders (under the conditions and limitations set forth below). No shareholder is required to participate in the Repurchase Plan.

      1.     Repurchase of Shares. The Company may, at its sole option, and in its sole discretion, repurchase Shares presented to the Company for cash to the extent it has sufficient proceeds to do so. Any and all Shares repurchased by the Company shall be canceled, and will have the status of authorized but unissued Shares. Shares acquired by the Company through the Repurchase Plan will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and other appropriate state securities laws or otherwise issued in compliance with such laws.

      2.     Repurchase Price.

(a) During Public Offerings. For the period during which the Company is engaged in a public offering of Shares (the “Offering”), the repurchase price for Shares shall be equal to the current offering price, less a discount for payment of selling commissions, due diligence and marketing support, and other applicable fees and expenses, such that the repurchase price shall approximate the per Share net proceeds received by the Company in the Offering.

(b) Non-Offering Periods. During the twelve-month period immediately following the termination of the Offering (the “First Period”), the repurchase price for Shares will be $9.25 per Share. During the twelve-month period immediately following the termination of the First Period (the “Second Period”), the repurchase price for Shares will be $9.50 per Share. During the twelve-month period immediately following the termination of the Second Period (the “Third Period”), the repurchase price per Share will be $9.75 per Share. After the termination of the Third Period, the repurchase price per Share will be the greater of: (i) $10.00 per Share; or (ii) a price equal to 10 times the Company’s “funds available for distribution” per weighted average Share outstanding for the prior calendar year.

      3.     Funding and Operation of Repurchase Plan. The Company will make purchases under the Repurchase Plan, if requested, at least once quarterly on a first-come, first-served basis. Subject to funds being available, the Company will limit the number of Shares repurchased during any calendar year to five percent (5%) of the weighted average number of Shares outstanding during the prior calendar year. Funding for the Repurchase Plan will come exclusively from proceeds received from the sale of Shares under the Company’s Dividend Reinvestment Plan and other operating funds, if any, as the Company’s Board of Directors, in its sole discretion, may reserve for this purpose.

      4.     Shareholder Requirements. Any shareholder may elect to participate in the Repurchase Plan with respect to all or a designated portion of this Shares, subject to the following conditions and limitations:

(a) Holding Period. Only Shares that have been held by the presenting shareholder for at least one (1) year are eligible for repurchase by the Company.

(b) Minimum — Maximum. A shareholder must present for repurchase a minimum of 25%, and a maximum of 100%, of the Shares owned by the shareholder on the date of presentment. Fractional shares may not be presented for repurchase unless the shareholder is presenting 100% of his Shares.

(c) No Encumbrances. All Shares presented for repurchase must be owned by the shareholder(s) making the presentment, or the party presenting the Shares must be authorized to do so by the owner(s) of the Shares. Such Shares must be fully transferable and not subject to any liens or other encumbrances.

(d) Stock Repurchase Form. The presentment of Shares must be accompanied by a completed Stock Repurchase Request form, a copy of which is attached hereto as Exhibit “A”. All Share certificates must be properly endorsed.

(e) Deadline for Presentment. The Company will repurchase Shares on or about the last day of each calendar quarter. All Shares presented and all completed Stock Repurchase Request forms must be received by the Repurchase Agent (as defined below) on or before the last day of the second month of each calendar quarter in order to have such Shares eligible for repurchase in that same quarter.

      5.     Repurchase Agent. All repurchases will be effected on behalf of the Company by a registered broker-dealer (the “Repurchase Agent”), who shall contract with the Company for such services. All recordkeeping and administrative functions required to be performed in connection with the Repurchase Plan will be performed by the Repurchase Agent.

      6.     Termination of Plan. The Board of Directors of the Company, in its sole discretion, may suspend or terminate the Repurchase Plan after the termination of the Offering, or reduce the number of Shares purchased hereunder, if it determines that the funds allocated to the Repurchase Plan are needed for other purposes. A determination by the Company’s Board of Directors to terminate or reduce the Repurchase Plan will require the unanimous affirmative vote of the independent directors. If the Company terminates, reduces, or otherwise amends the Repurchase Plan, the Company will notify the shareholders of such changes, and the Company will disclose the changes in quarterly reports filed with the Securities and Exchange Commission on Form 10-Q.

      7.     Amendment. This Repurchase Plan may be amended in whole or in part by the Board, in its sole discretion, at any time or from time to time.

      8.     Miscellaneous.

(a) Advisor Ineligible. The Advisor to the Company, Triple Net Properties, L.L.C., shall not be permitted to participate in the Repurchase Plan.

(b) Liability. Neither the Company nor the Repurchase Agent shall have any liability to any shareholder for the value of the shareholder’s Shares, the repurchase price of the shareholder’s Shares, or for any damages resulting from the shareholder’s presentation of his Shares or the repurchase of the Shares under this Repurchase Plan, except as result from the Company’s or the Repurchase Agent’s gross negligence, recklessness, or violation of applicable law; provided, however, that nothing contained herein shall constitute a waiver or limitation of any rights or claims a shareholder may have under federal or state securities laws.

(c) Taxes. Shareholders shall have complete responsibility for payment of all taxes, assessments, and other applicable obligations resulting from the Company’s repurchase of Shares.

EXHIBIT “A”

STOCK REPURCHASE REQUEST

      The undersigned shareholder of G REIT, Inc. (the “Company”) hereby requests that, pursuant to the Company’s Amended and Restated Repurchase Plan, the Company repurchase the number of shares of Company Common Stock (the “Shares”) indicated below.

SHAREHOLDER NAME:

SHAREHOLDER’S ADDRESS:

TOTAL SHARES OWNED BY SHAREHOLDER:

NUMBER OF SHARES PRESENTED FOR REPURCHASE:

(Note: number of shares presented for repurchase must be equal to or exceed 25% of total shares owned.)

      By signing and submitting this form, the undersigned hereby acknowledges and represents to each of the Company and the Repurchase Agent the following:

1. The undersigned is the owner (or duly authorized agent of the owner) of the Shares presented for repurchase, and thus is authorized to present the Shares for repurchase.

2. The Shares presented for repurchase are eligible for repurchase pursuant to the Repurchase Plan. The Shares are fully transferable and have not been assigned, pledged, or otherwise encumbered in any way.

3. The undersigned hereby indemnifies and holds harmless the Company, the Repurchase Agent, and each of their respective officers, directors, and employees from and against any liabilities, damages, expenses, including reasonable attorneys’ fees, arising out of or in connection with any misrepresentation made herein.

4. Stock certificates for the Shares presented for repurchase (if applicable) are enclosed, properly endorsed with signature guaranteed.

      It is recommended that this Stock Repurchase Request and any attached stock certificates be sent to the Repurchase Agent, at the address below, via overnight courier, certified mail, or other means of guaranteed delivery.

NNN Capital Corp.

G REIT Repurchase Agent
1551 N. Tustin Avenue, Suite 200
Santa Ana, California 92705
(877) 888-7348

Date:

 Shareholder Signature:

Office Use Only

Date Request Received:

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.	Quantitative and Qualitative Disclosure About Market Risk

      The Company is exposed to interest rate changes primarily as a result of its long-term debt used to maintain liquidity, fund capital expenditures and finance expansion of the Company’s operations and real estate portfolio. In managing the Company’s interest rate risk, management’s objectives are to limit the impact of interest rate changes on operations and cash flows, and to lower its overall borrowing costs. To achieve these objectives, the Company borrows primarily at interest rates with the lowest margins available and, in some cases, with the ability to convert variable interest rates to fixed rates. On May 2, 2003, the Company entered into an interest rate swap with LaSalle to hedge its exposure to $26,400,000 in variable rate borrowings under its credit facility with LaSalle. In the future, the Company may enter into additional derivative financial instruments such as interest rate swaps, caps and treasury locks in order to mitigate its interest rate risk on a given financial instrument. The Company does not enter into derivative or interest rate transactions for speculative purposes.

      The tables below present the principal amounts and weighted average interest rates of fixed and variable interest rate debt by year of scheduled maturity to evaluate the expected cash flows and sensitivity to interest rate changes as of December 31, 2002 and September 30, 2003.

	As of December 31, 2002

	2003	2004	2005	2006	2007

Fixed rate debt	$127,265	$135,007	$143,220	$151,933	$9,602,575
Average interest rate on maturing debt	5.92%	5.92%	5.92%	5.92%	5.92
Variable rate debt	$6,700,000	$—	—	—	—
Average interest rate on maturing debt	5.50%	—%	—%	—%	—%

	As of September 30, 2003

	2003	2004	2005	2006	2007	Thereafter

Fixed rate debt	$28,964	$125,492	$133,235	$141,456	$9,643,320	$—
Average interest rate on maturing fixed rate debt	5.92%	5.92%	5.92%	5.92%	5.92%	—
Variable rate debt	$—	$—	$—	$1,135,000	$—	$—
Average interest rate on maturing variable rate debt	—	—	—	4.00%	—	—

Item 31.	Other Expenses of Issuance and Distribution

      Set forth below is an estimate of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) payable by the Registrant in connection with the issuance and distribution of the Shares.

Securities and Exchange Commission registration fee	$23,000
NASD filing fee	28,925
Printing and postage	1,350,000
Legal fees and expenses	900,000
Accounting fees and expenses	1,000,000
Advertising	950,000
Blue Sky Expenses	200,000
Miscellaneous	1,100,000

Total	$5,551,925

Item 32.	Sales to Special Parties

      None.

Item 33.	Recent Sales of Unregistered Securities

      On December 18, 2001, the Company was capitalized with the issuance to Louis J. Rogers of 10 shares of common stock for a purchase price of $10 per share for an aggregate purchase of $100. The shares were purchased for investment and for the purpose of organizing the Company. The Company issued this common stock in reliance on an exemption from registration under Section 4(2) of the Securities Act.

Item 34.	Indemnification of Directors and Officers

      The Virginia Stock Corporation Act permits a Virginia corporation to include in its articles of incorporation a provision limiting the liability of its Directors and Officers for monetary damages to the Company or the shareholders of the Company with respect to any transaction, occurrence or course of conduct, except for liability resulting from such person’s having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The Articles of Incorporation of the Company contain such a provision that eliminates such liability to the maximum extent permitted by the Virginia Stock Corporation Act.

      The Articles of Incorporation of the Company provide that in any proceeding brought by or in the right of the Company or brought by or on behalf of the shareholders, the Company shall indemnify any of the Directors and Officers for any liability or loss suffered by such party seeking indemnification and shall hold harmless any of the Directors and Officers for any loss or liability suffered by the Company, provided, that:

•	the party seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company;

•	the party seeking indemnification was acting on behalf of or performing services on the part of the Company;

•	such indemnification or agreement to be held harmless is recoverable only out of the Company’s net assets and not from the shareholders; and

•	such liability or loss was not the result of:

•	negligence or misconduct by the Officers or Directors, excluding the Independent Directors; or

•	gross negligence or willful misconduct by the Independent Directors.

      The Company shall not indemnify any of the Directors or Officers for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or

•	a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which shares of a company’s stock were offered and sold as to indemnification for securities law violations.

      The Company may pay for or reimburse amounts to persons entitled to indemnification for reasonable expenses and costs incurred as a result of any proceeding for which indemnification is being sought in advance of a final disposition of the proceeding only if all of the following conditions are satisfied:

•	the legal proceeding relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of the Company;

•	the legal proceeding is initiated by a third party and a court of competent jurisdiction specifically approves such advancement;

•	the party receiving such advances furnishes the Company with a written statement of his or her good faith belief that he or she has met the standard of conduct described above; and

•	the indemnified party receiving such advances furnishes to the Company a written undertaking, personally executed on his or her behalf, to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not meet the standard of conduct described above.

      Authorizations of payments shall be made by a majority vote of a quorum of disinterested Directors.

      The Company may, but shall not be required or obligated to, purchase and maintain insurance to indemnify it against the liability assumed by it in accordance with the Articles.

      The indemnification provided in the Articles is not exclusive to any other right to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Company or others, with respect to claims, issues, or matters in relation to which the Company would not have obligation or right to indemnify such person under the provisions of the Articles.

Item 35.	Treatment of Proceeds from Stock Being Registered

      None.

Item 36.	Financial Statements and Exhibits

      (a) Index to Financial Statements

The following financial statements of the Registrant are filed as part of this Registration Statement and included in the Prospectus:

Unaudited Financial Statements

(1) Unaudited Consolidated Financial Statements for the Three and Nine Months Ended September 30, 2003

(2) Notes to Unaudited Consolidated Financial Statements

Audited Financial Statements

(1) Report of Independent Certified Public Accountants

(2) Audited Consolidated Financial Statements for the years ended December 31, 2002 and 2001

(3) Notes to Consolidated Financial Statements

(b)	Exhibits:

Exhibit
Number		Exhibit

1.1		Form of Dealer Manager Agreement between G REIT, Inc. and NNN Capital Corp.
1.2		Form of Participating Broker-Dealer Agreement
3	.1*	Third Amended and Restated Articles of Incorporation of the Registrant (included as Exhibit 3.6 to Amendment No. 3 to our Registration Statement on Form S-11 filed on July 7, 2002 (File No. 333-76498) and incorporated herein by reference).
3	.2*	Amended and Restated Bylaws of the Registrant (included as Exhibit 3.4 to Amendment No. 1 to our Registration Statement on Form S-11 filed on April 29, 2002 (File No. 333-76498) and incorporated herein by reference).
4	.1*	Form of our Common Stock Certificate (included as Exhibit 4.1 to our Registration Statement on Form S-11 filed on January 9, 2002 (File No. 333-76498) and incorporated herein by reference).
5.1		Opinion of Hirschler Fleischer, a Professional Corporation
8.1		Opinion of Hirschler Fleischer, a Professional Corporation as to Tax Matters
10	.1*	Form of Agreement of Limited Partnership of G REIT, L.P. (included as Exhibit 10.1 to our Registration Statement on Form S-11 filed on January 9, 2002 (File No. 333-76498) and incorporated herein by reference).
10	.2*	Amended and Restated Dividend Reinvestment Plan (included as Exhibit C to the Prospectus)
10	.3*	Amended and Restated Stock Repurchase Plan (included as Exhibit D to the Prospectus)
10	.4*	Independent Director Stock Option Plan (included as Exhibit 10.4 to Amendment No. 1 to our Registration Statement on Form S-11 filed on April 29, 2002 (File No. 333-76498) and incorporated herein by reference).
10	.5*	Officer and Employee Stock Option Plan (included as Exhibit 10.5 to Amendment No. 1 to our Registration Statement on Form S-11 filed on April 29, 2002 (File No. 333-76498) and incorporated herein by reference).
10	.6*	Advisory Agreement between G REIT, Inc. and Triple Net Properties, LLC (included as Exhibit 10.6 to our Registration Statement on Form S-11 filed on January 9, 2002 (File No. 333-76498) and incorporated herein by reference).
10	.7*	Amended and Restated Real Estate Purchase and Sale Agreement dated June 19, 2002 by and between MFPB 290 West, Ltd. And Triple Net Properties, LLC, as assigned to G REIT — 55 Highway 290 West, LP (included as Exhibit 10.8 to the Current Report on Form 8-K filed on January 24, 2003 and incorporated herein by reference).
10	.8*	First Amendment to Advisory Agreement between G REIT, Inc. and Triple Net Properties, LLC (included as Exhibit 10.8 to Post Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on December 18, 2002 (File No. 333-76498) and incorporated herein by reference).
10	.9*	Agreement of Sale and Purchase dated as of August 14, 2002 by and between ASP Two Corporate Plaza, P.P. and Triple Net Properties, LLC, as amended and reinstated, and as assigned to G REIT — Two Corporate Plaza (included as Exhibit 10.9 to the Current Report on Form 8-K filed on December 13, 2002 and incorporated herein by reference).

Exhibit
Number		Exhibit

10	.10*	Purchase Agreement dated October 10, 2002 between Congress Center, LLC and Triple Net Properties, LLC, as assigned to NNN Congress Center, LLC, GREIT — Congress Center, LLC and WREIT — Congress Center, LLC (included as Exhibit 10.10 to the Current Report on Form 8-K filed on January 24, 2003 and incorporated herein by reference).
10	.11*	Agreement of Sale and Purchase dated September 9, 2002 between 1200 N Street, Ltd. And Triple Net Properties, LLC, as assigned to GREIT — Atrium Building LLC (included as Exhibit 10.12 to Post Effective Amendment No. 2 to our Registration Statement on Form S-11 filed on March 13, 2003 (File No. 333-76498) and incorporated herein by reference).
10	.12*	Agreement of Sale and Purchase dated August 16, 2002 by and between Park Sahara Office Center, Ltd., LLC and Triple Net Properties, LLC, as partially assigned to G REIT — Park Sahara, LLC (included as Exhibit 10.1 to the Current Report on Form 8-K filed on March 28, 2003 and incorporated herein by reference).
10	.13*	Form of Escrow Agreement with PriVest Bank dated March , 2003 (included as Exhibit 10.13 to Post Effective Amendment No. 2 to our Registration Statement on Form S-11 on March 13, 2003 (File No. 333-76498) and incorporated by reference).
10	.14*	Agreement of Purchase and Sale dated as of April 22, 2003 by and between Procacci Financial Group, Ltd. F/ K/ A Procacci Real Estate Management Co. Ltd. and GREIT — DCF Campus, LLC (included as Exhibit 10.1 to the Current Report on Form 8-K filed on May 5, 2003 and incorporated herein by reference).
10	.15*	Agreement of Purchase and Sale effective as of January 10, 2003 by and between CCI-1150 Gemini, Ltd. and Triple Net Properties, LLC (included as Exhibit 10.2 to the Current Report on Form 8-K filed on May 5, 2003 and incorporated herein by reference).
10	.16*	Agreement of Purchase and Sale and Joint Escrow Instructions dated as of May 6, 2003 between LNR Harbor Bay, LLC and Triple Net Properties, LLC (included as Exhibit 10.1 to the Current Report on Form 8-K filed on August 12, 2003 and incorporated herein by reference).
10	.17*	Real Property Purchase and Sale Agreement and Escrow Instructions dated as of July 2, 2003 by and between Government Property Fund IV, LLC and Triple Net Properties, LLC (included as Exhibit 10.2 to the Current Report on Form 8-K filed on August 12, 2003 and incorporated herein by reference).
10	.18*	Real Property Purchase and Sale Agreement and Escrow Instructions dated as of July 2, 2003 by and between Government Property Fund IV, LLC and Triple Net Properties, LLC (included as Exhibit 10.02 to the Form 8-K filed by the Company on August 12, 2003 and incorporated herein by reference).
10	.19*	First Amendment to Contract of Sale dated as of September 26, 2003 by and between Savannah Teachers Properties, Inc. and Triple Net Properties, LLC (included as Exhibit 10.01 to the Form 8-K filed by the Company on October 24, 2003 and incorporated herein by reference).
10	.20*	Agreement of Purchase and Sale of Real Property and Escrow Instructions dated July 16, 2003 by and between RPD Properties II, LLC and Triple Net Properties, LLC (included as Exhibit 10.01 to the Form 8-K filed by the Company on October 31, 2003 and incorporated herein by reference).
10	.21*	Purchase and Sale Agreement and Joint Escrow Instructions dated as of October 22, 2003 by and between LBWTC Real Estate Partners, LLC and Triple Net Properties, LLC (included as Exhibit 10.01 to the Form 8-K filed by the Company on December 12, 2003 and incorporated herein by reference).
10	.22*	Purchase and Sale Agreement and Joint Escrow Instructions dated as of September 26, 2003 by and between Intrarock 1, LLC and Triple Net Properties, LLC (included as Exhibit 10.01 to the Form 8-K filed by the Company on January 9, 2004 and incorporated herein by reference).
23.1		Consent of Hirschler Fleischer, a Professional Corporation (included in Exhibits 5.1 and 8.1)
23.2		Consent of Grant Thornton LLP
24.1		Powers of Attorney (Included on Signature Page)

*	Filed previously.

Item 37.	Undertakings

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 34 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes to provide to the dealer manager at the closing specified in the Dealer Manager Agreement certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser.

      The undersigned Registrant hereby undertakes that:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That, all post-effective amendments will comply with the applicable forms, rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) in effect at the time such post-effective amendments are filed.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant undertakes to send to its shareholders, within forty-five (45) days after the close of each quarterly fiscal period, the information specified in Form 10-Q, if such report is required to be filed with the Commission.

      The Registrant undertakes to send to each shareholder at least on an annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

      The Registrant undertakes to provide to the shareholders the financial statements required by Form 10-K for the first full year of operations of the Company.

      The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

      The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED)
June 30, 2003

Public Programs

Program:	T REIT, Inc.	T REIT, Inc.
Name, location, type of property	Christie Street	Northstar Shopping Center
	Lufkin, Texas	Garland, Texas
	Office	Retail
Gross leasable square footage	17,141	67,500
Date of purchase:	9/26/2000	10/26/2000
Mortgage financing at date of purchase	$750,000	$2,695,000
Cash down payment	$500,000	$1,235,000
Contract purchase price plus acquisition fee	$1,250,000	$3,930,000
Other cash expenditures expensed	$(29,342)	$5,313
Other cash expenditures capitalized	$1,839	$1,070
Total acquisition cost	$1,222,497	$3,936,383

Program:	T REIT, Inc.(1)	T REIT, Inc.(2)
Name, location, type of property	Plaza Del Ray Shopping Center	Seguin Corners
	Seguin, Texas	Seguin, Texas
	Retail	Retail
Gross leasable square footage	126,322	21,000
Date of purchase:	11/17/2000	11/22/2000
Mortgage financing at date of purchase	$3,995,000	$1,735,000
Cash down payment	$1,055,000	$715,000
Contract purchase price plus acquisition fee	$5,050,000	$2,450,000
Other cash expenditures expensed	$(12,936)	$(4,062)
Other cash expenditures capitalized	$8,924	$16,642
Total acquisition cost	$5,045,988	$2,462,580

Program:	T REIT, Inc.	T REIT, Inc.
Name, location, type of property	Thousand Oaks Shopping Center	Pahrump Valley
	San Antonio, Texas	Pahrump, Nevada
	Retail	Retail
Gross leasable square footage	162,864	105,721
Date of purchase:	12/6/2000	5/11/2001
Mortgage financing at date of purchase	$10,837,500	$12,434,618
Cash down payment	$2,162,500	$4,715,382
Contract purchase price plus acquisition fee	$13,000,000	$17,150,000
Other cash expenditures expensed	$(55,894)	$(75,292)
Other cash expenditures capitalized	$138,795	$133,934
Total acquisition cost	$13,082,901	$17,208,642

(1)	16.5% tenant in common interest

(2)	26% tenant in common interest

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
June 30, 2003

Public Programs

Program:	T REIT, Inc.(1)	T REIT, Inc.(2)
Name, location, type of property	Reno Trademark	Pacific Corp. Park
	Reno, NV	Lake Forest, CA
	Office/Service	Office
Gross leasable square footage	75,257	167,486
Date of purchase:	9/4/01	3/25/2002
Mortgage financing at date of purchase	$2,700,000	$9,300,000
Cash down payment	$4,596,110	$4,934,100
Contract purchase price plus acquisition fee	$7,296,110	$14,234,100
Other cash expenditures expensed	$11,809	$37,883
Other cash expenditures capitalized	$99,334	$436,454
Total acquisition cost	$7,407,253	$14,708,437

Program:	T REIT, Inc.	T REIT, Inc.(3)
Name, location, type of property	City Center West ‘A’	Titan Bldg. & Plaza
	Las Vegas, NV	San Antonio, TX 78217
	Office	Office
Gross leasable square footage	105,964	131,527
Date of purchase:	3/15/2002	4/17/2002
Mortgage financing at date of purchase	$13,000,000	$2,910,000
Cash down payment	$8,670,000	$1,535,995
Contract purchase price plus acquisition fee	$21,670,000	$4,445,995
Other cash expenditures expensed	$—	$78,069
Other cash expenditures capitalized	$180,710	$102,887
Total acquisition cost	$21,850,710	$4,626,951

Program:	T REIT, Inc.(4)	T REIT, Inc.(5)
Name, location, type of property	County Center Drive	Saddleback Financial Center
	Temecula, California	Laguna Hills, CA
	Office/Service	Office
Gross leasable square footage	77,582	71,243
Date of purchase:	9/28/2001	9/25/2002
Mortgage financing at date of purchase	$3,210,000	$7,650,000
Cash down payment	$2,184,691	$3,422,500
Contract purchase price plus acquisition fee	$5,394,691	$11,072,500
Other cash expenditures expensed/ (credited)	$(2,732)	$(30,759)
Other cash expenditures capitalized	$306,278	$285,751
Total acquisition cost	$5,698,237	$11,327,492

(1)	40% tenant in common interest

(2)	37.93% LLC member in PCP1, LLC, which owns 60% of Pacific Corporate Park.

(3)	48.5% tenant in common interest

(4)	16.0% tenant in common interest

(5)	25.0% tenant in common interest

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
June 30, 2003

Public Programs

Program:	T REIT, Inc.(1)	T REIT, Inc.
Name, location, type of property	Congress Center	University Heights
	Chicago, IL	San Antonio, TX
	Office	Office
Gross leasable square footage	525,784	68,400
Date of purchase:	1/9/2003	8/22/2002
Mortgage financing at date of purchase	$9,795,549	$—
Cash down payment	$4,110,606	$6,750,000
Contract purchase price plus acquisition fee	$13,906,154	$6,750,000
Other cash expenditures expensed/ (credited)	$(14,108)	$(22,562)
Other cash expenditures capitalized	$273,090	$12,704
Total acquisition cost	$14,165,137	$6,740,142

Program:	T REIT, Inc.	G REIT, Inc.(2)
Name, location, type of property	Gateway Mall	Congress Center
	Bismarck, ND	Chicago, IL
	Retail	Office
Gross leasable square footage	333,210	525,784
Date of purchase:	1/29/2003	1/9/2003
Mortgage financing at date of purchase	$5,000,000	$28,762,500
Cash down payment	$4,000,000	$12,190,180
Contract purchase price plus acquisition fee	$9,000,000	$40,952,680
Other cash expenditures expensed/ (credited)	$276,186	$(41,424)
Other cash expenditures capitalized	$83,554	$801,869
Total acquisition cost	$9,359,740	$41,713,126

Program:	G REIT, Inc.(3)	G REIT, Inc.
Name, location, type of property	Park Sahara	5508 Hwy. 290 West
	Las Vegas, NV	Austin, TX
	Office	Office
Gross leasable square footage	123,709	74,804
Date of purchase:	3/18/2003	9/13/2002
Mortgage financing at date of purchase	$399,000	$6,700,000
Cash down payment	$188,381	$3,525,000
Contract purchase price plus acquisition fee	$587,381	$10,225,000
Other cash expenditures expensed/ (credited)	$(1,621)	$(61,500)
Other cash expenditures capitalized	$7,881	$159,450
Total acquisition cost	$593,641	$10,322,950

(1)	38% LLC member in Congress Center, LLC, which owns 62.53% of Congress Center.

(2)	30% tenant in common interest

(3)	4.75% tenant in common interest

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
June 30, 2003

Public Programs

Program:	G REIT, Inc.	G REIT, Inc.
Name, location, type of property	Two Corporate Plaza	The Atrium Building
	Houston, TX	Lincoln, NE
	Office/Retail	Office
Gross leasable square footage	161,331	166,868
Date of purchase:	11/27/2002	1/31/2003
Mortgage financing at date of purchase	$10,160,000	$2,890,000
Cash down payment	$3,423,578	$1,397,496
Contract purchase price plus acquisition fee	$13,583,578	$4,287,496
Other cash expenditures expensed/ (credited)	$33,591	$(4,050)
Other cash expenditures capitalized	$76,052	$317,839
Total acquisition cost	$13,693,220	$4,601,286

Program:	G REIT, Inc.	G REIT, Inc.
Name, location, type of property	Dept. of Children & Families Bldg.	Gemini Plaza
	Plantation, FL	Houston, TX
	Office	Office
Gross leasable square footage	124,037	158,627
Date of purchase:	4/25/2003	5/2/2003
Mortgage financing at date of purchase	$7,605,000	$9,815,000
Cash down payment	$3,981,333	$7,440,841
Contract purchase price plus acquisition fee	$11,586,333	$17,255,841
Other cash expenditures expensed/ (credited)	$(48,659)	$4,120
Other cash expenditures capitalized	$77,510	$214,207
Total acquisition cost	$11,615,183	$17,474,168

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
June 30, 2003

Private Programs

	Western Real Estate	Western Real Estate
Program:	Investment Trust, Inc.	Investment Trust, Inc.
Name, location, type of property	Kress Energy Center	Phelan Village
	Wichita, Kansas	Shopping Center
	Office Building	Phelan, California
		Retail Shopping Center
Gross leasable square footage	53,895	93,849
Date of purchase:	7/13/1998	10/16/1998
Mortgage financing at date of purchase	$925,000	$3,625,000
Cash down payment	$925,000	$1,320,600
Contract purchase price plus acquisition fee	$1,850,000	$4,945,600
Other cash expenditures expensed	$7,439	$14,273
Other cash expenditures capitalized	$24,284	$111,032
Total acquisition cost	$1,881,723	$5,070,905

	Western Real Estate	Western Real Estate
Program:	Investment Trust, Inc.	Investment Trust, Inc.
Name, location, type of property	Century Plaza East	Bryant Ranch
	Shopping Center	Shopping Center
	Lancaster, California	Yorba Linda, California
	Retail Shopping Center	Retail Shopping Center
Gross leasable square footage	121,192	93,892
Date of purchase:	11/3/1998	12/18/1998
Mortgage financing at date of purchase	$6,937,000	$7,950,000
Cash down payment	$2,163,000	$1,590,000
Contract purchase price plus acquisition fee	$9,100,000	$9,540,000
Other cash expenditures expensed	$18,746	$642
Other cash expenditures capitalized	$131,793	$127,031
Total acquisition cost	$9,250,539	$9,667,673

	Western Real Estate	Western Real Estate
Program:	Investment Trust, Inc.	Investment Trust, Inc.
Name, location, type of property	Brookings Mall	Huron Mall
	Brookings, South Dakota	Shopping Center
	Retail	Huron, South Dakota
		Retail Shopping Center
Gross leasable square footage	142,826	208,650
Date of purchase:	5/1/2000	3/31/1999
Mortgage financing at date of purchase	$962,330	$1,440,000
Cash down payment	$3,187,670	$360,000
Contract purchase price plus acquisition fee	$4,150,000	$1,800,000
Other cash expenditures expensed	$(84,512)	$(24,278)
Other cash expenditures capitalized	$3,875	$30,959
Total acquisition cost	$4,069,363	$1,806,681

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
June 30, 2003

Private Programs

Program:	Western Real Estate Investment	Telluride Barstow, LLC
Name, location, type of property	Trust, Inc.	Barstow Road
	Crossroads Shopping Center	Shopping Center
	Kona, Hawaii	Barstow, California
	Retail Shopping Center	Retail Shopping Center
Gross leasable square footage	74,974	77,950
Date of purchase:	7/29/1999	5/1/1998
Mortgage financing at date of purchase	$13,605,097	$3,450,000
Cash down payment	$800,000	$1,175,000
Contract purchase price plus acquisition fee	$14,300,000	$4,625,000
Other cash expenditures expensed/(credited)	$83,598	$9,722
Other cash expenditures capitalized	$234,695	$107,485
Total acquisition cost	$14,618,293	$4,742,207

	Truckee River	Yerington
Program:	Office Tower, LLC	Shopping Center, LLC
Name, location, type of property	Truckee River Office Tower	Yerington Shopping Center
	Reno, Nevada	Yerington, Nevada
	Office Building	Retail Shopping Center
Gross leasable square footage	138,729	55,531
Date of purchase:	12/1/1998	3/8/1999
Mortgage financing at date of purchase	$12,000,000	$3,316,200
Cash down payment	$4,030,000	$1,105,800
Contract purchase price plus acquisition fee	$16,030,000	$4,422,000
Other cash expenditures expensed/(credited)	$9,715	$1,542
Other cash expenditures capitalized	$320,904	$66,404
Total acquisition cost	$16,360,619	$4,489,946

Program:	NNN Fund VIII, LLC	NNN Fund VIII, LLC
Name, location, type of property	Belmont Shopping Center	Village Fashion Centre
	Pueblo, Colorado	Wichita, Kansas
	Retail Shopping Center	Retail Shopping Center
Gross leasable square footage	81,289	129,973
Date of purchase:	6/11/1999	6/18/1999
Mortgage financing at date of purchase	$2,840,000	$7,200,000
Cash down payment	$664,879	$1,600,000
Contract purchase price plus acquisition fee	$3,504,879	$8,800,000
Other cash expenditures expensed/(credited)	$—	$—
Other cash expenditures capitalized	$159,399	$283,555
Total acquisition cost	$3,664,278	$9,083,555

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
June 30, 2003

Private Programs

Program:	NNN Fund VIII, LLC	NNN Town & Country, LLC
Name, location, type of property	Palm Court	Town & Country Shopping
	Fontana, California	Center
	Retail Shopping Center	Sacramento, California
		Retail Shopping Center
Gross leasable square footage	266,641	234,738
Date of purchase:	8/3/1999	7/1/1999
Mortgage financing at date of purchase	$7,116,000	$25,775,000
Cash down payment	$1,872,000	$6,225,000
Contract purchase price plus acquisition fee	$8,988,000	$32,000,000
Other cash expenditures expensed/(credited)	$32,960	$(207,633)
Other cash expenditures capitalized	$213,303	$302,173
Total acquisition cost	$9,234,263	$32,094,540

		NNN Redevelopment Fund,
Program:	NNN ‘A’ Credit TIC, LLC	LLC
Name, location, type of property	Pueblo Shopping Center	Bank One Building
	Pueblo, Colorado	Colorado Springs, Colorado
	Retail Shopping Center	Office Building
Gross leasable square footage	106,264	127,427
Date of purchase:	11/3/1999	11/22/1999
Mortgage financing at date of purchase	$5,306,300	$6,000,000
Cash down payment	$1,784,843	$2,730,000
Contract purchase price plus acquisition fee	$7,091,143	$8,730,000
Other cash expenditures expensed/(credited)	$—	$(251,013)
Other cash expenditures capitalized	$—	$115,067
Total acquisition cost	$7,091,143	$8,594,054

		NNN Exchange Fund III,
Program:	NNN Redevelopment Fund, LLC	LLC
Name, location, type of property	White Lakes Shopping Center	County Fair
	Topeka, Kansas	Woodland, California
	Retail Shopping Center	Retail
Gross leasable square footage	436,500	403,063
Date of purchase:	3/31/2000	12/15/1999
Mortgage financing at date of purchase	$12,200,000	$11,835,000
Cash down payment	$2,488,000	$4,015,000
Contract purchase price plus acquisition fee	$14,688,000	$15,850,000
Other cash expenditures expensed/(credited)	$(39,605)	$(65,974)
Other cash expenditures capitalized	$355,078	$273,483
Total acquisition cost	$15,003,473	$16,057,509

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
June 30, 2003

Private Programs

		NNN Westway
Program:	NNN Tech Fund, LLC	Shopping Center, LLC
Name, location, type of property	Moreno Corporate Center	Westway Shopping Center
	Moreno Valley, California	Wichita, Kansas
	Office, Retail, Industrial	Retail
Gross leasable square footage	226,053	220,010
Date of purchase:	6/16/2000	8/8/2000
Mortgage financing at date of purchase	$8,425,000	$7,125,000
Cash down payment	$3,341,500	$2,573,500
Contract purchase price plus acquisition fee	$11,766,500	$9,698,500
Other cash expenditures expensed/(credited)	$(106,440)	$(40,757)
Other cash expenditures capitalized	$369,487	$372,775
Total acquisition cost	$12,029,547	$10,030,518

Program:	Kiwi Associates, LLC	NNN 2000 Value Fund, LLC
Name, location, type of property	Orange Street Plaza	Bowling Green
	Redlands, California	Financial Park
	Retail	Sacramento, California
		Office
Gross leasable square footage	127,443	234,551
Date of purchase:	7/14/2000	12/28/2000
Mortgage financing at date of purchase	$6,500,000	$12,290,000
Cash down payment	$1,826,000	$3,966,500
Contract purchase price plus acquisition fee	$8,326,000	$16,256,500
Other cash expenditures expensed/(credited)	$15,305	$11,053
Other cash expenditures capitalized	$381,984	$598,795
Total acquisition cost	$8,723,289	$16,866,348

	NNN Rocky Mountain
Program:	Exchange, LLC	Market Centre, LLC
Name, location, type of property	Galena Street Building	Market Centre Building
	Denver, Colorado	Wichita, KS
	Office	Office
Gross leasable square footage	71,298	121,868
Date of purchase:	11/30/2000	11/18/1998
Mortgage financing at date of purchase	$5,275,000	$—
Cash down payment	$2,070,150	$1,309,242
Contract purchase price plus acquisition fee	$7,345,150	$1,250,000
Other cash expenditures expensed/(credited)	$10,128	$11,200
Other cash expenditures capitalized	$404,555	$48,042
Total acquisition cost	$7,759,833	$1,309,242

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
June 30, 2003

Private Programs

		NNN Sacramento Corporate
Program:	NNN Dry Creek Centre, LLC	Center, LLC
Name, location, type of property	Dry Creek Centre	Sacramento
	Denver, Colorado	Corporate Center
	Office	Sacramento, California
		Office
Gross leasable square footage	85,760	192,779
Date of purchase:	1/31/2001	3/12/2001
Mortgage financing at date of purchase	$8,350,000	$22,250,000
Cash down payment	$2,750,000	$9,290,000
Contract purchase price plus acquisition fee	$11,100,000	$31,540,000
Other cash expenditures expensed/(credited)	$(8,949)	$211,899
Other cash expenditures capitalized	$302,971	$940,248
Total acquisition cost	$11,394,022	$32,692,147

Program:	NNN 2001 Value Fund, LLC	NNN 2001 Value Fund, LLC
Name, location, type of property	1840 Aerojet Way (Val-Pak)	Western Plaza
	North Las Vegas, NVC	Amarillo, Texas
	Office/Service	Office/Service
Gross leasable square footage	102,948	412,127
Date of purchase:	9/27/2001	7/31/2001
Mortgage financing at date of purchase	$2,938,000	$4,250,000
Cash down payment	$2,322,368	$920,000
Contract purchase price plus acquisition fee	$5,260,368	$5,170,000
Other cash expenditures expensed/(credited)	$6,009	$(862)
Other cash expenditures capitalized	$77,997	$349
Total acquisition cost	$5,344,375	$5,169,487

Program:	NNN Camelot Plaza, LLC	One Gateway Plaza
Name, location, type of property	Camelot Plaza Shopping Center	One Gateway Plaza
	San Antonio, Texas	Colorado Springs, Colorado
	Retail	Office
Gross leasable square footage	91,266	113,139
Date of purchase:	8/1/2001	7/30/2001
Mortgage financing at date of purchase	$4,127,500	$9,375,000
Cash down payment	$2,222,500	$3,175,000
Contract purchase price plus acquisition fee	$6,350,000	$12,550,000
Other cash expenditures expensed/(credited)	$(1)	$3,164
Other cash expenditures capitalized	$69,435	$77,471
Total acquisition cost	$6,419,434	$12,630,635

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
June 30, 2003

Private Programs

Program:	NNN Washington Square, LLC	NNN Reno Trademark, LLC
Name, location, type of property	Washington Square	Reno Trademark
	Stephenville, Texas	Reno, Nevada
	Retail	Office/Service
Gross leasable square footage	71,502	75,257
Date of purchase:	10/16/2001	9/4/2001
Mortgage financing at date of purchase	$4,890,000	$2,700,000
Cash down payment	$2,373,000	$4,596,110
Contract purchase price plus acquisition fee	$7,263,000	$7,296,110
Other cash expenditures expensed/(credited)	$57,190	$11,809
Other cash expenditures capitalized	$361,504	$99,334
Total acquisition cost	$7,681,694	$7,407,253

		NNN LV 1900 Aerojet Way,
Program:	NNN Gateway Aurora, LLC	LLC
Name, location, type of property		1900 Aerojet Way
	Gateway Plaza Shopping Center	(Walmart)
	Aurora, Colorado	North Las Vegas, Nevada
	Shopping Center	Office/Service
Gross leasable square footage	101,048	106,717
Date of purchase:	4/5/2001	8/31/2001
Mortgage financing at date of purchase	$6,400,219	$3,625,000
Cash down payment	$1,362,781	$1,442,128
Contract purchase price plus acquisition fee	$7,763,000	$5,067,128
Other cash expenditures expensed/(credited)	$73,072	$(587)
Other cash expenditures capitalized	$—	$314,074
Total acquisition cost	$7,836,072	$5,380,615

	NNN County Center Drive,	NNN Addison Com Center,
Program:	LLC	LLC
Name, location, type of property	County Center Drive	Addison Com Center
	Temecula, California	Addison, Texas
	Office/Service	Office
Gross leasable square footage	77,582	96,396
Date of purchase:	9/28/2001	11/1/2001
Mortgage financing at date of purchase	$3,210,000	$7,750,000
Cash down payment	$2,184,691	$2,750,000
Contract purchase price plus acquisition fee	$5,394,691	$10,500,000
Other cash expenditures expensed/(credited)	$(2,732)	$—
Other cash expenditures capitalized	$306,278	$151,983
Total acquisition cost	$5,698,237	$10,651,983

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
June 30, 2003

Private Programs

	NNN Timberhills	NNN Pacific
Program:	Shopping Center, LLC	Corporate Park 1, LLC
Name, location, type of property	Timberhills Shopping Center	Pacific Corporate Park
	Sonora, California	Lake Forest, CA
	Shopping Center	Office
Gross leasable square footage	102,304	166,818
Date of purchase:	11/21/2001	3/25/2002
Mortgage financing at date of purchase	$6,390,000	$9,300,000
Cash down payment	$2,790,000	$4,937,100
Contract purchase price plus acquisition fee	$9,180,000	$14,237,100
Other cash expenditures expensed/(credited)	$8,276	$37,883
Other cash expenditures capitalized	$290,705	$741,183
Total acquisition cost	$9,478,982	$15,016,166

	NNN Arapahoe Svc. Center,	NNN Titan Bldg. & Plaza,
Program:	LLC	LLC
Name, location, type of property	Arapahoe Service Center II	The Titan Building
	Englewood, CO	San Antonio, TX 78217
	Office	Office
Gross leasable square footage	79,200	131,527
Date of purchase:	4/19/2002	4/17/2002
Mortgage financing at date of purchase	$5,000,000	$3,090,000
Cash down payment	$2,938,000	$1,631,005
Contract purchase price plus acquisition fee	$7,938,000	$4,721,005
Other cash expenditures expensed/(credited)	$(23,174)	$624
Other cash expenditures capitalized	$145,786	$109,251
Total acquisition cost	$8,060,612	$4,830,880

		NNN City Center West ‘A’,
Program:	NNN Union Square, LLC	LLC
Name, location, type of property	Union Square	City Center West ‘A’
	Colorado Springs, CO	Las Vegas, NV
	Retail	Office
Gross leasable square footage	130,066	105,964
Date of purchase:	3/8/2002	3/15/2002
Mortgage financing at date of purchase	$4,047,500	$13,000,000
Cash down payment	$682,500	$8,670,000
Contract purchase price plus acquisition fee	$4,730,000	$21,670,000
Other cash expenditures expensed/(credited)	$(4,822)	$1,378
Other cash expenditures capitalized	$136,458	$32,293
Total acquisition cost	$4,861,636	$21,703,671

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
June 30, 2003

Private Programs

	NNN City Center West ‘B’,
Program:	LLC	NNN North Reno, LLC
Name, location, type of property	City Center West ‘B’	North Reno Plaza
	Las Vegas, NV	Reno, NV
	Office	Office
Gross leasable square footage	104,427	129,960
Date of purchase:	1/23/2002	6/19/2002
Mortgage financing at date of purchase	$14,650,000	$5,400,000
Cash down payment	$6,150,000	$1,800,000
Contract purchase price plus acquisition fee	$20,800,000	$7,200,000
Other cash expenditures expensed/(credited)	$55,637	$(5,329)
Other cash expenditures capitalized	$187,965	$148,019
Total acquisition cost	$21,043,602	$7,342,690

Program:	NNN Brookhollow, LLC	NNN 2002 Value Fund, LLC
Name, location, type of property	Brookhollow Office Park	Bank of America
	San Antonio, TX	West Las Vegas, NV
	Office	Office
Gross leasable square footage	102,413	82,255
Date of purchase:	7/3/2002	9/20/2002
Mortgage financing at date of purchase	$10,250,000	$14,199,619
Cash down payment	$5,110,000	$2,700,381
Contract purchase price plus acquisition fee	$15,360,000	$16,900,000
Other cash expenditures expensed/(credited)	$(180,933)	$5,415
Other cash expenditures capitalized	$124,978	$279,112
Total acquisition cost	$15,304,045	$17,184,528

Program:	NNN 1397 Galleria Drive,	NNN Bryant Ranch, LLC
Name, location, type of property	LLC	Bryant Ranch Shopping
	Galleria Medical Building	Center
	Henderson, NV	Yorba Linda, CA
	Medical	Retail
Gross leasable square footage	13,810	93,892
Date of purchase:	9/11/2002	9/5/2002
Mortgage financing at date of purchase	$1,962,000	$6,222,000
Cash down payment	$1,458,000	$3,858,000
Contract purchase price plus acquisition fee	$3,420,000	$10,080,000
Other cash expenditures expensed/(credited)	$(20,899)	$(36,330)
Other cash expenditures capitalized	$39,084	$249,214
Total acquisition cost	$3,438,185	$10,292,884

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
June 30, 2003

Private Programs

	NNN 4241 Bowling Green,
Program:	LLC	NNN Wolf Pen Plaza, LLC
Name, location, type of property	4241 Bowling Drive	Wolf Pen Plaza
	Sacramento, CA	College Station, TX
	Office	Retail
Gross leasable square footage	28,985	169,989
Date of purchase:	9/25/2002	9/25/2002
Mortgage financing at date of purchase	$3,092,139	$12,265,000
Cash down payment	$2,107,861	$3,925,000
Contract purchase price plus acquisition fee	$5,200,000	$16,190,000
Other cash expenditures expensed/(credited)	$(23,828)	$(93,446)
Other cash expenditures capitalized	$4,715	$607,606
Total acquisition cost	$5,180,887	$16,704,160

Program:	NNN Alamosa Plaza, LLC	NNN Saddleback, LLC
Name, location, type of property	Alamosa Plaza	Saddleback Financial Center
	Las Vegas, NV	Laguna Hills, CA
	Retail	Office
Gross leasable square footage	77,650	71,243
Date of purchase:	10/8/2002	9/25/2002
Mortgage financing at date of purchase	$13,500,000	$7,650,000
Cash down payment	$5,000,000	$3,422,500
Contract purchase price plus acquisition fee	$18,500,000	$11,072,500
Other cash expenditures expensed/(credited)	$157,927	$(30,759)
Other cash expenditures capitalized	$166,959	$285,751
Total acquisition cost	$18,824,885	$11,327,492

	NNN Kahana Gateway
Program:	Center, LLC	NNN Springtown Mall, DST
Name, location, type of property	Kahana Gateway Center	Springtown Mall
	Maui, HI	San Marcos, TX
	Retail/Office	Retail
Gross leasable square footage	80,069	96,423
Date of purchase:	12/20/2002	12/9/2002
Mortgage financing at date of purchase	$13,041,000	$4,700,000
Cash down payment	$6,359,000	$1,790,000
Contract purchase price plus acquisition fee	$19,400,000	$6,490,000
Other cash expenditures expensed/(credited)	$(3,039)	$3,767
Other cash expenditures capitalized	$267,980	$413,011
Total acquisition cost	$19,664,941	$6,906,778

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
June 30, 2003

Private Programs

Program:	NNN Parkwood Complex, LLC	NNN Buschwood III, LLC
Name, location, type of property	Parkwood I & II	Buschwood III
	The Woodlands, TX	Tampa, FL
	Office	Office
Gross leasable square footage	196,128	77,095
Date of purchase:	12/31/2002	3/25/2003
Mortgage financing at date of purchase	$13,921,600	$4,600,000
Cash down payment	$6,414,400	$2,303,400
Contract purchase price plus acquisition fee	$20,336,000	$6,903,400
Other cash expenditures expensed/(credited)	$(483,875)	$(10,735)
Other cash expenditures capitalized	$16,666	$121,004
Total acquisition cost	$19,868,791	$7,013,669

	NNN Beltline/
Program:	Royal Ridge, LLC	NNN Parkway Towers, LLC
Name, location, type of property	Beltline/Royal Ridge	Parkway Towers
	Irving, TX	Nashville, TN
	Office	Office
Gross leasable square footage	83,514	203,703
Date of purchase:	4/1/2003	5/9/2003
Mortgage financing at date of purchase	$6,150,000	$6,000,000
Cash down payment	$3,400,000	$6,450,000
Contract purchase price plus acquisition fee	$9,550,000	$12,450,000
Other cash expenditures expensed/(credited)	$(81,259)	$(45,906)
Other cash expenditures capitalized	$86,233	$244,283
Total acquisition cost	$9,554,974	$12,648,377

Program:	NNN 602 Sawyer, LLC	NNN Netpark, LLC
Name, location, type of property	602 Sawyer	Netpark
	Houston, TX	Tampa, FL
	Office	Office
Gross leasable square footage	85,923	226,053
Date of purchase:	6/5/2003	6/11/2003
Mortgage financing at date of purchase	$5,850,000	$31,500,000
Cash down payment	$3,220,000	$15,250,000
Contract purchase price plus acquisition fee	$9,070,000	$46,750,000
Other cash expenditures expensed/(credited)	$(102,490)	$(453,658)
Other cash expenditures capitalized	$106,757	$2,622,429
Total acquisition cost	$9,074,267	$48,918,771

TABLE VI
ACQUISITION OF PROPERTIES BY PROGRAM (UNAUDITED) — (Continued)
June 30, 2003

Private Programs

Program:	NNN Xerox Centre, LLC
Name, location, type of property	Xerox Centre
Santa Ana, CA
Office
Gross leasable square footage	321,836
Date of purchase:	6/17/2003
Mortgage financing at date of purchase	$45,375,000
Cash down payment	$15,125,000
Contract purchase price plus acquisition fee	$60,500,000
Other cash expenditures expensed/(credited)	$(275,395)
Other cash expenditures capitalized	$975,013
Total acquisition cost	$61,199,618

SIGNATURE PAGE

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the County of Orange, State of California, on the 23rd day of January, 2004.

G REIT, INC.

By:	/s/ ANTHONY W. THOMPSON

Anthony W. Thompson,
President

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints Anthony W. Thompson and Louis J. Rogers and each or either of them, his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANTHONY W. THOMPSON Anthony W. Thompson	Chairman of the Board of Directors, President, Chief Executive Officer and Director	January 23, 2004

/s/ DIANA M. LAING Diana M. Laing	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 23, 2004

/s/ GARY T. WESCOMBE Gary T. Wescombe	Director	January 23, 2004

/s/ EDWARD A. JOHNSON Edward A. Johnson	Director	January 23, 2004

/s/ D. FLEET WALLACE D. Fleet Wallace	Director	January 23, 2004

/s/ W. BRAND INLOW W. Brand Inlow	Director	January 23, 2004

EXHIBIT LIST

Exhibit
Number		Exhibit

1.1		Form of Dealer Manager Agreement between G REIT, Inc. and NNN Capital Corp.
1.2		Form of Participating Broker-Dealer Agreement
3	.1*	Third Amended and Restated Articles of Incorporation of the Registrant (included as Exhibit 3.6 to Amendment No. 3 to our Registration Statement on Form S-11 filed on July 7, 2002 (File No. 333-76498) and incorporated herein by reference).
3	.2*	Amended and Restated Bylaws of the Registrant (included as Exhibit 3.4 to Amendment No. 1 to our Registration Statement on Form S-11 filed on April 29, 2002 (File No. 333-76498) and incorporated herein by reference).
4	.1*	Form of our Common Stock Certificate (included as Exhibit 4.1 to our Registration Statement on Form S-11 filed on January 9, 2002 (File No. 333-76498) and incorporated herein by reference).
5.1		Opinion of Hirschler Fleischer, a Professional Corporation
8.1		Opinion of Hirschler Fleischer, a Professional Corporation as to Tax Matters
10	.1*	Form of Agreement of Limited Partnership of G REIT, L.P. (included as Exhibit 10.1 to our Registration Statement on Form S-11 filed on January 9, 2002 (File No. 333-76498) and incorporated herein by reference).
10	.2*	Amended and Restated Dividend Reinvestment Plan (included as Exhibit C to the Prospectus)
10	.3*	Amended and Restated Stock Repurchase Plan (included as Exhibit D to the Prospectus)
10	.4*	Independent Director Stock Option Plan (included as Exhibit 10.4 to Amendment No. 1 to our Registration Statement on Form S-11 filed on April 29, 2002 (File No. 333-76498) and incorporated herein by reference).
10	.5*	Officer and Employee Stock Option Plan (included as Exhibit 10.5 to Amendment No. 1 to our Registration Statement on Form S-11 filed on April 29, 2002 (File No. 333-76498) and incorporated herein by reference).
10	.6*	Advisory Agreement between G REIT, Inc. and Triple Net Properties, LLC (included as Exhibit 10.6 to our Registration Statement on Form S-11 filed on January 9, 2002 (File No. 333-76498) and incorporated herein by reference).
10	.7*	Amended and Restated Real Estate Purchase and Sale Agreement dated June 19, 2002 by and between MFPB 290 West, Ltd. And Triple Net Properties, LLC, as assigned to G REIT — 55 Highway 290 West, LP (included as Exhibit 10.8 to the Current Report on Form 8-K filed on January 24, 2003 and incorporated herein by reference).
10	.8*	First Amendment to Advisory Agreement between G REIT, Inc. and Triple Net Properties, LLC (included as Exhibit 10.8 to Post Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on December 18, 2002 (File No. 333-76498) and incorporated herein by reference).
10	.9*	Agreement of Sale and Purchase dated as of August 14, 2002 by and between ASP Two Corporate Plaza, P.P. and Triple Net Properties, LLC, as amended and reinstated, and as assigned to G REIT — Two Corporate Plaza (included as Exhibit 10.9 to the Current Report on Form 8-K filed on December 13, 2002 and incorporated herein by reference).
10	.10*	Purchase Agreement dated October 10, 2002 between Congress Center, LLC and Triple Net Properties, LLC, as assigned to NNN Congress Center, LLC, GREIT — Congress Center, LLC and WREIT — Congress Center, LLC (included as Exhibit 10.10 to the Current Report on Form 8-K filed on January 24, 2003 and incorporated herein by reference).
10	.11*	Agreement of Sale and Purchase dated September 9, 2002 between 1200 N Street, Ltd. And Triple Net Properties, LLC, as assigned to GREIT — Atrium Building LLC (included as Exhibit 10.12 to Post Effective Amendment No. 2 to our Registration Statement on Form S-11 filed on March 13, 2003 (File No. 333-76498) and incorporated herein by reference).
10	.12*	Agreement of Sale and Purchase dated August 16, 2002 by and between Park Sahara Office Center, Ltd., LLC and Triple Net Properties, LLC, as partially assigned to G REIT — Park Sahara, LLC (included as Exhibit 10.1 to the Current Report on Form 8-K filed on March 28, 2003 and incorporated herein by reference).

Exhibit
Number		Exhibit

10	.13*	Form of Escrow Agreement with PriVest Bank dated March , 2003 (included as Exhibit 10.13 to Post Effective Amendment No. 2 to our Registration Statement on Form S-11 filed on March 13, 2003 (File No. 333-76498) and incorporated herein by reference).
10	.14*	Agreement of Purchase and Sale dated as of April 22, 2003 by and between Procacci Financial Group, Ltd. F/ K/ A Procacci Real Estate Management Co. Ltd. and GREIT — DCF Campus, LLC (included as Exhibit 10.1 to the Current Report on Form 8-K filed on May 5, 2003 and incorporated herein by reference).
10	.15*	Agreement of Purchase and Sale effective as of January 10, 2003 by and between CCI-1150 Gemini, Ltd. and Triple Net Properties, LLC (included as Exhibit 10.2 to the Current Report on Form 8-K filed on May 5, 2003 and incorporated herein by reference).
10	.16*	Agreement of Purchase and Sale and Joint Escrow Instructions dated as of May 6, 2003 between LNR Harbor Bay, LLC and Triple Net Properties, LLC (included as Exhibit 10.1 to the Current Report on Form 8-K filed on August 12, 2003 and incorporated herein by reference).
10	.17*	Real Property Purchase and Sale Agreement and Escrow Instructions dated as of July 2, 2003 by and between Government Property Fund IV, LLC and Triple Net Properties, LLC (included as Exhibit 10.2 to the Current Report on Form 8-K filed on August 12, 2003 and incorporated herein by reference).
10	.18*	Real Property Purchase and Sale Agreement and Escrow Instructions dated as of July 2, 2003 by and between Government Property Fund IV, LLC and Triple Net Properties, LLC (included as Exhibit 10.02 to the Form 8-K filed by the Company on August 12, 2003 and incorporated herein by reference).
10	.19*	First Amendment to Contract of Sale dated as of September 26, 2003 by and between Savannah Teachers Properties, Inc. and Triple Net Properties, LLC (included as Exhibit 10.01 to the Form 8-K filed by the Company on October 24, 2003 and incorporated herein by reference).
10	.20*	Agreement of Purchase and Sale of Real Property and Escrow Instructions dated July 16, 2003 by and between RPD Properties II, LLC and Triple Net Properties, LLC (included as Exhibit 10.01 to the Form 8-K filed by the Company on October 31, 2003 and incorporated herein by reference).
10	.21*	Purchase and Sale Agreement and Joint Escrow Instructions dated as of October 22, 2003 by and between LBWTC Real Estate Partners, LLC and Triple Net Properties, LLC (included as Exhibit 10.01 to the Form 8-K filed by the Company on December 12, 2003 and incorporated herein by reference).
10	.22*	Purchase and Sale Agreement and Joint Escrow Instructions dated as of September 26, 2003 by and between Intrarock 1, LLC and Triple Net Properties, LLC (included as Exhibit 10.01 to the Form 8-K filed by the Company on January 9, 2004 and incorporated herein by reference).
23.1		Consent of Hirschler Fleischer, a Professional Corporation (included in Exhibits 5.1 and 8.1)
23.2		Consent of Grant Thornton LLP
24.1		Powers of Attorney (Included on Signature Page)

*	Filed previously.